UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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KERYX BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

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MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

October 30, 2018

Dear Shareholders of Keryx Biopharmaceuticals, Inc. and Shareholders of Akebia Therapeutics, Inc.:

As previously announced, the Boards of Directors of Keryx Biopharmaceuticals, Inc. (“Keryx”) and Akebia Therapeutics, Inc. (“Akebia”) have unanimously approved a merger. Keryx, Akebia, and Alpha Therapeutics Merger Sub, Inc., a wholly owned subsidiary of Akebia ( “Merger Sub”), entered into an Agreement and Plan of Merger, dated as of June 28, 2018, as amended on October 1, 2018 (and as amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Keryx, with Keryx becoming a wholly owned subsidiary of Akebia (the “Merger”). The combined company will keep the name Akebia Therapeutics, Inc. Upon consummation of the Merger, each issued and outstanding share of common stock of Keryx, $0.001 par value per share (“Keryx Share”), will be converted into the right to receive 0.37433 shares (the “Exchange Multiplier”) of common stock of Akebia, par value $0.00001 per share (“Akebia Share”), and cash in lieu of fractional shares. This Exchange Multiplier will not be adjusted for changes in the market price of either Keryx Shares or Akebia Shares between the date of signing of the Merger Agreement and consummation of the Merger. Because Akebia’s share price will fluctuate between the date of signing and the completion of the Merger, and because the Exchange Multiplier is fixed and will not be adjusted to reflect changes in Akebia’s or Keryx’s share price, the value of the Akebia Shares received by Keryx shareholders in the Merger may differ from the implied value based on the share price on the date of signing of the Merger Agreement or the date of this joint proxy statement/prospectus. We urge you to obtain current share price quotations for Akebia Shares and Keryx Shares.

Immediately following the effective time of the Merger, Keryx shareholders and Akebia shareholders are expected to own approximately 50.6% and 49.4%, respectively, of Akebia Shares, calculated based on the companies’ fully diluted market capitalizations as of the date of signing of the Merger Agreement and also taking into account the 4,000,000 additional Keryx Shares expected to be issued to Baupost Group Securities, L.L.C. in connection with the conversion under that certain Notes Conversion Agreement prior to the consummation of the Merger. Keryx Shares and Akebia Shares are currently listed on The Nasdaq Capital Market and The Nasdaq Global Market, respectively, under the symbols “KERX” and “AKBA,” respectively. Following the Merger, Akebia Shares will continue to be listed on The Nasdaq Global Market under Akebia’s current symbol, “AKBA.” Following the consummation of the Merger, Keryx Shares will no longer be listed on any stock exchange or quotation system, and Keryx will cease to be a publicly traded company. Akebia will continue as the combined company, with Keryx as its wholly owned subsidiary.

To obtain the approvals of the Keryx shareholders and the Akebia shareholders required in connection with the Merger, Keryx will hold a special meeting of its shareholders (the “Keryx Special Meeting”) and Akebia will hold a special meeting of its shareholders (the “Akebia Special Meeting”).

At the Keryx Special Meeting, Keryx shareholders will be asked to consider and vote on, among other things, a proposal to adopt the Merger Agreement (the “Keryx Merger Proposal”).

At the Akebia Special Meeting, Akebia shareholders will be asked to consider and vote on, among other things, the issuance of Akebia Shares in connection with the Merger (the “Akebia Share Issuance Proposal”).

We cannot consummate the Merger unless the shareholders of Keryx approve the Keryx Merger Proposal and the shareholders of Akebia approve the Akebia Share Issuance Proposal, each as described herein. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend either the Keryx Special Meeting or the Akebia Special Meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Keryx Special Meeting or Akebia Special Meeting, as applicable.

The Keryx Board of Directors has carefully considered and unanimously approved the Merger Agreement and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of Keryx and its shareholders. The Keryx Board of Directors unanimously recommends that Keryx shareholders vote “FOR” the Keryx Merger Proposal and “FOR” each of the other proposals to be considered at the Keryx Special Meeting and described in the accompanying joint proxy statement/prospectus.

The Akebia Board of Directors has carefully considered and unanimously approved the Merger Agreement and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of Akebia and its shareholders. The Akebia Board of Directors unanimously recommends that Akebia shareholders vote “FOR” the Akebia Share Issuance Proposal and “FOR” each of the other proposals to be considered at the Akebia Special Meeting and described in the accompanying joint proxy statement/prospectus.

The obligations of Keryx and Akebia to consummate the Merger are subject to the satisfaction or waiver of several conditions set forth in the Merger Agreement, including receipt of shareholder approval for the required proposals described above. The accompanying joint proxy statement/prospectus contains detailed information about Keryx, Akebia, the Keryx Special Meeting, the Akebia Special Meeting, the Merger Agreement, the Merger and the other business to be considered by the Keryx shareholders and Akebia shareholders at the Keryx Special Meeting and the Akebia Special Meeting, respectively. Keryx and Akebia encourage you to read the accompanying joint proxy statement/prospectus carefully. In particular, you should read the “Risk Factors” section beginning on page 39 of the accompanying joint proxy statement/prospectus for a discussion of the risks you should consider in evaluating the Merger and how it will affect you.

On behalf of the Keryx Board of Directors and the Akebia Board of Directors, thank you for your consideration and continued support.

Michael Rogers Chairperson of the Board Keryx Biopharmaceuticals, Inc.	Muneer A. Satter Chairperson of the Board Akebia Therapeutics, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, the securities to be issued in connection with the Merger or any other transaction described in the accompanying joint proxy statement/prospectus or passed upon the adequacy or accuracy of the disclosure in the accompanying joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The accompanying joint proxy statement/prospectus is dated October 30, 2018 and is first being mailed to the Keryx shareholders and Akebia shareholders on or about October 31, 2018.

KERYX BIOPHARMACEUTICALS, INC.

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 11, 2018

To the Shareholders of Keryx Biopharmaceuticals, Inc.:

We cordially invite you to attend a special meeting of the shareholders of Keryx Biopharmaceuticals, Inc. (“Keryx”) being held in connection with a proposed merger with Akebia Therapeutics, Inc. (“Akebia”). On June 28, 2018, Akebia, Keryx and Alpha Therapeutics Merger Sub, Inc., a wholly owned subsidiary of Akebia (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of June 28, 2018, as amended on October 1, 2018 (and as amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Keryx, with Keryx surviving as a wholly owned subsidiary of Akebia (the “Merger”).

The special meeting will be held at 11 a.m. local time, on December 11, 2018, at the offices of Goodwin Procter LLP, which are located at 100 Northern Avenue, Boston, Massachusetts 02210 (the “Keryx Special Meeting”). At the Keryx Special Meeting, you will be asked to consider and vote upon the following proposals:

1.

Keryx Merger Proposal. To adopt the Merger Agreement, a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus, and thereby approve the Merger and other transactions contemplated thereby (the “Keryx Merger Proposal”);

2.

Keryx Adjournment Proposal. To approve adjournments of the Keryx Special Meeting from time to time, if necessary or appropriate to solicit additional proxies in favor of the Keryx Merger Proposal if there are insufficient votes at the time of such adjournment to approve such proposal (the “Keryx Adjournment Proposal”); and

3.

Keryx Advisory Compensation Proposal. To approve, on a non-binding, advisory basis, the compensation that may become payable to Keryx’s named executive officers that is based on or otherwise relates to the Merger, as disclosed in “The Merger—Interests of Keryx’s Directors and Executive Officers in the Merger” beginning on page 126 of the accompanying joint proxy statement/prospectus (the “Keryx Advisory Compensation Proposal” and together with the Keryx Merger Proposal and the Keryx Adjournment Proposal, the “Keryx Proposals”).

Approval of the Keryx Merger Proposal is required for the consummation of the Merger. Neither the approval of the Keryx Adjournment Proposal nor the approval of the Keryx Advisory Compensation Proposal is required for the consummation of the Merger. The Keryx Board of Directors (the “Keryx Board”) is not aware of any other business to be acted upon at the Keryx Special Meeting.

Approval of the Keryx Merger Proposal requires the affirmative vote of the holders of a majority of all outstanding shares of Keryx common stock, $0.001 par value per share (the “Keryx Shares”), entitled to vote at the Keryx Special Meeting. Approval of the Keryx Adjournment Proposal and the Keryx Advisory Compensation Proposal require the affirmative vote of the holders of a majority of the voting interest of the shares present, in person or by proxy, and entitled to vote on the applicable proposal at the Keryx Special Meeting.

Each of the Keryx Merger Proposal, Keryx Adjournment Proposal, and Keryx Advisory Compensation Proposal is described in more detail in the accompanying joint proxy statement/prospectus, which you should read carefully in its entirety.

The failure of any shareholder of record of Keryx to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Keryx Special Meeting will have the same effect as a vote “AGAINST” the Keryx Merger Proposal, but will not have an effect on the outcome of the Keryx Adjournment Proposal or the Keryx Advisory Compensation Proposal. If you hold your shares in “street name,” failure to instruct your bank, broker, or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the Keryx Merger Proposal, but will not have any effect on the Keryx Adjournment Proposal or the Keryx Advisory Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Keryx Merger Proposal, the Keryx Adjournment Proposal and the Keryx Advisory Compensation Proposal.

The Keryx Board has set October 22, 2018 as the record date for the Keryx Special Meeting. Only holders of record of Keryx Shares as of 5:00 p.m. U.S. Eastern Time on October 22, 2018 will be entitled to notice of and to vote at the Keryx Special Meeting and any adjournments thereof. Any shareholder entitled to attend and vote at the Keryx Special Meeting is entitled to appoint a proxy to attend and vote on such shareholder’s behalf. Such proxy need not be a holder of Keryx Shares.

Your vote is very important. To ensure your representation at the Keryx Special Meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please submit your proxy promptly whether or not you expect to attend the Keryx Special Meeting. Submitting a proxy now will not prevent you from being able to vote in person at the Keryx Special Meeting. If your Keryx Shares are held in “street name” in the name of a bank, broker, or other nominee, follow the instructions on the voting instruction card furnished to you by such bank, broker, or other nominee.

The Keryx Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, and has determined that the Merger Agreement and the Merger are advisable, fair to, and in the best interests of Keryx and its shareholders. The Keryx Board therefore unanimously recommends that you vote “FOR” the Keryx Merger Proposal, “FOR” the Keryx Adjournment Proposal and “FOR” the Keryx Advisory Compensation Proposal.

By Order of the Board of Directors,

Jodie Morrison Interim Chief Executive Officer

Boston, Massachusetts October 30, 2018

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE KERYX SPECIAL MEETING IN PERSON, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) VIA THE INTERNET, (2) BY TELEPHONE OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED KERYX PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE KERYX SPECIAL MEETING AND WISH TO VOTE YOUR KERYX SHARES IN PERSON, YOU MAY DO SO AT ANY TIME PRIOR TO CLOSING OF THE POLLS. You may revoke your proxy or change your vote at any time before the polls close at the Keryx Special Meeting. If your Keryx Shares are held in “street name” in the name of a bank, broker, or other nominee holder of record, please follow the instructions on the voting instruction form furnished to you by such record holder.

We urge you to read the accompanying joint proxy statement/prospectus, including all documents incorporated by reference into the accompanying joint proxy statement/prospectus, and its annexes and exhibits carefully and in their entirety. If you have any questions concerning the Merger Agreement, the Merger, the Keryx Proposals, the Keryx Special Meeting or the accompanying joint proxy statement/prospectus, would like additional copies of the accompanying joint proxy statement/prospectus or need help voting your Keryx Shares, please contact:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Toll-Free: (888) 680-1525

or

One Marina Park Drive, 12th Floor

Boston, MA 02210

Attention: Investor Relations

Telephone: (617) 466-3500

AKEBIA THERAPEUTICS, INC.

245 First Street

Cambridge, Massachusetts 02142

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 11, 2018

To the Shareholders of Akebia Therapeutics, Inc.:

We cordially invite you to attend a special meeting of the shareholders of Akebia Therapeutics, Inc. (“Akebia”) being held in connection with a proposed merger with Keryx Biopharmaceuticals, Inc. (“Keryx”). On June 28, 2018, Akebia, Keryx, and Alpha Therapeutics Merger Sub, Inc., a wholly owned subsidiary of Akebia (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of June 28, 2018, as amended on October 1, 2018 (and as amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Keryx, with Keryx surviving as a wholly owned subsidiary of Akebia (the “Merger”).

The special meeting will take place at 11 a.m. local time, on December 11, 2018, at the offices of Latham & Watkins LLP, which are located at 200 Clarendon Street, Boston, Massachusetts 02116 (the “Akebia Special Meeting”). At the Akebia Special Meeting, you will be asked to consider and vote upon the following proposals:

1.

Akebia Share Issuance Proposal. To approve the issuance of shares of common stock, par value $0.00001 per share, of Akebia (“Akebia Shares”) in connection with the Merger (the “Akebia Share Issuance Proposal”); and

2.

Akebia Adjournment Proposal. To approve adjournments of the Akebia Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Akebia Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve such proposal (the “Akebia Adjournment Proposal” and, together with the Akebia Share Issuance Proposal, the “Akebia Proposals”).

The approval by Akebia shareholders of the Akebia Share Issuance Proposal is a condition to the consummation of the Merger. If the Akebia Share Issuance Proposal is not approved, the Merger will not be consummated. The approval of the Akebia Adjournment Proposal is not required for the consummation of the Merger. The Akebia Board of Directors (the “Akebia Board”) is not aware of any other business to be acted upon at the Akebia Special Meeting.

Please refer to the accompanying joint proxy statement/prospectus for further information with respect to the business to be transacted at the Akebia Special Meeting.

The Akebia Board has set October 22, 2018 as the record date for the Akebia Special Meeting. Only holders of record of Akebia Shares as of 5:00 p.m. U.S. Eastern Time on October 22, 2018 will be entitled to notice of and to vote at the Akebia Special Meeting and any adjournments thereof. Any shareholder entitled to attend and vote at the Akebia Special Meeting is entitled to appoint a proxy to attend and vote on such shareholder’s behalf. Such proxy need not be a holder of Akebia Shares.

To be approved, the Akebia Share Issuance Proposal and the Akebia Adjournment Proposal require the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively thereon at the Akebia Special Meeting.

The failure of any shareholder of record of Akebia to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Akebia Special Meeting will not have an effect on the outcome of the Akebia Share Issuance Proposal or the Akebia Adjournment Proposal. An abstention will have no effect on the outcome of the Akebia Share Issuance Proposal or the Akebia Adjournment Proposal. If you hold your Akebia Shares in “street name” through a bank, broker, or other nominee and you do not instruct your bank, broker, or other nominee on how to vote your shares, your bank, broker, or other nominee will not be permitted to vote your shares on any of the Akebia Proposals, which will have no effect on the outcome of the Akebia Share Issuance Proposal or the Akebia Adjournment Proposal.

Your vote is very important. Whether or not you expect to attend the Akebia Special Meeting in person, we urge you to submit your proxy with respect to your Akebia Shares as promptly as possible by: (1) accessing the Internet website specified on your proxy card; (2) calling the toll-free number specified on your proxy card; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, to ensure that your Akebia Shares are represented and voted at the Akebia Special Meeting. Submitting a proxy now will not prevent you from being able to vote in person at the Akebia Special Meeting. If your Akebia Shares are held in “street name” in the name of a bank, broker, or other nominee, please follow the instructions on the voting instruction card furnished by the record holder.

The Akebia Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the issuance of Akebia Shares, and has determined that the Merger Agreement and the Merger, including the issuance of Akebia Shares, are advisable, fair to, and in the best interests of Akebia and its shareholders. The Akebia Board unanimously recommends that you vote “FOR” the Akebia Share Issuance Proposal and “FOR” the Akebia Adjournment Proposal.

By Order of the Board of Directors,

John P. Butler
President and Chief Executive Officer

Cambridge, Massachusetts October 30, 2018

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE AKEBIA SPECIAL MEETING IN PERSON, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) VIA THE INTERNET, (2) BY TELEPHONE OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED AKEBIA PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE AKEBIA SPECIAL MEETING AND WISH TO VOTE YOUR AKEBIA SHARES IN PERSON, YOU MAY DO SO AT ANY TIME PRIOR TO THE CLOSING OF THE POLLS AT THE SPECIAL MEETING. You may revoke your proxy or change your vote at any time before the polls close at the Akebia Special Meeting. If your Akebia Shares are held in “street name” in the name of a bank, broker, or other nominee holder of record, please follow the instructions on the voting instruction form furnished to you by such record holder.

We urge you to read the accompanying joint proxy statement/prospectus, including all documents incorporated by reference into the accompanying joint proxy statement/prospectus, and its annexes and exhibits carefully and in their entirety. If you have any questions concerning the Merger Agreement, the Merger, the Akebia Proposals, the Akebia Special Meeting or the accompanying joint proxy statement/prospectus, would like additional copies of the accompanying joint proxy statement/prospectus or need help voting your Akebia Shares, please contact:

1407 Broadway, 27th Floor

New York, NY 10018

Toll-Free: (800) 322-2885

Email: proxy@mackenziepartners.com

or

245 First Street

Cambridge, Massachusetts 02142

Attention: Investor Relations

Telephone: (617) 844-6130

http://ir.akebia.com/contact-investor-relations

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETINGS

The following are brief answers to certain questions that you may have regarding the Merger Agreement, the Merger, the issuance of Akebia Shares in connection with the Merger, the Keryx Special Meeting, the Akebia Special Meeting and the Merger Consideration (each as defined below). You are urged to read carefully this entire joint proxy statement/prospectus and additional important information contained in the annexes and exhibits to, and the documents incorporated by reference into, this joint proxy statement/prospectus because the information in this section may not provide all of the information that might be important to you in determining how to vote. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” beginning on pages 185 and 186, respectively, in this joint proxy statement/prospectus.

Q:	What is the proposed transaction?

A:

On June 28, 2018, Keryx Biopharmaceuticals, Inc. (“Keryx”), Akebia Therapeutics, Inc. (“Akebia”), and Alpha Therapeutics Merger Sub, Inc., a wholly owned direct subsidiary of Akebia (“Merger Sub”), entered into an Agreement and Plan of Merger, as amended on October 1, 2018 (and as amended from time to time, the “Merger Agreement”). The merger contemplated by the Merger Agreement will be implemented through a merger of Merger Sub with and into Keryx, with Keryx becoming a wholly owned subsidiary of Akebia (the “Merger”).

In the Merger, each share of common stock of Keryx, par value $0.001 per share (“Keryx Share”), issued and outstanding (other than shares held by Akebia, Merger Sub, any subsidiaries of Akebia or Keryx, or by Keryx as treasury shares) immediately prior to the effective time of the Merger (the “Effective Time”) will become the right to receive 0.37433 shares (the “Exchange Multiplier”) of common stock of Akebia, par value $0.00001 per share (“Akebia Shares”), and cash in lieu of fractional shares (such consideration, the “Merger Consideration”).

Immediately following the Effective Time, Keryx shareholders and Akebia shareholders are expected to own approximately 50.6% and 49.4%, respectively, of the Akebia Shares, based on the companies’ fully diluted market capitalizations as of the date of signing of the Merger Agreement and also taking into account the 4,000,000 additional Keryx Shares (the “Additional Shares”) expected to be issued to Baupost Group Securities, L.L.C. (“Baupost”) in connection with the conversion under that certain Notes Conversion Agreement, dated as of June 28, 2018, by and among Keryx, Baupost and Akebia (the “Notes Conversion Agreement”) prior to the consummation of the Merger, as more fully described in “The Merger—Notes Conversion Transactions” beginning on page 68 of this joint proxy statement/prospectus.

Q:	Why are Keryx and Akebia proposing the Merger?

A:

Each of the Keryx Board of Directors (the “Keryx Board”) and the Akebia Board of Directors (the “Akebia Board”) believes that the proposed Merger will provide a number of significant potential strategic benefits and opportunities that will be in the best interests of the Keryx shareholders and Akebia shareholders, respectively. To review the reasons for the proposed Merger in greater detail, see “The Merger—Keryx’s Reasons for the Merger; Recommendation of the Keryx Board” and “The Merger—Akebia’s Reasons for the Merger; Recommendation of the Akebia Board” beginning on pages 83 and 87, respectively, in this joint proxy statement/prospectus.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:

Each of Keryx and Akebia is sending these materials to the Keryx shareholders and Akebia shareholders, respectively, as of the applicable record date, to help the Keryx shareholders and the Akebia shareholders decide how to vote their Keryx Shares and/or their Akebia Shares, as the case may be, with respect to the matters to be considered at the special meeting of shareholders of Keryx (the “Keryx Special Meeting”) and the special meeting of shareholders of Akebia (the “Akebia Special Meeting”), respectively.

Consummation of the Merger requires certain approvals by both Keryx shareholders and Akebia shareholders. To obtain these required approvals, Keryx will hold the Keryx Special Meeting to request that the Keryx shareholders approve, among other things, a proposal to adopt the Merger Agreement (the “Keryx Merger Proposal”), and Akebia will hold the Akebia Special Meeting to request that the Akebia shareholders approve, among other things, the issuance of Akebia Shares in connection with the Merger (the “Akebia Share Issuance Proposal”). Further information about the Keryx Special Meeting, the Akebia Special Meeting, the Merger Agreement, the Merger, and the issuance of Akebia Shares as the Merger Consideration is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus constitutes both a joint proxy statement of Keryx and Akebia and a prospectus of Akebia with respect to the Akebia Shares to be issued in connection with the Merger. It is a joint proxy statement because it will be used by both Keryx in soliciting proxies from the Keryx shareholders and by Akebia in soliciting proxies from the Akebia shareholders. It is a prospectus because Akebia, in connection with the Merger, is offering Akebia Shares in exchange for outstanding Keryx Shares, as described in further detail elsewhere in this joint proxy statement/prospectus.

The enclosed proxy materials allow you to submit a proxy by telephone or over the Internet, or by signing and returning the enclosed proxy card in the postage-paid envelope provided, without attending the applicable company’s special meeting in person.

Your vote is very important. You are encouraged to submit your proxy as soon as possible by telephone or over the Internet, or by signing and returning the enclosed proxy card in the postage-paid envelope provided, even if you do plan to attend the Keryx Special Meeting or the Akebia Special Meeting in person.

Q:	What will Keryx shareholders receive in the Merger?

A:

In the Merger, each Keryx Share issued and outstanding immediately prior to the Effective Time (other than shares held by Akebia, Merger Sub, any subsidiaries of Akebia or Keryx, or by Keryx as treasury shares) will become the right to receive 0.37433 shares of Akebia Shares. No fractional Akebia Shares will be issued to Keryx shareholders in connection with the Merger. Instead, following the Effective Time, each former holder of Keryx Shares who otherwise would be entitled to receive a fractional Akebia Share will receive an amount in cash (without interest) determined by multiplying (i) the fraction of an Akebia Share that such holder would otherwise be entitled to receive (taking into account all Keryx Shares held by such holder) by (ii) the prevailing prices of Akebia Shares on The Nasdaq Global Market.

Q:	What will happen to my Akebia Shares?

A:

Following the Effective Time, Akebia will be the combined company entity, with Keryx as its wholly owned subsidiary, and you will continue to own the same Akebia Shares that you own prior to the Effective Time. However, as a result of the issuance of new Akebia Shares to Keryx shareholders as Merger Consideration, your ownership percentage in Akebia will be reduced.

Q:	When will the Merger be consummated?

A:

The Merger is expected to be consummated by the end of 2018, subject to the satisfaction (or waiver to the extent permitted) of certain conditions to closing as set forth in the Merger Agreement. However, neither Keryx nor Akebia can predict the actual date on which the Merger will be consummated, or whether it will be consummated at all, because the Merger is subject to factors beyond each company’s control, including approval of the Keryx Merger Proposal by Keryx shareholders and approval of the Akebia Share Issuance Proposal by Akebia shareholders. See “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 141 of this joint proxy statement/prospectus.

Q:	What are the conditions to the consummation of the Merger?

A:

In addition to approval of the Keryx Merger Proposal by Keryx shareholders and approval of the Akebia Share Issuance Proposal by Akebia shareholders, consummation of the Merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver by Akebia and Keryx of a number of other conditions, including the receipt of required approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). On August 21, 2018, the FTC granted early termination, effective immediately, of the applicable waiting period under the HSR Act. See “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 141 of this joint proxy statement/prospectus.

Q:	What effect will the Merger have on Keryx and Akebia?

A:

At the Effective Time, Merger Sub will merge with and into Keryx, with Keryx surviving as a wholly owned subsidiary of Akebia. Following the consummation of the Merger, Keryx Shares will no longer be listed on The Nasdaq Capital Market or any other stock exchange or quotation system, and Keryx will cease to be a publicly traded company.

Akebia Shares will continue to be registered and subject to reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the consummation of the Merger. Akebia Shares will continue to be listed on The Nasdaq Global Market and will trade under the current Akebia symbol, “AKBA,” following the Merger.

Q:	Who will serve as the directors and senior management of the combined company after the consummation of the Merger?

A:

Pursuant to the Merger Agreement, following the consummation of the Merger, the board of directors of the combined company (the “Combined Board”) will consist of (i) John P. Butler, Scott A. Canute, and Cynthia Smith, who are currently members of the Akebia Board and were designated by the Akebia Board, and another individual to be designated by the Akebia Board, who will be a director of the Akebia Board prior to the Effective Time and reasonably acceptable to Keryx (collectively, the “Continuing Directors”); (ii) Mark J. Enyedy, Steven C. Gilman, Michael T. Heffernan, Jodie Morrison, and Michael Rogers, who are currently members of the Keryx Board and were designated by the Keryx Board (the “Keryx Board Designees”); and (iii) an independent director to be designated by the Akebia Board and the Keryx Board prior to the Effective Time who is not currently a member of either the Akebia Board or the Keryx Board (the “Additional Director”), who will serve as the Chairperson of the Combined Board as of the Effective Time.

The current executive leadership team at Akebia is expected to continue to serve in the same roles in the combined company after the consummation of the Merger. Akebia’s current executive leadership team is as follows: Mr. Butler, Akebia’s President and Chief Executive Officer, Jason A. Amello, Akebia’s Senior Vice President, Chief Financial Officer and Treasurer, Michel Dahan, Akebia’s Senior Vice President, Chief Business Officer, Rita Jain, M.D., Akebia’s Senior Vice President, Chief Medical Officer, Nicole R. Hadas, Akebia’s Senior Vice President, General Counsel and Secretary, Karen Tubridy, Akebia’s Senior Vice President, Chief Development Officer, and Tamara Dillon, Akebia’s Senior Vice President, Human Resources.

Q:	When and where are the Keryx Special Meeting and the Akebia Special Meeting?

A:	Keryx: The Keryx Special Meeting will be held at 11 a.m. local time, on December 11, 2018, at the offices of Goodwin Procter LLP located at 100 Northern Avenue, Boston, Massachusetts 02210.

Akebia: The Akebia Special Meeting will be held at 11 a.m. local time, on December 11, 2018, at the offices of Latham & Watkins LLP located at 200 Clarendon Street, Boston, Massachusetts 02116.

Q:	Who is entitled to vote?

A:

Keryx: The Keryx Board has fixed October 22, 2018 as the record date for determining the Keryx shareholders who are entitled to notice of and to vote at the Keryx Special Meeting. If you were a holder of record of Keryx Shares as of 5:00 p.m. U.S. Eastern Time on October 22, 2018, you are entitled to receive notice of and to vote at the Keryx Special Meeting and any adjournments thereof.

Akebia: The Akebia Board has fixed October 22, 2018 as the record date for determining the Akebia shareholders who are entitled to notice of and to vote at the Akebia Special Meeting. If you were a holder of record of Akebia Shares as of 5:00 p.m. U.S. Eastern Time on October 22, 2018, you are entitled to receive notice of and to vote at the Akebia Special Meeting and any adjournments thereof.

Q:	What are Keryx shareholders being asked to vote on?

A:	At the Keryx Special Meeting, Keryx shareholders will be asked to approve the following items:

1.	the Keryx Merger Proposal;

2.

a proposal to approve adjournments of the Keryx Special Meeting from time to time to another date and place, if necessary or appropriate to solicit additional votes in favor of the Keryx Merger Proposal if there are insufficient votes at the time of such adjournment to approve such proposal (the “Keryx Adjournment Proposal”); and

3.

a proposal to approve, on a non-binding, advisory basis, the compensation that may become payable to Keryx’s named executive officers that is based on or otherwise relates to the Merger, as disclosed in “The Merger—Interests of Keryx’s Directors and Executive Officers in the Merger” (the “Keryx Advisory Compensation Proposal” and, together with the Keryx Merger Proposal and the Keryx Adjournment Proposal, the “Keryx Proposals”).

Approval of the Keryx Merger Proposal is required for consummation of the Merger. Neither the approval of the Keryx Adjournment Proposal nor the approval of the Keryx Advisory Compensation Proposal is required for consummation of the Merger.

No other matters are intended to be brought before the Keryx Special Meeting by Keryx.

Q:	What vote is required to approve each proposal at the Keryx Special Meeting?

A: 1.

Keryx Merger Proposal: Approval of the Keryx Merger Proposal requires the affirmative vote of the holders of a majority of all outstanding Keryx Shares entitled to vote at the Keryx Special Meeting. For the Keryx Merger Proposal, an abstention or a failure to vote (i.e., a failure to submit a proxy card or vote in person) will have the same effect as a vote cast “AGAINST” this proposal.

2.

Keryx Adjournment Proposal: Approval of the Keryx Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting interest of the Keryx Shares present and entitled to vote on the proposal. For the Keryx Adjournment Proposal, an abstention will have the same effect as a vote cast “AGAINST” this proposal and a failure to vote (i.e., a failure to submit a proxy card or vote in person) will have no effect on the outcome of the Keryx Adjournment Proposal.

3.

Keryx Advisory Compensation Proposal: Approval of the Keryx Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the voting interest of the Keryx Shares present and entitled to vote on the proposal. For the Keryx Advisory Compensation Proposal, an abstention will have the same effect as a vote cast “AGAINST” this proposal and a failure to vote (i.e., a failure to submit a proxy card or vote in person) will have no effect on the outcome of the Keryx Advisory Compensation Proposal.

Q:	How does the Keryx Board recommend Keryx shareholders vote?

A:

The Keryx Board has determined that the Merger Agreement and the Merger are advisable and in the best interests of Keryx and the Keryx shareholders, and has approved and adopted the Merger Agreement and the Merger. The Keryx Board therefore unanimously recommends that the Keryx shareholders vote their Keryx Shares:

1.	“FOR” the Keryx Merger Proposal;

2.	“FOR” the Keryx Adjournment Proposal; and

3.	“FOR” the Keryx Advisory Compensation Proposal.

Q:	Are there any risks relating to the Merger or Keryx’s, Akebia’s or the proposed combined company’s business that Keryx shareholders should consider in deciding whether to vote for the Keryx Proposals?

A:

Yes. Before making any decision on whether and how to vote, Keryx shareholders are urged to read carefully and in its entirety the information contained in “Risk Factors” beginning on page 39 of this joint proxy statement/prospectus. Keryx shareholders should also read and carefully consider the risk factors of Keryx and Akebia and the other risk factors that are incorporated by reference into this joint proxy statement/prospectus. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” beginning on pages 185 and 186, respectively, of this joint proxy statement/prospectus.

Q:	Do any of Keryx’s directors or executive officers have interests in the Merger that may be different from, or in addition to, those of Keryx shareholders?

A:

Yes. Keryx’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Keryx shareholders generally. See “The Merger—Interests of Keryx’s Directors and Executive Officers in the Merger” beginning on page 126 of this joint proxy statement/prospectus. The members of the Keryx Board were aware of and considered these interests, among other matters, in evaluating the Merger Agreement and the Merger, and in recommending that the Keryx shareholders approve the Keryx Proposals.

Q:	What are Akebia shareholders being asked to vote on?

A:	At the Akebia Special Meeting, Akebia shareholders will be asked to approve the following items:

1.	the Akebia Share Issuance Proposal; and

2.

a proposal to approve adjournments of the Akebia Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Akebia Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve such proposal (the “Akebia Adjournment Proposal” and, together with the Akebia Share Issuance Proposal, the “Akebia Proposals”).

Approval by Akebia shareholders of the Akebia Share Issuance Proposal is a condition to the consummation of the Merger. If the Akebia Share Issuance Proposal is not approved, the Merger will not be consummated. The approval of the Akebia Adjournment Proposal is not required for the consummation of the Merger.

No other matters are intended to be brought before the Akebia Special Meeting by Akebia.

Q:	What vote is required to approve each proposal at the Akebia Special Meeting?

A: 1.

Akebia Share Issuance Proposal: To be approved, the Akebia Share Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively thereon at the Akebia Special Meeting. For the Akebia Share Issuance Proposal, an abstention or a failure to vote (i.e., a failure to submit a proxy card or vote in person) will have no effect on the outcome of this proposal. If you hold Akebia Shares in “street name” through a bank, broker, or other nominee and you do not instruct your bank, broker, or other nominee on how to vote your shares, your bank, broker, or other nominee will not be permitted to vote your shares on the Akebia Share Issuance Proposal, which will have no effect on the outcome of this proposal.

2.	Akebia Adjournment Proposal: To be approved, the Akebia Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively thereon at the

Akebia Special Meeting. For the Akebia Adjournment Proposal, an abstention or a failure to vote will have no effect on the outcome of the proposal. If you hold Akebia Shares in “street name” through a bank, broker, or other nominee and you do not instruct your bank, broker, or other nominee on how to vote your shares, your bank, broker, or other nominee will not be permitted to vote your shares on the Akebia Adjournment Proposal, which will have no effect on the outcome of this proposal.

Q:	How does the Akebia Board recommend Akebia shareholders vote?

A:

The Akebia Board has determined that the Merger, the Merger Agreement and the issuance of Akebia Shares in connection with the Merger are advisable and in the best interests of Akebia and the Akebia shareholders. The Akebia Board therefore unanimously recommends that the Akebia shareholders vote:

1.	“FOR” the Akebia Share Issuance Proposal; and

3.	“FOR” the Akebia Adjournment Proposal.

Q:

Are there any risks relating to the Merger or Akebia’s, Keryx’s or the proposed combined company’s business that Akebia shareholders should consider in deciding whether to vote for the Akebia Proposals?

A:

Yes. Before making any decision on whether and how to vote, Akebia shareholders are urged to read carefully and in its entirety the information contained in “Risk Factors” beginning on page 39 of this joint proxy statement/prospectus. Akebia shareholders should also read and carefully consider the risk factors of Keryx and Akebia and the other risk factors that are incorporated by reference into this joint proxy statement/prospectus. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” beginning on pages 185 and 186 respectively, of this joint proxy statements/prospectus.

Q:	Do any of Akebia’s directors or executive officers have interests in the Merger that may be different from, or in addition to, those of Akebia shareholders?

A:

Yes. Akebia’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Akebia shareholders generally. See “The Merger—Interests of Akebia’s Directors and Executive Officers in the Merger” beginning on page 132 of this joint proxy statement/prospectus. The members of the Akebia Board were aware of and considered these interests, among other matters, in evaluating the Merger Agreement and the Merger, and in recommending that the Akebia shareholders approve the Akebia Proposals.

Q:	Are there any Keryx shareholders already committed to vote in favor of the Keryx Merger Proposal? Are any Akebia shareholders already committed to vote in favor of the Akebia Share Issuance Proposal?

A:

Keryx: Yes. Simultaneously with the execution of the Merger Agreement, Akebia entered into a voting agreement (the “Keryx Voting Agreement”) with Baupost, pursuant to which Baupost has agreed, among other things, to vote the Keryx Shares that it owns at the time such vote is taken in favor of the Keryx Proposals and against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Merger. Baupost is the owner of approximately 21% of the outstanding Keryx Shares as of the record date for the Keryx Special Meeting (excluding (i) Keryx Shares issuable upon conversion of Keryx’s Zero Coupon Convertible Senior Notes due 2021 (the “Convertible Notes”) held by Baupost and (ii) the issuance of the Additional Shares, as described in “The Merger—Notes Conversion Transactions” beginning on page 68 of this joint proxy statement/prospectus).

Akebia: Yes. Simultaneously with the execution of the Merger Agreement, Keryx entered into a voting agreement with Muneer A. Satter, Chairperson of the Akebia Board, (the “Akebia Voting Agreement”) pursuant to which Mr. Satter has agreed, among other things, to vote the Akebia Shares that he beneficially owns at the time such vote is taken in favor of the Akebia Proposals and against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Merger. As of the record date for the Akebia Special Meeting, Mr. Satter beneficially owns approximately 5% of the outstanding Akebia Shares.

Q:	Who else must approve the Merger?

A:

Under the HSR Act, Keryx and Akebia may not consummate the Merger until they have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and the U.S. Federal Trade Commission (the “FTC”), and the applicable waiting period has expired or been terminated. On August 21, 2018, the FTC granted early termination, effective immediately, of the applicable waiting period under the HSR Act. Additional information regarding the HSR approval required for consummation of the Merger is set forth in “The Merger—Regulatory Approvals Required for the Merger” and “The Merger Agreement—Conditions to Consummation of the Merger” beginning on pages 135 and 141, respectively, of this joint proxy statement/prospectus.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in, or incorporated by reference into, this joint proxy statement/prospectus, please submit your proxy or voting instruction card for your Keryx Shares or Akebia Shares, as applicable, as soon as possible so that your shares will be represented at your respective company’s special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction card provided by your bank, broker, or other nominee if your shares are held in “street name” through your bank, broker, or other nominee.

Q:	How do I vote?

A:

If you are a shareholder of record of Keryx as of the record date for the Keryx Special Meeting, or a shareholder of record of Akebia as of the record date for the Akebia Special Meeting, you may submit your proxy before your respective company’s special meeting in one of the following ways:

1.	visit the website shown on your proxy card to submit your proxy via the Internet;

2.	call the toll-free number for telephone proxy submission shown on your proxy card; or

3.	complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope provided.

You may also cast your vote in person at your respective company’s special meeting.

If your shares are held in “street name,” through a bank, broker, or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. Please follow the voting instructions provided by your bank, broker, or other nominee. “Street name” shareholders or shareholders who wish to vote in person at the applicable company’s special meeting will need to obtain a “legal proxy” from their bank, broker, or other nominee.

Q:	How many votes do I have?

A:

Keryx: You are entitled to one vote for each Keryx Share that you owned as of 5:00 p.m. U.S. Eastern Time on the record date for the Keryx Special Meeting. As of 5:00 p.m. U.S. Eastern Time on the record date for the Keryx Special Meeting, 120,375,926 Keryx Shares were outstanding and entitled to vote at the Keryx Special Meeting.

Akebia: You are entitled to one vote for each Akebia Share that you owned as of 5:00 p.m. U.S. Eastern Time on the record date for the Akebia Special Meeting. As of 5:00 p.m. U.S. Eastern Time on the record date for the Akebia Special Meeting, 57,059,063 Akebia Shares were outstanding and entitled to vote at the Akebia Special Meeting.

Q:	What if I transfer my Keryx Shares before the Keryx Special Meeting, or I transfer my Akebia Shares before the Akebia Special Meeting?

A:

Keryx: If you transfer your Keryx Shares after the record date for the Keryx Special Meeting but before the Keryx Special Meeting, unless you provide the transferee of your Keryx Shares with a proxy, you will retain your right to vote at the Keryx Special Meeting, but will have transferred the right to receive the Merger Consideration. In order to receive Akebia Shares as a result of the Merger, you must hold your Keryx Shares through the Effective Time.

Akebia: If you transfer your Akebia Shares after the record date for the Akebia Special Meeting but before the Akebia Special Meeting, unless you provide the transferee of your Akebia Shares with a proxy, you will retain your right to vote at the Akebia Special Meeting.

Q:	Should I send in my Keryx stock certificates now?

A:

No. Any Keryx shareholders who hold certificated Keryx Shares should keep their existing stock certificates at this time. If and when the Merger is consummated, Keryx shareholders will receive from the exchange agent a letter of transmittal and written instructions for exchanging their stock certificates for Akebia Shares. Akebia shareholders do not need to take any action with respect to their stock certificates.

Akebia will not issue stock certificates in respect of any Akebia Shares issued in connection with the Merger, except as required by law. Keryx shareholders who are entitled to receive the Merger Consideration will receive Akebia Shares in book-entry form.

Q:	Who is the exchange agent for the Merger?

A:	American Stock Transfer & Trust Company, LLC (“AST”) will be the exchange agent (the “Exchange Agent”) for the Merger.

Q:	How would I receive the Merger Consideration to which I would be entitled?

A:

After receiving the proper documentation from you, following completion of the Merger, the Exchange Agent for the Merger will forward to you the Akebia Shares and cash for fractional shares to which you are entitled. More information on the documentation you are required to deliver to the Exchange Agent may be found in the section entitled “The Merger Agreement—Procedures for Surrendering Keryx Stock Certificates” beginning on page 140 of this joint proxy statement/prospectus.

Q:	What constitutes a quorum?

A:

Keryx: The presence of Keryx shareholders representing a majority of the voting interest of all Keryx Shares entitled to vote at the Keryx Special Meeting, in person or represented by proxy, is necessary to constitute a quorum at the Keryx Special Meeting. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. If your Keryx Shares are held in the name of a bank, broker, or other nominee, you must provide your bank, broker, or other nominee with instructions on how to vote your Keryx Shares. If you do not provide voting instructions for any of the Keryx Proposals, your Keryx Shares will not be voted on any Keryx Proposal, as your bank, broker, or other nominee will not have discretionary voting authority with respect to any of the Keryx Proposals and your Keryx Shares will not be counted as present and entitled to vote for purposes of determining a quorum.

Akebia: The presence of Akebia shareholders entitled to cast a majority of all votes entitled to be cast by the holders of all outstanding Akebia Shares entitled to vote, in person or represented by proxy, is necessary to constitute a quorum at the Akebia Special Meeting. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. If your Akebia Shares are held in the name of a bank, broker, or other nominee, you must provide your bank, broker, or other nominee with instructions on how to vote your

Akebia Shares. If you do not provide voting instructions for any of the Akebia Proposals, your Akebia Shares will not be voted on any Akebia Proposal, as your bank, broker, or other nominee will not have discretionary voting authority with respect to any of the Akebia Proposals and your Akebia Shares will not be counted as present and entitled to vote for purposes of determining a quorum.

Q:	If my shares are held in “street name” by a bank, broker, or other nominee, will my bank, broker, or other nominee vote my shares for me?

A:

No. If your shares are held in the name of a bank, broker, or other nominee, you are considered the “beneficial owner” of the shares held for you in what is known as “street name” and as such, you are not the “record holder” of such shares. If this is the case, this joint proxy statement/prospectus has been forwarded to you by your bank, broker, or other nominee. If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your bank, broker, or other nominee with instructions on how to vote your shares. Please follow the instructions provided by your bank, broker, or other nominee. Please note that you may not submit a proxy with respect to shares held in “street name” by returning a proxy card directly to Keryx or Akebia or by voting in person at your respective company’s special meeting unless you provide a “legal proxy,” which you would need to obtain from your bank, broker, or other nominee. If you do not provide voting instructions to your bank, broker, or other nominee, your shares will not be voted on any proposal, as your bank, broker, or other nominee will not have discretionary voting authority with respect to any of the proposals described in this joint proxy statement/prospectus.

A “broker non-vote” occurs when a broker submits a proxy that states that the broker votes for at least one proposal, but does not vote for proposals on non-routine matters because the broker has not received instructions from the beneficial owner on how to vote and does not have discretionary authority to vote on those proposals. Under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), brokers do not have discretionary authority to vote on non-routine matters. Because all of the matters to be considered at the Keryx Special Meeting and the Akebia Special Meeting are non-routine and brokers will not have discretionary authority to vote on any of the Akebia Proposals or the Keryx Proposals, Akebia and Keryx do not expect to receive any broker non-votes, and shares for which voting instructions are not provided to the broker will not be deemed voting power present for any matter before the meeting, resulting in such shares being excluded from the calculation of quorum.

If you are a Keryx shareholder and you do not instruct your bank, broker, or other nominee on how to vote your shares on any of the Keryx Proposals:

•	your shares will not be counted towards determining whether a quorum is present; and

•

your bank, broker, or other nominee will not be permitted to vote your shares on the Keryx Merger Proposal, the Keryx Adjournment Proposal, or the Keryx Advisory Compensation Proposal, and this will have the same effect as a vote cast “AGAINST” the Keryx Merger Proposal and will have no effect on the vote counts for the Keryx Adjournment Proposal and the Keryx Advisory Compensation Proposal.

If you are an Akebia shareholder and you do not instruct your bank, broker, or other nominee on how to vote your shares on any of the Akebia Proposals:

•	your shares will not be counted towards determining whether a quorum is present; and

•

your bank, broker, or other nominee will not be permitted to vote your shares on the Akebia Share Issuance Proposal or the Akebia Adjournment Proposal, and this non-vote will have no effect on the vote counts for the Akebia Share Issuance Proposal or the Akebia Adjournment Proposal.

Q:	What if I do not vote?

A:

Keryx Quorum: If you are a Keryx shareholder and you fail to vote (i.e., fail to submit a proxy card or vote in person) or fail to properly instruct your bank, broker, or other nominee how to vote with respect to any of the Keryx Proposals, your Keryx Shares will not count towards determining whether a quorum is present. However, if you respond with an “abstain” vote on any of the Keryx Proposals, or vote on one or more of the Keryx Proposals, your Keryx Shares will count towards determining whether a quorum is present.

Keryx Merger Proposal: If you are a Keryx shareholder and you fail to vote (i.e., fail to submit a proxy card or vote in person) or fail to return a voting instruction card instructing your bank, broker, or other nominee how to vote on the Keryx Merger Proposal, or if you respond with an “abstain” vote on the Keryx Merger Proposal, this will have the same effect as a vote cast “AGAINST” the Keryx Merger Proposal.

Keryx Adjournment Proposal and Keryx Advisory Compensation Proposal: If you are a Keryx shareholder and you fail to vote (i.e., fail to submit a proxy card or vote in person) or fail to return a voting instruction card instructing your bank, broker, or other nominee how to vote on the Keryx Adjournment Proposal and the Keryx Advisory Compensation Proposal, this will have no effect on the vote count for the Keryx Adjournment Proposal or the Keryx Advisory Compensation Proposal. If you are a Keryx shareholder and you respond with an “abstain” vote on the Keryx Adjournment Proposal or the Keryx Advisory Compensation Proposal, this will have the same effect as a vote cast “AGAINST” the Keryx Adjournment Proposal or the Keryx Advisory Compensation Proposal, respectively.

Akebia Quorum: If you are an Akebia shareholder and you fail to vote (i.e., fail to submit a proxy card or vote in person) or fail to properly instruct your bank, broker, or other nominee how to vote with respect to any of the Akebia Proposals, your Akebia Shares will not count towards determining whether a quorum is present. However, if you respond with an “abstain” vote on any of the Akebia Proposals, or vote on one or more of the Akebia Proposals, your Akebia Shares will count towards determining whether a quorum is present.

Akebia Proposals: If you are an Akebia shareholder and you fail to vote (i.e., fail to submit a proxy card or vote in person) or fail to return a voting instruction card instructing your bank, broker, or other nominee how to vote, or if you respond with an “abstain” vote on the Akebia Proposals, this will have no effect on the outcome of the Akebia Proposals.

An abstention occurs when a holder attends the applicable meeting in person and does not vote (assuming that such holder did not previously authorize a proxy) or returns a proxy or voting instruction card with an “abstain” vote.

Please note that if you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal (and you do not change your vote after delivering your proxy or voting instruction card), the Keryx Shares represented by your proxy will be voted “FOR” each Keryx Proposal in accordance with the recommendation of the Keryx Board, or the Akebia Shares represented by your proxy will be voted “FOR” each Akebia Proposal in accordance with the recommendation of the Akebia Board, as applicable. See the Q&A below entitled “May I change my vote after I have delivered my proxy or voting instruction card?” for further information on how to change your vote.

Your vote is very important. Whether or not you plan to attend the Keryx Special Meeting or the Akebia Special Meeting, as applicable, please promptly complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet.

Q:	May I change my vote after I have delivered my proxy or voting instruction card?

A:	Keryx: If you are a Keryx shareholder of record, you may change your vote or revoke a proxy at any time before your proxy is voted at the Keryx Special Meeting. You can do this by:

•

sending a written notice of revocation that is received by Keryx prior to 11:59 p.m. (U.S. Eastern Time) on the day preceding the Keryx Special Meeting, stating that you would like to revoke your proxy, to Keryx’s Corporate Secretary at Keryx’s corporate headquarters, One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210;

•	submitting a new proxy bearing a later date (by Internet, telephone or mail) that is received by Keryx prior to 11:59 p.m. (U.S. Eastern Time) on the day preceding the Keryx Special Meeting; or

•

attending the Keryx Special Meeting and voting in person or bringing a written notice of revocation to the Secretary of the Keryx Special Meeting prior to the voting at the Keryx Special Meeting (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person by ballot at the meeting to change your vote or submit a written notice of revocation to revoke your proxy).

Attending the Keryx Special Meeting will not automatically revoke a proxy that was submitted through the Internet or by telephone or mail. If you wish to change your vote at the Keryx Special Meeting, you must vote by ballot at such meeting or if you wish to revoke your vote at the Keryx Special Meeting, you must bring a written notice of revocation to the Secretary of the Keryx Special Meeting prior to the voting at the Keryx Special Meeting.

If you are a Keryx shareholder whose shares are held in “street name” by a bank, broker, or other nominee, you may revoke your proxy and vote your Keryx Shares in person at the Keryx Special Meeting only in accordance with applicable rules and procedures as employed by such bank, broker, or other nominee. If your Keryx Shares are held in an account at a bank, broker, or other nominee, you should contact your bank, broker, or other nominee to change your vote.

Akebia: If you are an Akebia shareholder of record, you may change your vote or revoke a proxy at any time before your proxy is voted at the Akebia Special Meeting. You can do this by:

•

sending a written notice of revocation that is received by Akebia prior to 11:59 p.m. (U.S. Eastern Time) on the day preceding the Akebia Special Meeting, stating that you would like to revoke your proxy, to Nicole R. Hadas, Akebia’s Secretary, at 245 First Street, Cambridge, Massachusetts 02142;

•	submitting a new proxy bearing a later date (by Internet, telephone or mail) that is received by Akebia prior to 11:59 p.m. (U.S. Eastern Time) on the day preceding the Akebia Special Meeting; or

•

attending the Akebia Special Meeting and voting in person or bringing a written notice of revocation to the Secretary of the Akebia Special Meeting prior to the voting at the Akebia Special Meeting (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person by ballot at the meeting to change your vote or submit a written notice of revocation to revoke your proxy).

Attending the Akebia Special Meeting will not automatically revoke a proxy that was submitted through the Internet or by telephone or mail. If you wish to change your vote at the Akebia Special Meeting, you must vote by ballot at such meeting or if you wish to revoke your vote at the Akebia Special Meeting, you must bring a written notice of revocation to the Secretary of the Akebia Special Meeting prior to the voting of the Akebia Special Meeting.

If you are an Akebia shareholder whose shares are held in “street name” by a bank, broker, or other nominee, you may revoke your proxy and vote your Akebia Shares in person at the Akebia Special Meeting only in accordance with applicable rules and procedures as employed by such bank, broker, or other nominee. If your shares are held in an account at a bank, broker, or other nominee, you should contact your bank, broker, or other nominee to change your vote.

Q:	Will a proxy solicitor be used?

A:	Yes.

Keryx has engaged Georgeson LLC (“Georgeson”) to assist in the solicitation of proxies for the Keryx Special Meeting, and Keryx estimates it will pay Georgeson a fee of $12,500, plus reimbursement for reasonable and documented out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation. Keryx has also agreed to indemnify Georgeson against certain losses, costs, and expenses. In addition to mailing proxy solicitation material, Keryx’s directors, officers, and employees may also solicit proxies in person, by telephone, or by any other electronic means of communication deemed appropriate. No additional compensation will be paid to Keryx’s directors, officers or employees for such services.

Akebia has engaged MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies for the Akebia Special Meeting, and Akebia estimates it will pay MacKenzie a fee of approximately $40,000, plus reimbursement for reasonable and documented out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation. Akebia has also agreed to indemnify MacKenzie against certain losses, costs, and expenses. In addition to mailing proxy solicitation material, Akebia’s directors, officers, and employees may also solicit proxies in person, by telephone or by any other electronic means of communication deemed appropriate. No additional compensation will be paid to Akebia’s directors, officers, or employees for such services.

Q:	Who will count the votes?

A:

At the Keryx Special Meeting, AST will serve as inspector of elections, count all of the proxies or ballots submitted and report the votes at the Keryx Special Meeting. Whether you submit your proxy by accessing the Internet, telephone or mail, your proxy will be received directly by AST.

At the Akebia Special Meeting, Broadridge Financial Solutions, Inc. (“Broadridge”) will serve as inspector of elections, count all of the proxies or ballots submitted and report the votes at the Akebia Special Meeting. Whether you submit your proxy by accessing the Internet, telephone or mail, your proxy will be received directly by Broadridge.

Q:	What should I do if I receive more than one set of voting materials?

A:

Keryx shareholders and Akebia shareholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold Keryx Shares or Akebia Shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Keryx Shares or Akebia Shares and your shares are registered in more than one name, you will receive more than one proxy card. In addition, if you are a holder of both Keryx Shares and Akebia Shares, you will receive one or more separate proxy cards or voting instruction cards for each company. Therefore, if you are a record holder, please complete, sign, date, and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this joint proxy statement/prospectus to ensure that you vote every Keryx Share and/or every Akebia Share that you own.

Q:	Where can I find the voting results of the Keryx Special Meeting and the Akebia Special Meeting?

A:

Preliminary voting results are expected to be announced at the Keryx Special Meeting and the Akebia Special Meeting and may be set forth in a press release of Keryx or Akebia after the Keryx Special Meeting and the Akebia Special Meeting, respectively. Final voting results for the Keryx Special Meeting and the Akebia Special Meeting are expected to be published in Current Reports on Form 8-K to be filed by Keryx and Akebia with the Securities and Exchange Commission (the “SEC”) within four business days after the Keryx Special Meeting and the Akebia Special Meeting, as applicable.

Q:	Are Keryx shareholders entitled to appraisal rights?

A:	No. Under Delaware General Corporation Law (the “DGCL”) § 262(b)(1), Keryx shareholders are not entitled to exercise any appraisal rights in connection with the Merger.

Q:	Are Akebia shareholders entitled to appraisal rights?

A:	No. Under the DGCL § 262(b)(1), Akebia shareholders are not entitled to exercise any appraisal rights in connection with the Merger.

Q:	What if I hold Keryx stock options?

A:

Options to purchase Keryx Shares (“Keryx Option”) granted under a Keryx equity incentive plan (“Keryx Equity Plan”) that are outstanding immediately prior to the Effective Time (whether vested or unvested), will automatically and without any action on the part of the holder thereof, be cancelled and converted into an option to acquire the number of Akebia Shares (an “Akebia Option”), equal to the product of (i) the number of Keryx Shares subject to such Keryx Option as of immediately prior to the Effective Time, multiplied by (ii) the Exchange Multiplier, rounded down to the nearest whole number of Akebia Shares, at an exercise price per Akebia Share equal to the quotient obtained by dividing the per share exercise price of Keryx Options by the Exchange Multiplier, rounded up to the nearest whole cent. To the extent that Section 409A or Section 421(a) of the Internal Revenue Code of 1986, as amended (the “Code”), applies to any such Keryx Option, the foregoing adjustment will be subject to any modifications that are required to make the substitution of Akebia Options for Keryx Options consistent with the Code.

Q:	What if I hold Keryx restricted shares?

A:

All restricted shares of Keryx (“Keryx Restricted Shares”) that are outstanding and subject to restrictions (including vesting), other than those restrictions that accelerate or lapse as a result of the Effective Time, will be cancelled and converted into awards of restricted stock units of Akebia (“Akebia RSUs”) with respect to that number of Akebia Shares that is equal to the product of (i) the number of Keryx Shares subject to the Keryx Restricted Share award as of immediately prior to the Effective Time, multiplied by (ii) the Exchange Multiplier. Keryx Restricted Shares that are outstanding and whose restrictions (including vesting) accelerate or lapse as a result of the Effective Time, will automatically become the right to receive 0.37433 fully paid and non-assessable Akebia Shares.

Q:	What are the U.S. federal income tax consequences of the Merger to U.S. Holders of Keryx Shares?

A:

Subject to the representations and assumptions in the tax opinion of Goodwin Procter LLP described on page 137, it is the opinion of Goodwin Procter LLP that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, it is the opinion of Goodwin Procter LLP that a U.S. Holder (as defined on page 137 of this joint proxy statement/prospectus) of Keryx Shares will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Keryx Shares for Akebia Shares in the Merger, except with respect to cash received by Keryx shareholders in lieu of fractional Akebia Shares.

Please review the information set forth in the section entitled “Material U.S. Federal Income Tax Consequences”, which constitutes the opinion of Goodwin Procter LLP, beginning on page 136 of this joint proxy statement/prospectus for a more complete description of the material U.S. federal income tax consequences of the Merger. The tax consequences to you of the Merger will depend on your particular facts and circumstances. Please consult your tax advisors as to the specific tax consequences to you of the Merger.

Q:	What happens if the trading price of Keryx Shares or Akebia Shares changes before the consummation of the Merger?

A:

No change will be made to the Exchange Multiplier if the trading price of Keryx Shares or Akebia Shares changes before the consummation of the Merger. Accordingly, the exact value at the consummation of the Merger of the Akebia Shares to be received by Keryx shareholders in the Merger will depend on the trading price of the Akebia Shares at the consummation of the Merger.

Q:	What happens if the Merger is not consummated?

A:

If the Merger is not consummated, Keryx shareholders will not receive the Merger Consideration in exchange for their Keryx Shares. Instead, Akebia and Keryx will remain independent public companies and the Keryx Shares and the Akebia Shares will continue to be listed and traded on The Nasdaq Capital Market and The Nasdaq Global Market, respectively, under their current ticker symbols. Under specified circumstances, Keryx or Akebia may be required to pay to, or be entitled to receive from, the other party a fee or reimbursement of expenses with respect to the termination of the Merger Agreement, as described under “The Merger Agreement—Termination Fees and Expenses” beginning on page 153 of this joint proxy statement/prospectus.

Q:	Do I need identification to attend the Keryx Special Meeting or the Akebia Special Meeting in person?

A:

Yes. Please bring proper identification, together with proof that you are a record owner of Keryx Shares or Akebia Shares. If your shares are held in “street name,” please bring acceptable proof of ownership, such as a letter from your broker or an account statement stating or showing that you beneficially owned Keryx Shares or Akebia Shares, as applicable, on the applicable record date.

Q:	Whom should I contact if I have any questions about the proxy materials or voting?

A:

If you have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should, if you are a Keryx shareholder, contact Georgeson, Keryx’s proxy solicitor, by telephone toll-free at (888) 680-1525, and, if you are an Akebia shareholder, contact MacKenzie, Akebia’s proxy solicitor, by mail at 1407 Broadway, 27th Floor, New York, NY 10018, by email at proxy@mackenziepartners.com, or toll-free at (800) 322-2885.

Q:	Where can I find more information about Keryx and Akebia?

A:	You can find more information about Keryx and Akebia from the various sources described under “Where You Can Find More Information” beginning on page 186 of this joint proxy statement/prospectus.

SUMMARY

This summary highlights selected information included in this joint proxy statement/prospectus. You should read carefully this entire joint proxy statement/prospectus and its annexes and exhibits and the other documents referred to in this joint proxy statement/prospectus because the information in this summary may not provide all of the information that might be important to you in determining how to vote. Additional important information about Keryx and Akebia is also contained in the annexes and exhibits to, and the documents incorporated by reference into, this joint proxy statement/prospectus. For a description of, and instructions as to how to obtain, this information, see “Where You Can Find More Information” beginning on page 186 of this joint proxy statement/prospectus. Certain items in this summary include a page reference directing you to a more complete description of that item.

Parties to the Merger

Keryx Biopharmaceuticals, Inc.

Keryx is a commercial stage biopharmaceutical company focused on bringing innovative medicines to people with kidney disease. Keryx’s marketed product, Auryxia® (ferric citrate) tablets, is an orally available, absorbable, iron-based medicine. Auryxia is approved by the U.S. Food and Drug Administration (the “FDA”), for the control of serum phosphorus levels in patients with chronic kidney disease (“CKD”), on dialysis and for the treatment of iron deficiency anemia in adults with CKD, not on dialysis. Ferric citrate is also approved in Japan under the trade name Riona® and marketed by Keryx’s Japanese partner, Japan Tobacco, Inc. and its subsidiary, Torii Pharmaceutical Co., Ltd., and approved in Europe as Fexeric®.

The principal executive offices of Keryx are located at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210. Its telephone number is (617) 466-3500 and its website is www.keryx.com. Information on this Internet web site is not incorporated by reference into or otherwise part of this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates important business and financial information about Keryx from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a list of the documents that are incorporated by reference, see “Incorporation of Certain Documents by Reference” beginning on page 185 of this joint proxy statement/prospectus.

Akebia Therapeutics, Inc.

Akebia is a biopharmaceutical company focused on developing and commercializing novel therapeutics for patients based on hypoxia-inducible factor (“HIF”) biology, and building its pipeline while leveraging its development and commercial expertise in renal disease. HIF is the primary regulator of the production of red blood cells in the body, as well as other important metabolic functions. Pharmacologic modulation of the HIF pathway may have broad therapeutic applications. Akebia’s lead product candidate, vadadustat, is an oral therapy in Phase 3 development and has the potential to set a new standard of care in the treatment of anemia due to CKD. The Akebia management team has extensive experience in developing and commercializing drugs for the treatment of renal and metabolic disorders, as well as a deep understanding of HIF biology. This unique combination of HIF and renal expertise enables Akebia to advance a pipeline of HIF-based therapies to potentially address serious diseases.

The principal executive offices of Akebia are located at 245 First Street, Cambridge, Massachusetts 02142. Its telephone number is (617) 871-2098, and its website is www.akebia.com. Information on this Internet web site is not incorporated by reference into or otherwise part of this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates important business and financial information about Akebia from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a list of the documents that are incorporated by reference, see “Incorporation of Certain Documents by Reference” beginning on page 185 of this joint proxy statement/prospectus.

Alpha Therapeutics Merger Sub, Inc.

Merger Sub was incorporated in the State of Delaware on June 15, 2018, and is a direct, wholly owned subsidiary of Akebia. Merger Sub was formed solely for the purpose of consummating the Merger. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the Merger.

The principal executive offices of Merger Sub are located at 245 First Street, Cambridge, Massachusetts 02142; its telephone number is (617) 871-2098.

The Merger (See Page 68)

Structure of the Merger (See Page 139)

Pursuant to the Merger Agreement, Merger Sub will merge with and into Keryx, with Keryx surviving as a direct, wholly owned subsidiary of Akebia. In the Merger, each Keryx Share issued and outstanding immediately prior to the Effective Time (other than shares held by Akebia, Merger Sub, any subsidiaries of Akebia or Keryx, or by Keryx as treasury shares) will become the right to receive 0.37433 Akebia Shares.

Immediately following the Effective Time, Keryx shareholders and Akebia shareholders are expected to own approximately 50.6% and 49.4%, respectively, of the Akebia Shares, calculated based on the companies’ fully diluted market capitalizations as of the signing of the Merger Agreement and also taking into account the Additional Shares expected to be issued to Baupost in connection with the conversion under the Notes Conversion Agreement prior to the consummation of the Merger. Keryx Shares currently trade on The Nasdaq Capital Market under the symbol “KERX,” and Akebia Shares currently trade on The Nasdaq Global Market under the symbol “AKBA.” Following the consummation of the Merger, Akebia Shares will continue to be listed on The Nasdaq Global Market and will continue to trade under the symbol “AKBA.”

Treatment of Keryx Equity Awards (See Page 141)

At the Effective Time, upon the terms and subject to the conditions of the Merger Agreement, outstanding Keryx equity awards will be treated as follows:

•

Keryx Stock Options. Each Keryx Option, to the extent then outstanding and unexercised, will automatically, without any action on the part of the holders thereof, be cancelled and converted, as of the Effective Time of the Merger and thereafter evidence an Akebia Option with respect to the number of Akebia Shares that is equal to the product of (A) the number of Keryx Shares subject to such Keryx Option as of immediately prior to the Effective Time, multiplied by (B) the Exchange Multiplier, rounded down to the nearest whole number of Akebia Shares (after such conversion, “Rollover Options”), at an exercise price per Akebia Share equal to the quotient obtained by dividing (x) the per share exercise price of Keryx Options by (y) the Exchange Multiplier, rounded up to the nearest whole cent. To the extent that Section 409A or Section 421(a) of the Code applies to any such Keryx Option, the foregoing adjustment will be subject to such modifications, if any, as are required to cause the substitution contemplated by the Merger Agreement to be made in a manner consistent with Section 409A or Section 421(a) of the Code, as applicable.

•

Keryx Restricted Share Awards. Each Keryx Restricted Share award, to the extent then outstanding and subject to restrictions (including vesting), other than those restrictions that accelerate or lapse as a result of the Merger, shall automatically and without any action on the part of the holder thereof, be cancelled and converted, as of the Effective Time of the Merger, and thereafter evidence an Akebia RSU award with respect to the number of Akebia Shares that is equal to the product of (A) the number of Keryx Shares subject to such Keryx Restricted Share award as of immediately prior to the Effective Time, multiplied by (B) the Exchange Multiplier (after such conversion, “Rollover Restricted Shares”). Each Keryx Share that is the subject of a Keryx Restricted Share award, to the extent then outstanding and whose restrictions (including vesting) accelerate or lapse as a result of the Merger, shall automatically, without any action of the part of the holders thereof, become the right to receive 0.37433 Akebia Shares.

•

Following the Effective Time, each Rollover Option and Rollover Restricted Share shall be subject to the same terms and conditions as had applied to the corresponding Keryx Option or Keryx Restricted Share as of immediately prior to the Effective Time, except for such terms rendered inoperative by reason of the Merger, subject to such adjustments as reasonably determined by Akebia and Keryx to be necessary or appropriate to give effect to the conversion or the Merger, and Akebia may assume the Keryx Equity Plans.

Litigation Relating to the Merger

Two putative shareholder class action lawsuits and one additional putative shareholder lawsuit have been filed by Keryx shareholders challenging the disclosures made in connection with the Merger. The lawsuits seek to enjoin the Merger, to recover damages if the Merger is consummated, attorneys’ fees, and other relief. Additional lawsuits arising out of the Merger may be filed in the future. For a more detailed description of litigation in connection with the Merger, see “The Merger—Litigation Relating to the Merger” beginning on page 136 of this joint proxy statement/prospectus.

The Combined Company Board and Management After the Merger (See Page 125)

Pursuant to the Merger Agreement, following the consummation of the Merger, the Combined Board will consist of (i) Mr. Butler, Mr. Canute, Ms. Smith, and another individual to be designated by the Akebia Board, who will be a director of the Akebia Board prior to the Effective Time and reasonably acceptable to Keryx, who will be the Continuing Directors; (ii) Mr. Enyedy, Dr. Gilman, Mr. Heffernan, Ms. Morrison, and Mr. Rogers, who will be the Keryx Board Designees; and (iii) the Additional Director, who will be designated by the Akebia Board and the Keryx Board prior to the Effective Time, who will serve as the Chairperson of the Combined Board as of the Effective Time.

As of the Effective Time, the Continuing Directors, the Keryx Board Designees, and the Additional Director will be allocated among three classes of directors as follows:

•	Class II will consist of one Continuing Director and two Keryx Board Designees and will be up for re-election in 2019;

•	Class III will consist of the Additional Director, one Continuing Director, and one Keryx Board Designee and will be up for re-election in 2020; and

•	Class I will consist of two Continuing Directors and two Keryx Board Designees and will be up for re-election in 2021.

At the Effective Time, Akebia will take all necessary action to cause Mr. Butler to continue as Chief Executive Officer of the combined company. In the event that Mr. Butler is not the Chief Executive Officer of Akebia immediately prior to the Effective Time, Akebia will select another individual reasonably acceptable to Keryx to be appointed as Chief Executive Officer of the combined company as of the Effective Time.

In addition to Mr. Butler, the remainder of Akebia’s current executive leadership team is expected to continue to serve in the same roles in the combined company after the consummation of the Merger. Akebia’s current executive leadership team also includes: Jason A. Amello, Akebia’s Senior Vice President, Chief Financial Officer, and Treasurer; Michel Dahan, Akebia’s Senior Vice President, Chief Business Officer; Rita Jain, M.D., Akebia’s Senior Vice President, Chief Medical Officer; Nicole R. Hadas, Akebia’s Senior Vice President, General Counsel, and Secretary; Karen Tubridy, Akebia’s Senior Vice President, Chief Development Officer; and Tamara Dillon, Akebia’s Senior Vice President, Human Resources.

Keryx’s Reasons for the Merger; Recommendation of the Keryx Board (See Page 83)

Following a review and discussion of all relevant information regarding the Merger, at a meeting held on June 27, 2018, the Keryx Board, on the unanimous recommendation of a special transaction committee, unanimously: (1) determined that the Merger Agreement and the Merger were in the best interests of Keryx and its shareholders, (2) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and declared the Merger Agreement advisable, (3) recommended that the Keryx shareholders adopt the Merger Agreement, and (4) directed that the Merger Agreement be submitted for consideration by the Keryx shareholders at the Keryx Special Meeting.

The Keryx Board unanimously recommends that the Keryx shareholders vote “FOR” the Keryx Merger Proposal, “FOR” the Keryx Adjournment Proposal, and “FOR” the Keryx Advisory Compensation Proposal.

For the factors considered by the Keryx Board in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, including the Merger and the Keryx Merger Proposal, and to make the foregoing recommendations, see “The Merger—Keryx’s Reasons for the Merger; Recommendation of the Keryx Board” beginning on page 83 of this joint proxy statement/prospectus.

Akebia’s Reasons for the Merger; Recommendation of the Akebia Board (See Page 87)

After consideration, and following the unanimous recommendation of a transaction committee, the Akebia Board, by a unanimous vote of all directors at its meeting on June 28, 2018, approved the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of Akebia Shares in connection with the Merger.

The Akebia Board unanimously recommends that the Akebia shareholders vote “FOR” the Akebia Share Issuance Proposal and “FOR” the Akebia Adjournment Proposal.

For the factors considered by the Akebia Board in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, including the Merger and the Akebia Share Issuance Proposal, and to make the foregoing recommendations, see “The Merger—Akebia’s Reasons for the Merger; Recommendation of the Akebia Board” beginning on page 87 of this joint proxy statement/prospectus.

Voting Agreements

Simultaneously with the execution of the Merger Agreement, Keryx entered the Akebia Voting Agreement with Mr. Satter, pursuant to which Mr. Satter has agreed, among other things, to vote the Akebia Shares that he beneficially owns as of the record date for the Akebia Special Meeting in favor of the Akebia Proposals and against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Merger.

Mr. Satter is the beneficial owner of approximately 5% of the outstanding Akebia Shares as of the record date for the Akebia Special Meeting.

Simultaneously with the execution of the Merger Agreement, Akebia entered into the Keryx Voting Agreement with Baupost, pursuant to which Baupost has agreed, among other things, to vote the Keryx Shares that it beneficially owns as of the record date for the Keryx Special Meeting in favor of the Keryx Proposals and against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Merger.

Baupost is the beneficial owner of approximately 21% of the outstanding Keryx Shares as of the record date for the Keryx Special Meeting (excluding (i) Keryx Shares issuable upon conversion of the Convertible Notes held by Baupost and (ii) the issuance of the Additional Shares, as described in “The Merger—Notes Conversion Transactions” beginning on page 68 of this joint proxy statement/prospectus). Neither the Keryx Shares issuable upon conversion of the Convertible Notes nor the Additional Shares are expected to be issued and outstanding as of the record date for the Keryx Special Meeting.

Voting by Keryx’s Directors and Executive Officers

As of the record date for the Keryx Special Meeting, directors and executive officers of Keryx and their affiliates owned and were entitled to vote 2,591,188 Keryx Shares, representing approximately 2.15% of the Keryx Shares outstanding on that date. Keryx currently expects that Keryx’s directors and executive officers will vote their Keryx Shares in favor of the Keryx Merger Proposal, the Keryx Advisory Compensation Proposal, and, if necessary, the Keryx Adjournment Proposal, although none of them has entered into any agreement obligating him or her to do so.

Voting by Akebia’s Directors and Executive Officers

As of the record date for the Akebia Special Meeting, directors and executive officers of Akebia and their affiliates owned and were entitled to vote 3,465,234 Akebia Shares, representing approximately 6.07% of the Akebia Shares outstanding on that date. Directors and executive officers of Akebia and their affiliates owned and were entitled to vote 3,334 Keryx Shares, representing less than 1% of the Keryx Shares outstanding on that date. Akebia currently expects that Akebia’s directors and executive officers will vote their Akebia Shares in favor of the Akebia Proposals and their Keryx Shares in favor of the Keryx Proposals, although none of them has entered into any agreement obligating them to do so, other than Mr. Satter with respect to his Akebia Shares.

Opinion of Keryx’s Financial Advisor—MTS Securities, LLC (See Page 95)

Keryx retained MTS Health Partners, L.P. (“MTS Health Partners”) as its financial advisor in connection with a potential strategic transaction. On June 27, 2018, MTS Securities, LLC (“MTS Securities”), an affiliate of MTS Health Partners, rendered its oral opinion to the Keryx Board (which was subsequently confirmed in writing as of June 27, 2018) that, as of that date and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the MTS Opinion, the Exchange Multiplier to be received by the holders of Keryx Shares (other than (A) holders of (i) Keryx Shares held as of the Effective Time of the Merger by Akebia, Merger Sub or Keryx as treasury shares, (ii) Keryx Shares held as of the Effective Time of the Merger by any subsidiary of either Keryx or Akebia (other than Merger Sub), and (iii) restricted Keryx Shares issued under an equity plan of Keryx and subject to restrictions, other than those restrictions that accelerate or lapse as a result of the Effective Time of the Merger (for the purposes of this section and the MTS Opinion (as defined below), the “Excluded Shares”), (B) Baupost, and (C) their respective affiliates) in the Merger is fair, from a financial point of view, to such holders.

The full text of the written opinion of MTS Securities (the “MTS Opinion”) sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by MTS Securities in connection with the MTS Opinion. The MTS Opinion is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of the MTS Opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the MTS Opinion. We urge you to read carefully the MTS Opinion, together with the summary thereof in this joint proxy statement/prospectus, in its entirety. MTS Securities provided its opinion for the information and assistance of the Keryx Board in connection with its consideration of the Merger. The MTS Opinion addressed solely the fairness, from a financial point of view, of the Exchange Multiplier to be received by the holders of Keryx Shares (other than holders of Excluded Shares, Baupost and their respective affiliates) in the Merger and does not address any other aspect or implication of the Merger. The MTS Opinion was not a recommendation to the Keryx Board or any shareholder of Keryx as to how to vote or to take any other action in connection with the Merger.

Opinion of Akebia’s Financial Advisor—Evercore Group L.L.C. (See Page 112)

Akebia has retained Evercore Group L.L.C. (“Evercore”) to act as a financial advisor in connection with the Merger. The Akebia Board engaged Evercore based on Evercore’s qualifications, experience, and reputation, as well as its familiarity with the business and management team of Akebia. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements, and valuations for corporate and other purposes. As part of this engagement, Akebia requested that Evercore evaluate the fairness, from a financial point of view, of the Exchange Multiplier to Akebia. On June 28, 2018, Evercore delivered to the Akebia Board its oral opinion, subsequently confirmed by its delivery of a written opinion dated as of June 28, 2018, that, as of June 28, 2018, and based upon and subject to the assumptions, procedures, factors, qualifications, limitations, and other matters set forth in Evercore’s written opinion, the Exchange Multiplier was fair, from a financial point of view, to Akebia.

The full text of Evercore’s written opinion, dated June 28, 2018, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Evercore in delivering its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference in its entirety. The description of Evercore’s written opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Evercore’s opinion should not be construed as creating any fiduciary duty on Evercore’s part to any party, and such opinion is not intended to be, and does not constitute a recommendation to the Akebia Board or to any other person in respect of the Merger, including as to how any holder of Akebia Shares should vote or act in respect of the Merger.

You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Akebia Board, and was delivered to the Akebia Board in connection with its evaluation of the fairness, from a financial point of view, of the Exchange Multiplier to Akebia. The opinion did not address any other aspects or implications of the Merger.

Evercore’s opinion necessarily was based upon information made available to Evercore as of June 28, 2018 and financial, economic, monetary, market, regulatory, and other conditions and circumstances as they existed and could be evaluated on such date. It is understood that subsequent developments may have affected or may affect the opinion, and Evercore undertook no obligation, and is under no obligation, to update, revise, or reaffirm its opinion based on subsequent developments. Evercore’s opinion did not express any opinion as to the price at which the Akebia Shares or the Keryx Shares will trade at any time.

Opinion of Akebia’s Financial Advisor—J.P. Morgan Securities LLC (See Page 118)

Pursuant to an engagement letter dated June 17, 2018, Akebia retained J.P. Morgan Securities LLC (“J.P. Morgan”) as a financial advisor in connection with the proposed Merger.

At the meeting of the Akebia Board on June 28, 2018, J.P. Morgan rendered its oral opinion to the Akebia Board that, as of such date and based upon and subject to assumptions, procedures, factors, qualifications, limitations, and other matters set forth in its opinion, the Exchange Multiplier in the proposed Merger was fair, from a financial point of view, to Akebia. J.P. Morgan has confirmed its June 28, 2018 oral opinion by delivering its written opinion to the Akebia Board, that, as of June 28, 2018, the Exchange Multiplier in the proposed Merger was fair, from a financial point of view, to Akebia.

The full text of the written opinion of J.P. Morgan, which sets forth the assumptions made, matters considered, and limits on the review undertaken, is attached as Annex D to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

Akebia’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Akebia Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Exchange Multiplier in the Merger and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of the Exchange Multiplier to the holders of any class of securities, creditors, or other constituencies of Akebia or as to the underlying decision by Akebia to engage in the proposed Merger.

The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any shareholder of Akebia as to how such shareholder should vote with respect to the proposed Merger or any other matter.

The Merger Agreement (See Page 138)

The terms and conditions of the Merger are contained in the Merger Agreement, which is attached to this joint proxy statement/prospectus as Annex A. You should read the Merger Agreement carefully, as it is the legal document that governs the Merger.

Conditions to Consummation of the Merger (See Page 141)

As more fully described in this joint proxy statement/prospectus and as set forth in the Merger Agreement, the consummation of the Merger depends on a number of conditions being satisfied or waived. These conditions include:

•	receipt of approval of the Akebia Share Issuance Proposal;

•	receipt of approval of the Keryx Merger Proposal;

•	the absence of any adverse law or order promulgated, entered, enforced, enacted, or issued by any government entity that prohibits, restrains, or makes illegal the consummation of the Merger;

•	the Akebia Shares to be issued in the Merger being approved for listing on The Nasdaq Global Market;

•

receipt of material government approvals, including the expiration or termination of the waiting period, and any extension thereof, under the HSR Act, early termination of which was granted by the FTC on August 21, 2018, effective immediately;

•

subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of Akebia and Keryx contained in the Merger Agreement and the compliance by each party with the covenants contained in the Merger Agreement;

•	the absence of a material adverse effect with respect to each of Akebia and Keryx; and

•	the conversion of Convertible Notes pursuant to the terms of the Notes Conversion Agreement. The issuance of the Additional Shares is a condition of the conversion, but not of the Merger.

Keryx and Akebia cannot be certain when, or if, the conditions to the Merger Agreement will be satisfied or waived (to the extent waiver is permitted by applicable law), or when or whether the Merger will be consummated.

No Solicitation (See Page 147)

As more fully described in this joint proxy statement/prospectus and as set forth in the Merger Agreement, the Merger Agreement restricts the ability of either Keryx or Akebia to, directly or indirectly:

•

initiate, seek, or solicit, or knowingly encourage, facilitate, or take any other action that could reasonably be expected to promote any inquiries or the making or any submission of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined in “The Merger Agreement—No Solicitation”);

•

subject to certain exceptions, engage in any discussions or negotiations or disclose any non-public information to any person that has made or could reasonably expected to make an Acquisition Proposal with respect to Keryx or Akebia; or

•

enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, or other similar agreement, with respect to an Acquisition Proposal involving Keryx or Akebia, as applicable (other than an Acceptable Confidentiality Agreement, as defined in the Merger Agreement).

If, however, either Keryx or Akebia, as applicable, receives an Acquisition Proposal that was not solicited in violation of the Merger Agreement and, prior to receipt of shareholder approval of the Keryx Merger Proposal (in the case of Keryx) or shareholder approval of the Akebia Share Issuance Proposal (in the case of Akebia), such party’s board of directors determines in good faith (after consultation with such party’s outside counsel) that such competing acquisition proposal is or could reasonably be expected to lead to a Superior Proposal (as defined in “The Merger Agreement—No Solicitation”) and that a failure to take certain actions would be inconsistent with the directors’ fiduciary duties to Keryx’s shareholders (in the case of the Keryx Board) or directors’ fiduciary duties to Akebia’s shareholders (in the case of the Akebia Board), then such party may, subject to specified conditions and requirements, furnish nonpublic information to the person making the proposal and participate in discussions or negotiations with such person.

Further, at any time prior to obtaining the approval of the Keryx Merger Proposal or the approval of the Akebia Share Issuance Proposal, as applicable, and following any Intervening Event (as defined in “The Merger

Agreement—No Solicitation”), the Keryx Board or the Akebia Board, as applicable, may make a Keryx Adverse Recommendation Change or an Akebia Adverse Recommendation Change (as defined in “The Merger Agreement—No Solicitation”), as applicable, if such board (i) determines in good faith after consultation with outside legal counsel that the failure to make a Keryx Adverse Recommendation Change or a Akebia Adverse Recommendation Change, as applicable, in response to such Intervening Event would be a breach of its fiduciary obligations to its shareholders, (ii) determines in good faith that the reasons for making such a Keryx Adverse Recommendation Change or Akebia Adverse Recommendation Change are independent of and unrelated to any pending Acquisition Proposal, and (iii) provides written notice to the other party (a “Keryx Notice of Change” or an “Akebia Notice of Change”) advising such other party that such board is contemplating making a Keryx Adverse Recommendation Change or Akebia Adverse Recommendation Change, as applicable, and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that the Keryx Board or the Akebia Board, as applicable (x) has given the other party at least five business days after receipt of the Keryx Notice of Change or Akebia Notice of Change, as applicable, and (y) during that five business day period, at the request of the other party, has negotiated in good faith with respect to any change or modifications to the Merger Agreement which would allow the appropriate board not to make a Keryx Adverse Recommendation Change or Akebia Adverse Recommendation Change, as appropriate, in response to such Intervening Event and consistent with the board’s fiduciary obligations to its shareholders.

Termination of the Merger Agreement (See Page 152)

The Merger Agreement may be terminated at any time prior to the consummation of the Merger in any of the following ways:

•	by mutual written consent of Keryx and Akebia;

•

by Akebia, at any time prior to the Effective Time, if any of Keryx’s covenants, representations, or warranties contained in the Merger Agreement shall have become untrue, such that a condition to Akebia’s obligations to consummate the Merger would not be satisfied and such breach is (A) incapable of being cured by Keryx or (B) not cured within 30 days’ notice to Keryx of such breach;

•

by Akebia, if Keryx materially breaches the non-solicitation provisions of the Merger Agreement or the Keryx Board or any committee thereof (A) makes a Keryx Adverse Recommendation Change (as defined in the Merger Agreement), (B) does not include the Keryx Recommendation (as defined in the Merger Agreement) in this joint proxy statement/prospectus, or (C) publicly proposes or allows Keryx to publicly propose any of the actions in (A) or (B);

•

by Akebia, at any time prior to the approval of the Akebia Share Issuance Proposal, upon written notice to Keryx, in order to enter into a definitive agreement with a third party providing for a Superior Proposal with respect to Akebia, if in connection with such Superior Proposal, it has complied in all material respects with the non-solicitation provisions of the Merger Agreement and substantially concurrently with such termination Akebia enters into such definitive agreement;

•

by Keryx, at any time prior to the Effective Time, if any of Akebia’s or Merger Sub’s covenants, representations, or warranties contained in the Merger Agreement shall have become untrue, such that a condition to Keryx’s obligations to consummate the Merger would not be satisfied and such breach is (A) incapable of being cured by Akebia or Merger Sub or (B) not cured within 30 days’ notice to Akebia of such breach;

•

by Keryx, if Akebia materially breaches the non-solicitation provisions of the Merger Agreement or the Akebia Board or any committee thereof (A) makes an Akebia Adverse Recommendation Change (as defined in the Merger Agreement), (B) does not include the Akebia Recommendation (as defined in the Merger Agreement) in this joint proxy statement/prospectus, or (C) publicly proposes or allows Akebia to publicly propose any of the actions in (A) or (B);

•

by Keryx, at any time prior to the approval of the Keryx Merger Proposal, upon written notice to Akebia, in order to enter into a definitive agreement with a third party providing for a Superior Proposal with respect to Keryx, if in connection with such Superior Proposal, it has complied in all material respects with the requirements of the Merger Agreement and substantially concurrently with such termination Keryx enters into such definitive agreement;

•

by either Keryx or Akebia, if the Merger and the other transactions contemplated by the Merger Agreement violate any order, decree, or ruling of any court or governmental body that has become final and non-appealable or there shall be a law that makes the contemplated transactions illegal or otherwise prohibited; provided, however, that this termination right shall not be available to any party whose action or failure to act has been the primary cause of the failure of the Merger to occur and such action or failure to act constitutes a breach of the Merger Agreement;

•

by either Keryx or Akebia, if the Merger has not be consummated by 5:00 p.m., New York time on December 28, 2018 (the “Termination Date”); provided, however, that this termination right shall not be available to any party whose action or failure to act has been the primary cause of the failure of the Merger to occur and such action or failure to act constitutes a breach of the Merger Agreement;

•

by either Keryx or Akebia, if Keryx’s shareholders do not approve the Keryx Merger Proposal at the Keryx Special Meeting; provided, however, that this termination right shall not be available to any party whose action or failure to act has been the primary cause of the failure of the Merger to occur and such action or failure to act constitutes a breach of the Merger Agreement; or

•

by either Keryx or Akebia, if Akebia’s shareholders do not approve the Akebia Share Issuance Proposal at the Akebia Special Meeting; provided, however, that this termination right shall not be available to any party whose action or failure to act has been the primary cause of the failure of the Merger to occur and such action or failure to act constitutes a breach of the Merger Agreement.

Termination Fees and Expenses (See Page 153)

Upon termination of the Merger Agreement under certain circumstances specified in the Merger Agreement, Akebia may be required to pay Keryx a termination fee of $22 million, and upon termination of the Merger Agreement under certain other circumstances specified in the Merger Agreement, Keryx may be required to pay Akebia a termination fee of $22 million. Upon termination of the Merger Agreement in certain circumstances specified in the Merger Agreement, Akebia or Keryx may be required to reimburse the other party’s transaction expenses up to $6 million, to be credited against the $22 million termination fee (if such fee is subsequently required to be paid, as specified in the Merger Agreement).

Regulatory Approvals Required for the Merger (See Page 135)

To consummate the Merger, Keryx and Akebia must obtain approvals or consents from, or make filings with, the FTC and the Antitrust Division of the DOJ. Under the HSR Act, the Merger cannot be consummated until, among other things, notifications have been given and certain information has been provided to the FTC and the Antitrust Division of the DOJ and all applicable waiting periods (and any extensions thereof) have expired or been terminated.

Keryx and Akebia made various filings and submissions for the above-referenced approvals and consents. On August 21, 2018, the FTC granted early termination, effective immediately, of the applicable waiting period under the HSR Act.

The HSR approval condition is discussed under “The Merger—Regulatory Approvals Required for the Merger” beginning on page 135 of this joint proxy statement/prospectus.

Accounting Treatment (See Page 135)

Akebia will account for the Merger using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States (“GAAP”). Although the business combination of Akebia and Keryx is a “merger of equals,” GAAP requires that one of the two companies in the Merger be designated as the acquirer for accounting purposes based on the evidence available. Accordingly, Akebia will be treated as the acquiring entity for accounting purposes. In identifying Akebia as the acquiring entity, the companies took into account, among other factors, the structure of the Merger, the composition of the Combined Board, and the decision that the current executive leadership team at Akebia will continue to serve in the same roles in the combined company. As a result, the historical financial statements of Akebia will become the historical financial statements of the combined company.

The combined company will measure Keryx’s assets acquired and liabilities assumed at their fair values, including net tangible and identifiable intangible assets acquired and liabilities assumed, as of the consummation of the Merger. Any excess of the purchase price over those fair values will be recorded as goodwill.

Definite lived intangible assets will be amortized over their estimated useful lives. Intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment at least annually. All intangible assets and goodwill are also tested for impairment when certain indicators are present.

The allocation of purchase price reflected in the unaudited pro forma combined financial statements is based on preliminary estimates using assumptions that Akebia management believes are reasonable based on currently available information. The final purchase price and fair value assessment of assets and liabilities will be based in part on a detailed valuation that has not yet been completed.

Material U.S. Federal Income Tax Consequences (See Page 136)

Subject to the representations and assumptions in the tax opinion of Goodwin Procter LLP described on page 137, it is the opinion of Goodwin Procter LLP that the Merger will to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, it is the opinion of Goodwin Procter LLP that a U.S. Holder (as defined on page 137 of this joint proxy statement/prospectus) of Keryx Shares will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Keryx Shares for Akebia Shares in the Merger, except with respect to cash received by Keryx shareholders in lieu of fractional Akebia Shares.

Please review the information set forth in the section entitled “Material U.S. Federal Income Tax Consequences”, which constitutes the opinion of Goodwin Procter LLP, for a more complete description of the material U.S. federal income tax consequences of the Merger. Please consult your tax advisors as to the specific tax consequences to you of the Merger.

Interests of Keryx’s Directors and Executive Officers in the Merger (See Page 126)

In considering the recommendation of the Keryx Board with respect to the Keryx Proposals, Keryx shareholders should be aware that certain members of the Keryx Board and certain executive officers have interests in the Merger that may be different from, or in addition to, those of the Keryx shareholders generally. These interests include, but are not limited to:

•	expected service as members of the Combined Board following consummation of the Merger;

•	accelerated vesting of equity awards;

•	additional cash awards under employment agreements and preexisting retention agreements;

•	entitlement to severance benefits under preexisting severance arrangements; and

•	continued indemnification in favor of the current and former directors and officers of Keryx, as well as certain obligations related to maintenance of directors’ and officers’ liability insurance.

These interests are described in more detail below and may present such executive officers and directors with actual or potential conflicts of interest. The Keryx Board was aware of these interests during its deliberations on the merits of the Merger, and considered these interests, among other matters, in reaching its decision to approve and declare advisable the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement, and in its decision to recommend that Keryx shareholders vote for the Keryx Proposals. For additional information on the interests of Keryx’s directors and officers in the Merger, see “The Merger—Interests of Keryx’s Directors and Executive Officers in the Merger” beginning on page 126 of this joint proxy statement/prospectus.

Interests of Akebia’s Directors and Executive Officers in the Merger (See Page 132)

In considering the recommendation of the Akebia Board, Akebia shareholders should be aware that certain of Akebia’s executive officers and directors have interests in the Merger that may be different from, or in addition to, those of Akebia’s shareholders generally. These interests include, but are not limited to:

•	expected service as members of the Combined Board following consummation of the Merger;

•	expected service as members of the executive leadership team of Akebia following consummation of the Merger;

•	the treatment of equity awards;

•	entitlement to severance benefits under preexisting employment agreements;

•	entitlement to certain employee benefits; and

•

continued indemnification in favor of the current and former directors and officers of Akebia, as well as certain obligations related to the maintenance of directors’ and officers’ liability insurance.

These interests may present such executive officers and directors with actual or potential conflicts of interest. The Akebia Board was aware of these interests during its deliberations on the merits of the Merger and in deciding to recommend that Akebia shareholders vote for the Akebia Proposals. For additional information on the interests of Akebia’s directors and officers in the Merger, see “The Merger—Interests of Akebia’s Directors and Executive Officers in the Merger” beginning on page 132 of this joint proxy statement/prospectus.

Appraisal Rights (See Page 140)

Under the DGCL, neither the holders of Akebia Shares nor of Keryx Shares are entitled to exercise any appraisal rights in connection with the Merger or the other transactions contemplated by the Merger Agreement.

Comparison of Shareholder Rights (See Page 172)

As a result of the Merger, the holders of Keryx Shares will become holders of Akebia Shares, and their rights will be governed by the DGCL and by the Ninth Amended and Restated Certificate of Incorporation of Akebia (the “Akebia charter”) and Akebia’s Amended and Restated Bylaws (the “Akebia bylaws”) (instead of the amended and restated certificate of incorporation of Keryx (the “Keryx charter”) or Keryx’s Amended and Restated Bylaws (the “Keryx bylaws”)). Following the Merger, former Keryx shareholders will have different rights as Akebia shareholders than they had as Keryx shareholders. For additional information on shareholder rights, see “Comparison of Shareholder Rights” beginning on page 172 of this joint proxy statement/prospectus.

Risk Factors (See Page 39)

In deciding how to vote your Keryx Shares or Akebia Shares, you should read carefully this entire joint proxy statement/prospectus, including the documents incorporated by reference herein and the annexes and exhibits hereto, and in particular, you should read the “Risk Factors” section beginning on page 39 of this joint proxy statement/prospectus. See also “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” beginning on pages 185 and 186, respectively, of this joint proxy statement/prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF KERYX

Set forth below are selected historical consolidated financial data for Keryx. The financial data as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015 are derived from Keryx’s audited financial statements and related notes that are incorporated by reference into this joint proxy statement/prospectus from Keryx’s Annual Report on Form 10-K for the year ended December 31, 2017. The financial data as of December 31, 2015, 2014 and 2013 and for the years ended December 31, 2014 and 2013 are derived from the audited financial statements of Keryx that are not included in or incorporated by reference into this joint proxy statement/prospectus.

The selected historical consolidated financial data as of June 30, 2018 and for the three and six months ended June 30, 2018 and June 30, 2017 are derived from Keryx’s unaudited financial statements and related notes that are incorporated by reference into this joint proxy statement/prospectus from Keryx’s Quarterly Report on Form 10-Q for the period ended June 30, 2018. The selected historical consolidated financial data of Keryx as of June 30, 2017 are derived from Keryx’s unaudited consolidated financial statements and related notes from Keryx’s Quarterly Report on Form 10-Q for the period ended June 30, 2017, which is not incorporated by reference into this joint proxy statement/prospectus. Keryx’s management believes that Keryx’s unaudited consolidated financial statements have been prepared on a basis consistent with its audited financial statements and include all normal and recurring adjustments necessary for a fair presentation of the results for each interim period.

The information set forth below is only a summary and it is not necessarily indicative of the results of future operations of Keryx, nor does it include the effects of the Merger. Interim results for the six months ended and as of June 30, 2018 are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ended December 31, 2018. The selected historical consolidated financial statement data provided below is only a summary, and you should read it in conjunction with the audited consolidated financial statements of Keryx and the related notes contained in its Annual Report on Form 10-K for the year ended December 31, 2017, the unaudited consolidated financial statements and related notes contained in the Quarterly Report on Form 10-Q for the period ended June 30, 2018, and the other information that Keryx has previously filed with the SEC and which is incorporated into this joint proxy statement/prospectus by reference. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” beginning on pages 185 and 186, respectively, of this joint proxy statement/prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	2017	2016	2015	2014	2013	2018	2017
	(in thousands, except share and per share data)
Consolidated statements of operations data:
Net U.S. Auryxia product sales	$55,514	$27,173	$10,141	$—	$—	$44,727	$24,621
License revenue	5,127	4,810	3,539	10,825	7,000	2,773	2,343

Total revenues	60,641	31,983	13,680	10,825	7,000	47,500	26,964
Costs and expenses:
Cost of goods sold	21,955	37,803	4,520	—	—	17,029	8,653
License expense	3,076	2,886	2,124	495	—	1,664	1,406
Research and development	37,679	29,504	36,694	51,502	34,734	17,162	15,776
Selling, general and administrative	99,622	84,553	81,410	70,057	19,349	54,548	48,089

Total costs and expenses	162,332	154,746	124,748	122,054	54,083	90,403	73,924

Loss from operations	(101,691)	(122,763)	(111,068)	(111,229)	(47,083)	(42,903)	(46,960)
Other income (expense):
Amortization of debt discount	(62,965)	(34,227)	(11,357)	—	—	(1,316)	(62,965)
Other income (expense), net	981	(4,025)	(630)	411	351	171	452

Total other income (expense), net	(61,984)	(38,252)	(11,987)	411	351	(1,145)	(62,513)

Loss before income taxes	(163,675)	(161,015)	(123,055)	(110,818)	(46,732)	(44,048)	(109,473)
Income tax (benefit) expense	(235)	80	90	700	—	(634)	40

Net loss	$(163,440)	$(161,095)	$(123,145)	$(111,518)	$(46,732)	$(43,414)	$(109,513)

Basic and diluted net loss per common share	$(1.43)	$(1.52)	$(1.19)	$(1.23)	$(0.58)	$(0.36)	$(1.00)

Weighted average shares used in computing basic and diluted net loss per common share	114,507,668	105,845,121	103,898,399	91,000,902	81,009,561	120,149,604	109,846,152

	As of December 31,					As of June 30,
	2017	2016	2015	2014	2013	2018	2017
	(in thousands, except share and per share data)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$93,526	$111,810	$200,290	$74,284	$55,696	49,458	140,527
Accounts receivable, net	8,146	5,236	3,656	834	—	15,430	8,459
Inventory	28,695	12,681	41,881	7,830	—	48,584	18,085
Working capital	96,146	111,346	171,688	69,285	41,600	70,565	145,186
Total assets	158,872	141,427	258,685	103,628	60,766	145,651	184,189
Convertible senior notes	125,000	125,000	90,773	—	—	130,088	125,000
Accumulated deficit	(998,538)	(835,098)	(674,003)	(550,858)	(439,340)	(1,041,336)	(944,611)
Total stockholders’ (deficit) equity	(14,095)	(8,296)	86,934	73,484	45,400	(41,192)	25,649

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF AKEBIA

Set forth below are selected historical consolidated financial data for Akebia. The financial data as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016, and 2015 are derived from Akebia’s audited financial statements and related notes that are incorporated by reference into this joint proxy statement/prospectus from Akebia’s Annual Report on Form 10-K for the year ended December 31, 2017. The financial data as of December 31, 2015, 2014, and 2013 and for the years ended December 31, 2014 and December 31, 2013 are derived from the audited financial statements of Akebia that are not included in or incorporated by reference into this joint proxy statement/prospectus.

The selected historical consolidated financial data as of June 30, 2018 and for the three and six months ended June 30, 2018 and June 30, 2017 are derived from Akebia’s unaudited financial statements and related notes that are incorporated by reference into this joint proxy statement/prospectus from Akebia’s Quarterly Report on Form 10-Q for the period ended June 30, 2018. The selected historical consolidated financial data of Akebia as of June 30, 2017 are derived from Akebia’s unaudited consolidated financial statements and related notes from Akebia’s Quarterly Report on Form 10-Q for the period ended June 30, 2017, which is not incorporated by reference into this joint proxy statement/prospectus. Akebia management believes that Akebia’s unaudited consolidated financial statements have been prepared on a basis consistent with its audited financial statements and include all normal and recurring adjustments necessary for a fair presentation of the results for each interim period.

The information set forth below is only a summary and it is not necessarily indicative of the results of future operations of Akebia, nor does it include the effects of the Merger. Interim results for the six months ended and as of June 30, 2018 are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ended December 31, 2018.

The selected historical consolidated financial statement data provided below is only a summary, and you should read it in conjunction with the audited consolidated financial statements of Akebia and the related notes contained in its Annual Report on Form 10-K for the year ended December 31, 2017, the unaudited consolidated financial statements and related notes contained in the Quarterly Report on Form 10-Q for the period ended June 30, 2018, and the other information that Akebia has previously filed with the SEC and which is incorporated into this joint proxy statement/prospectus by reference. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” beginning on pages 185 and 186, respectively, of this joint proxy statement/prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	2017	2016	2015	2014	2013	2018	2017
		(in thousands, except share and per share data)
Consolidated statements of operations data:
Collaboration revenue	$177,984	$1,535	$—	$—	$—	$94,723	$49,385
Operating expenses:
Research and development	230,893	115,785	43,016	23,263	8,902	133,321	103,800
General and administrative	27,008	22,210	18,497	14,677	7,031	21,562	12,693

Total operating expenses	257,901	137,995	61,513	37,940	15,933	154,883	116,493

Loss from operations	(79,917)	(136,460)	(61,513)	(37,940)	(15,933)	(60,160)	(67,108)
Other income, net	3,003	713	797	906	2,766	2,673	1,048

Net loss	$(76,914)	$(135,747)	$(60,716)	$(37,034)	$(13,167)	$(57,487)	$(66,060)
Accretion on preferred stock	—	—	—	(86,899)	(55,886)	—	—

Net loss applicable to common shareholders	$(76,914)	$(135,747)	$(60,716)	$(123,933)	$(69,053)	$(57,487)	$(66,060)

Net loss per share applicable to common shareholders—basic and diluted(1)	$(1.77)	$(3.60)	$(2.29)	$(8.04)	$(126.94)	$(1.09)	$(1.66)

Weighted-average number of common shares used in net loss per share applicable to common shareholders—basic and diluted	43,500,795	37,716,949	26,469,170	15,406,386	544,002	52,774,794	39,795,282

(1)

See Note 2 of the notes to our consolidated financial statements appearing in the Akebia Annual Report on Form 10-K for the year ended December 31, 2017, for a description of the method used to calculate basic and diluted net loss per share of common stock.

	As of December 31,					As of June 30,
	2017	2016	2015	2014	2013	2018	2017
		(in thousands, except share and per share data)
Consolidated Balance Sheet Data:
Cash and cash equivalents and available for sale securities	$317,792	$260,343	$138,454	$108,918	$32,556	$402,123	$321,215
Working capital	214,007	182,053	129,149	103,595	29,529	242,997	150,798
Total assets	364,247	300,216	142,940	110,995	34,665	413,781	336,822
Redeemable convertible preferred stock	—	—	—	—	157,827	—	—
Accumulated deficit	(374,050)	(297,136)	(161,389)	(100,673)	(127,072)	(428,294)	(363,196)
Total shareholders’ equity (deficit)	119,331	68,120	130,998	104,078	(127,072)	165,925	56,998

SELECTED AKEBIA AND KERYX UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL DATA

The following selected unaudited pro forma condensed combined financial data (the “selected pro forma data”) give effect to the Merger. The selected unaudited pro forma combined statements of operations and comprehensive loss data for the year ended December 31, 2017 and the six months ended June 30, 2018, give effect to the Merger under the acquisition method of accounting, as if the Merger had occurred on January 1, 2017. The selected unaudited pro forma combined balance sheet data as of June 30, 2018 gives effect to the Merger under the acquisition method of accounting, as if the Merger had occurred on June 30, 2018, assuming each outstanding Keryx Share, Keryx Restricted Shares, and the Keryx Options had become Akebia Shares, Akebia RSUs, or options to acquire Akebia Shares, respectively, based on the Exchange Multiplier.

The historical consolidated financial information has been adjusted in the selected pro forma data to give effect to pro forma events that are (i) directly attributable to the Merger, (ii) factually supportable and (iii) with respect to the statements of income, expected to have a continuing impact on Akebia’s results after the Merger.

The selected pro forma data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma combined financial information of Akebia following the Merger appearing elsewhere in this joint proxy statement/prospectus and the accompanying notes to the unaudited pro forma combined financial information. In addition, the selected pro forma data were based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes, which are incorporated by reference into this joint proxy statement/prospectus:

•

Separate historical consolidated financial statements of Akebia as of, and for the year ended and six months ended, December 31, 2017 and June 30, 2018, respectively, and the related notes included in Akebia’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 and Akebia’s Annual Report on Form 10-K for the year ended December 31, 2017; and

•

Separate historical consolidated financial statements of Keryx as of, and for the year ended and six months ended, December 31, 2017 and June 30, 2018, respectively, and the related notes included in Keryx’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 and Keryx’s Annual Report on Form 10-K for the year ended December 31, 2017.

The selected pro forma data have been prepared by Akebia using the acquisition method of accounting in accordance with the Financial Accounting Standards Board, Accounting Standards Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures, which Akebia has adopted as required. Akebia has been treated as the acquirer in the Merger for accounting purposes. Acquisition accounting requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Fair value measurements recorded in acquisition accounting are dependent upon certain valuation studies of Keryx’s assets and liabilities and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments reflect the assets and liabilities of Keryx at their preliminary estimated fair values which use assumptions that Akebia believes are reasonable based on information that is currently available to it. Differences between these preliminary estimates and the final acquisition accounting will occur, and those differences could have a material impact on the selected pro forma data. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information prepared in accordance with the rules and regulations of the SEC.

The selected pro forma data have been presented for informational purposes only. The selected pro forma data do not purport to represent the actual results of operations that Akebia and Keryx would have achieved had the companies been combined during the periods presented in the selected financial data and is not intended to project the future results of operations that Akebia may achieve after the Merger is consummated.

The selected pro forma data do not reflect any cost savings that may be realized as a result of the Merger and also do not reflect any restructuring or integration-related costs to achieve those potential cost savings.

Amounts below are presented in thousands, except per share amounts.

	For the Six Months Ended June 30, 2018	For the Year Ended December 31, 2017
Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss Data:
Total revenue	$142,223	$240,125
Operating expenses	$280,749	$510,201

Loss from continuing operations	$(138,526)	$(270,076)
Interest income and other income	$2,844	$3,759

Loss before income taxes from continuing operations	$(135,682)	$(266,317)

Net loss from continuing operations	$(135,048)	$(266,082)
Net loss per share from continuing operations	$(1.20)	$(2.57)

Diluted net loss per share from continuing operations	$(1.20)	$(2.57)

As of June 30, 2018
Pro Forma Condensed Combined Balance Sheet Data:
Cash, cash equivalents and current marketable securities	$446,656
Working capital	$403,451
Total assets	$947,913
Other long-term liabilities	$69
Total liabilities	$324,147
Combined company shareholders’ equity	$623,766

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following table sets forth selected historical and unaudited pro forma combined per share information for Akebia and Keryx.

Historical Per Share Information of Akebia and Keryx. The historical per share information of each of Akebia and Keryx below is derived from the audited consolidated financial statements of each of Akebia and Keryx as of, and for the year ended, December 31, 2017 and the unaudited consolidated financial statements of each of Akebia and Keryx as of, and for the six months ended, June 30, 2018.

Unaudited Pro Forma Combined per Share Data of Akebia. The unaudited pro forma combined per share data of Akebia set forth below gives effect to the Merger under the acquisition method of accounting, as if the Merger had been effective on January 1, 2017, the first day of Akebia’s fiscal year ended December 31, 2017, in the case of net income per share.

The unaudited pro forma combined per share data of Akebia is derived from the audited consolidated financial statements of each of Akebia and Keryx as of, and for the year ended, December 31, 2017, and the unaudited consolidated financial statements of each of Akebia and Keryx as of, and for the six months ended, June 30, 2018.

The acquisition method of accounting is based on Financial Accounting Standards Board, ASC 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures, which Akebia has adopted as required. Acquisition accounting requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Fair value measurements recorded in acquisition accounting are dependent upon certain valuation studies of Keryx’s assets and liabilities and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments reflect the assets and liabilities of Keryx at their preliminary estimated fair values. Differences between these preliminary estimates and the final values in acquisition accounting will occur and these differences could have a material impact on the unaudited pro forma combined per share information set forth in the following table.

The unaudited pro forma combined per share data of Akebia does not purport to represent the actual results of operations that Akebia would have achieved had the companies been combined during these periods or to project the future results of operations that Akebia may achieve after consummation of the Merger.

Generally. You should read the below information in conjunction with the selected historical consolidated financial information included elsewhere in this joint proxy statement/prospectus and the historical consolidated financial statements of Akebia and Keryx and related notes that have been filed with the SEC, certain of which are incorporated by reference into this joint proxy statement/prospectus. See “Selected Historical Consolidated Financial Data of Akebia,” “Selected Historical Consolidated Financial Data of Keryx” and “Where You Can Find More Information” beginning on pages 31, 28, and 186, respectively, of this joint proxy statement/prospectus. The unaudited pro forma combined per share data of Akebia is derived from, and should be read in conjunction with, the Akebia and Keryx unaudited pro forma condensed combined financial statements and related notes included in this joint proxy statement/prospectus. See “Akebia and Keryx Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 156 of this joint proxy statement/prospectus.

	As of/For the Six Months Ended June 30, 2018	As of/For the Year Ended December 31, 2017
Akebia Historical per Common Share Data:
Net income—basic	$(1.09)	$(1.77)
Net income—diluted	$(1.09)	$(1.77)
Cash dividends paid	—	—
Keryx Historical per Common Share Data:
Net income from continuing operations—basic	$(0.36)	$(1.43)
Net income from continuing operations—diluted	$(0.36)	$(1.43)
Cash dividends paid	—	—
Unaudited Pro Forma Combined per Share Data:
Net income—basic	$(1.20)	$(2.57)
Net income—diluted	$(1.20)	$(2.57)
Cash dividends paid	—	—

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Market Prices

The principal trading market of Akebia Shares is The Nasdaq Global Market and the principal trading market of Keryx Shares is The Nasdaq Capital Market. The following table sets forth, for the calendar periods indicated, the high and low sales prices per Akebia Share and per Keryx Share as reported by The Nasdaq Global Market and The Nasdaq Capital Market, respectively. Akebia Shares are traded under the symbol “AKBA,” and Keryx Shares are traded under the symbol “KERX.”

	Akebia Shares		Keryx Shares
	High	Low	High	Low
2016:
First Quarter	$12.74	$7.02	$5.74	$2.80
Second Quarter	$9.99	$7.00	$6.98	$4.43
Third Quarter	$9.38	$7.31	$7.80	$4.03
Fourth Quarter	$11.07	$7.16	$6.65	$4.11
2017:
First Quarter	$10.70	$8.58	$6.54	$4.47
Second Quarter	$16.54	$8.69	$7.49	$5.50
Third Quarter	$19.73	$12.78	$8.38	$6.31
Fourth Quarter	$20.25	$14.07	$8.07	$4.33
2018:
First Quarter	$15.86	$9.29	$5.18	$3.94
Second Quarter	$11.60	$7.90	$5.98	$3.30
Third Quarter	$10.74	$7.32	$4.64	$2.78
Fourth Quarter (through October 26, 2018)	$9.21	$7.63	$3.50	$2.85

The following table sets forth the closing sale prices per Akebia Share and per Keryx Share as reported on The Nasdaq Global Market and The Nasdaq Capital Market, respectively, as of June 27, 2018, the last trading day before the public announcement of the Merger Agreement, and as of October 26, 2018, the latest practicable date before the filing of this joint proxy statement/prospectus. The table also shows the implied value of the Merger Consideration per Keryx Share on each of the dates, which has been determined by multiplying the closing price of an Akebia Share on each of the dates by the 0.37433 Exchange Multiplier.

	Akebia Shares	Keryx Shares	Implied Value of Merger Consideration
June 27, 2018	$10.38	$4.48	$3.89
October 26, 2018	$8.06	$3.01	$3.02

The market prices of Akebia Shares and Keryx Shares have fluctuated since the date of the announcement of the Merger Agreement and will continue to fluctuate from the date of this joint proxy statement/prospectus to the date of the Akebia Special Meeting and the Keryx Special Meeting and the date the Merger is consummated and thereafter. No assurance can be given concerning the market prices of Akebia Shares or Keryx Shares before consummation of the Merger or Akebia Shares after consummation of the Merger.

Holders

As of 5:00 p.m. U.S. Eastern Time on the record date for the Akebia Special Meeting, 57,059,063 Akebia Shares, held by 21 holders of record, were outstanding and entitled to vote at the Akebia Special Meeting. As of 5:00 p.m. U.S. Eastern Time on the record date for the Keryx Special Meeting, 120,375,926 Keryx Shares, held by 42 holders of record, were outstanding and entitled to vote at the Keryx Special Meeting.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under “Cautionary Statement Regarding Forward-Looking Statements” of this joint proxy statement/prospectus, Akebia shareholders should carefully consider the following risks in deciding whether to vote for the approval of the Akebia Proposals, and Keryx shareholders should carefully consider the following risks in deciding whether to vote for the approval of the Keryx Proposals. Descriptions of some of these risks can be found in the Quarterly Report for Akebia on Form 10-Q for the period ended June 30, 2018 and the Quarterly Report for Keryx on Form 10-Q for the period ended June 30, 2018, and any amendments thereto, as such risks may be updated or supplemented in each company’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and other filings with the SEC from time to time, which are incorporated by reference into this joint proxy statement/prospectus. You should read carefully this entire joint proxy statement/prospectus and its annexes and exhibits and the other documents incorporated by reference into this joint proxy statement/prospectus. See also “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” beginning on pages 185 and 186, respectively, of this joint proxy statement/prospectus.

Risks Related to the Merger

Fluctuations in the market price of Akebia Shares will affect the value of the Merger Consideration.

In connection with the closing of the Merger, each Keryx Share issued and outstanding immediately prior to the Effective Time will become the right to receive 0.37433, or the Exchange Multiplier, of Akebia Shares (plus cash in lieu of fractional shares). This Exchange Multiplier will not be adjusted in the event of any change in the market price of Akebia Shares or Keryx Shares and as a result, prior to the Effective Time, Keryx shareholders and Akebia shareholders cannot be sure of the value of the Akebia Shares to be issued in connection with the Merger. Based on the closing price per share of Akebia Shares on The Nasdaq Global Market on October 26, 2018, the latest practicable date before the filing of this joint proxy statement/prospectus, the 0.37433 of an Akebia Share that the holders of Keryx Shares will hold immediately following the Effective Time in respect of each Keryx Share they held immediately prior to the Effective Time would have a value of approximately $3.02.

The exact dollar value of the Akebia Shares that the Akebia shareholders and the Keryx shareholders will hold upon consummation of the Merger will not be known at the time of the Akebia Special Meeting or the Keryx Special Meeting and may be greater than, the same as or less than the current market prices of Akebia Shares at the time of the Akebia Special Meeting or the Keryx Special Meeting. The market price of the Akebia Shares is subject to general price fluctuations in the market for publicly traded equity securities and has experienced volatility in the past and may vary significantly from the dates of the Akebia Special Meeting and the Keryx Special Meeting. As a result of these fluctuations, the value of the Merger Consideration will also vary. For example, based on the range of closing prices of Akebia Shares during the period from June 27, 2018, the last trading day before public announcement of the Merger, through October 26, 2018, the latest practicable trading date before the filing of this joint proxy statement/prospectus, the Exchange Multiplier represented a value ranging from a low of $2.74 to a high of $4.06 for each Keryx Share.

Stock price changes may result from a variety of factors, including general market, industry and economic conditions, changes in the respective businesses, operations and prospects of Keryx and Akebia, regulatory considerations, results of the Keryx Special Meeting and the Akebia Special Meeting, announcements with respect to the Merger or any of the foregoing, and other factors beyond the control of Keryx or Akebia. You should obtain current market price quotations for Keryx Shares and for Akebia Shares, but as indicated above, the prices at the time the Merger is consummated may be greater than, the same as or less than such price quotations.

The Merger may not be consummated unless important conditions are satisfied or waived and there can be no assurance that the Merger will be consummated.

The Merger Agreement contains a number of conditions that must be satisfied or waived (to the extent permitted by applicable law) to consummate the Merger. Those conditions include, among others:

•	approval of the Keryx Merger Proposal by the Keryx shareholders;

•	approval of the Akebia Share Issuance Proposal by the Akebia shareholders;

•	approval for listing on The Nasdaq Global Market of the Akebia Shares to be issued to Keryx shareholders in connection with the Merger, subject to official notice of issuance;

•	receipt of the requisite antitrust approval;

•	the absence of any law or order prohibiting the Merger; and

•	the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part.

These conditions to the consummation of the Merger may not be satisfied or waived (to the extent permitted by applicable law) and, as a result, the Merger may not be consummated at the time expected, or at all. For additional information regarding the conditions to the Merger, see “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 141 of this joint proxy statement/prospectus.

In addition, Keryx or Akebia may elect to terminate the Merger Agreement in certain other circumstances. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 152 of this joint proxy statement/prospectus.

The Merger Agreement contains provisions that could discourage a potential competing acquirer of either Keryx or Akebia.

The Merger Agreement contains “no shop” provisions that restrict each of Akebia’s and Keryx’s ability to solicit, initiate or knowingly encourage and induce, or take any other action designed to facilitate competing third-party proposals relating to a merger, reorganization or consolidation of the company or an acquisition of the company’s stock or assets. In addition, the other party generally has an opportunity to offer to modify the terms of the Merger in response to any competing acquisition proposals before the board of directors of the company that has received a third-party proposal may withdraw or qualify its recommendation with respect to the Merger. If the Merger Agreement is terminated in connection with the pursuit of a third-party transaction by one of the parties, that party will be required to pay a termination fee of $22 million to the other party. See “The Merger Agreement—No Solicitation,” “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Termination Fees and Expenses” beginning on pages 147, 152, and 153, respectively, of this joint proxy statement/prospectus.

These provisions could discourage a potential third-party acquirer that might have an interest in acquiring all or a significant portion of Akebia or Keryx from considering or proposing an acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than the market value proposed to be received or realized in the Merger. A potential third-party acquirer maintaining interest in the face of these provisions might propose to pay a lower price to the shareholders than it might otherwise have proposed to pay because of the added expense of the $22 million termination fee that may become payable in certain circumstances.

If the Merger Agreement is terminated and either Akebia or Keryx determines to seek another business combination, it may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the Merger.

The pendency of the Merger could materially adversely affect the business, financial condition, results of operations or cash flows of Keryx or Akebia.

The announcement and pendency of the Merger could disrupt Keryx’s or Akebia’s businesses, in any of the following ways, among others:

•

Keryx’s or Akebia’s employees may experience uncertainty about their future roles with the combined company, which might adversely affect each company’s ability to retain and hire key managers and other employees;

•

the attention of Keryx management or Akebia management may be directed toward completion of the Merger, integration planning and transaction-related considerations and may be diverted from the company’s day-to-day business operations and, following the completion of the Merger, the attention of the combined company’s management may also be diverted to such matters;

•	vendors, suppliers, business partners or others may seek to modify or terminate their business relationship with Keryx or Akebia or the combined company following completion of the Merger;

•	Keryx or Akebia, or the combined company following completion of the Merger, and their respective directors could become subject to lawsuits relating to the Merger; and

•	Keryx or Akebia may experience negative reactions from their shareholders, patients enrolled in their studies and the medical community, among others.

These disruptions could be exacerbated by a delay in the completion of the Merger or termination of the Merger Agreement. Additionally, if the Merger is not consummated, each company will have incurred significant costs and diverted the time and attention of management. A failure to consummate the Merger may also result in negative publicity, reputational harm, litigation against Keryx or Akebia or their respective directors and officers, and a negative impression of the companies in the financial markets. The occurrence of any of these events individually or in combination could have a material adverse effect on either or both companies’ financial statements and stock price.

In addition, the Merger Agreement restricts Akebia and Keryx from taking certain actions until the Effective Time without the consent of the other party, including, among others: the payment of dividends; the issuance of equity (including certain equity incentive awards); certain increases to employee compensation and benefits; capital expenditures; the incurrence of indebtedness; acquisitions and divestitures; and the entry into or amending certain material contracts. Akebia and Keryx are required to conduct business in the ordinary course consistent with past practice. The restrictive covenants, which are subject to various specific exceptions, may prevent Akebia or Keryx from pursuing attractive business opportunities that may arise prior to the consummation of the Merger. Although Akebia and Keryx may be able to pursue such activities with the other company’s consent, the other company may not be willing to provide its consent. For a description of the restrictive covenants applicable to Akebia and Keryx, see “The Merger Agreement—Conduct of Business Pending the Merger” beginning on page 144 of this joint proxy statement/prospectus.

Litigation filed or that may be filed against Keryx, Akebia, Merger Sub and/or the members of the Keryx Board or the Akebia Board could prevent or delay the consummation of the Merger.

Two putative shareholder class action lawsuits and one additional putative shareholder lawsuit have been filed by Keryx shareholders challenging the disclosures made in connection with the Merger. The lawsuits seek to enjoin the Merger, to recover damages if the Merger is consummated, attorneys’ fees, and other relief. Additional lawsuits arising out of the Merger may be filed in the future. For a more detailed description of litigation in connection with the Merger, see “The Merger—Litigation Relating to the Merger” beginning on page 136 of this joint proxy statement/prospectus.

The outcome of these lawsuits or any other lawsuit that may be filed challenging the Merger is uncertain. One of the conditions to the closing of the Merger is that no governmental authority has issued or entered any order after the date of the Merger Agreement having the effect of enjoining or otherwise prohibiting the consummation of the Merger. Accordingly, if these lawsuits or any future lawsuit is successful in obtaining any order enjoining consummation of the Merger, then such order may prevent the Merger from being consummated, or from being consummated within the expected time frame, and could result in substantial costs to Keryx and Akebia, including but not limited to, costs associated with the indemnification of directors and officers. Any such injunction or delay in the Merger being completed may adversely affect Keryx’s or Akebia’s business, financial condition, results of operations, and cash flows.

Keryx directors and executive officers and Akebia directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Keryx shareholders and Akebia shareholders.

Certain of the directors and executive officers of Keryx and certain of the directors and executive officers of Akebia negotiated the terms of the Merger Agreement and these individuals have interests in the Merger that may be different from, or in addition to, those of Keryx shareholders and Akebia shareholders, respectively. These interests include, but are not limited to, the continued service of certain of these individuals as directors and executive officers of Akebia after the date of the consummation of the Merger (the “Closing Date”), the treatment in the Merger of Keryx Restricted Shares, Keryx Options and certain other compensation arrangements with the Keryx and Akebia directors and executive officers, and provisions in the Merger Agreement regarding continued indemnification of and advancement of expenses of the directors and executive officers of Keryx and Akebia. Keryx shareholders and Akebia shareholders should be aware of these interests when they consider their respective Boards of Directors’ recommendations that they vote in favor of the Merger-related proposals.

The members of the Keryx Board were aware of and considered these interests relating to Keryx, among other matters, in evaluating the Merger Agreement and the Merger, and in recommending that Keryx shareholders approve the Keryx Proposals. The interests of Keryx directors and executive officers are described under “The Merger—Interests of Keryx’s Directors and Executive Officers in the Merger” beginning on page 126 of this joint proxy statement/prospectus.

The members of the Akebia Board were aware of and considered these interests relating to Akebia, among other matters, in evaluating the Merger Agreement and the Merger, and in recommending that Akebia shareholders approve the Akebia Proposals. The interests of Akebia directors and executive officers are described in more detail under “The Merger—Interests of Akebia’s Directors and Executive Officers in the Merger” beginning on page 132 of this joint proxy statement/prospectus.

Following the consummation of the Merger, the composition of the board of directors and management of the combined company will be different from the composition of the current board of directors and management of each of Akebia and Keryx and Akebia’s current shareholders will not have a majority ownership and voting interest in the combined company, which may affect the strategy and operations of the combined company.

Pursuant to the Merger Agreement, following the consummation of the Merger, the Combined Board will consist of (i) Mr. Butler, Mr. Canute, Ms. Smith, and another individual to be designated by the Akebia Board, who will be a director of the Akebia Board prior to the Effective Time and reasonably acceptable to Keryx, who will be the Continuing Directors; (ii) Mr. Enyedy, Dr. Gilman, Mr. Heffernan, Ms. Morrison, and Mr. Rogers, who will be the Keryx Board Designees; and (iii) the Additional Director, who will be designated by the Akebia Board and the Keryx Board prior to the Effective Time, who will serve as the Chairperson of the Combined Board as of the Effective Time.

As of the Effective Time, the Continuing Directors, the Keryx Board Designees, and the Additional Director will be allocated among three classes of directors as follows:

•	Class II will consist of one Continuing Director and two Keryx Board Designees and will be up for re-election in 2019;

•	Class III will consist of the Additional Director, one Continuing Director, and one Keryx Board Designee and will be up for re-election in 2020; and

•	Class I will consist of two Continuing Directors and two Keryx Board Designees and will be up for re-election in 2021.

At the Effective Time, Akebia will take all necessary action to cause Mr. Butler to continue as Chief Executive Officer of the combined company. In the event that Mr. Butler is not the Chief Executive Officer of Akebia immediately prior to the Effective Time, Akebia will select another individual reasonably acceptable to Keryx to be appointed as Chief Executive Officer of the combined company as of the Effective Time.

In addition to Mr. Butler, the remainder of Akebia’s current executive leadership team is expected to continue to serve in the same roles in the combined company after the consummation of the Merger. Akebia’s current executive leadership team also includes: Jason A. Amello, Akebia’s Senior Vice President, Chief Financial Officer, and Treasurer; Michel Dahan, Akebia’s Senior Vice President, Chief Business Officer; Rita Jain, M.D., Akebia’s Senior Vice President, Chief Medical Officer; Nicole R. Hadas, Akebia’s Senior Vice President, General Counsel, and Secretary; Karen Tubridy, Akebia’s Senior Vice President, Chief Development Officer; and Tamara Dillon, Akebia’s Senior Vice President, Human Resources.

This composition of the Combined Board may affect the combined company’s business strategy and operating decisions following the consummation of the Merger, as compared to those of Akebia and Keryx prior to the Merger. In addition, there can be no assurances that the Combined Board will function effectively as a team and that any differences or difficulties, should they arise, will not have an adverse effect on the combined company’s business or results after the Closing Date.

In addition, immediately following completion of the Merger and the issuance of the Akebia Shares to the Keryx shareholders at the Effective Time, Akebia’s current shareholders in the aggregate will not have a majority ownership and voting interest in the combined company, which may result in Akebia shareholders having less influence on the combined company’s management and policies. Akebia’s shareholders currently have the right to vote for the election of directors to Akebia’s Board of Directors and on other matters affecting Akebia. Immediately following completion of the Merger, based on the companies’ fully diluted market capitalizations as of the signing of the Merger Agreement and also taking into account the Additional Shares expected to be issued to Baupost in connection with the conversion under that certain Notes Conversion Agreement prior to consummation of the Merger, Akebia’s shareholders and Keryx’s shareholders are expected to own approximately 49.4% and 50.6%, respectively, of the combined company’s outstanding shares. As a result, current Akebia shareholders may have less influence on the combined company’s management and policies than they currently have.

The opinions of Keryx’s and Akebia’s financial advisors do not reflect changes in circumstances that may have occurred or that may occur between the signing of the Merger Agreement and the consummation of the Merger.

The opinion rendered to the Keryx Board by MTS Securities, and the opinions rendered to the Akebia Board by J.P. Morgan and Evercore, were provided in connection with, and at the time of, the Keryx and Akebia Boards’ respective evaluations of the Merger. These opinions were based on the respective financial analyses performed, which considered market and other conditions then in effect, and financial forecasts and other information made available to them, as of the date of their respective opinions, which may have changed, or may change, after the date of the opinions. Neither the Keryx Board nor the Akebia Board has obtained updated opinions from their respective financial advisors as of the date of this joint proxy statement/prospectus or as of any other date, nor does either expect to receive updated, revised or reaffirmed opinions prior to the consummation of the Merger. Changes in the operations and prospects of Keryx or Akebia, general market and economic conditions and other factors that may be beyond the control of Keryx or Akebia, and which changes were not taken into account by Keryx’s and Akebia’s financial advisors in rendering their respective opinions, may significantly alter the value of Keryx or Akebia or the prices of Keryx Shares or Akebia Shares by the time the Merger is consummated. The opinions do not speak as of the time the Merger will be consummated or as of any date other than the date of such opinions. Because there are no plans for Keryx’s and Akebia’s financial advisors to update their opinions, the opinions do not address the fairness of the Exchange Multiplier or the Merger Consideration, as applicable, from a financial point of view, at any time other than the time such opinions were issued, even though the Keryx Board’s recommendation that Keryx shareholders vote “FOR” the Keryx Proposals and the Akebia Board’s recommendation that Akebia shareholders vote “FOR” the Akebia Proposals are made as of the date of this joint proxy statement/prospectus. For a description of the opinions that the Keryx Board and the Akebia Board received from their respective financial advisors, see “The Merger—Opinion of Keryx’s Financial Advisor—MTS Securities, LLC,” “The Merger—Opinion of Akebia’s Financial Advisor—Evercore Group L.L.C.,” and “The Merger—Opinion of Akebia’s Financial Advisor—J.P. Morgan Securities LLC” beginning on pages 95, 112, and 118, respectively, of this joint proxy statement/prospectus.

Failure to consummate the Merger could negatively impact respective future stock prices, operations and financial results of Keryx and Akebia.

If the Merger is not consummated for any reason, Keryx and Akebia may be subjected to a number of material risks, including the following:

•

a decline in the market prices of Keryx Shares or Akebia Shares to the extent that their current market prices reflect a market assumption that the Merger will be consummated and will be beneficial to the value of the business of Akebia after the Closing Date;

•

having to pay certain costs related to the proposed Merger, such as legal, accounting, financial advisory, printing and mailing fees, which must be paid regardless of whether the Merger is consummated;

•

addressing the consequences of operational decisions made since the signing of the Merger Agreement, including because of restrictions on Keryx’s or Akebia’s operations imposed by the terms of the Merger Agreement and decisions to delay or defer capital expenditures;

•

returning the focus of management and personnel to operating Keryx or Akebia, as applicable, on a standalone basis, without any of the benefits expected to have been provided by the consummation of the Merger; and

•	negative reactions from their respective shareholders, suppliers, employees, patients enrolled in our studies and the medical community.

In addition to the above risks, Keryx or Akebia may be required, under certain circumstances, to pay a termination fee of up to $22 million to the other party, and in some cases reimburse the other party’s expenses up to $6 million, which may materially adversely affect Keryx’s or Akebia’s financial condition, as applicable. The business of Keryx or Akebia may be adversely impacted by the failure to pursue other beneficial opportunities due to the focus of Keryx and Akebia management on the Merger. A failure to consummate the Merger may also result in negative publicity, reputational harm, litigation against Keryx or Akebia or their respective directors and officers, and a negative impression of the companies in the financial markets.

If the Merger is not consummated, we cannot assure the Akebia shareholders or the Keryx shareholders that these risks will not materialize and will not materially adversely affect the business, financial results and stock price of the respective companies.

Keryx shareholders and Akebia shareholders will not be entitled to appraisal rights in the Merger.

Appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction.

Under the DGCL § 262(b), shareholders do not have appraisal rights if the shares of stock they hold, as of the record date for determination of shareholders entitled to vote at the meeting of shareholders to act upon a merger, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Notwithstanding the foregoing, appraisal rights are available if shareholders are required by the terms of the Merger Agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash instead of fractional shares or (d) any combination of clauses (a) through (c).

Because Akebia Shares are listed on The Nasdaq Global Market, a national securities exchange, and are expected to continue to be so listed on the record date for the Akebia Special Meeting, Akebia shareholders will not be entitled to appraisal rights in the Merger with respect to their Akebia Shares. Similarly, Keryx Shares are listed on The Nasdaq Capital Market and are expected to continue to be so listed on the record date for the Keryx Special Meeting. Because holders of Keryx Shares will also receive Akebia Shares in the Merger and cash in lieu of fractional shares, holders of Keryx Shares will also not be entitled to appraisal rights in the Merger with respect to their Keryx Shares.

Financial projections regarding Keryx and Akebia may not prove accurate.

In connection with the Merger, Keryx and Akebia prepared and considered internal financial forecasts for Keryx and Akebia. These financial projections are based on several assumptions, including regarding future operating cash flows, expenditures and income of Keryx and Akebia, including benefits to be realized from the Merger. These financial projections were not prepared with a view to public disclosure, are subject to significant economic, competitive, industry and other uncertainties and may not be achieved in full, within projected timeframes or at all. The failure of Keryx or Akebia to achieve projected results could have a material adverse effect on the price of the Akebia Shares, the combined company’s financial position after the Closing Date, and the combined company’s ability to pay dividends, and/or pay dividends at or above the rate currently paid by Akebia or Keryx, following the consummation of the Merger.

The Merger may disrupt attention of Keryx management and Akebia management from ongoing business operations.

Each of Keryx and Akebia has expended, and expects to continue to expend, significant management resources to consummate the Merger. The attention of each company’s management may be diverted away from the day-to-day operations of the businesses of Keryx and Akebia, respectively, including implementing initiatives to improve performance, execution of existing business plans and pursuing other beneficial opportunities, in an effort to consummate the Merger. This diversion of management resources could disrupt Keryx’s or Akebia’s operations and may have an adverse effect on the respective businesses, financial conditions, results of operations and cash flows of the two companies or the combined company after the Closing Date.

The market price for Akebia Shares following completion of the Merger will continue to fluctuate and may be affected by factors different from those that historically have affected Akebia Shares and Keryx Shares.

Following the completion of the Merger, Akebia shareholders and Keryx shareholders will be shareholders in the combined company. Keryx’s business differs in important respects from that of Akebia and the combined company’s business will differ from that of Akebia and Keryx prior to the completion of the Merger. Accordingly, the results of operations of the combined company and the market price of Akebia Shares after the completion of the Merger may be affected by factors different from those currently affecting the independent results of operations of each of Akebia and Keryx. This joint proxy statement/prospectus describes the businesses of Keryx and Akebia and incorporates by reference important information regarding the businesses of Keryx and Akebia and also describes important factors to consider in connection with those businesses and the business of the combined company.

Risks Related to the Business of the Combined Company After the Merger

Combining the two companies may be more difficult, costly or time consuming than expected, and Akebia may not realize all of the anticipated benefits of the Merger.

Keryx and Akebia have operated and, until the consummation of the Merger, will continue to operate, independently. The success of the Merger will depend on, among other things, the combined company’s ability to integrate the businesses of Keryx and Akebia in a timely fashion. Additionally, the combined company may not be able to successfully achieve the level of cost savings, revenue enhancements and synergies that it expects. If the combined company is not able to successfully achieve these objectives, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected. In addition, failure to successfully integrate the businesses in the expected timeframe may adversely affect the combined company’s business, financial condition, results of operations or cash flows.

In addition, the combined operation of two businesses may be a complex, costly and time-consuming process. The difficulties of combining the operations of the companies include, among others:

•	the diversion of management attention to integration matters;

•	difficulties in integrating functions, personnel and systems;

•	difficulties in assimilating employees and in attracting and retaining key personnel;

•	difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from the combination;

•	challenges of managing a larger combined company following the Merger, including challenges of conforming standards, controls, procedures and accounting and other policies and compensation structures;

•	declines in Akebia’s results of operations, financial condition or cash flows;

•	a decline in the market price of Akebia Shares;

•	contingent liabilities that are larger than expected;

•	potential unknown liabilities, adverse consequences and unforeseen increased expenses associated with the Merger;

•	disruption of existing relationships, patients, doctors, business partners, and other constituencies; and

•	the disruption of, or the loss of momentum in, ongoing research and development, including Akebia’s ongoing clinical trials.

Many of these factors are outside the control of Keryx and Akebia, and any one of them could result in increased costs, decreased expected revenues and diversion of management time and energy, which could materially impact the business, financial condition, results of operations and cash flows of the combined company. These factors could cause dilution to the earnings per share of the combined company, decrease or delay the expected accretive effect of the Merger and negatively impact the price of Akebia Shares. As a result, it cannot be assured that the combined company will realize the full benefits anticipated from the Merger within the anticipated time frames, or at all.

In addition, following the Merger, Akebia will become responsible for Keryx’s liabilities and obligations, including with respect to legal, financial, regulatory, and compliance matters. These obligations will result in additional cost and investment by Akebia and, if Akebia has underestimated the amount of these costs and investments or if Akebia fails to satisfy any such obligations, Akebia may not realize the anticipated benefits of the Merger. Further, it is possible that there may be unknown, contingent or other liabilities or problems that may arise in the future, the existence and/or magnitude of which Akebia was previously unaware. Any such liabilities or problems could have an adverse effect on the combined company’s business, financial condition, results of operations or cash flows.

Even if the Merger is successfully consummated and the businesses integrated, there can be no assurance that the Merger will result in the realization of the full benefit of the anticipated synergies and cost savings or that these benefits will be realized within the expected time frames or at all. Difficulties in integrating the businesses could harm the reputation of the combined company. In addition, by engaging in the Merger, Akebia may forego or delay pursuit of other opportunities that may have proven to have greater commercial potential.

Baupost, Keryx’s current largest shareholder, may have significant influence over the combined company following the Merger and may cause the combined company to take actions that may not be, or refrain from taking actions that may be, in the combined company’s best interest or the best interest of its other shareholders.

Baupost is the owner of approximately 21% of the outstanding Keryx Shares as of the record date for the Keryx Special Meeting. Pursuant to the Notes Conversion Agreement, Baupost is expected to convert all of the existing Convertible Notes it holds into Keryx Shares and receive the Additional Shares. Following Baupost’s conversion of the Convertible Notes and the issuance to Baupost of the Additional Shares, Baupost is expected to beneficially own approximately 40.9% of Keryx Shares. After consummation of the Merger, Baupost is expected to be the beneficial owner of approximately 20.7% of shares of the combined company. Baupost, through its equity interests, may have significant influence over matters submitted to shareholders of the combined company for approval and other corporate actions, such as:

•	the election of directors;

•	the timing and manner in which the combined company raises additional funds;

•	the timing and manner of dividend distributions;

•	the approval of contracts between the combined company and Baupost or its respective affiliates, if any, which could involve conflicts of interest;

•	open market purchase programs or other purchases of Akebia Shares;

•	to delay, defer or prevent a change in who controls the combined company; and

•	other matters that may adversely affect the market price of Akebia Shares.

Moreover, because large shareholders have potential power to direct or influence the combined company’s corporate actions, the combined company may be required to engage in transactions that may not be agreeable to or in the best interest of its other shareholders.

Keryx and Akebia will incur substantial direct and indirect costs as a result of the Merger and the combined company will incur substantial direct and indirect costs in connection with combining the business of Keryx and Akebia following the Merger.

Keryx and Akebia will incur substantial expenses in connection with and as a result of consummating the Merger, and over a period of time following the consummation of the Merger, Akebia also expects to incur substantial expenses as a combined company in connection with coordinating and, in certain cases, combining the businesses, operations, policies and procedures of Keryx and Akebia. A portion of the transaction costs related to the Merger will be incurred regardless of whether the Merger is consummated. While Keryx and

Akebia have assumed that a certain level of transaction expenses will be incurred, factors beyond Keryx’s and Akebia’s control could affect the total amount or the timing of these expenses. Although many of the expenses that will be incurred, by their nature, are difficult to estimate accurately, the current estimate of the aggregate expenses that will be incurred by Keryx and Akebia is approximately $30.5 million, which is subject to change. These expenses may exceed the costs historically borne by Keryx and Akebia. These expenses could adversely affect the financial condition, results of operations and cash flows of the combined company following the consummation of the Merger.

Akebia’s actual financial position and results of operations after the Merger as a combined company may differ materially from the unaudited pro forma financial information included in this joint proxy statement/prospectus.

The unaudited pro forma financial information included in this joint proxy statement/prospectus is presented for informational purposes only and may not be an indication of what Akebia’s financial position or results of operations would have been had the Merger been consummated on the dates indicated. The unaudited pro forma financial information has been derived from the audited and unaudited historical financial statements of Akebia and Keryx and certain adjustments and assumptions regarding Akebia after giving effect to the Merger. The assets and liabilities of Keryx have been measured at fair value based on various preliminary estimates using assumptions that Akebia and Keryx management believes are reasonable, utilizing information currently available. These fair value measurements can be highly subjective and the reasonable application of measurement principles may result in a range of alternative estimates using the same facts and circumstances. These estimates, which require extensive use of accounting estimates and management judgment, may be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the unaudited pro forma financial information and the final acquisition accounting will occur and could have a material impact on the unaudited pro forma financial information and the combined company’s financial position and future results of operations.

Furthermore, during the preparation of the unaudited pro forma condensed combined financial statements, Akebia was aware of one material difference between Akebia’s accounting policies and the accounting policies of Keryx related to revenue recognition. As further described in Note 3, Akebia adopted ASC 606 using the full retrospective transition method, whereas Keryx adopted ASC 606 using the modified retrospective method. Following the Merger, the combined company will conduct a more detailed review of Keryx’s accounting policies in an effort to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to Akebia’s accounting policies and classifications. As a result of that review, the combined company may identify other differences among the accounting policies of the companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements contained in this joint proxy statement/prospectus.

In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the consummation of the Merger. Any material variance from the pro forma financial information may cause significant variations in the market price of the Akebia Shares. See “Akebia and Keryx Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 156 of this joint proxy statement/prospectus.

Sales of Akebia Shares after the completion of the Merger may cause the market price of Akebia Shares to fall.

Based on the number of outstanding Keryx Shares as of the record date for the Keryx Special Meeting, and assuming the issuance to Baupost of the Additional Shares and Keryx Shares issuable upon conversion of the Convertible Notes held by Baupost, Akebia would issue approximately 60 million Akebia Shares as Merger Consideration. Keryx shareholders may decide not to hold the Akebia Shares they receive in the Merger and other Keryx shareholders, such as funds with limitations on the amount of stock they are permitted hold in individual issuers, may be required to sell Akebia Shares that they receive in the Merger. Such sales, or market perception of such sales, of Akebia Shares could result in higher than average trading volume following the closing of the Merger and may cause the market price for Akebia Shares to decline. Such sales may take place promptly following the Merger or at other times in the future.

The Merger will be dilutive to Akebia’s earnings per share.

Because Akebia Shares will be issued in connection with the Merger, the Merger will be dilutive to Akebia’s earnings per share. Future events and conditions could increase the dilution that is currently projected, including adverse changes in market conditions, additional transaction and integration-related costs and other factors such as the failure to realize some or all of the benefits anticipated in the Merger. Any dilution of, or delay of any accretion to, Akebia’s earnings per share could cause the price of Akebia’s Shares to decline or grow at a reduced rate.

Akebia is expected to record goodwill and other intangible assets as a result of the Merger, and such goodwill and other intangible assets could become impaired in the future.

Accounting standards in the United States require that one party to the Merger be identified as the acquirer. In accordance with these standards, the Merger will be accounted for as an acquisition of Keryx Shares by Akebia and will follow the acquisition method of accounting for business combinations. The Akebia assets and liabilities will be consolidated with those of Keryx on Akebia’s financial statements. The combined company will measure Keryx’s assets acquired and liabilities assumed at their fair values, including net tangible and identifiable intangible assets acquired and liabilities assumed, as of the consummation of the Merger. The excess of the purchase price over the fair value of Keryx’s assets and liabilities will be recorded as goodwill. Akebia currently estimates that the Merger will add approximately $289.0 million of goodwill and other intangible assets.

In accordance with GAAP, the combined company will be required to periodically assess these assets to determine if they are impaired. To the extent goodwill or other intangible assets become impaired, the combined company may be required to incur material charges relating to such impairment. Such a potential impairment charge could have a material impact on future operating results and statements of financial position of the combined company.

If third parties, including the licensor of certain intellectual property relating to Keryx’s product, Auryxia, terminate, modify or threaten to terminate existing contracts or relationships with Akebia or Keryx, Akebia’s and Keryx’s respective businesses may be materially harmed.

Keryx has contracts with customers, suppliers, vendors, landlords, licensors and other business partners that may require Keryx to obtain consents from these other parties in connection with the Merger. If these consents cannot be obtained, the combined company may suffer a loss of potential future revenues and may lose rights that are material to the business of the combined company. In addition, third parties with whom Akebia or Keryx currently have relationships may terminate or otherwise reduce the scope of their relationship with either party in anticipation of the Merger. Any such disruptions could limit the combined company’s ability to achieve the anticipated benefits of the Merger. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the Merger or the termination of the Merger Agreement.

As more fully described in its public filings made with the SEC, Keryx has licensed and sublicensed certain intellectual property rights covering Auryxia from a third party, Panion & BF Biotech, Inc., or Panion, pursuant to the Amended and Restated License Agreement between Keryx and Panion. Panion has the right to terminate the license agreement upon, among other things, the occurrence of a breach of a material provision of the license agreement by Keryx that is not cured within ninety days of written notice. If the agreement is terminated, Keryx would lose certain intellectual property rights covering Auryxia.

On September 21, 2018, Keryx notified Akebia that, following announcement of the Merger, Panion notified Keryx in writing that the license agreement would terminate on November 21, 2018 if Keryx did not cure the breach alleged by Panion, specifically, that Keryx failed to use commercially reasonable best efforts to commercialize Auryxia outside the United States. Keryx disagreed with Panion’s claims, and the parties entered discussions to resolve this dispute. On October 24, 2018, Keryx, Panion, and Akebia entered into a letter agreement (the “Panion Letter Agreement”), pursuant to which Panion agreed to rescind any and all prior termination threats or notices relating to the license agreement and waived its rights to terminate the license agreement based on any breach by Keryx of its obligation to use commercially reasonable efforts to commercialize Auryxia outside the United States until the parties execute an amendment to the license agreement in accordance with the terms of the Panion Letter Agreement following consummation of the Merger. These terms include establishing a joint steering committee consisting of Panion and Akebia representatives to oversee the development and commercialization of Fexeric® in Europe and providing Panion with an exclusive license under Keryx-owned patents covering the rights to make, use, sell, offer for sale and import ferric citrate in certain countries in the Asia-Pacific region. The parties will agree on a regulatory plan for Fexeric in Europe within four months after execution of the Panion Letter Agreement. The parties will also agree on a commercialization plan for Fexeric in Europe following execution of the amendment. The amendment will include alternatives in the event a commercialization plan is not agreed upon, such as payment of an annual license maintenance fee to Panion or the return of European intellectual property rights to Panion. In addition, under the terms of the Panion Letter Agreement, Panion has agreed that Keryx will have the right, but not the obligation, to conduct any litigation against any infringer of patent rights under the license agreement on the terms agreed upon in the Panion Letter Agreement. Keryx also agreed to make a $500,000 payment to Panion promptly after execution of the Panion Letter Agreement. In the event the Merger is not consummated, Keryx and Panion are obligated to fulfill the terms of the Panion Letter Agreement, including negotiating in good faith an amendment to the license agreement.

Recent changes to reimbursement coverage for Keryx’s product, Auryxia, could have a material adverse effect on Auryxia sales and profitability.

In the United States, there are multiple governmental and private third party payors with varying coverage and reimbursement levels for pharmaceutical products. Within Medicare, for oral drugs dispensed by pharmacies and also administered in facilities, coverage and reimbursement may vary depending on the setting. The Centers for Medicare & Medicaid Services, or CMS, local Medicare administrative contractors and/or Medicare Part D plans may have some responsibility for determining the medical necessity of such drugs, and therefore coverage, for different patients. Different reimbursement methodologies may apply and CMS may have some discretion in interpreting their application in certain settings. For example, CMS recently communicated to Medicare Part D sponsors that Auryxia is considered by CMS as a covered Part D drug when it is used for its FDA-approved indication for the control of serum phosphorus levels. CMS also indicated that it does not consider Auryxia covered under Part D when it is used solely for the treatment of iron deficiency anemia in patients with chronic kidney disease not on dialysis, which is Auryxia’s other FDA-approved indication. As a result, CMS currently expects Part D sponsors to utilize a prior authorization edit (“PA”), or other process, for all Auryxia prescriptions for Medicare beneficiaries to ensure that Auryxia is being used for a Part D covered indication. Keryx expects Part D sponsors will implement a PA for Auryxia no later than January 2019. Keryx is engaging in discussions with CMS and Part D sponsors on this matter as Keryx believes that Auryxia should qualify for coverage under Part D under CMS regulations when it is used for the treatment of iron deficiency anemia in patients with chronic kidney disease not on dialysis.

While Keryx believes that the vast majority of the Part D prescriptions written for Auryxia today are for the control of serum phosphorus levels and therefore will continue to be covered by Part D plans, Keryx cannot predict the impact of these changes on Keryx’s operations and they could have a material adverse effect on Keryx’s results of operations going forward.

Risks Related to Keryx’s Business

You should read and consider the risk factors specific to Keryx’s business that will also affect Akebia after the Merger. These risks are described in Part I, Item 1A of Keryx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and any amendments thereto, as such risks have been or may be updated or supplemented in Keryx’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and in other documents that are incorporated by reference into this joint proxy statement/prospectus. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” beginning on pages 185 and 186, respectively, of this joint proxy statement/prospectus.

Risks Related to Akebia’s Business

You should read and consider the risk factors specific to Akebia’s business that will also affect Akebia after the Merger. These risks are described in Part II, Item 1A of Akebia’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, and any amendments thereto, as such risks have been or may be updated or supplemented in Akebia’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and in other documents that are incorporated by reference into this joint proxy statement/prospectus. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” beginning on pages 185 and 186, respectively, of this joint proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains certain forward-looking statements within the meaning of the federal securities law. Such statements are based upon current plans, estimates and expectations that are subject to various risks and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “target,” “contemplate,” “estimate,” “position,” “predict,” “potential,” “opportunity” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing of the Merger; the ability of the parties to complete the Merger considering the various closing conditions; legal proceedings related to the Merger; the potential benefits of vadadustat; the expected timing of Akebia’s Otsuka funding option; the timing of availability of top-line results from clinical trials of vadadustat; the composition of the Combined Board; the assigned classes of the members of the Combined Board; the financial profile of the combined company following consummation of the Merger; the potential to establish a new standard of care; the expected timing of enrollment in clinical trials; revenue growth; the market opportunity, reimbursement coverage, commercial momentum and growth potential of Auryxia; the expected benefits of the Merger, such as efficiencies, the expected management team, cost savings and the expected timing thereof, synergies, the ability to deliver value, the potential to maximize sales, the ability to build launch momentum for vadadustat in the United States, enhanced revenues, growth potential, market profile, financial strength, and financial flexibility, the potential for accelerating profitability and reducing capital needs; the competitive ability and position of the combined company; the strategy of the combined company; the expected cash position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Akebia’s and Keryx’s plans, estimates or expectations could include, but are not limited to:

•	Keryx or Akebia may be unable to obtain shareholder approval as required to consummate the Merger;

•	Conditions to the closing of the Merger may not be satisfied;

•	The Merger may involve unexpected costs, liabilities, or delays;

•

The effect of the announcement of the Merger on the ability of Keryx or Akebia to retain and hire key personnel and maintain relationships with customers, suppliers, and others with whom Keryx or Akebia does business, or on Keryx’s or Akebia’s operating results, current plans, operations, and business generally;

•	Keryx’s or Akebia’s respective businesses may suffer as a result of uncertainty surrounding the Merger and disruption of management’s attention due to the Merger;

•	The outcome of any legal proceedings related to the Merger;

•	Keryx or Akebia may be adversely affected by other economic, industry, business, and/or competitive factors;

•	The occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement;

•

The risk that Akebia or Keryx may be unable to obtain governmental and regulatory approvals required for the Merger or that required governmental or regulatory approvals may delay the Merger or result in the imposition of conditions that could reduce the anticipated benefits from the Merger or cause the parties to abandon the Merger;

•	Risks that the anticipated benefits of the Merger or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected;

•	The ability to implement integration plans for the combined company following completion of the Merger and the ability to recognize the anticipated growth, and cost savings and benefits of the Merger;

•	The impact of legislative, regulatory, competitive, and technological changes;

•	Expectations for ongoing and future clinical trials, the timing, and potential outcomes of clinical studies and interactions with regulatory authorities;

•	The amount of any costs, fees, expenses, impairments, and charges related to the Merger;

•	Changes in the anticipated tax treatment of the Merger;

•	The impact of Akebia shareholders having a reduced ownership and voting interest after the Merger and less influence over management;

•	The failure of the Merger to be accretive and potential dilution to the combined company’s earnings per share;

•

The uncertainty of the value of the Merger Consideration that Keryx shareholders would receive in the Merger due to the fixed Exchange Multiplier and a potential fluctuation in the market price of Akebia Shares;

•

The possibility of changes in circumstances between the date of the signing of the Merger Agreement and the consummation of the Merger that is not reflected in the fairness opinion obtained by the Keryx Board and Akebia Board;

•	The effect of restrictions placed on Keryx’s and Akebia’s business activities and the limitations on Keryx’s and Akebia’s ability to pursue alternatives to the Merger pursuant to the Merger Agreement;

•

The possibility of actual results of operations, cash flows and financial position following completion of the Merger materially differing from the unaudited pro forma condensed combined financial information contained in this joint proxy statement/prospectus; and

•	Other risks to the consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all.

A detailed discussion of risks related to the Merger is included above under the heading “Risk Factors” beginning on page 39 of this joint proxy statement/prospectus. A detailed discussion of risks related to Akebia’s business is included in the section entitled “Risk Factors” in Akebia’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 filed with the SEC on August 8, 2018 and available at www.sec.gov and www.akebia.com under “Investors”, as well as any subsequently filed amendments or Current Reports on

Form 8-K or other filings with the SEC updating or supplementing such factors. A detailed discussion of risks related to Keryx’s business is included in the section entitled “Risk Factors” in Keryx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 21, 2018 and any amendments thereto and available at www.sec.gov and www.keryx.com under “Investors & Media” as well as any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K or other SEC filings updating or supplementing such factors. Actual results may differ materially from those projected in the forward looking statements. Any forward looking statements in this joint proxy statement/prospectus are only made as of the date of this joint proxy statement/prospectus, unless otherwise specified, and, except as required by law, neither Akebia nor Keryx undertakes any obligation to update or revise any forward looking statements. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” beginning on pages 185 and 186, respectively, of this joint proxy statement/prospectus.

THE KERYX SPECIAL MEETING

Date, Time, and Place of the Keryx Special Meeting

The Keryx Special Meeting will be held at 11 a.m. local time, on December 11, 2018, at the offices of Goodwin Procter LLP, located at 100 Northern Avenue, Boston, Massachusetts 02210. On or about                     , 2018, Keryx commenced mailing this joint proxy statement/prospectus and the enclosed form of proxy card to its shareholders entitled to vote at the Keryx Special Meeting.

Purpose of the Keryx Special Meeting

At the Keryx Special Meeting, Keryx shareholders will be asked to consider and vote upon the following proposals:

1.	Keryx Merger Proposal;

2.	Keryx Adjournment Proposal; and

3.	Keryx Advisory Compensation Proposal.

Recommendation of the Keryx Board

The Keryx Board recommends that the Keryx shareholders vote “FOR” the Keryx Merger Proposal, “FOR” the Keryx Adjournment Proposal and “FOR” the Keryx Advisory Compensation Proposal. See “The Merger—Keryx’s Reasons for the Merger; Recommendation of the Keryx Board” beginning on page 83 of this joint proxy statement/prospectus.

Consummation of the Merger is conditioned on approval of the Keryx Merger Proposal. If you abstain or fail to vote on the Keryx Merger Proposal, or if you fail to give voting instructions to your bank, broker, or other nominee, it will have the same effect as a vote “AGAINST” the Keryx Merger Proposal. Consummation of the Merger is not conditioned on the approval of the Keryx Adjournment Proposal or the Keryx Advisory Compensation Proposal.

Record Date for the Keryx Special Meeting and Quorum

Record Date

Only holders of record of Keryx Shares at 5:00 p.m. U.S. Eastern Time on October 22, 2018, the record date for the Keryx Special Meeting, will be entitled to receive notice of, and to vote, at the Keryx Special Meeting or any postponements or adjournments thereof. Each Keryx Share entitles the holder thereof to cast one vote on each matter that comes before the Keryx Special Meeting.

As of the record date for the Keryx Special Meeting, there were 120,375,926 Keryx Shares outstanding and entitled to vote at the Keryx Special Meeting.

Quorum

In order for business to be conducted at the Keryx Special Meeting, a quorum must be present. A quorum requires the presence of the Keryx shareholders representing a majority in voting interest of the stock of Keryx entitled to vote at the Keryx Special Meeting, in person or represented by proxy. For purposes of determining whether there is a quorum, all shares that are present will count towards the quorum, which will include proxies received but marked as abstentions. If a quorum is present when the Keryx Special Meeting is convened, the Keryx shareholders present may continue to transact business until adjournment, even if the withdrawal of a number of the Keryx shareholders originally present leaves less than the proportion or number otherwise required for a quorum. Abstentions (Keryx Shares for which proxies have been received but for which the holders have abstained from voting or as to which the holder attends the Keryx Special Meeting in person but does not vote) will be counted as present and entitled to vote for purposes of determining a quorum. A failure to instruct your bank, broker, or other nominee will result in your shares not being included in the calculation of the number of Keryx Shares represented at the Keryx Special Meeting for purposes of determining whether a quorum has been achieved. However, your Keryx Shares will be counted toward determining whether a quorum is present if you instruct your bank, broker, or other nominee on how to vote your shares with respect to one or more of the Keryx Proposals.

Required Vote

Approval of the Keryx Merger Proposal is a condition to the consummation of the Merger. If the Keryx Merger Proposal is not approved, the Merger will not be consummated. Neither the approval of the Keryx Adjournment Proposal nor the approval of the Keryx Advisory Compensation Proposal is a condition to the consummation of the Merger.

Required Vote to Approve the Keryx Merger Proposal

Approval of the Keryx Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding Keryx Shares entitled to vote at the Keryx Special Meeting.

Required Vote to Approve the Keryx Adjournment Proposal

Approval of the Keryx Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting interest of the Keryx Shares present, in person or by proxy, and entitled to vote at the Keryx Special Meeting.

Required Vote to Approve the Keryx Advisory Compensation Proposal

Approval of the Keryx Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the voting interest of the Keryx Shares present, in person or by proxy, and entitled to vote on the Keryx Advisory Compensation Proposal at the Keryx Special Meeting.

Keryx Voting Agreement

Simultaneously with the execution of the Merger Agreement, Akebia entered into the Keryx Voting Agreement with Baupost, pursuant to which Baupost has agreed, among other things, to vote the Keryx Shares that it beneficially owns as of the record date for the Keryx Special Meeting in favor of the Keryx Proposals and against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Merger.

Baupost is the beneficial owner of approximately 21% of the outstanding Keryx Shares as of the record date for the Keryx Special Meeting (excluding (i) Keryx Shares issuable upon conversion of the Convertible Notes held by Baupost and (ii) the issuance of the Additional Shares, neither of which is expected to be issued and outstanding as of the record date for the Keryx Special Meeting).

Voting by Keryx’s and Akebia’s Directors and Executive Officers

As of the record date for the Keryx Special Meeting, directors and executive officers of Keryx and their affiliates owned and were entitled to vote 2,591,188 Keryx Shares, representing approximately 2.15% of the Keryx Shares outstanding on that date, and directors and executive officers of Akebia and their affiliates owned and were entitled to vote 3,334 Keryx Shares, representing less than 1% of the Keryx Shares outstanding on that date. Keryx currently expects that Keryx’s directors and executive officers and Akebia’s directors and executive officers will vote any Keryx Shares they hold in favor of the Keryx Merger Proposal, the Keryx Advisory Compensation Proposal, and, if necessary, the Keryx Adjournment Proposal, although none of them has entered into any agreement obligating him or her to do so.

Voting of Proxies; Incomplete Proxies

If you are a shareholder of record of Keryx Shares as of the record date for the Keryx Special Meeting, a proxy card is enclosed for your use. Keryx requests that Keryx shareholders submit their proxies over the Internet, by telephone or by completing and signing the accompanying proxy card and returning return it to Keryx promptly in the enclosed postage-paid envelope as soon as possible. Keryx shareholders may also authorize a proxy to vote their shares by telephone or through the Internet. Information and applicable deadlines for authorizing a proxy to vote by telephone or through the Internet are set forth on the enclosed proxy card. When the accompanying proxy card is returned properly executed, the Keryx Shares represented by it will be voted at the Keryx Special Meeting or any adjournment or postponement thereof in accordance with the instructions contained on in the proxy card.

If a proxy is signed and returned without an indication as to how the Keryx Shares represented by the proxy are to be voted with regard to a particular proposal, the Keryx Shares represented by the proxy will be voted in favor of each such proposal, as applicable, in accordance with the recommendation of the Keryx Board. In accordance with the Keryx bylaws and the DGCL, except as otherwise required by law, business transacted at the Keryx Special Meeting will be limited to those matters set forth in the notice of the meeting.

Your vote is important. Accordingly, please submit a proxy as soon as possible by telephone, over the Internet, or by signing and returning the enclosed proxy card, whether or not you plan to attend the Keryx Special Meeting in person.

Failures to Vote, Broker Non-Votes, and Abstentions

If you hold your Keryx Shares in a stock brokerage account or if your Keryx Shares are held by a bank or other nominee (that is, in “street name”), you must provide the record holder of your shares with instructions on how to vote your Keryx Shares. Please follow the voting instructions provided by your bank, broker, or other nominee. Please note that you are not permitted to vote Keryx Shares held in “street name” by returning a proxy card directly to Keryx or by voting in person at the Keryx Special Meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker, or other nominee. Obtaining a legal proxy may take several days. Further, brokers who hold Keryx Shares on behalf of their customers may not give a proxy to Keryx to vote those shares without specific instructions from their customers.

If your bank, broker, or other nominee holds your Keryx Shares in “street name,” your Keryx Shares will be counted toward determining whether a quorum is present only if you instruct your bank, broker, or other nominee on how to vote your shares with respect to one or more of the Keryx Proposals.

If your bank, broker, or other nominee holds your Keryx Shares in “street name,” your bank, broker, or other nominee will vote your shares only if you provide instructions on how to vote on the relevant proposal. Therefore, if your Keryx Shares are held in “street name” and you do not instruct your bank, broker, or other nominee on how to vote your shares:

1.

your bank, broker, or other nominee will not be permitted to vote your Keryx Shares on the Keryx Merger Proposal, and this failure to instruct your bank, broker, or other nominee will have the same effect as a vote “AGAINST” this proposal;

2.

your bank, broker, or other nominee will not be permitted to vote your Keryx Shares on the Keryx Adjournment Proposal, and this failure to instruct your bank, broker, or other nominee will have no effect on the vote count for this proposal; and

3.

your bank, broker, or other nominee will not be permitted to vote your Keryx Shares on the Keryx Advisory Compensation Proposal, and this failure to instruct your bank, broker, or other nominee will have no effect on the vote count for this proposal.

Even if your Keryx Shares are held in “street name,” you are welcome to attend the Keryx Special Meeting. If your Keryx Shares are held in “street name,” you may not vote your Keryx Shares in person at the Keryx Special Meeting unless you obtain a proxy, executed in your favor, from the holder of record (i.e., your bank, broker, or other nominee). If you hold your Keryx Shares in “street name” and wish to vote in person, please contact your bank, broker, or other nominee before the Keryx Special Meeting to obtain the necessary proxy from the holder of record.

Under Nasdaq rules, brokers do not have discretionary authority to vote on non-routine matters. A “broker non-vote” occurs when a broker submits a proxy that states that the broker votes for at least one proposal, but does not vote for proposals on non-routine matters because the broker has not received instructions from the beneficial owners on how to vote and thus does not have discretionary authority to vote on those proposals. Because all of the matters to be considered at the Keryx Special Meeting are non-routine and brokers will not have discretionary authority to vote on any of the Keryx Proposals, Keryx does not expect to receive any broker non-votes. If broker non-votes were received, they would not have any impact on the outcome of the Keryx Adjournment Proposal or the Keryx Advisory Compensation Proposal, but would have the same effect as a vote “AGAINST” the Keryx Merger Proposal.

Failures to attend the Keryx Special Meeting (in person or by proxy) and vote will also not be counted for purposes of determining whether a quorum is present and will have no effect on the Keryx Adjournment Proposal or the Keryx Advisory Compensation Proposal. An abstention will have the same effect as a vote “AGAINST” the Keryx Adjournment Proposal and the Keryx Advisory Compensation Proposal. An abstention or a failure to attend the Keryx Special Meeting (in person or by proxy) and vote will have the same effect as a vote “AGAINST” the Keryx Merger Proposal.

Revocability of Proxies and Changes to a Keryx Shareholder’s Vote

If you are a holder of Keryx Shares as of the record date for the Keryx Special Meeting, you have the power to revoke your proxy at any time before it is voted at the Keryx Special Meeting. You can revoke your proxy in one of three ways:

•

sending a written notice of revocation that is received by Keryx prior to 11:59 p.m. (U.S. Eastern Time) on the day preceding the Keryx Special Meeting, stating that you would like to revoke your proxy, to Keryx’s Corporate Secretary at Keryx’s corporate headquarters, One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210;

•	submitting a new proxy bearing a later date (by Internet, telephone or mail) that is received by Keryx prior to 11:59 p.m. (U.S. Eastern Time) on the day preceding the Keryx Special Meeting; or

•

attending the Keryx Special Meeting and voting in person or bringing a written notice of revocation to the Secretary of the Keryx Special Meeting prior to the voting at the Keryx Special Meeting (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person by ballot at the meeting to change your vote or submit a written notice of revocation to revoke your proxy).

If you wish to change your vote at the Keryx Special Meeting, you must vote by ballot at such meeting or if you wish to revoke your vote at the Keryx Special Meeting, you must bring a written notice of revocation to the Secretary of the Keryx Special Meeting prior to the voting at the Keryx Special Meeting.

The latest dated completed proxy will be the one that counts. Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Keryx Biopharmaceuticals, Inc.

One Marina Park Drive, 12th Floor

Boston, MA 02210

Attn: Corporate Secretary

If you are a Keryx shareholder whose Keryx Shares are held in “street name” by a bank, broker, or other nominee, you may revoke your proxy or voting instructions and vote your Keryx Shares in person at the Keryx Special Meeting only in accordance with applicable rules and procedures as employed by your bank, broker, or other nominee. If your Keryx Shares are held in “street name” in an account at a bank, broker, or other nominee, you must follow the directions you receive from your bank, broker, or other nominee in order to change or revoke your proxy or voting instructions and should contact your bank, broker, or other nominee to do so.

Solicitation of Proxies

The cost of the solicitation of proxies from Keryx shareholders will be borne by Keryx. In addition to solicitations by mail, Keryx’s directors, officers and employees may solicit proxies personally, by telephone, by facsimile or otherwise, without additional compensation. Keryx will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of Keryx Shares held of record on the record date for the Keryx Special Meeting and will provide customary reimbursement to such firms for the cost of forwarding these materials. Keryx has retained Georgeson to assist in the solicitation of proxies and has agreed to pay them a fee of approximately $12,500, plus reasonable and documented expenses, for these services.

Adjournments

Although it is not currently expected, the Keryx Special Meeting may be adjourned for the purpose of soliciting additional proxies if Keryx has not received sufficient proxies to constitute a quorum or sufficient votes for approval of the Keryx Merger Proposal. If a quorum is not present, adjourning the Keryx Special Meeting requires the majority in voting interest of the Keryx shareholders present (in person or by proxy) and entitled to vote at the Keryx Special Meeting, or in the case that no Keryx shareholders are present at the Keryx Special Meeting, any Keryx officer entitled to preside at or to act as secretary of the Keryx Special Meeting may adjourn the Keryx Special Meeting. Pursuant to the Keryx bylaws, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which adjournment is taken. If the Keryx Special Meeting is adjourned, shareholders who have already sent in their proxies will be allowed to revoke them at any time prior to their use. The Merger Agreement provides that the Keryx Special Meeting will not be adjourned to a date that is more than ten business days after the date for which the Keryx Special Meeting was originally scheduled without the consent of Akebia.

Postponements

At any time prior to convening the Keryx Special Meeting, the Keryx Board may postpone the Keryx Special Meeting for any reason without the approval of the Keryx shareholders. The Merger Agreement provides that the Keryx Special Meeting will not be postponed to a date that is more than ten business days after the date for which the Keryx Special Meeting was originally scheduled without the consent of Akebia. Although it is not currently expected, the Keryx Board may postpone the Keryx Special Meeting for the purpose of soliciting additional proxies if Keryx has not received sufficient proxies to constitute a quorum or sufficient votes for approval of the Keryx Merger Proposal. If the Keryx Special Meeting is postponed for the purpose of soliciting additional proxies, shareholders who have already sent in their proxies will be allowed to revoke them at any time prior to their use.

Attending the Keryx Special Meeting

Subject to space availability and certain security procedures, all Keryx shareholders as of the record date for the Keryx Special Meeting, or their duly appointed proxies, may attend the Keryx Special Meeting. Each person attending the Keryx Special Meeting must have proof of ownership of Keryx Shares, as well as a valid government-issued photo identification, such as a driver’s license or passport, to be admitted to the meeting. If you hold your Keryx Shares in your name as a shareholder of record, you will need proof of ownership of Keryx Shares. If your Keryx Shares are held in “street name” in the name of a bank, broker, or other nominee and you plan to attend the Keryx Special Meeting, you must present proof of your ownership of Keryx Shares, such as a bank or brokerage account statement, to be admitted to the Keryx Special Meeting.

Shareholder List

A list of Keryx shareholders entitled to vote at the Keryx Special Meeting will be available for inspection at Keryx’s principal executive offices, located at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210, at least ten days prior to the date of the Keryx Special Meeting and continuing through the Keryx Special Meeting for any purpose germane to the Keryx Special Meeting. The list will also be available at the Keryx Special Meeting for inspection by any Keryx shareholder present at the Keryx Special Meeting.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Keryx Special Meeting, please contact Georgeson, the proxy solicitor for Keryx, by telephone toll-free at (888) 680-1525.

KERYX PROPOSALS

Keryx Proposal 1: The Keryx Merger Proposal

Keryx shareholders are asked to adopt the Merger Agreement that it has entered into with Akebia and Merger Sub. Keryx shareholders should carefully read this joint proxy statement/prospectus in its entirety, including the documents incorporated by reference and the Merger Agreement, for more detailed information concerning the Merger Agreement and the Keryx Merger Proposal. For a summary and detailed information regarding this Keryx Merger Proposal, see the information about the Merger and the Merger Agreement throughout this joint proxy statement/prospectus, including the information set forth in the sections entitled “The Merger” and “The Merger Agreement” beginning on pages 68 and 138, respectively, of this joint proxy statement/prospectus. A copy of the Merger Agreement, including the First Amendment to the Merger Agreement, dated as of October 1, 2018, by and among Akebia, Keryx and Merger Sub (the “First Amendment to the Merger Agreement”), is attached as Annex A to this joint proxy statement/prospectus.

Approval of the Keryx Merger Proposal is a condition to the consummation of the Merger. If this Keryx Merger Proposal is not approved, the Merger will not occur. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. See “The Merger—Keryx’s Reasons for the Merger; Recommendation of the Keryx Board” beginning on page 83 of this joint proxy statement/prospectus.

The Keryx Board formed a special committee of three independent directors (the “Keryx Special Committee”), to, among other things, review and evaluate the Merger, the Merger Agreement and the transactions contemplated thereby, including the Keryx Merger Proposal, and consider and evaluate alternatives available to Keryx. The Keryx Board, upon the unanimous recommendation of the Keryx Special Committee, unanimously determined that the Merger and the Merger Agreement were advisable and in the best interests of Keryx and its shareholders, approved the Merger Agreement and recommended that Keryx shareholders adopt the Merger Agreement.

The Keryx Board unanimously recommends that Keryx shareholders vote “FOR” the Keryx Merger Proposal to adopt the Merger Agreement.

Keryx Proposal 2: The Keryx Adjournment Proposal

Keryx shareholders are asked to approve adjournments of the Keryx Special Meeting from time to time, if necessary or appropriate, to solicit additional affirmative votes in favor of the Keryx Merger Proposal if there are insufficient votes at the time of such adjournment to approve the Keryx Merger Proposal. The Merger Agreement provides that the Keryx Special Meeting will not be postponed or adjourned to a date that is more than ten business days after the date for which the Keryx Special Meeting was originally scheduled without the consent of Akebia. Consummation of the Merger is not conditioned on the approval of this Keryx Adjournment Proposal.

If the Keryx shareholders approve this Keryx Adjournment Proposal, Keryx could adjourn or postpone the Keryx Special Meeting, and any adjourned or postponed session of the Keryx Special Meeting, and use the additional time to solicit additional proxies for the approval of the Keryx Merger Proposal.

If, at the Keryx Special Meeting, the number of Keryx Shares present in person or by proxy and voting in favor of the Keryx Merger Proposal is not sufficient to approve that proposal, Keryx may move to adjourn the Special Meeting in order to enable the Keryx Board to solicit additional proxies for the approval of the Keryx Merger Proposal. In that event, the Keryx shareholders will be asked to vote only upon the Keryx Adjournment Proposal, and not the Keryx Merger Proposal or the Keryx Advisory Compensation Proposal. The approval of the Keryx Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting interests of the Keryx Shares present, in person or by proxy, and entitled to vote on the proposal at the Keryx Special Meeting. If you abstain from voting on the Keryx Adjournment Proposal, it will have the same effect as a vote cast “AGAINST” the Keryx Adjournment Proposal. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the Keryx Adjournment Proposal.

The Keryx Adjournment Proposal relates only to adjournments of the Keryx Special Meeting occurring for purposes of soliciting additional proxies for approval of Keryx Merger Proposal in the event that there are insufficient votes to approve that proposal. Keryx may also choose to (i) adjourn the meeting at any time or (ii) postpone the meeting before it is convened without shareholder approval, in each case under the authority provided by the Keryx bylaws and Delaware law. In the case that a quorum is not present at the Keryx Special Meeting, the Keryx bylaws provide that the meeting may be adjourned by a majority of the Keryx Shares present and entitled to vote or, if there are no Keryx Shares present and entitled to vote, by any officer of Keryx entitled to preside at or to act as secretary of the Keryx Special Meeting. If a quorum is not present at the Keryx Special Meeting, each vote cast in favor of the Keryx Adjournment Proposal will also count as a vote cast in favor of adjourning the meeting.

The Keryx Board unanimously recommends that Keryx shareholders vote “FOR” the Keryx Adjournment Proposal.

Keryx Proposal 3: The Keryx Advisory Compensation Proposal

Keryx is providing its shareholders with the opportunity to vote, on a non-binding, advisory basis, to approve the agreements or understandings between Keryx’s named executive officers and Keryx concerning compensation that is based on or otherwise relates to the Merger, as required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. This proposal, commonly known as the “say on golden parachute” vote, gives Keryx shareholders the opportunity to vote on a non-binding, advisory basis on such agreements or understandings and the related compensation that will or may be paid to its named executive officers in connection with the Merger. This non-binding, advisory proposal relates only to already existing contractual obligations of Keryx that may result in a payment or benefit to Keryx’s named executive officers in connection with, or following, the consummation of the Merger and does not relate to any new compensation or other arrangements that may be entered into between Keryx’s named executive officers and Akebia or any of its subsidiaries.

The compensation payments that Keryx’s named executive officers may be entitled to receive in connection with the Merger are summarized in the section entitled “The Merger—Quantification of Potential Payments to Keryx Named Executive Officers in Connection with the Merger” beginning on page 129 of this joint proxy statement/prospectus.

The Keryx Board encourages you to carefully review the compensation information disclosed in this joint proxy statement/prospectus, including in the description referenced above.

The Keryx Board is presenting this Keryx Advisory Compensation Proposal, which gives Keryx shareholders the opportunity to express their views on the “golden parachute” compensation by voting for or against (or abstaining with respect to) the following resolution:

“RESOLVED, that the shareholders of Keryx approve, solely on a non-binding, advisory basis, the agreements or understandings between Keryx’s named executive officers and Keryx and the related compensation that will or may be paid to its named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the joint proxy statement/prospectus entitled “The Merger—Quantification of Potential Payments to Keryx Named Executive Officers in Connection with the Merger” beginning on page 129 of this joint proxy statement/prospectus.

The vote on the Keryx Advisory Compensation Proposal is a vote separate and apart from the vote on the Keryx Merger Proposal and is not a condition to completion of the Merger. Accordingly, you may vote to adopt the Merger Agreement pursuant to the Keryx Merger Proposal and vote not to approve the Keryx Advisory Compensation Proposal and vice versa. This Keryx Advisory Compensation Proposal is merely an advisory vote and will not be binding on Keryx, Akebia, the Keryx Board or the Akebia Board regardless of whether the Merger Agreement is adopted pursuant to the Keryx Merger Proposal. Further, the underlying compensation agreements and understandings are contractual in nature and not, by their terms, subject to shareholder approval. Regardless of the outcome of the advisory vote, if the Merger is completed, Keryx’s named executive officers will be eligible to receive the Merger-related compensation payments and benefits, in accordance with the terms and conditions of the applicable compensation agreements and understandings relating to those payments and benefits.

Approval of the non-binding, Keryx Advisory Compensation Proposal requires the affirmative vote of a majority of the voting interests of the Keryx Shares present, in person or by proxy, and entitled to vote on the proposal at the Keryx Special Meeting. If you fail to submit a proxy and do not attend the Keryx Special Meeting in person or if you do not provide your bank, broker, or other nominee with voting instructions on the Keryx Advisory Compensation Proposal, your Keryx Shares will have no effect on the Keryx Advisory Compensation Proposal. If you abstain from voting on the Keryx Advisory Compensation Proposal, it will have the same effect as a vote “AGAINST” the Keryx Advisory Compensation Proposal.

The Keryx Board unanimously recommends that the Keryx shareholders vote “FOR” the approval, on a non-binding, advisory basis, of the Keryx Advisory Compensation Proposal.

THE AKEBIA SPECIAL MEETING

Date, Time, and Place of the Akebia Special Meeting

The Akebia Special Meeting will be held at 11 a.m., local time, on December 11, 2018, at the offices of Latham & Watkins LLP located at 200 Clarendon Street, Boston, Massachusetts 02116. On or about October 31, 2018, Akebia commenced mailing this joint proxy statement/prospectus and the enclosed form of proxy card to its shareholders entitled to vote at the Akebia Special Meeting.

Purpose of the Akebia Special Meeting

At the Akebia Special Meeting, Akebia shareholders will be asked to consider and vote upon the following proposals:

1.	Akebia Share Issuance Proposal; and

2.	Akebia Adjournment Proposal.

Recommendation of the Akebia Board

The Akebia Board recommends that the Akebia shareholders vote “FOR” the Akebia Share Issuance Proposal and “FOR” the Akebia Adjournment Proposal. See “The Merger—Akebia’s Reasons for the Merger; Recommendation of the Akebia Board” beginning on page 87 of this joint proxy statement/prospectus.

Consummation of the Merger is conditioned on approval of the Akebia Share Issuance Proposal. Consummation of the Merger is not conditioned on the approval of the Akebia Adjournment Proposal.

Record Date for the Akebia Special Meeting and Quorum

Record Date

Only holders of record of Akebia Shares at 5:00 p.m. U.S. Eastern Time on October 22, 2018, the record date for the Akebia Special Meeting, will be entitled to notice of, and to vote at, the Akebia Special Meeting or any postponements or adjournments thereof. Each Akebia Share entitles the holder thereof to cast one vote on each matter that comes before the Akebia Special Meeting.

As of the record date for the Akebia Special Meeting, there were 57,059,063 Akebia Shares outstanding and entitled to vote at the Akebia Special Meeting.

Quorum

In order for business to be conducted at the Akebia Special Meeting, a quorum must be present. The presence of Akebia shareholders entitled to cast a majority of all votes entitled to be cast by the holders of all outstanding Akebia Shares entitled to vote, in person or represented by proxy, is necessary to constitute a quorum at the Akebia Special Meeting. Abstentions (Akebia shares for which proxies have been received but for which the holders have abstained from voting or as to which the holder attends the Akebia Special Meeting in person but does not vote) will be counted as present and entitled to vote for purposes of determining a quorum. Shares for which no voting instructions were provided to the broker will not be included in the calculation of the number of Akebia Shares represented at the Akebia Special Meeting for purposes of determining whether a quorum has been achieved. However, your Akebia Shares will be counted toward determining whether a quorum is present if you instruct your bank, broker, or other nominee on how to vote your Akebia Shares with respect to one or more of the Akebia Proposals.

Required Vote

Approval by Akebia shareholders of the Akebia Share Issuance Proposal is a condition to the consummation of the Merger. If the Akebia Share Issuance Proposal is not approved, the Merger will not be consummated. The Akebia Adjournment Proposal is not a condition to the consummation of the Merger.

Required Vote to Approve the Akebia Share Issuance Proposal

Approval of the Akebia Share Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively thereon at the Akebia Special Meeting.

Required Vote to Approve the Akebia Adjournment Proposal

Approval of the Akebia Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively thereon at the Akebia Special Meeting.

Akebia Voting Agreement

Simultaneously with the execution of the Merger Agreement, Keryx entered into the Akebia Voting Agreement with Mr. Satter, pursuant to which Mr. Satter has agreed, among other things, to vote the Akebia Shares that he beneficially owns in favor of the Akebia Proposals and against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Merger.

Mr. Satter is the beneficial owner of approximately 5% of Akebia Shares as of the record date for the Akebia Special Meeting.

Voting by Akebia’s Directors and Executive Officers

As of the record date for the Akebia Special Meeting, directors and executive officers of Akebia and their affiliates owned and were entitled to vote 3,465,234 Akebia Shares, representing approximately 6.07% of the Akebia Shares outstanding on that date. Akebia currently expects that Akebia’s directors and executive officers will vote their Akebia Shares in favor of the Akebia Proposals, although none of them has entered into any agreement obligating him or her to do so, other than Mr.  Satter.

Voting of Proxies; Incomplete Proxies

If you are a shareholder of record of Akebia Shares as of the record date for the Akebia Special Meeting, a proxy card is enclosed for your use. Akebia requests that Akebia shareholders sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. Akebia shareholders may also authorize a proxy to vote their Akebia Shares by telephone or through the Internet. Information and applicable deadlines for authorizing a proxy to vote by telephone or through the Internet are set forth on the enclosed proxy card. When the accompanying proxy is returned properly executed, the Akebia Shares represented by it will be voted at the Akebia Special Meeting or any adjournment or postponement thereof in accordance with the instructions contained in the proxy.

If a proxy is signed and returned without an indication as to how the Akebia Shares represented by the proxy are to be voted with regard to a particular proposal, the Akebia Shares represented by the proxy will be voted in favor of each such proposal, as applicable, in accordance with the recommendation of the Akebia Board. In accordance with the Akebia bylaws and the DGCL, except as otherwise required by law, business transacted at the Akebia Special Meeting will be limited to those matters set forth in the notice of the meeting.

Your vote is important. Accordingly, please submit a proxy as soon as possible by telephone, over the Internet, or by signing and returning the enclosed proxy card, whether or not you plan to attend the Akebia Special Meeting in person.

Failures to Vote, Broker Non-Votes, and Abstentions

If you hold your Akebia Shares in a stock brokerage account or if your Akebia Shares are held by a bank, broker, or other nominee (that is, in “street name”), you must provide the record holder of your shares with instructions on how to vote your Akebia Shares. Please follow the voting instructions provided by your bank, broker, or other nominee. Please note that you are not permitted to vote Akebia Shares held in “street name” by returning a proxy card directly to Akebia or by voting in person at the Akebia Special Meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker, or other nominee. Obtaining a legal proxy may take several days. Further, brokers who hold Akebia Shares on behalf of their customers may not give a proxy to Akebia to vote those shares without specific instructions from their customers.

Accordingly, if your bank, broker, or other nominee holds your Akebia Shares in “street name” as of the record date for the Akebia Special Meeting and you fail to instruct your bank, broker, or other nominee to vote your Akebia Shares, your bank, broker, or other nominee will not be permitted to vote on your behalf on the Akebia Share Issuance Proposal or the Akebia Adjournment Proposal and your Akebia Shares will not be counted towards determining whether a quorum is present. Your Akebia Shares will, however, be counted toward determining whether a quorum is present if you instruct your bank, broker, or other nominee on how to vote your Akebia Shares with respect to one or both of the Akebia Proposals.

Even if your Akebia Shares are held in “street name,” you are welcome to attend the Akebia Special Meeting. If your Akebia Shares are held in street name, you may not vote your Akebia Shares in person at the Akebia Special Meeting unless you obtain a proxy, executed in your favor, from the holder of record (i.e., your bank, broker, or other nominee). If you hold your Akebia Shares in “street name” and wish to vote in person, please contact your bank, broker, or other nominee before the Akebia Special Meeting to obtain the necessary proxy from the holder of record.

Under Nasdaq rules, brokers do not have discretionary authority to vote on non-routine matters. A “broker non-vote” occurs when a broker submits a proxy that states that the broker votes for at least one proposal, but does not vote for proposals on non-routine matters because the broker has not received instructions from the beneficial owners on how to vote and thus does not have discretionary authority to vote on those proposals. Because all of the matters to be considered at the Akebia Special Meeting are non-routine and brokers will not have discretionary authority to vote on any of the Akebia Proposals, Akebia does not expect to receive any broker non-votes. If broker non-votes were received, they would not have any impact on the outcome of the Akebia Share Issuance Proposal or Akebia Adjournment Proposal.

Abstentions and failures to attend the Akebia Special Meeting (in person or by proxy) and vote will have no effect on the Akebia Share Issuance Proposal or the Akebia Adjournment Proposal.

Revocability of Proxies and Changes to an Akebia Shareholder’s Vote

If you are a holder of record of Akebia Shares on the record date for the Akebia Special Meeting, you have the power to revoke your proxy at any time before your proxy is exercised at the Akebia Special Meeting. You can revoke your proxy in one of three ways:

•

sending a written notice of revocation that is received by Akebia prior to 11:59 p.m. (U.S. Eastern Time) on the day preceding the Akebia Special Meeting, stating that you would like to revoke your proxy, to Nicole R. Hadas, Akebia’s Secretary, at 245 First Street, Cambridge, Massachusetts 02142;

•	submitting a new proxy bearing a later date (by Internet, telephone or mail) that is received by Akebia prior to 11:59 p.m. (U.S. Eastern Time) on the day preceding the Akebia Special Meeting; or

•

attending the Akebia Special Meeting and voting in person or bringing a written notice of revocation to the Secretary of the Akebia Special Meeting prior to the voting at the Akebia Special Meeting (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person by ballot at the meeting to change your vote or submit a written notice of revocation to revoke your proxy). Attending the Akebia Special Meeting will not automatically revoke a proxy that was submitted through the Internet or by telephone or mail. If you wish to change your vote at the Akebia Special Meeting, you must vote by ballot at such meeting to change your vote, or if you wish to revoke your vote at the Akebia Special Meeting you must bring a written notice of revocation to the Secretary of the Akebia Special Meeting prior to the voting of the Akebia Special Meeting.

If you are an Akebia shareholder whose shares are held in “street name” by a bank, broker, or other nominee, you may revoke your proxy and vote your Akebia Shares in person at the Akebia Special Meeting only in accordance with applicable rules and procedures as employed by such bank, broker, or other nominee. If your shares are held in an account at a bank, broker, or other nominee, you should contact your bank, broker, or other nominee to change your vote.

Solicitation of Proxies

The cost of the solicitation of proxies from Akebia shareholders will be borne by Akebia. In addition to solicitations by mail, Akebia’s directors, officers and employees may solicit proxies personally, by telephone, by facsimile or otherwise, without additional compensation. Akebia will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of Akebia Shares held of record on the record date for the Akebia Special Meeting and will provide customary reimbursement to such firms for the cost of forwarding these materials. Akebia has retained MacKenzie to assist in the solicitation of proxies and has agreed to pay them a fee of approximately $40,000, plus reasonable and documented expenses, for these services.

Adjournments

Although it is not currently expected, the Akebia Special Meeting may be adjourned for the purpose of soliciting additional proxies if Akebia has not received sufficient proxies to constitute a quorum or sufficient votes for approval of the Akebia Share Issuance Proposal. Pursuant to the Akebia bylaws, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which adjournment is taken. If the Akebia Special Meeting is adjourned for the purpose of soliciting additional proxies, shareholders who have already sent in their proxies will be allowed to revoke them at any time prior to their use. The Merger Agreement provides that the Akebia Special Meeting will not be adjourned to a date that is more than ten business days after the date for which the Akebia Special Meeting was originally scheduled without the consent of Keryx.

Postponements

At any time prior to convening the Akebia Special Meeting, the Akebia Board may postpone the meeting for any reason without the approval of the Akebia shareholders. The Merger Agreement provides that the Keryx Special Meeting will not be postponed to a date that is more than ten business days after the date for which the Keryx Special Meeting was originally scheduled without the consent of Keryx. Although it is not currently expected, the Akebia Board may postpone the Akebia Special Meeting for the purpose of soliciting additional proxies if Akebia has not received sufficient proxies to constitute a quorum or sufficient votes for approval of the Akebia Share Issuance Proposal. If the Akebia Special Meeting is postponed for the purpose of soliciting additional proxies, shareholders who have already sent in their proxies will be allowed to revoke them at any time prior to their use.

Attending the Akebia Special Meeting

Subject to space availability and certain security procedures, all Akebia shareholders as of the record date of the Akebia Special Meeting, or their duly appointed proxies, may attend the Akebia Special Meeting. Each person attending the Akebia Special Meeting must have proof of ownership of Akebia Shares, as well as a valid government-issued photo identification, such as a driver’s license or passport, to be admitted to the meeting. If you hold your Akebia Shares in your name as a shareholder of record, you will need proof of ownership of Akebia Shares. If your Akebia Shares are held in “street name” in the name of a bank, broker, or other nominee and you plan to attend the Akebia Special Meeting, you must present proof of your ownership of Akebia Shares, such as a bank or brokerage account statement, to be admitted to the meeting.

Shareholder List

A list of Akebia shareholders entitled to vote at the Akebia Special Meeting will be available for inspection at Akebia’s corporate office, located at 245 First Street, Cambridge, Massachusetts 02142, at least ten days prior to the date of the Akebia Special Meeting and continuing through the Akebia Special Meeting for any purpose germane to the Akebia Special Meeting. The list will also be available at the Akebia Special Meeting for inspection by any Akebia shareholder present at the Akebia Special Meeting.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Akebia Special Meeting, please contact MacKenzie, the proxy solicitor for Akebia, by telephone toll-free at (800) 322-2885.

AKEBIA PROPOSALS

Akebia Proposal 1: The Akebia Share Issuance Proposal

Akebia shareholders are asked to approve the issuance of Akebia Shares to Keryx shareholders in connection with the Merger. Akebia shareholders should carefully read this joint proxy statement/prospectus in its entirety, including the documents incorporated by reference and the Merger Agreement, for more detailed information concerning the Merger Agreement and the Akebia Share Issuance Proposal. For a detailed discussion of the terms of the Merger Agreement and the Merger, including the proposed Akebia share issuance, see the information about the Merger and the Merger Agreement throughout this joint proxy statement/prospectus, including the information set forth in sections entitled “The Merger” and “The Merger Agreement” beginning on pages 68 and 138, respectively, of this joint proxy statement/prospectus. A copy of the Merger Agreement, including the First Amendment to the Merger Agreement, is attached as Annex A to this joint proxy statement/prospectus.

Approval of the Akebia Share Issuance Proposal is a condition to the consummation of the Merger. If the Akebia Share Issuance Proposal is not approved, the Merger will not occur. For a detailed discussion of the conditions of the Merger, see “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 141 of this joint proxy statement/prospectus.

The approval of the Akebia Share Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively thereon at the Akebia Special Meeting.

Recommendation of the Akebia Board. The Akebia Board formed a transaction committee (the “Akebia Transaction Committee”) of five independent directors as further described in “The Merger—Background of the Merger” beginning on page 69 of this joint proxy statement/prospectus. The Akebia Board, upon the unanimous recommendation of the Akebia Transaction Committee, unanimously determined that the Merger Agreement and the Merger are advisable and in the best interests of Akebia and its shareholders, adopted and approved the Merger Agreement and transactions contemplated thereby, and recommended that Akebia shareholders approve the Akebia Share Issuance Proposal. Accordingly, the Akebia Board unanimously recommends that Akebia shareholders vote “FOR” the Akebia Share Issuance Proposal.

Akebia Proposal 2: The Akebia Adjournment Proposal

Akebia shareholders are asked to approve adjournments of the Akebia Special Meeting from time to time, if necessary or appropriate, to solicit additional affirmative votes in favor of the Akebia Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve the Akebia Share Issuance Proposal. The Merger Agreement provides that the Akebia Special Meeting will not be postponed or adjourned to a date that is more than ten business days after the date for which the Keryx Special Meeting was originally scheduled without the consent of Keryx. Consummation of the Merger is not conditioned on the approval of this Akebia Adjournment Proposal.

If the Akebia shareholders approve this Akebia Adjournment Proposal, Akebia could adjourn or postpone the Akebia Special Meeting, and any adjourned or postponed session of the Akebia Special Meeting, and use the additional time to solicit additional proxies for the approval of the Akebia Share Issuance Proposal.

If, at the Akebia Special Meeting, the number of Akebia Shares present or represented and voting in favor of the Akebia Share Issuance Proposal is insufficient to approve such proposal, Akebia may move to adjourn the Akebia Special Meeting in order to enable the Akebia Board to solicit additional proxies for approval of the Akebia Share Issuance Proposal. In that event, the Akebia shareholders will be asked to vote only upon the Akebia Adjournment Proposal, and not the Akebia Share Issuance Proposal. Additionally, pursuant to the Akebia bylaws, the Chairperson of the meeting may adjourn the meeting without the approval of the Akebia shareholders. Approval of the Akebia Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively thereon at the Akebia Special Meeting. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the Akebia Adjournment Proposal.

The Akebia Adjournment Proposal relates only to adjournments of the Akebia Special Meeting occurring for purposes of soliciting additional proxies for approval of the Akebia Share Issuance Proposal in the event that there are insufficient votes to approve that proposal. Akebia retains full authority to the extent set forth in its bylaws and Delaware law (subject to the terms of the Merger Agreement) to adjourn the Akebia Special Meeting for any other purpose, or to postpone the Akebia Special Meeting before it is convened, without the consent of any Akebia shareholders.

The Akebia Board unanimously recommends that Akebia shareholders vote “FOR” the Akebia Adjournment Proposal.

THE MERGER

The following is a description of certain material aspects of the Merger. This description may not contain all of the information that may be important to you. The discussion of the Merger in this joint proxy statement/prospectus is qualified in its entirety by reference to the Merger Agreement, which is attached to this joint proxy statement/prospectus as Annex A. We encourage you to read carefully this entire joint proxy statement/prospectus, including the annexes and exhibits to, and the documents incorporated by reference in, this joint proxy statement/prospectus and the exhibits to the registration statement to which this joint proxy statement/prospectus relates, for a more complete understanding of the Merger and the documents incorporated by reference. This section is not intended to provide you with any factual information about Akebia or Keryx. Such information can be found elsewhere in this joint proxy statement/prospectus and in the public filings Akebia and Keryx make with the SEC, as described in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on pages 185 and 186, respectively, of this joint proxy statement/prospectus.

General Description of the Merger

Pursuant to the Merger Agreement, Merger Sub will merge with and into Keryx, with Keryx surviving as a wholly owned subsidiary of Akebia. In the Merger, each Keryx Share issued and outstanding immediately prior to the Effective Time (other than shares held by Akebia, Merger Sub, any subsidiaries of Keryx or Akebia, or by Keryx as treasury shares) will become the right to receive 0.37433 Akebia Shares.

Immediately following the Effective Time, Keryx shareholders and Akebia shareholders are expected to own approximately 50.6% and 49.4%, respectively, of the Akebia Shares, calculated based on the companies’ fully diluted market capitalizations as of the signing of the Merger Agreement and also taking into account the Additional Shares expected to be issued to Baupost in connection with the conversion under that certain Notes Conversion Agreement prior to the consummation of the Merger. Keryx Shares currently trade on The Nasdaq Capital Market under the symbol “KERX,” and Akebia Shares currently trade on The Nasdaq Global Market under the symbol “AKBA.” Following the consummation of the Merger, Akebia Shares will continue to be listed on The Nasdaq Global Market and will continue to trade under the symbol “AKBA.”

Consideration to be Received by the Keryx Shareholders

In the Merger, each Keryx Share issued and outstanding immediately prior to the Effective Time (other than shares held by Akebia, Merger Sub, any subsidiaries of Akebia or Keryx, or by Keryx as treasury shares) will become the right to receive 0.37433 Akebia Shares.

Notes Conversion Transactions

In connection with the Merger, Keryx entered into a Notes Conversion Agreement with Baupost, the holder of approximately $164.75 million of Keryx’s Convertible Notes and, with respect to certain sections only, Akebia. Pursuant to the terms of the Notes Conversion Agreement, Baupost has agreed to convert the Convertible Notes into 35,582,335 Keryx Shares (the “Conversion Shares”) in accordance with the terms of the governing indenture, dated May 9, 2018, by and between Keryx and the Bank of New York Mellon Trust Company, N.A. (the “Indenture”), immediately prior to the Effective Time of the Merger, conditioned upon the issuance to Baupost of an additional 4,000,000 Keryx Shares (the “Additional Shares”) and the satisfaction of the conditions in the Merger contained in Article 6 of the Merger Agreement. The Conversion Shares and the Additional Shares will be issued prior to the Effective Time and will become Akebia Shares with the same Exchange Multiplier as other Keryx Shares.

Background of the Merger

Each of the Akebia Board and the Keryx Board, together with members of the respective management teams of Akebia and Keryx, regularly reviews and assesses the performance, future growth prospects, business plans and overall strategic direction of Akebia and Keryx, respectively, and considers a variety of strategic alternatives that may be available to Akebia and Keryx, respectively, including continuing to pursue each respective company’s strategy as a standalone company or pursuing potential strategic or financing transactions with third parties, in each case with the goal of maximizing shareholder value.

In connection with such a review by Akebia and with the consent of the Akebia Board, on December 8, 2017, John P. Butler, President and Chief Executive Officer of Akebia, contacted Gregory P. Madison, then-President and Chief Executive Officer of Keryx, to discuss the potential for a transaction between Akebia and Keryx.

In connection with such a review by Keryx and following the December 8, 2017 discussion between Mr. Butler and Mr. Madison, on December 13, 2017, the Keryx Board held a meeting at which members of Keryx management and a representative of Perella Weinberg Partners (“PWP”) participated. As part of this meeting, PWP provided an overview of the merger and acquisition landscape in the life sciences industry, and the Keryx Board discussed potential business development initiatives, including potential business combination transactions and various possible merger partners. Also during this meeting, Mr. Madison reported to the Keryx Board on, and the Keryx Board discussed, Mr. Madison’s conversation with Mr. Butler. The Keryx Board also received an operational and financial update from management and discussed how Keryx’s cash position would likely limit its ability to undertake an acquisition, development or licensing deal. Following these discussions, the Keryx Board considered the possibility that a strategic transaction, such as a merger or company sale, might provide the Keryx shareholders with more value than proceeding as a standalone company and instructed Keryx management to work with certain Keryx Board members in a preliminary exploration of strategic alternatives and identifying potential merger partners or possible acquirers of Keryx.

In the days following the December 13, 2017 Keryx Board meeting, certain members of the Keryx Board held meetings with members of the Keryx management team to further discuss business development initiatives, including potential business combination transactions, various possible merger partners and potential acquirers and other strategic alternatives. The Keryx Board instructed Keryx management to engage in high-level discussions about a potential business combination with Akebia, “Party A” and “Party B,” which parties the Keryx Board believed to be the most viable potential merger partners based on the profiles reviewed of eight potential strategic partners or acquirers in the industry. Also during this time, the Keryx Board and management engaged in high level discussions with representatives of Baupost, Keryx’s largest shareholder and the holder of the then-existing Zero Coupon Convertible Senior Notes due 2020 (the “Convertible Notes due 2020”), to ensure that Baupost would be supportive of such an exploration and consideration of such a transaction.

In connection with these discussions and with the support and authorization of the Keryx Board, Keryx engaged PWP as its financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) as its outside legal counsel with respect to a potential strategic transaction, and PWP reached out to Akebia, Party A and Party B to gauge each party’s interest in exploring a strategic transaction with Keryx. PWP was chosen to assist Keryx as a financial advisor given its expertise and experience with similar merger transactions, and because of the familiarity of several members of Keryx management and the Keryx Board with PWP.

Following those discussions, in December 2017, Akebia and Keryx entered into a reciprocal confidentiality agreement, and representatives of management from Akebia and Keryx met to discuss a potential transaction between the parties and conduct initial due diligence concerning the companies’ businesses. As part of these discussions, the parties considered the benefits and risks of such a transaction, including that a combination of the two companies would have an expanded and complementary nephrology portfolio with an infrastructure to maximize potential for both Auryxia and vadadustat. However, given the balance sheets and cash positions of the two companies, further financing for the combined company would likely be important to achieve long-term success for a combined company. The parties also considered that the combined company would likely be in a better position to raise equity capital if it were able to eliminate Keryx’s Convertible Notes due 2020 held by Baupost. The parties determined to continue discussions over the course of the following weeks. The risks and benefits considered by the parties throughout their consideration of the Merger can be found under the headings “The Merger—Keryx’s Reasons for the Merger; Recommendation of the Keryx Board” and “The Merger—Akebia’s Reasons for the Merger; Recommendation of the Akebia Board” beginning on pages 83 and 87, respectively, of this joint proxy statement/prospectus.

On December 19, 2017, the Akebia Board held a regularly scheduled meeting, together with members of Akebia management, representatives of Evercore, and representatives from Ropes & Gray LLP (“Ropes & Gray”), legal counsel to Akebia, at which the potential transaction was discussed. During the meeting, Akebia management and the Akebia Board discussed Keryx and its product, Auryxia. Akebia management presented an overview, including the risks and potential benefits of the potential transaction with Keryx, and provided an update regarding the discussions with Keryx. The Akebia Board also discussed certain relationships between members of the Akebia Board, on the one hand, and Keryx and Baupost, on the other hand. The Akebia Board noted that Mr. Butler previously served as an independent member of the Keryx Board at the request of Baupost from December 2015 to September 2017, including as Chairperson of the Keryx Board from May 2016 to September 2017. It was also noted that Mr. Madison previously worked with Mr. Butler in the renal division of Genzyme Corporation. The Akebia Board discussed that Ronald C. Renaud, Jr., a member of the Akebia Board, served as Chief Financial Officer of Keryx from 2006 to 2007. The Akebia Board also discussed that Mr. Renaud currently serves as Chief Executive Officer of Translate Bio, Inc., of which Baupost is an investor. Finally, the Akebia Board noted that Muneer A. Satter, the Chairperson of the Akebia Board, also serves as Chairperson of the Board of Directors of Aerpio Pharmaceuticals, Inc. (“Aerpio”), of which Michael Rogers, the Chairperson of the Keryx Board, is Chief Financial Officer. The Akebia Board authorized Akebia management to expend the necessary corporate resources in furtherance of preparing an offer of merger or other business combination with Keryx. Among other things, the Akebia Board viewed the potential transaction as potentially creating a sustainable, kidney disease-focused, therapeutic leader that is well positioned to be a partner of choice throughout the renal community and for companies developing renal products. The Akebia Board believed that a potential transaction with Keryx could present the opportunity to establish a leading renal company with a large market opportunity, along with having significant synergy potential and an experienced leadership team. Evercore was chosen to assist Akebia as a financial advisor in the transaction, among other reasons, because of its qualifications, expertise and reputation, as well as its familiarity with Akebia’s business and the Akebia management team.

Following the meeting of the Akebia Board, on December 19, 2017, Mr. Butler contacted Mr. Madison, confirming that Akebia was interested in further discussions regarding a potential transaction between Akebia and Keryx. Mr. Butler indicated that the parties should continue due diligence and that Akebia would send a non-binding offer letter to Keryx in early January 2018 regarding a potential transaction if the diligence supported moving forward.

From December 20, 2017 through January 4, 2018, members of management of Keryx and Akebia continued to have discussions as part of due diligence of each company by the other. In January 2018, Akebia selected J.P. Morgan to be a financial co-advisor to Akebia in connection with the potential transaction. J.P. Morgan was chosen to assist Akebia as a financial advisor because of, among other things, its experience and its qualifications and reputation in connection with such matters and its familiarity with Akebia, Keryx and the industries in which they operate.

On the morning of January 4, 2018, Mr. Butler and Mr. Madison met in Boston, Massachusetts, to discuss certain topics regarding the potential transaction, including the potential transaction structure, the potential management of the combined company and the potential structure of the board of directors of the combined company.

On the afternoon of January 4, 2018, the Akebia Board held a telephonic meeting, together with members of Akebia management and representatives of Ropes & Gray and Evercore. Representatives of Ropes & Gray discussed the fiduciary duties of the Akebia Board in connection with a potential transaction with Keryx, and the Akebia Board reviewed the relationships between certain members of the Akebia Board, on one hand, and Keryx and Baupost, on the other hand, that were previously discussed at the Akebia Board’s December 19, 2017 meeting. The Akebia Board, Akebia management and representatives of Evercore also discussed the opportunity presented by the potential transaction, financial analyses and certain diligence items. The Akebia Board then reviewed and discussed the draft non-binding offer letter that had been prepared by Akebia management and directed Mr. Butler to send the non-binding offer letter to Keryx. The non-binding offer letter proposed, among other terms, a stock-for-stock merger of 0.299 Akebia Shares for each Keryx Share outstanding, which assumed, among other things, the full conversion of the Convertible Notes due 2020. At this exchange ratio, Keryx security holders would hold approximately 48.5% of the combined company. The offer letter also provided for the Combined Board to consist of four designees from the Akebia Board, one of whom would be the Chairperson, four designees from the Keryx Board, and the Chief Executive Officer of the combined company, who would be Mr. Butler. Additionally, the offer letter proposed that Baupost would provide a support agreement in favor of the transaction and that Mr. Madison would serve in a leadership position at Akebia following the proposed transaction.

On the morning of January 5, 2018, Mr. Butler and Mr. Madison had a telephone call wherein Mr. Butler presented Mr. Madison with the material terms of the non-binding offer letter, which was subsequently e-mailed to Mr. Madison.

On January 6, 2018, the Keryx Board held a telephonic meeting at which members of Keryx management, as well as representatives of Skadden and PWP, participated. Skadden reviewed with the Keryx Board its fiduciary duties in connection with its receipt of the January 5, 2018 non-binding offer letter from Akebia. Skadden also reviewed with the Keryx Board certain considerations with respect to Baupost and Mr. Butler’s former membership on the Keryx Board in light of the potential transaction. After discussion, it was determined that the Baupost board observer would not participate in Keryx Board meetings with respect to a potential merger transaction. The Keryx Board discussed the potential strategic benefits and risks of a merger with Akebia. Keryx management also discussed with the Keryx Board that it would be meeting with Party A and Party B, individually, to discuss a possible business combination with each company. The Keryx Board also discussed next steps, including that Keryx management and its advisors should continue to engage in discussions with Akebia regarding a potential business combination, but that any such potential business combination should be a merger of equals, with Akebia shareholders and Keryx shareholders owning 50% of the combined company, respectively. The Keryx Board also directed Keryx management and Keryx’s advisors to propose that the Combined Board consist of four designees from each of the Akebia Board and the Keryx Board, with the ninth director being a new independent director chosen by mutual agreement of Akebia and Keryx, and that the Chairperson of the Combined Board would be designated by the Keryx Board Designees. The Keryx Board also directed Keryx management and its advisors to propose that Keryx would be willing to request that Baupost convert the Convertible Notes due 2020 and sign a support agreement, but only after Keryx and Akebia reach general agreement on the deal terms and once due diligence had been completed. The Keryx Board also indicated that it was supportive of continuing discussions with Party A and Party B.

Also at this meeting, the Keryx Board formally formed a special transaction committee (the “Keryx Special Committee”) to explore the potential business combination with Akebia and any other potential alternative transaction involving Keryx that may present itself (a “Potential Transaction”) consisting of Michael Rogers, Mark J. Enyedy and Steven C. Gilman (which members had been working with representatives of Keryx management during the preliminary exploration of potential business development initiatives since December 2017), with Mr. Enyedy serving as Chairperson. The Keryx Special Committee was delegated authority to, among other things, (a) explore and consider Potential Transactions and to determine whether any such Potential Transaction was in the best interests of and fair to the Keryx shareholders; (b) consult with Keryx management, financial and legal advisors and any other advisors or the Keryx Board in connection with such exploration and consideration of any Potential Transaction; (c) enter into discussions and negotiations with respect to the terms and conditions of any Potential Transaction; and (d) submit its recommendations with respect to any Potential Transaction to the Keryx Board for consideration. Throughout the Keryx Special Committee’s evaluation of Potential Transactions, the Keryx Special Committee met frequently via telephone conference calls for formal meetings, but its members were also in regular informal communication with Keryx management and advisors and with each other. The Keryx Special Committee also received reports from and discussed the potential Akebia transaction with the Research and Development Committee of the Keryx Board (the “R&D Committee”), whose members are Dr. Gilman, Michael T. Heffernan and Jodie Morrison, and which was charged with overseeing and reviewing the regulatory and clinical due diligence undertakings on Akebia with respect to the potential transaction with Akebia.

On January 7, 2018, following discussions on the afternoon of January 6, 2018 between members of management of Keryx and Akebia and representatives of PWP and Evercore regarding the merger terms, Mr. Madison sent Mr. Butler a non-binding response letter, which had been reviewed by the Keryx Special Committee, outlining the terms authorized by the Keryx Board at its January 6, 2018 meeting. The terms authorized included an exchange ratio of 0.3223 Akebia Shares for each Keryx Share. In addition, the response letter proposed a Combined Board consistent with that proposed at the January 6, 2018 Keryx Board meeting. The response letter also provided that Mr. Madison would serve in a leadership position at the combined company and proposed that Keryx would request a support agreement from Baupost in favor of the transaction and that Akebia would request a support agreement from Mr. Satter in favor of the transaction.

On January 10, 2018, members of management of Akebia and Keryx met, along with their respective financial and legal advisors, to discuss due diligence and a potential process and timeline for further exploration of a potential business combination between the two companies. At this meeting, Akebia indicated it would be comfortable with a merger of equals, subject to due diligence and assuming the conversion of the outstanding Convertible Notes due 2020 at no additional cost to Akebia. Akebia also proposed that the Chairperson of the Combined Board should be a new independent director selected by the eight Continuing Directors and Keryx Board Designees, rather than selected by the Keryx Board Designees as proposed by Keryx in its non-binding response letter of January 7, 2018. Akebia also noted that it desired to announce a financing transaction for the combined company at the time the business combination between the parties was announced. Later on January 10, 2018, Evercore sent a counterproposal to PWP indicating that Akebia was willing to pursue a merger of equals, but subject to completion of due diligence and assuming and conditioned upon the conversion of the Convertible Notes due 2020 at no cost to Akebia.

From January 10, 2018, through January 18, 2018, members of Akebia and Keryx management and each company’s respective representatives and advisors continued discussions, negotiations and diligence surrounding the potential transaction and its terms, including meetings and telephone calls on the topics of quality control, commercialization, clinical trial programs, regulatory matters and intellectual property. During this time, each of Akebia and Keryx made information available for the other party in their respective electronic datarooms.

During this time, at the instruction of the Keryx Special Committee, Keryx also engaged in high-level, preliminary discussions with each of Party A and Party B regarding a potential strategic transaction between Keryx and Party A and Party B, respectively. Following such preliminary discussions, between late January and early February, Party A informed Keryx that it would be unable to pursue a potential business combination at this time given the status of Party A’s pipeline and certain governance issues. Also during this time, Keryx management and its financial and legal advisors periodically met with, reported to and received authorization to take additional actions from the Keryx Special Committee.

On January 18, 2018, the Keryx Board held a telephonic meeting at which members of Keryx management, Skadden and PWP participated. At this meeting, management and PWP reported to the Keryx Board on recent discussions with Akebia and PWP provided the Keryx Board with an overview of the risks associated with announcing a financing transaction for the combined company in conjunction with an announcement of the business combination, including the increased complexity involved with such a financing could heighten the execution risk or the transaction as a whole.

Between January 20, 2018 and January 30, 2018, members of management of Akebia and Keryx met on several occasions, along with their respective financial and legal advisors, to continue to discuss due diligence efforts and findings. On January 24, 2018, while reciprocal due diligence was underway, Ropes & Gray circulated a draft of the Merger Agreement to the parties.

On February 2, 2018, the Keryx Board held a telephonic meeting at which members of Keryx management, Skadden and PWP participated. PWP reported to the Keryx Board on recent discussions with Akebia and PWP, and Keryx management reported and discussed with the Keryx Board the preliminary results of Keryx’s due diligence of Akebia to date. The Keryx Board also discussed uncertainties inherent in development stage companies. The Keryx Board discussed next steps, including continued due diligence efforts.

Between February 2, 2018 and February 12, 2018, the parties continued to conduct reciprocal due diligence. During such time, members of Keryx management and its outside consultants met with the R&D Committee to discuss Akebia’s vadadustat clinical program, as well as the timing and investment required to complete Akebia’s vadadustat clinical program. At a meeting of the R&D Committee held on February 9, 2018, the R&D Committee determined to recommend that the Keryx Board discontinue pursuing a transaction with Akebia at such time and reported its recommendation to the members of the Keryx Special Committee.

On February 12, 2018, the R&D Committee reported to the Keryx Board the results of due diligence and certain uncertainties inherent in development stage companies. The Keryx Board (including the Keryx Special Committee) determined, based on the report and recommendation of the R&D Committee, that based on the due diligence to date and taking into account the risks attendant to a merger transaction with Akebia, including the respective balance sheets and cash positions of the two companies, that it would be in the best interests of the Keryx shareholders if Keryx were to continue as a standalone company and explore whether other potential merger partners might provide greater value to the Keryx shareholders. Accordingly, the Keryx Board determined to cease discussions with Akebia regarding a potential transaction at that time.

On February 16, 2018, Mr. Madison contacted Mr. Butler to inform him that Keryx was not interested in pursuing a transaction with Akebia at that time. Mr. Butler communicated this message to the Akebia Board and Akebia management. Both parties removed access by the other party to their respective electronic data rooms. At this time, Keryx terminated its engagement of its legal and financial advisors with respect to the potential transaction with Akebia.

Thereafter, over the next several weeks, the Keryx Board and the Keryx Special Committee worked with members of Keryx management to explore other possible strategic opportunities, including other potential merger partners or acquirers, as a potential alternative to remaining a standalone company. In connection with these undertakings, Keryx sought and received advice from MTS Health Partners as its financial advisor, who worked with Keryx management and the Keryx Special Committee to identify a list of potential merger partners and acquirers. MTS Health Partners was chosen to assist Keryx as its financial advisor because of, among other things, its knowledge of the life sciences industry, the familiarity of several members of Keryx senior management and the Keryx Board with MTS Health Partners, and its experience with merger and sale transactions. The Keryx Special Committee authorized Keryx management and MTS Health Partners to engage in high-level, preliminary discussions with the ten strategic parties who had been identified by the Keryx Special Committee as the most viable potential acquirers based primarily on financial profile and market position, perceived interest in Keryx and ability to pay. The Keryx Special Committee also authorized Keryx management and MTS Health Partners to engage in high-level, preliminary discussions with three other parties who had been recommended by MTS Health Partners as viable potential merger partners and to continue its discussions with Party B, who had signed a reciprocal and customary confidentiality agreement (absent an express standstill) in May 2017 in connection with earlier business development discussions with Party B. The Keryx Special

Committee also instructed Keryx management to continue to monitor developments in Akebia’s business, programs and potential financing needs. The Keryx Board also instructed Keryx management to continue discussions with Baupost on Keryx’s strategic opportunities, including a potential refinancing of the Convertible Notes due 2020.

Following the outreach performed by MTS Health Partners, certain of the contacted parties engaged in high-level due diligence and preliminary discussions with Keryx management and MTS Health Partners. None of the parties, however, was interested in pursuing an acquisition of or merger with Keryx, including Party B, which cited timing concerns in light of its own portfolio and financial profile. During this time, Keryx also began negotiating the refinancing of the Convertible Notes due 2020 with Baupost.

Also during this time, in March 2018, representatives of Baupost communicated to Akebia management that Baupost was interested in conducting diligence on Akebia and its clinical program. Baupost and Akebia entered into a confidentiality agreement with the consent of the Akebia Board, and thereafter, Akebia shared certain information with Baupost and Baupost’s consultants, and engaged in discussions with Baupost regarding diligence over the next several weeks.

In March 2018, Akebia completed a public stock offering, raising $89.3 million in gross proceeds.

On April 27, 2018, the Keryx Board held a meeting at which members of Keryx management and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz Levin”), Keryx’s outside legal advisor, participated. Although the purpose of the meeting was to discuss the resignation of Mr. Madison as Keryx’s Chief Executive Officer, the upcoming earnings announcement and the status of refinancing negotiations with Baupost, at this meeting, representatives of Baupost also provided Keryx with access to a consultant who had conducted due diligence on Akebia, including on its clinical trial and research and development programs. Also at this meeting, the Keryx Board determined that Ms. Morrison should contact Mr. Butler to inquire as to whether Akebia would be interested in reengaging in discussions regarding a potential transaction with Keryx. Representatives from Keryx management, including Ms. Morrison, who had been appointed Interim Chief Executive Officer of Keryx, then met with the Baupost consultant to gather additional information regarding Akebia’s clinical program.

On April 29, 2018, Ms. Morrison contacted Mr. Butler to inform him of Mr. Madison’s departure and to indicate that Keryx would consider renewing discussions regarding a potential transaction with Akebia in light of Keryx’s review of additional information regarding Akebia’s clinical program for vadadustat, and to inquire whether Akebia would also be interested in reengaging in such discussions.

Between May 2, 2018 and May 5, 2018, Ms. Morrison and Mr. Butler discussed the process and timing of reengaging in the exploration of a potential transaction between Keryx and Akebia. In connection with these discussions and other possible strategic opportunities, Keryx sought and received advice from outside regulatory and clinical consultants and legal advisors, including Goodwin Procter LLP (“Goodwin”).

On May 4, 2018, the Akebia Board held a telephonic meeting, together with members of Akebia management, to discuss renewing interactions with Keryx regarding a potential transaction. The Akebia Board directed Akebia management to continue preparatory work for a potential transaction with Keryx.

On May 7, 2018, the Keryx Board held a telephonic meeting at which members of Keryx management, MTS Health Partners, Goodwin and Mintz Levin participated. At this meeting, in addition to approving the exchange of the Convertible Notes due 2020 for the Convertible Notes to Baupost, the Keryx Board discussed the possible business combination with Akebia and expressed its support for and authorized Ms. Morrison’s and Keryx management’s reengaging in discussions with Mr. Butler and Akebia, including because of Akebia’s improved cash position as a result of its March equity offering and the current dynamics in the marketplace. The Keryx Board also noted that the results of Akebia’s upcoming type-C meeting with the FDA would be known and taken into account before any agreement with Akebia would be entered into by Keryx, thereby mitigating the clinical trial uncertainties identified by the R&D Committee in February. Also at this meeting, Goodwin described the Keryx Board’s fiduciary duties in connection with its consideration of a business combination with Akebia. The Keryx Board noted that Mr. Enyedy had been appointed to the Keryx Board as an independent director at the request of Baupost, and also noted that Mr. Rogers was serving as the Chief Financial Officer of Aerpio and that the Akebia Board’s Chairperson, Mr. Satter, was also the Chairperson of Aerpio’s Board of Directors. The Keryx Board discussed that, given the potential role of Baupost and its consultant in the contemplated transaction, as well the relationship Mr. Rogers had with the Chairperson of the Akebia Board, it would be prudent to reconstitute the Keryx Special Committee to alleviate any perceived conflicts of interest. Following such discussion, the Keryx Board unanimously appointed Ms. Morrison, Mr. Heffernan and Dr. Gilman as the members of the Keryx Special Committee, and appointed Ms. Morrison as Chairperson. The Keryx Special Committee noted that Keryx management had engaged MTS Health Partners and Goodwin to act as Keryx’s financial and legal advisors, respectively, in connection with a potential transaction and determined that the Keryx Special Committee was comfortable relying on the advice of such advisors without the need for any separate Keryx Special Committee advisors. The Keryx Special Committee also discussed and approved the terms of an engagement letter with MTS Health Partners, which was entered into on May 18, 2018 and subsequently ratified by the full Keryx Board. Throughout the reconstituted Keryx Special Committee’s evaluation of a potential business combination with Akebia, the Keryx Special Committee met frequently via telephone calls for formal meetings, and its members were also in regular informal communication with its advisors, with Keryx management and with each other.

On May 8, 2018, Ms. Morrison contacted Mr. Butler and indicated that the Keryx Board supported reengaging in discussions with Akebia regarding a potential merger of equals. Thereafter, the parties and their respective advisors reengaged in business discussions and reciprocal due diligence. During such time, Keryx also resumed discussions with Baupost regarding conversion of the Convertible Notes in connection with a merger with Akebia and whether Baupost would be supportive of a combination of the two companies.

On May 10, 2018, the Keryx Board held a telephonic meeting in which members of Keryx management, MTS Health Partners, Goodwin and Mintz Levin participated to, among other things, review Keryx’s long range plan (see “—Certain Keryx Management Unaudited Prospective Financial Information” beginning on page 91 of this joint proxy statement/prospectus) and continue discussions regarding the potential business combination with Akebia. Following such meeting, Keryx’s long range plan (which is defined as the Keryx Management Keryx Projections under the heading “—Certain Keryx Management Unaudited Prospective Financial Information” beginning on page 91 of this joint proxy statement/prospectus) was shared with Akebia.

Between May 11, 2018 and May 16, 2018, the parties discussed next steps, timing and continued reciprocal due diligence efforts of a proposed transaction.

On May 11, 2018, Akebia management shared with Keryx management certain unaudited prospective financial information of Akebia on a standalone basis. Keryx management, along with MTS Health Partners, reviewed such projections and applied certain assumptions and adjustments, to arrive at the Keryx Management Adjusted Akebia Projections (see “—Certain Keryx Management Unaudited Prospective Financial Information” beginning on page 91 of this joint proxy statement/prospectus).

On May 17, 2018, the Akebia Board held a telephonic meeting, together with members of Akebia management and representatives of J.P. Morgan and Evercore. The Akebia Board, Akebia management and its advisors discussed the opportunity presented by a potential transaction with Keryx, as well as financial analyses, diligence items and transaction structure. The Akebia Board reviewed the relationships between certain members of the Akebia Board and Keryx and certain members of the Akebia Board and Baupost that were previously discussed at the Akebia Board’s December 19, 2017 and January 4, 2018 meetings, and determined that it was in the best interest of Akebia to form the Akebia Transaction Committee that would be authorized by the Akebia Board to oversee Akebia’s activities with respect to the potential transaction, including among other things, to direct Akebia’s officers, employees and advisors with respect to the potential transaction and to explore and negotiate the potential transaction. The Akebia Transaction Committee consisted of the following Akebia Board members: Scott A. Canute, Michael D. Clayman, Maxine Gowen, Duane Nash and Michael S. Wyzga. Shortly

thereafter and as further discussed below, the Akebia Transaction Committee engaged Abrams & Bayliss LLP (“Abrams”) to serve as legal counsel to the Akebia Transaction Committee.

On May 21, 2018, the Akebia Transaction Committee held a telephonic meeting together with members of Akebia management. Mr. Satter and Mr. Butler also attended at the invitation of the Akebia Transaction Committee. The Akebia Transaction Committee, Mr. Butler, Mr. Satter and Akebia management discussed the financial analyses and process updates for the potential transaction with Keryx.

On the morning of May 23, 2018, Mr. Butler met with Ms. Morrison in Boston, Massachusetts. During the course of the meeting, Mr. Butler provided Ms. Morrison with an overview of certain key terms of the potential transaction that Akebia planned to propose in a non-binding offer letter to Keryx.

On May 24, 2018, the Akebia Transaction Committee held a telephonic meeting together with members of Akebia management and representatives of J.P. Morgan, Evercore, Abrams and Latham & Watkins LLP (“Latham”), who had been retained by Akebia as outside legal counsel for the potential transaction with Keryx. The Akebia Transaction Committee also invited all members of the Akebia Board and each Akebia Board member attended the meeting. The Akebia Board, Akebia management and its advisors discussed the opportunity presented by the potential transaction and financial analyses relating to the potential transaction. During the meeting, the Akebia Transaction Committee and a representative from Abrams discussed the merger process to date, the independence of the members of the Akebia Transaction Committee, the Akebia directors’ fiduciary duties, and potential next steps to oversee the merger negotiations. The Akebia Board reviewed and discussed a draft non-binding offer letter that had been prepared by Akebia management and then directed Mr. Butler to send the offer letter to Keryx. The non-binding offer letter proposed, among other terms, a merger that would result in the shareholders of each company owning 50% of the combined company, which assumed, among other things, the full conversion of the Convertible Notes held by Baupost and that Baupost would provide a support agreement in favor of the transaction. The non-binding offer letter also provided that the Combined Board would consist of an equal number of directors from each company, including Mr. Butler, who would be the Chief Executive Officer of the combined company, and one additional independent director to serve as Chairperson, who would be selected by the other directors of the Combined Board.

On May 24, 2018, following the meeting of the Akebia Transaction Committee, Mr. Butler e-mailed the non-binding offer letter to Ms. Morrison.

On May 29, 2018, the Keryx Special Committee held a telephonic meeting at which members of Keryx management, MTS Health Partners and Goodwin participated. At the meeting, the Keryx Special Committee discussed the May 24, 2018 non-binding offer letter from Akebia, Keryx’s standalone prospects, the Keryx Management Adjusted Akebia Projections, the Keryx Management Akebia Projections (as described under the heading “—Certain Keryx Management Unaudited Prospective Financial Information” beginning on page 91 of this joint proxy statement/prospectus) and certain preliminary financial information prepared by MTS Health Partners. Members of the Keryx management team reported to the Keryx Special Committee on the assumptions underlying the Keryx Management Adjusted Akebia Projections, which projections Keryx management directed MTS Health Partners to use, along with the Keryx Projections, to prepare preliminary financial information discussed at this meeting. The Keryx Special Committee discussed the status of Akebia’s clinical trials and efforts towards the approval and commercial launch of vadadustat and Akebia’s improved cash position, as well as the challenges Keryx would face on a standalone basis, including as a result of recent departures of key members of the management team, that made a business combination between the two companies potentially more attractive to the Keryx shareholders at this time. The Keryx Special Committee also discussed the risks associated with operating as a public company with a portfolio consisting of only one commercialized product with no pipeline, including the impact on Keryx’s ability to raise financing on favorable terms, if at all. The Keryx Special Committee also noted, based on informal knowledge of the industry and on the outreach conducted by MTS Health Partners and Keryx management at the direction of the Keryx Special Committee in February and March of 2018, the lack of other viable potential merger partners or potential acquirers in the industry that would be likely to provide holders of Keryx Shares with the same potential value as a business combination with Akebia. In light of such factors and based on information discussed at the meeting, the Keryx Special Committee determined to continue discussions with Akebia for a merger of equals, noting that Keryx would work cooperatively to provide for the conversion of the Convertible Notes if Akebia required it to be a condition to the closing of the merger, and that any cost associated with such conversion would need to be shared equally between Keryx and Akebia. The Keryx Special Committee also determined to propose that the Combined Board consist of 11 members, with five directors from each of the Akebia Board and the Keryx Board, with the Keryx Board Designees selecting the eleventh member, an independent Chairperson who was not a member of either the Akebia Board or the Keryx Board. The Keryx Special Committee also noted that it was supportive of having Mr. Butler serve as the Chief Executive Officer of the combined company. After discussion, the Keryx Special Committee instructed management and the advisors to continue discussions with Akebia and to make a counterproposal on the terms discussed at this meeting.

On May 30, 2018, Ms. Morrison telephoned Mr. Butler to propose the transaction terms authorized by the Keryx Special Committee at the May 29, 2018 Keryx Special Committee meeting, and following such telephone conversation, sent Mr. Butler a non-binding counterproposal outlining such terms.

On June 1, 2018, representatives of Latham sent a draft of the Merger Agreement to Goodwin. The draft Merger Agreement provided, among other things (i) for a merger between Keryx and a wholly owned subsidiary of Akebia, in connection with which shareholders of Keryx would receive Akebia Shares in exchange for their Keryx Shares, (ii) for a transaction intended to be tax-free that resulted in Akebia as the surviving parent entity for purposes of the combined company and with Keryx as a wholly owned subsidiary of Akebia, (iii) that following the closing, the Combined Board would consist of (A) four directors from each of the Akebia Board and the Keryx Board, to be designated by the Akebia Board and the Keryx Board, respectively, and (B) one additional independent director, who was not a member of either the Akebia Board or the Keryx Board and would serve as Chairperson, and (iv) that following the closing, Mr. Butler would serve as Chief Executive Officer of the combined company. The draft Merger Agreement also included the condition that the Convertible Notes due 2021 held by Baupost must be converted into Keryx Shares before Akebia was obligated to proceed with closing of the Merger. The draft Merger Agreement also provided for largely reciprocal representations, warranties and covenants for both Akebia and Keryx relating to actions taken before the closing.

On June 5, 2018, the Akebia Board held a telephonic meeting, together with members of Akebia management and representatives of J.P. Morgan, Evercore and Latham. At the request of the Akebia Board, Akebia management prepared three sets of unaudited financial projections for Akebia in anticipation of such Akebia Board meeting, each of which was based on a different set of assumptions and was prepared for the purpose of evaluating a potential transaction with Keryx, (the “June 5th Projections”). The Akebia Board, Akebia management and its advisors discussed the opportunity presented by a potential transaction with Keryx and certain other financial analyses of the potential transaction. Representatives of Latham described the fiduciary duties of the Akebia Board in connection with the potential transaction. The Akebia Board directed Akebia management to continue working with Keryx with regard to the potential transaction.

Also on June 5, 2018, Akebia participated in a type-C meeting with the FDA, in which Akebia and the FDA aligned on the statistical analysis plan in advance of a planned NDA filing for vadadustat, the results of which were reported by Mr. Butler to Ms. Morrison.

On June 7, 2018, members of the Akebia and Keryx management teams met with representatives from Baupost to discuss the proposed transaction and whether Baupost would be willing to convert the Convertible Notes in connection with, and would otherwise be supportive of, a merger of the two companies. Baupost indicated that it would consider converting some or all of the Convertible Notes as part of the transaction, but that it would request consideration for agreeing to convert the Convertible Notes prior to the closing of the transaction, in the form of equity of the combined company, noting that it was not obligated to convert under the terms of the Indenture and that such conversion would entail its surrender of the value associated with holding the Convertible Notes for a longer period of time. Also at this meeting Akebia management reiterated that the Convertible Notes should be converted at no cost to Akebia.

Later on June 7, 2018, the Keryx Special Committee held a telephonic meeting at which members of Keryx management, MTS Health Partners and Goodwin participated. At this meeting, Ms. Morrison reported on the results of the Akebia type-C meeting with the FDA and on the meeting with Baupost. Also at this meeting, Goodwin presented the high-level open issues presented in the draft Merger Agreement provided by Latham. Ms. Morrison also reported to the Keryx Special Committee that she and Mr. Butler continued to discuss and consider the appropriate size and composition of the Combined Board. After discussion, the Keryx Special Committee authorized Goodwin to return a draft of the merger agreement to Latham on the terms discussed at the meeting, including to indicate, among other things, (a) that structure (including the tax implications of the transaction and the ultimate parent of the combined company) should be considered an open item until diligence is substantially completed, (b) the cost to convert the Convertible Notes should be shared equally between Akebia and Keryx, and (c) the Combined Board should consist of five designees from each of the Akebia Board and the Keryx Board, to be designated by the Akebia Board and the Keryx Board, respectively, with an additional eleventh director (not serving on the Keryx Board or the Akebia Board) to be designated by the Keryx Board Designees, who would serve as the Chairperson. Following such meeting, Goodwin sent Latham a revised draft of the Merger Agreement reflecting the terms discussed with the Keryx Special Committee.

On the afternoon of June 8, 2018, the Akebia Board held a telephonic meeting, together with members of Akebia management and representatives of J.P. Morgan, Evercore and Latham. Akebia management provided a status update to the Akebia Board, and the Akebia Board, Akebia management and its advisors discussed financial analyses relating to the potential transaction with Keryx. Following such Akebia Board meeting, Mr. Butler telephoned Ms. Morrison and informed Ms. Morrison that the Akebia Board was insisting on conversion of the Convertible Notes in full at the time of the merger, without any cost to Akebia.

On June 10, 2018, the Keryx Special Committee held a telephonic meeting at which members of Keryx management, MTS Health Partners and Goodwin participated. At this meeting, Ms. Morrison reported on her conversation with Mr. Butler. Also at this meeting, MTS Health Partners presented preliminary financial information regarding a preliminary range of proposed valuations for the early conversion by Baupost of the Convertible Notes. After discussion, the Keryx Special Committee authorized Keryx management and MTS Health Partners to discuss the preliminary range of proposed valuations and Akebia’s position with respect to the allocation of the cost of the conversion with representatives from Baupost.

On June 11, 2018, Ms. Morrison and other members of Keryx management and representatives of MTS Health Partners had a telephone call with representatives of Baupost. During this telephone call, Keryx management presented to Baupost a preliminary range of proposed valuations for the early conversion by Baupost of the Convertible Notes. Baupost indicated that the range at which Baupost was valuing an early conversion was considerably higher than the preliminary range of proposed valuations provided by Keryx, but agreed to take Keryx’s proposal under consideration and indicated it would revert with a proposal in the coming days. Baupost also reiterated that it would consider accepting consideration in the form of equity of the combined company.

Later on June 11, 2018, the Keryx Special Committee held a telephonic meeting at which members of Keryx management, MTS Health Partners and Goodwin participated. At this meeting, Ms. Morrison reported on the telephone call with Baupost and the difference in the valuation for the conversion posited by each of Baupost and Keryx. Following discussion, including discussion of the preliminary range of proposed valuations prepared by Keryx management and MTS Health Partners, the Keryx Special Committee decided that Ms. Morrison should communicate to Baupost Keryx’s view of the value of the conversion.

Following the Keryx Special Committee meeting, on June 11, 2018, Ms. Morrison telephoned a representative of Baupost, to inform him of the Keryx Special Committee’s view on the value of the conversion of the Convertible Notes. The representative of Baupost indicated that his view was that such valuation was unacceptable and that Baupost was viewing the value of the conversion to be higher, and that the cost should be split between Akebia and Keryx.

Also on June 11, 2018, the Akebia Transaction Committee held a telephonic discussion with representatives from Abrams. Mr. Satter also participated in the call. A representative from Abrams and members of the Akebia Transaction Committee addressed certain aspects of the negotiations with Keryx and Baupost requiring the oversight of the Akebia Transaction Committee.

During the period from June 12, 2018 to June 14, 2018, Akebia management, in consultation with the Akebia Board, determined that certain key assumptions underlying the June 5th Projections were no longer applicable because of additional information that became available to Akebia subsequent to preparing the June 5th Projections, including assumptions around timing for clinical trial completion and commercial launch. As a result, Akebia management and the Akebia Board determined that the June 5th Projections were outdated and should not be used by Akebia in connection with evaluating a potential transaction with Keryx. Following such determination, the Akebia Board directed Akebia management to prepare an updated single set of unaudited financial projections that would more accurately reflect the risks and probability of success of Akebia’s lead product candidate, vadadustat, certain revenue projections, timing for clinical trial completion and commercial launch, and estimated operational costs. Akebia management then prepared, and provided to the Akebia Board, J.P. Morgan and Evercore, the Risk-Adjusted Akebia Management Akebia Projections, a more detailed description of which can be found under the section titled “—Certain Akebia Management Unaudited Prospective Financial Information—Akebia Management Akebia Projections” beginning on page 108 of this joint proxy statement/prospectus.

On June 13, 2018, representatives from Akebia, along with representatives from Latham and Goodwin, met at Akebia’s offices in Cambridge, Massachusetts, to discuss and negotiate certain terms of the Merger Agreement and other transaction documents, along with ongoing diligence matters.

On June 14, 2018, the Akebia Transaction Committee held a telephonic meeting, together with representatives from Abrams and Ernst & Young LLP (“Ernst & Young”), independent auditors for Akebia. A representative from Abrams reviewed certain issues raised by the draft Merger Agreement, including the conversion of the Convertible Notes and issues related to the post-closing governance of the combined company. A representative from Ernst & Young provided an update on Akebia’s due diligence of Keryx.

On June 14, 2018, the Akebia Board held a meeting, together with members of Akebia management. Representatives of J.P. Morgan, Evercore, Latham and Abrams were also present. Akebia management provided a status update to the Akebia Board, and the Akebia Board, Akebia management and its advisors discussed financial analyses relating to the potential transaction with Keryx. Representatives from Latham described the fiduciary duties of the Akebia Board and provided an update on the discussions and negotiations that had taken place since the prior Akebia Board meeting on June 5, 2018.

On June 15, 2018, Mr. Butler had a telephone conversation with Ms. Morrison to discuss certain transaction-related matters and to inform Ms. Morrison that Akebia planned to update its guidance on the timing of top-line results for the vadadustat clinical trial programs.

On June 16, 2018, Latham sent a revised draft of the Merger Agreement to Goodwin. The revised draft provided that the Combined Board would consist of (A) four directors from each of the Akebia Board and the Keryx Board, to be designated by the Akebia Board and the Keryx Board, respectively and (B) one additional independent director, not serving on the Keryx Board or the Akebia Board, to be designated by the Keryx Board, who would serve as Chairperson of the Combined Board, provided that the Keryx Board Designees could choose one of the Keryx Board Designees to be the Chairperson of the Combined Board and in such an event, the Continuing Directors and the Keryx Board Designees would choose a ninth Board member, who was neither a member of the Akebia Board nor the Keryx Board, provided that all of the designees would be reasonably acceptable to the other party.

On June 17, 2018, the Keryx Board held a telephonic meeting at which members of Keryx management, MTS Health Partners, Goodwin and Mintz Levin participated. At this meeting, Ms. Morrison reported on the status of the negotiations with Baupost and MTS Health Partners provided an overview of the preliminary financial information regarding the preliminary range of proposed valuations for an early conversion of the Convertible Notes. The Keryx Board also reviewed the preliminary financial information regarding the proposed transaction prepared by MTS Health Partners. Goodwin described the Keryx Board’s fiduciary duties in connection with a merger of equals transaction. Goodwin also reviewed the status of and open items in the Merger Agreement, including which company would be the surviving parent entity for purposes of the combined company. Keryx management provided the Keryx Board with a report on Keryx’s due diligence findings and Akebia’s due diligence efforts, and reported on outstanding diligence items for both parties. The Keryx Board instructed management and its advisors to continue discussions with Akebia and Baupost concerning the Merger.

Also on June 17, 2018, the Akebia Transaction Committee held a telephonic meeting, together with Mr. Satter and representatives from Abrams and Ernst & Young. A representative from Abrams reviewed the Akebia negotiating positions and options relating to key open issues under the proposed Merger Agreement and provided an overview regarding anticipated topics for discussion at the Akebia Board meeting scheduled for June 18, 2018. A representative from Ernst & Young provided an update on Akebia’s due diligence of Keryx.

On June 18, 2018, Goodwin sent a revised draft of the Merger Agreement to Latham. The revised draft noted that the transaction structure and the construct of the Combined Board were still under consideration by Keryx.

On the morning of June 18, 2018, the Akebia Board held a telephonic meeting, together with members of Akebia management. Representatives of Latham and Abrams were also present. Representatives of Latham described the fiduciary duties of the Akebia Board, along with the proposed terms of the transaction documents, including the Merger Agreement, with a particular focus on open issues, including the transaction structure, the treatment of the Convertible Notes held by Baupost and the composition of the Combined Board.

Between June 18, 2018 and June 23, 2018, Akebia’s Chief Business Officer and representatives of Keryx management (with representatives of MTS Health Partners present) spoke by telephone and in-person with representatives of Baupost on the terms of the conversion of the Convertible Notes. Akebia’s Chief Business Officer communicated Akebia’s position that the Baupost conversion should occur prior to the Effective Time and at no cost to Akebia (subject to approval by the Keryx Board and the Akebia Board). At the end of such discussions, Baupost proposed to Keryx that, as compensation for the value Baupost was losing by converting the Convertible Notes earlier than it was otherwise required, Baupost should receive appropriate consideration, proposed in the form of the Additional Shares (which represented approximately $20.0 million in value at that time). The Keryx representative then communicated Baupost’s position to Akebia’s Chief Business Officer, who responded that such a proposal would need to be discussed further with Akebia management and advisors, as well as the Akebia Board.

On June 20, 2018, the Akebia Board held a telephonic meeting, together with representatives from Akebia management, Evercore, J.P. Morgan and Latham. Management presented an overview of the Risk-Adjusted Akebia Management Akebia Projections, the Akebia Management Keryx Projections and the Akebia Management Pro Forma Projections. The Akebia Board discussed the revised terms of the transaction, including the split of equity in the combined company between the Akebia and Keryx equity holders, the terms of the conversion of the Convertible Notes and the composition of the Combined Board. At this meeting, the Akebia Board, in consultation with Akebia management, determined that, in order to cause Baupost and Keryx to convert the Convertible Notes and enter into a support agreement concerning the Merger, the most recent Baupost proposal would be acceptable to Akebia, resulting in the allocation of 4,000,000 Keryx Shares to Baupost, the cost of which would be split evenly between Keryx and Akebia when formulating the Exchange Multiplier.

Between June 20, 2018 and June 23, 2018, members of Akebia management had discussions with members of Keryx management on a number of topics including the transaction documents, due diligence matters and the timing of the proposed transaction.

On June 20, 2018, the Akebia Transaction Committee held a telephonic meeting, together with representatives from Abrams and Ernst & Young. A representative from Ernst & Young provided an update regarding Akebia’s ongoing due diligence of Keryx. A representative from Abrams reviewed Akebia’s next steps in connection with the Akebia Transaction Committee’s assessment of Ernst & Young’s due diligence relating to Keryx.

On June 22, 2018, Latham sent a revised draft of the Merger Agreement to Goodwin. On June 23, 2018, Goodwin sent a revised draft of the Merger Agreement to Latham. Also on that date, Latham and Goodwin discussed and negotiated the terms of the Keryx Voting Agreement and Akebia Voting Agreement with counsel to Baupost and Mr. Satter.

On June 23, 2018, the Keryx Special Committee held a telephonic meeting at which representatives of MTS Health Partners and Goodwin participated. At this meeting, Ms. Morrison reported that while progress had been made on negotiating the definitive agreements and with the Baupost arrangements, there remained some open diligence items on both sides.

On June 24, 2018, the Keryx Board held a telephonic meeting at which members of Keryx management, MTS Health Partners, Goodwin and Mintz Levin participated. Ms. Morrison gave the Keryx Board an update on the potential merger with Akebia, including that progress had been made on negotiating the definitive agreements and with the Baupost arrangements. Ms. Morrison noted that there were some remaining due diligence items on both sides, and noted that progress had been made on such items since the meeting of the Keryx Special Committee the previous day. Also at this meeting, Goodwin provided the Keryx Board with an overview of the remaining open items in the Merger Agreement, which included the composition and size of the Combined Board and the amount of the reciprocal termination fee.

Also on June 24, 2018, the Akebia Board held a telephonic meeting, together with members of Akebia management. Representatives of J.P. Morgan, Evercore, Latham and Abrams were also present. Akebia management updated the Akebia Board on diligence matters to date. Representatives from Latham described the fiduciary duties of the Akebia Board and provided an update regarding the terms of the Merger Agreement, the Notes Conversion Agreement, the Akebia Voting Agreement and the Keryx Voting Agreement, including the resolution of certain terms, such as the structure of the transaction and that the Baupost registration rights agreement would not be entered into until the Effective Time. Representatives of Latham also discussed the terms that remained subject to further negotiation, particularly certain covenants of the parties to be completed before the Effective Time. Representatives of J.P. Morgan and Evercore then presented their respective financial analyses of the transaction. The Akebia Board discussed their views on the remaining open items in the Merger Agreement and authorized Akebia management to continue negotiating with Keryx to finalize the Merger Agreement.

On the afternoon of June 24, 2018, the Akebia Transaction Committee held a telephonic meeting, together with representatives from Abrams and Ernst & Young. A representative from Abrams provided an update regarding proposed changes to the Merger Agreement. A representative from Ernst & Young provided an update regarding Akebia’s due diligence of Keryx.

On the morning of June 25, 2018, the Akebia Board held a telephonic meeting, together with members of Akebia management. Representatives of Latham and Abrams were also present. The Akebia Board, Akebia management and its advisors discussed diligence, certain terms of the Merger Agreement and the opportunity presented by the potential transaction.

On the afternoon of June 25, 2018, Latham sent a revised draft of the Merger Agreement to Goodwin, reflecting changes that were discussed in the meeting of the Akebia Board meeting earlier that day.

On the evening of June 25, 2018, the Akebia Board held a telephonic meeting, together with members of Akebia management. Representatives of Latham, Abrams and Morris, Nichols, Arsht & Tunnell LLP, Akebia’s Delaware legal counsel, were also present. The Akebia Board, Akebia management and its advisors discussed diligence and certain terms of the Merger Agreement.

On June 26, 2018, the Akebia Board held a telephonic meeting, together with members of Akebia management. Representatives of J.P. Morgan, Evercore, Latham and Abrams were also present. Representatives of J.P. Morgan and Evercore presented financial analyses on the transaction and the form of opinion they were proposing to provide as to whether the Exchange Multiplier was fair, from a financial point of view, to Akebia. Representatives from Latham provided an update on the terms of the transaction since the prior Akebia Board meeting. The Akebia Board discussed items that remained subject to negotiation in the transaction documents and provided guidance on such items relating to covenants to be complied with before the Effective Time, including receiving the final Keryx diligence items requested by Akebia management. The Akebia Board confirmed its approval of the transaction documents, subject to those final terms being accepted by Keryx. Mr. Butler discussed a proposed timeline to finalize the Merger Agreement and announce a transaction.

Later on June 26, 2018, Mr. Butler informed Ms. Morrison that the Akebia Board had approved the transaction documents, subject to the final terms being accepted by Keryx. During such conversation, Ms. Morrison identified open items that would need to be finalized before the Keryx Board would approve the transaction. Thereafter, Akebia, Keryx and their respective advisors finalized due diligence and negotiation of the ancillary definitive documentation, including the Akebia Voting Agreement, the Keryx Voting Agreement and the Notes Conversion Agreement, and on June 27, 2018 met in person at Goodwin’s Boston office to finalize the terms of the Merger Agreement. The results of these negotiations were reported to the Keryx Board during a regularly scheduled meeting being held at Keryx’s offices in Boston, Massachusetts on June 27, 2018. The Keryx Board authorized Keryx management and advisors to finalize the definitive documentation and communications plan for final consideration and approval by the Keryx Board and the Keryx Special Committee.

Later on June 27, 2018, the Keryx Special Committee and the Keryx Board held a joint telephonic meeting at which members of Keryx management, MTS Health Partners, Goodwin and Mintz Levin participated. During the meeting, a representative of MTS Health Partners reviewed with the Keryx Board its financial analysis of the proposed transaction. Following discussion, MTS Securities provided an oral opinion (which was subsequently confirmed in writing as of June 27, 2018) that, as of the date of the MTS Opinion and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Exchange Multiplier to be received by holders of Keryx Shares in the Merger is fair, from a financial point of view, to such holders (other than holders of Excluded Shares, Baupost and their respective affiliates). The full text of the MTS Opinion sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by MTS Securities in connection with the MTS Opinion. The MTS Opinion is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. For a more complete discussion of the MTS Opinion, see the section entitled “—Opinion of Keryx’s Financial Advisor—MTS Securities, LLC” beginning on page 95 of this joint proxy statement/prospectus. Goodwin described the Keryx Board’s fiduciary duties and the key provisions of the Merger Agreement and ancillary documents. The Keryx Board asked questions and discussed the Merger Agreement provisions and related matters. After discussion in which the Keryx Special Committee and the Keryx Board considered the factors discussed further in “—Keryx’s Reasons for the Merger; Recommendation of the Keryx Board” beginning on page 83 of this joint proxy statement/prospectus, the members of the Keryx Board, upon the unanimous recommendation of the Keryx Special Committee, unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Keryx Board also deemed it advisable, and in the best interests of Keryx and its shareholders, to consummate the Merger and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, and to recommend that Keryx shareholders adopt the Merger Agreement.

On the morning of June 28, 2018, the Akebia Transaction Committee held a telephonic meeting, together with representatives from Abrams, Ernst & Young, and Jason A. Amello, Akebia’s Senior Vice President, Chief Financial Officer and Treasurer. Mr. Wyzga and a representative from Abrams provided an overview regarding the proposed final version of the Merger Agreement. The members of the Akebia Transaction Committee deliberated regarding the terms of the Merger Agreement, determined such terms are in the best interests of Akebia, and unanimously determined to recommend approval of the Merger Agreement to the Akebia Board.

On the morning of June 28, 2018, following the Akebia Transaction Committee meeting, the Akebia Board held a telephonic meeting together with members of Akebia management. Representatives of J.P. Morgan, Evercore, Latham and Abrams were also present. Representatives of Latham reviewed the proposed final terms of the Merger Agreement, focusing on the changes to the Merger Agreement since the June 26, 2018 Akebia Board meeting. The closing trading price of Akebia common stock on June 27, 2018 was $10.38 and the Exchange Ratio represented a 15.3% premium to that price. Representatives of J.P. Morgan and Evercore then each reviewed with the Akebia Board their financial analyses of the transaction and each delivered to the Akebia Board an oral opinion, which was confirmed by delivery of a written opinion dated June 28, 2018, that as of that date and based on and subject to various assumptions, procedures, factors, qualifications, limitations and other matters described in their respective opinions, the Exchange Multiplier was fair, from a financial point of view, to holders of Akebia Shares. For a detailed discussion of the opinions provided by J.P. Morgan and Evercore, please see “—Opinion of Akebia’s Financial Advisor – Evercore Group L.L.C.” and “—Opinion of Akebia’s Financial Advisor – J.P. Morgan Securities LLC” beginning on pages 112 and 118, respectively, of this joint proxy statement/prospectus. After further discussion and the unanimous recommendation of the Akebia Transaction Committee to approve the Merger Agreement and the related transaction documents, the Akebia Board unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable and in the best interests of Akebia and its shareholders, approved and declared advisable the Merger Agreement and the Merger, and recommended that Akebia shareholders vote to approve the issuance of Akebia Shares in connection with the Merger.

On the morning of June 28, 2018, following the Akebia Board meeting, Akebia and Keryx executed the Merger Agreement. Akebia, Keryx and Baupost also executed the Notes Conversion Agreement. Akebia and Baupost executed the Keryx Voting Agreement, and Keryx and Mr. Satter executed the Akebia Voting Agreement.

Before the opening of Nasdaq trading on June 28, 2018, Akebia and Keryx issued a joint press release announcing entry into the Merger Agreement and held a joint conference call to discuss the Merger.

On October 1, 2018, Akebia, Keryx and Merger Sub entered into the First Amendment to the Merger Agreement, revising the composition of the Akebia Board effective immediately after the Effective Time to provide for certain changes to the combined company board structure as discussed in “—The Combined Company Board and Management After the Merger” beginning on page 125 of this joint proxy statement/prospectus.

Keryx’s Reasons for the Merger; Recommendation of the Keryx Board

Following a review and discussion of all relevant information regarding the Merger, at a meeting held on June 27, 2018, the Keryx Board, on the recommendation of the Keryx Special Committee: (1) determined that the Merger Agreement and the Merger are in the best interests of Keryx and its shareholders, (2) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and declared the Merger Agreement advisable, (3) recommended that the Keryx shareholders adopt the Merger Agreement, and (4) directed that the Merger Agreement be submitted for consideration by the Keryx shareholders at the Keryx Special Meeting.

ACCORDINGLY, THE KERYX BOARD RECOMMENDS THAT KERYX SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, “FOR” THE PROPOSAL

TO APPROVE THE ADJOURNMENT OF THE KERYX SPECIAL MEETING IF NECESSARY OR APPROPRIATE TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO ADOPT THE MERGER AGREEMENT, AND “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, COMPENSATION THAT MAY BE PAYABLE TO KERYX’S NAMED EXECUTIVE OFFICERS RELATING TO THE MERGER.

The Keryx Board believes that the Merger presents a strategic opportunity to expand value for the Keryx shareholders through a combination with the complementary business of Akebia. In reaching its decision to approve the Merger Agreement and recommend the adoption of the Merger Agreement to its shareholders, the Keryx Special Committee and the Keryx Board consulted with Keryx management, as well as its legal and financial advisors, and considered a number of factors, including, among others, the following:

•

Knowledge of Keryx’s and Akebia’s Businesses and Financial Condition. The Keryx Special Committee’s, the Keryx Board’s and management’s knowledge of Keryx’s business, operations, financial condition, and prospects, and their respective understanding of Akebia’s business, operations, financial condition, and prospects, including the information obtained through due diligence;

•

Establishes a Leading Renal Company with Enhanced Position and Large Market Opportunity. The fact that Keryx’s business and operations complement those of Akebia and that the transaction will create a fully integrated biopharmaceutical company focused with an expected implied equity value of approximately $1.3 billion as of the signing of the Merger Agreement;

•

Expanded and Complementary Nephrology Portfolio. The potential of the combined company to offer therapeutic options to patients across all stages of CKD, and the potential to become a partner of choice for the renal community and for companies developing renal products, which would create long-term shareholder value;

•

Financial Strength and Opportunities. The expected synergies to be realized by the combined company, and the opportunity of the combined company to have superior future earnings and prospects compared to Keryx’s future earnings and prospects on a standalone basis, including because the combined company will have the infrastructure to maximize the market potential of Auryxia and build launch momentum for vadadustat in the United States, subject to FDA approval;

•

Significant Synergy Potential. The Merger with Akebia provides the Keryx shareholders with the opportunity to gain access to an innovative Phase 3 product candidate with the potential to compete in a complementary market to Keryx’s only product, Auryxia, as well as the opportunity to gain a seasoned Chief Executive Officer;

•

Challenges that Keryx Would Face on a Standalone Basis. The challenges facing Keryx if it were to continue on a standalone basis, including its limited ability to pursue viable business development opportunities in light of its cash position and significant debt, and a lack of resources given that Keryx was operating without a complete management team, its ability to attract key management candidates, including a permanent chief executive officer, and the risks inherent in being a single-product company with no meaningful pipeline and also the belief that Akebia is the merger partner most likely to provide Keryx’s shareholders with long-term value;

•

Participation in Potential Appreciation. The fact that holders of Keryx Shares will receive Akebia Shares pursuant to the Merger, the potential that the value of Akebia Shares, as the combined company, will increase after the completion of the Merger, and the participation of Keryx shareholders in any increase in that value;

•

Voting Agreements. Baupost, which owns approximately 21% of the outstanding Keryx Shares as of the record date for the Keryx Special Meeting, prior to any conversion of the Convertible Notes and issuance of the Additional Shares, agreed to convert the Convertible Notes into Keryx Shares prior to closing and entered into the Keryx Voting Agreement in support of the transaction. Mr. Satter, Chairperson of the Akebia Board and a shareholder who owns approximately 5% of outstanding

Akebia Shares as of the record date for the Akebia Special Meeting, has also agreed to support the transaction by entering into the Akebia Voting Agreement. The Keryx Board viewed Baupost’s and Mr. Satter’s support for the Merger favorably;

•

Value of Consideration Received. The value of the consideration to be received by Keryx shareholders as a result of the Merger and the relationship between the current and historical market values of the Keryx Shares, and the percentage of the combined company that Keryx shareholders would own following the Merger;

•

Receipt of Fairness Opinion of MTS Securities. The opinion of MTS Securities, rendered orally to the Keryx Board on June 27, 2018 (and subsequently confirmed in writing as of June 27, 2018), that, as of the date of the MTS Opinion and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Exchange Multiplier to be received by the holders of Keryx Shares (other than holders of Excluded Shares, Baupost and their respective affiliates) in the Merger is fair, from a financial point of view, to such holders (the full text of the MTS Opinion, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by MTS Securities in connection with the MTS Opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference), as more fully described under the section entitled “—Opinion of Keryx’s Financial Advisor – MTS Securities, LLC” beginning on page 95 of this joint proxy statement/prospectus;

•	The Terms of the Merger Agreement. The terms and conditions of the Merger Agreement as negotiated by Keryx management, including:

•

Fixed Exchange Multiplier. The fact that the Merger Consideration is based on a fixed Exchange Multiplier provides certainty as to the number of Akebia Shares that will be issued to Keryx shareholders;

•

Reciprocity. The review by the Keryx Board, in consultation with Keryx’s advisors, of the structure of the Merger and the terms and conditions of the Merger Agreement, including certain reciprocal provisions that may have the effect of discouraging alternative acquisition proposals involving Akebia or Keryx and their ability to terminate the Merger Agreement;

•

Conditions to Consummation of the Merger. The limited number and nature of the conditions to the parties’ obligations to complete the Merger and the belief of the Keryx Board of the likelihood of satisfying such conditions;

•

Right to Withdraw Recommendation to Keryx Shareholders. In certain circumstances, the Keryx Board has the right under the Merger Agreement to withdraw its recommendation to Keryx shareholders that they approve the Keryx Merger Proposal;

•	Opportunity to Vote. Keryx shareholders will have an opportunity to vote on the adoption of the Merger Agreement;

•

Termination Fee. Akebia is obligated to pay Keryx a termination fee of $22 million in certain circumstances as summarized under “The Merger Agreement—Termination Fees and Expenses” beginning on page 153 of this joint proxy statement/prospectus; and

•

Expense Reimbursement Amount. Akebia is obligated to reimburse Keryx an expense amount not to exceed $6 million under certain termination circumstances summarized under “The Merger Agreement—Termination Fees and Expenses” beginning on page 147 of this joint proxy statement/prospectus;

•

Ability to Negotiate with Third Parties. The ability of Keryx under the terms of the Merger Agreement to negotiate with third parties concerning certain unsolicited competing business combination proposals if Keryx were to receive such a proposal prior to the adoption of the Merger Agreement by the Keryx shareholders, and to terminate the Merger Agreement to accept a superior proposal under certain circumstances;

•

Consideration of Alternatives. The Keryx Board had considered certain alternatives to the Merger and determined that entering into the Merger Agreement was more favorable to Keryx shareholders than other alternatives available to Keryx, including continued operation of Keryx on a standalone basis or the pursuit of potential alternative transactions;

•	Likelihood of Completing the Merger. The likelihood of completing the Merger on the anticipated schedule;

•

Composition of Combined Board. The fact that, under the Merger Agreement at signing, four representatives from the Keryx Board would be directors of the Combined Board, and, pursuant to the First Amendment to the Merger Agreement, the fact that five representatives from the Keryx Board will be directors of the Combined Board and that the Akebia Board and the Keryx Board will jointly designate the Additional Director, who will serve as Chairperson of the Combined Board; and

•	Tax-Free Reorganization. That, in the opinion of Goodwin Procter LLP, the Merger will be treated as a tax-free reorganization for U.S. federal income tax purposes.

The Keryx Special Committee and the Keryx Board also weighed the factors described above against certain factors and potential risks associated with entering into the Merger Agreement, including, among others, the following:

•

the fact that the Exchange Multiplier is fixed, which means that Keryx shareholders could be adversely affected by a decrease in the trading price of the Akebia Shares relative to the trading price of the Keryx Shares during the pendency of the transaction;

•

the fact that the integration of Akebia and Keryx may be complex and time consuming and may require substantial resources and effort, and the risk that if the combined company is not successfully integrated, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected, including the possibility that anticipated strategic and other benefits to Keryx and the combined company following completion of the Merger, including the expected synergies, will not be realized or will take longer to realize than expected;

•

the potential for diversion of management and employee attention, which resources are already limited, and for increased employee attrition during the period prior to completion of the Merger, and the potential effect of the Merger on Keryx’s business and relations with healthcare providers, patients, regulators, partners, and suppliers;

•

the restrictions on the conduct of Keryx’s business prior to completion of the Merger, requiring Keryx to conduct its business only in the ordinary course, subject to specific limitations, which could delay or prevent Keryx from undertaking business opportunities that may arise pending completion of the Merger and could negatively impact Keryx’s relationships with employees, healthcare providers, patients, regulators, partners, and suppliers;

•	the fact that the Merger Agreement includes certain restrictions on the ability of Keryx to solicit proposals for alternative transactions or engage in discussions regarding such proposals;

•	the requirement for Keryx to pay a $22 million termination fee to Akebia in certain circumstances;

•	the transaction costs to be incurred by Keryx in connection with the Merger; and

•

the various other applicable risks associated with Keryx and Akebia and the Merger, including the risks described in “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” beginning on pages 39 and 51, respectively, of this joint proxy statement/prospectus.

In considering the recommendation of the Keryx Board with respect to the proposal to adopt the Merger Agreement, Keryx shareholders should be aware that some of Keryx’s directors and executive officers may have interests in the Merger that are different those of Keryx shareholders. The Keryx Board was aware of and considered these interests, among other matters, in evaluating the Merger Agreement and the transactions contemplated by the Merger Agreement, and in recommending that the Merger Agreement be adopted by the Keryx shareholders. See “— Interests of Keryx Directors and Executive Officers in the Merger” beginning on page 126 of this joint proxy statement/prospectus.

The foregoing discussion of the information and factors considered by the Keryx Special Committee and the Keryx Board in reaching its conclusions and recommendations is not intended to be exhaustive, but includes the material factors considered by the Keryx Special Committee and the Keryx Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger Agreement and the transactions contemplated by the Merger Agreement, and the complexity of these matters, neither the Keryx Special Committee nor the Keryx Board found it practicable to, and did not attempt to, quantify, rank or assign any relative or specific weights to the various factors considered in reaching its determination and making its recommendation. In addition, individual directors may have given different weights to different factors. The Keryx Special Committee and the Keryx Board considered all of the foregoing factors as a whole and based its recommendation on the totality of the information presented.

The foregoing discussion also contains forward-looking statements with respect to future events that may have an effect on Keryx’s business, financial condition, or results of operations or the future financial performance of the combined company. See “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” beginning on pages 39 and 51, respectively, of this joint proxy statement/prospectus.

Akebia’s Reasons for the Merger; Recommendation of the Akebia Board

After consideration, and following the unanimous recommendation of the Akebia Transaction Committee, the Akebia Board, by a unanimous vote of all directors at its meeting on June 28, 2018, approved the Merger Agreement and the transactions contemplated thereby, including the Akebia share issuance.

FOR THE REASONS SET FORTH BELOW, THE AKEBIA BOARD UNANIMOUSLY DECLARED THAT THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE AKEBIA SHARE ISSUANCE ARE ADVISABLE AND IN THE BEST INTERESTS OF AKEBIA AND ITS SHAREHOLDERS AND UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE AKEBIA SHARE ISSUANCE. THE AKEBIA BOARD UNANIMOUSLY RECOMMENDS TO AKEBIA’S SHAREHOLDERS THAT THEY VOTE “FOR” THE AKEBIA SHARE ISSUANCE PROPOSAL AND “FOR” THE AKEBIA ADJOURNMENT PROPOSAL.

In the course of evaluating the Merger Agreement and the transactions contemplated thereby, including the Akebia share issuance, the Akebia Board consulted with Akebia management and Akebia’s legal and financial advisors and considered a number of factors in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, including the Akebia share issuance, which included the following (not in order of relative importance):

•

Establishes a Leading Renal Company with Enhanced Position and Large Market Opportunity. Combining Akebia and Keryx is expected to create a sustainable, kidney disease-focused, therapeutic leader that is well positioned to be a partner of choice throughout the renal community and for companies developing renal products;

•

Expanded and Complementary Nephrology Portfolio. Upon consummation of the Merger, Akebia will have a complementary portfolio comprising Keryx’s commercial product, Auryxia, and Akebia’s product candidate, vadadustat. Auryxia and vadadustat, if approved by the FDA, have the potential to deliver an all-oral treatment approach for patients with anemia due to CKD. More broadly, the combined company will have the potential to offer therapeutic options to patients across all stages of CKD, including non-dialysis dependent and dialysis dependent patients;

•

Financial Strength and Opportunities. Based on the unaudited pro forma cash and cash equivalent balance as of March 31, 2018, the combined company is expected to have a balance of approximately $453 million of cash and cash equivalents. This cash and cash equivalent balance, along with the expected cost synergies of greater than $250 million to be realized five years following closing, and the potential for increasing revenues from Auryxia, are expected to provide the combined company with significant financial strength and flexibility to enable continued growth;

•

Significant Synergy Potential. The combined company will bring together Keryx, a commercial organization, with Akebia, a research and development organization that is currently driving an approximately 7,000-patient global Phase 3 clinical program. The combined company will have an established renal development, manufacturing and commercial organization, and plans to leverage its leadership’s extensive expertise in the commercial renal market with the goal of maximizing sales of Auryxia while driving launch momentum for vadadustat in the United States, subject to its approval by the FDA. Keryx’s established U.S. sales and marketing organization and its medical affairs team have built strong awareness within the nephrology community to address the needs of patients with CKD, and will drive the launch preparation and execution for vadadustat in the United States, subject to its approval by the FDA;

•

Experienced Renal Management Team. The combined company will be led by a management team with a long track record of success developing, launching and commercializing products for patients with kidney disease. Mr. Butler, Akebia’s President and Chief Executive Officer, will lead the combined company as Chief Executive Officer. Mr. Butler has nearly two decades of executive experience in the commercial renal therapeutic field, including as the leader of Genzyme Corporation’s renal business;

•

Representation on the Akebia Board. The fact that four members of the Akebia Board will serve as members of the Combined Board, and pursuant to the First Amendment to the Merger Agreement, the fact that the Akebia Board and the Keryx Board will jointly designate the Additional Director, who will serve as the Chairperson of the Combined Board;

•

Participation in Potential Appreciation. After giving effect to the Merger, Akebia shareholders will own approximately 49.4% of the combined company based on the companies’ fully diluted market capitalizations as of the signing of the Merger Agreement and also taking into account the Additional Shares to be issued to Baupost prior to consummation of the Merger, and as a result, Akebia shareholders would participate in the future growth of the combined company after the consummation of the Merger;

•

Voting Agreements. Baupost, which owns approximately 21% of the outstanding Keryx Shares as of the record date for the Keryx Special Meeting, prior to any conversion of the Convertible Notes, agreed to convert the Convertible Notes into Keryx Shares prior to closing and entered into the Keryx Voting Agreement in support of the transaction. Mr. Satter, Chairperson of the Akebia Board and a shareholder who owns approximately 5% of outstanding Akebia Shares as of the record date for the Akebia Special Meeting, has also agreed to support the transaction by entering into the Akebia Voting Agreement. The Akebia Board viewed Baupost’s and Mr. Satter’s support for the Merger favorably;

•

Financial Analyses of Evercore and J.P. Morgan; Receipt of Fairness Opinions. The financial presentations of Evercore and J.P. Morgan and their oral opinions (which were subsequently confirmed in their written opinions, each dated June 28, 2018) to the Akebia Board that, as of the date of and based on and subject to various assumptions procedures, factors, qualifications, limitations and other matters described in their respective written opinions, the Exchange Multiplier was fair, from a financial point of view, to Akebia shareholders. The full text of the opinions of Evercore and J.P. Morgan, which set forth the assumptions made, procedures followed, matters considered, and limitations on the reviews undertaken by Evercore and J.P. Morgan in connection with the Evercore opinion and the J.P. Morgan opinion, respectively, are attached as Annex C and Annex D, respectively, to this joint proxy statement/prospectus and are incorporated herein by reference), as more fully described under the sections entitled “The Merger—Opinion of Akebia’s Financial Advisor – Evercore Group L.L.C.” and “The Merger—Opinion of Akebia’s Financial Advisor – J.P. Morgan Securities LLC” beginning on pages 112 and 118, respectively, of this joint proxy statement/prospectus;

•

Knowledge of Akebia’s and Keryx’s Businesses and Financial Condition. The Akebia Board’s knowledge of Akebia’s business, financial condition, results of operations and prospects, as well as Keryx’s business, financial condition, results of operations and prospects, taking into account the discussions of Akebia management with Keryx management and the results of Akebia’s due diligence review of Keryx, which included review of historical financial results and projections, existing agreements, contingent liabilities and legal and other matters, and the subsequent recommendation of the Merger by Akebia management;

•	Terms of the Merger Agreement. The terms and conditions of the Merger Agreement, including:

•

Fixed Exchange Multiplier. The fact that the Merger Consideration is based on a fixed Exchange Multiplier provides certainty as to the number of Akebia Shares that will be issued to Keryx shareholders;

•

Reciprocity. The review by the Akebia Board, in consultation with Akebia’s advisors, of the structure of the Merger and the terms and conditions of the Merger Agreement, including certain reciprocal provisions that may have the effect of discouraging alternative acquisition proposals involving Akebia or Keryx and their ability to terminate the Merger Agreement;

•

Conditions to Consummation of the Merger. The limited number and nature of the conditions to the parties’ obligations to complete the Merger and the belief of the Akebia Board of the likelihood of satisfying such conditions;

•

Right to Withdraw Recommendation to Akebia Shareholders. In certain circumstances, the Akebia Board has the right under the Merger Agreement to withdraw its recommendation to Akebia shareholders that they approve the Akebia Share Issuance Proposal;

•	Opportunity to Vote. Akebia shareholders will have an opportunity to vote on the issuance of the Akebia Shares in connection with the Merger;

•

Termination Fee. Keryx is obligated to pay Akebia a termination fee of $22 million in certain circumstances as summarized under “The Merger Agreement—Termination Fees and Expenses” beginning on page 153 of this joint proxy statement/prospectus; and

•

Expense Reimbursement Amount. Keryx is obligated to reimburse Akebia an expense amount not to exceed $6 million under certain termination circumstances summarized under “The Merger Agreement—Termination Fees and Expenses” beginning on page 153 of this joint proxy statement/prospectus;

•

Consideration of Alternatives. The Akebia Board had considered certain alternatives to the Merger and determined that entering into the Merger Agreement was more favorable to Akebia shareholders than other alternatives available to Akebia, including continued operation of Akebia on a standalone basis or the pursuit of potential alternative transactions; and

•	Likelihood of Completing the Merger. The likelihood of completing the Merger on the anticipated schedule.

The Akebia Board also considered various risks and other potentially negative factors concerning the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including the Akebia share issuance, which included the following factors:

•

the challenges inherent in combining the businesses, operations and workforces of Akebia and Keryx, including: (i) the possible diversion of management focus and resources from operational matters and other strategic opportunities and (ii) difficulties in integrating and retaining management employees, including from the two companies’ respective labor groups, as well as the potential effect the challenges inherent in combining the businesses, operations and workforces of Akebia and Keryx could have on Akebia’s business and relations with regulators, partners, and suppliers;

•	the fact that forecasts of future results of operations and synergies are necessarily estimates based on assumptions;

•	the risk of not realizing anticipated synergies and cost savings between Akebia and Keryx and the risk that other anticipated benefits might not be realized;

•	the fact that Akebia shareholders will be sharing participation of Akebia’s potential growth with Keryx shareholders after the consummation of the Merger;

•

the possibility that the Merger might not be completed, or that completion might be unduly delayed, including as a result of Akebia’s or Keryx’s shareholders failing to grant the requisite approvals to consummate the Merger, and the potential negative impact that may have on Akebia’s business and relationships with employees, doctors, patients, regulators and the communities in which it operates;

•

the substantial costs to be incurred in connection with the Merger, including the cash and other costs of integrating the businesses of Akebia and Keryx, as well as the transaction expenses arising from the Merger;

•

the terms of the Merger Agreement, including generally reciprocal covenants relating to (i) the two companies’ conduct of their respective businesses during the period between the signing of the Merger Agreement and the completion of the Merger, and (ii) the restrictions on the two companies’ ability to solicit alternative transaction proposals;

•	the fact that, in certain circumstances, the Keryx Board has the right under the Merger Agreement to withdraw its recommendation to Keryx shareholders that they adopt the Merger Agreement;

•

the fact that Akebia is obligated to pay Keryx a termination fee of $22 million in certain circumstances as summarized under “The Merger Agreement—Termination Fees and Expenses” beginning on page 153 of this joint proxy statement/prospectus;

•

the fact that Akebia is obligated to reimburse Keryx an expense amount of up to $6 million under certain termination circumstances as summarized under “The Merger Agreement— Termination Fees and Expenses” beginning on page 153 of this joint proxy statement/prospectus;

•	the fact that the Exchange Multiplier will not be adjusted at consummation of the Merger based on the relative market values of Akebia Shares or Keryx Shares; and

•

the other factors described in the section entitled “Risk Factors”, the matters described under “Cautionary Statement Regarding Forward-Looking Statements” and the matters described under “Certain Akebia Management Unaudited Prospective Financial Information” beginning on pages 39, 51, and 108 of this joint proxy statement/prospectus.

The above discussion of the factors considered by the Akebia Board is not intended to be exhaustive, but does set forth material factors considered by the Akebia Board. In light of the wide variety of factors considered in connection with its evaluation of the Merger Agreement and the transactions contemplated thereby, including the Akebia share issuance, and the complexity of these matters, the Akebia Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have held varied views of the relative importance of the factors considered. The Akebia Board viewed its position and recommendation as being based on an overall review of the totality of the information available to it and considered these factors in the aggregate to be favorable to, and to support, its determination regarding the Merger and the Akebia share issuance.

This explanation of Akebia’s reasons for the Merger and the other transactions contemplated by the Merger Agreement, including the Akebia share issuance, and other information presented in this section is forward-looking in nature and should be read in light of the section of this joint proxy statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 51 of this joint proxy statement/prospectus.

Certain Keryx Management Unaudited Prospective Financial Information

Keryx does not as a matter of course publicly disclose financial projections or forecasts as to future performance, revenues, earnings or other results given, among other things, the unpredictability, uncertainty and subjectivity of the underlying assumptions and estimates inherent in preparing financial projections and forecasts. As a result, Keryx does not endorse unaudited prospective financial information as a reliable indication of future results. Moreover, Keryx’s internally prepared unaudited financial projections presented below were based on estimates, assumptions and judgments made by Keryx management at the respective times of their preparation and speak only as of such times. Except as required by law, Keryx has no obligation to update the unaudited financial projections included in this section. It has not done so and does not intend to do so.

The unaudited financial projections concerning each of Keryx and Akebia on a standalone basis, without giving effect to the Merger, and also of the combined company on a pro forma basis set forth in this section were prepared by Keryx management and made available, except as otherwise described below, to the Keryx Board in its review and evaluation of the Merger and to Keryx’s financial advisor (see “—Opinion of Keryx’s Financial Advisor – MTS Securities LLC” beginning on page 95 of this joint proxy statement/prospectus). These unaudited financial projections are not being included in this joint proxy statement/prospectus to influence the voting decision of any Keryx shareholder or Akebia shareholder with respect to the Merger, but instead because these unaudited financial projections, in whole or in part, were provided, or formed the basis of what was provided, to the Keryx Board, Akebia and Keryx’s and Akebia’s financial advisors in connection with their evaluation of Merger as described herein.

You should note that the unaudited financial projections set forth below constitute forward-looking statements. Please see the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 51 of this joint proxy statement/prospectus for more information. You should also note that the unaudited financial projections were not prepared with a view toward public disclosure or with a view toward complying with GAAP, the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The information set forth in the section entitled “—Certain Keryx Management Unaudited Prospective Financial Information” was prepared utilizing Keryx’s historical internal accounting policies and forecast approach and does not give effect to the adoption of any new accounting pronouncements. The unaudited prospective financial information included in this section has been prepared by, and is the responsibility of, Keryx management. Neither Keryx’s nor Akebia’s respective independent registered public accountants, nor any other independent accountants or financial advisors, have compiled or performed any procedures with respect to the unaudited financial projections set forth below, nor have they expressed any opinion, judgment or any other form of assurance on such information or its achievability, and none assumes any responsibility for, and each disclaims any association with, the unaudited financial projections. The reports of the independent registered public accounting firms incorporated by reference in this joint proxy statement/prospectus relate to historical financial statements. The unaudited prospective financial information of Keryx does not extend to any prospective financial information or the estimated synergies and should not be seen to do so.

The unaudited financial projections set forth below should not be relied upon as necessarily indicative of actual future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on such unaudited financial projections. Furthermore, since the unaudited financial projections cover multiple years, such information by its nature becomes less predictive with each successive year. Although the unaudited financial projections are presented with numerical specificity, the unaudited financial projections reflect assumptions, estimates and judgments that are inherently uncertain and, although considered reasonable by Keryx management as of the date of their use in preparing the unaudited financial projections, are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the unaudited financial projections set forth below, including, among others, risks and uncertainties due to general business, economic, regulatory, market and financial conditions, as well as changes in Keryx’s or Akebia’s respective businesses, financial condition or results of operations, and other risks.

Keryx Management Keryx Projections

The following table presents summary selected unaudited prospective financial information for Keryx for the calendar years ending 2018 through 2028 prepared by Keryx management in connection with Keryx’s evaluation of the Merger (the “Keryx Management Keryx Projections”). The Keryx Management Keryx Projections include Keryx management’s assumptions for U.S. sales of Auryxia with consistent gross-to-net assumptions, royalties on sales of Riona in Japan, and no price increases, among other assumptions. The Keryx Management Keryx Projections were presented to the Keryx Board for the purposes of considering and evaluating the Merger, and were shared with Keryx’s financial advisor (see “— Opinion of Keryx’s Financial Advisor – MTS Securities, LLC” beginning on page 95 of this joint proxy statement/prospectus).

Keryx Management Keryx Projections (Standalone, Pre-Merger Basis) ($ in millions, unaudited)

	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
Revenue	$98	$154	$218	$297	$365	$389	$403	$413	$428	$446	$463
Gross Profit	73	113	162	237	292	311	331	342	355	369	384
EBIT (1)	(60)	(9)	37	110	162	200	222	240	261	295	328
Net Income	$(60)	$(10)	$36	$109	$162	$200	$222	$211	$196	$222	$246

(1)	Earnings before interest and taxes (“EBIT”) refers to Keryx’s gross profit less operating expenses.

In addition, at the direction of Keryx management, MTS Securities calculated unlevered free cash flow from unaudited prospective financial information for Keryx provided to MTS Securities by Keryx management for the calendar years ending 2018 through 2028, as set forth below.

	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
Unlevered Free Cash Flow (1)	$(90)	$(24)	$26	$96	$147	$197	$215	$205	$191	$217	$242

(1)

Unlevered Free Cash Flow is defined for purposes of the Keryx Management Keryx Projections as EBIT less income tax expense, plus depreciation and amortization, less changes in working capital, less capital expenditures. Unlevered Free Cash Flow is a non-GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

Keryx Management Akebia Projections

The summary selected unaudited prospective financial information for Akebia for the calendar years ending 2018 through 2028 was prepared by Keryx management in connection with Keryx’s evaluation of the Merger (the “Keryx Management Akebia Projections”). The Keryx Management Akebia Projections were created by Keryx management based on Keryx management’s assumptions about Akebia’s business, including assumptions as to probability of success through approval of Akebia’s product candidate, vadadustat, certain revenue projections, timing for clinical trial completion, commercial launch, estimated tax assets and rates, working capital and capital expenditures without regard or reference to any financial information provided by Akebia management to Keryx in connection with Keryx’s consideration of the Merger. The Keryx Management Akebia

Projections were presented to the Keryx Board for the purposes of considering and evaluating the Merger, and were shared with Keryx’s financial advisor (see “—Opinion of Keryx’s Financial Advisor – MTS Securities, LLC” beginning on page 95 of this joint proxy statement/prospectus).

Keryx Management Akebia Projections (1)

(Standalone, Pre-Merger Basis) ($ in millions, unaudited)

	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
Akebia Revenue (2)	$129	$258	$152	$146	$154	$153	$207	$284	$396	$503	$561
Gross Profit	129	258	152	146	132	131	182	239	339	432	488
EBIT	(168)	(87)	(54)	(90)	(16)	(20)	41	99	196	285	337
Net Income	$(168)	$(87)	$(54)	$(90)	$(16)	$(20)	$41	$99	$186	$271	$254

(1)

Includes certain assumptions relating to the business and operations of Akebia deemed appropriate by Keryx management, including for cumulative probability of success through approval of Akebia’s product candidate, vadadustat.

(2)	Akebia Revenue is defined for purposes of the Keryx Management Akebia Projections as Akebia’s share of U.S. net product sales plus revenue from collaboration partners.

In addition, at the direction of Keryx management, MTS Securities calculated unlevered free cash flow from the Keryx Management Akebia Projections provided to MTS Securities by Keryx management for the calendar years ending 2018 through 2028, as set forth below.

	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
Unlevered Free Cash Flow (1)	$(165)	$(109)	$(60)	$(101)	$(42)	$(20)	$21	$75	$164	$242	$226

(1)

Unlevered Free Cash Flow is defined for purposes of the Keryx Management Akebia Projections as EBIT less income tax expense, plus depreciation and amortization, less changes in working capital, less capital expenditures. Unlevered Free Cash Flow is a non-GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

Keryx Management Adjusted Akebia Projections

In connection with Keryx’s consideration of the Merger, Keryx management also generated an adjusted set of Akebia projections for the calendar years ending 2018 and 2025, which are presented in the table below (the “Keryx Management Adjusted Akebia Projections”). The Keryx Management Adjusted Akebia Projections were based on certain financial information provided to Keryx management by Akebia to which Keryx management applied its own assumptions for probability of success, estimated tax assets and rates, working capital and capital expenditures and depreciation and amortization.

The Keryx Management Adjusted Akebia Projections were presented to the Keryx Board for the purposes of considering and evaluating the Merger and were shared with Keryx’s financial advisor (see “—Opinion of Keryx’s Financial Advisor to Keryx – MTS Securities, LLC” beginning on page 95 of this joint proxy statement/prospectus).

Keryx Management Adjusted Akebia Projections (1)

(Standalone, Pre-Merger Basis) ($ in millions, unaudited)

	2018	2019	2020	2021	2022	2023	2024	2025
Akebia Revenue (2)	$169	$244	$158	$167	$343	$690	$863	$915
Operating Income (EBIT)	$(198)	$(175)	$(65)	$(56)	$144	$470	$601	$645

(1)

Included certain assumptions relating to the business and operations of Akebia deemed appropriate by Keryx management, including for the cumulative probability of success through approval of Akebia’s product candidate, vadadustat.

(2)	Akebia Revenue is defined for purposes of the Keryx Management Adjusted Akebia Projections as Akebia’s share of U.S. net product sales plus revenue from collaboration partners.

In addition, at the direction of Keryx management, MTS Securities calculated, from the Keryx Management Adjusted Akebia Projections provided to MTS Securities by Keryx management for the calendar years ending 2018 through 2025, unlevered free cash flow as set forth below.

	2018	2019	2020	2021	2022	2023	2024	2025
Unlevered Free Cash Flow (1)	$(201)	$(193)	$(97)	$(50)	$72	$336	$417	$517

(1)

Unlevered Free Cash Flow is defined for purposes of the Keryx Management Adjusted Akebia Projections as EBIT less income tax expense, plus depreciation and amortization, less changes in working capital, less capital expenditures. Unlevered Free Cash Flow is a non-GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

Keryx Management Pro Forma Analysis

The following table presents summary estimated unaudited pro forma financial information for the combined company (the “Keryx Management Pro Forma Analysis”) prepared by Keryx management based on its assumptions in respect of the combined company following the completion of the Merger for the calendar years ending 2018 through 2028 in connection with Keryx’s evaluation of the Merger. Such assumptions included certain synergies, dis-synergies and estimated NOL balances. The Keryx Management Pro Forma Analysis was made available to the Keryx Board for the purposes of considering and evaluating the Merger, and was shared with Keryx’s financial advisor (see “—Opinion of Keryx’s Financial Advisor—MTS Securities, LLC” beginning on page 95 of this joint proxy statement/prospectus).

Keryx Management Pro Forma Analysis

(Post-Merger Basis)

($ in millions, unaudited)

	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
Revenue	$228	$416	$374	$449	$549	$573	$635	$705	$833	$957	$1,033
Gross Profit	202	374	317	388	448	469	538	593	708	817	888
EBIT	(245)	(123)	(43)	28	179	198	279	341	463	593	675
Net Income	$(245)	$(124)	$(44)	$28	$170	$188	$252	$264	$356	$453	$514

In addition, at the direction of Keryx management, MTS Securities calculated, from the unaudited prospective financial information for the combined company provided to MTS Securities by Keryx management for the calendar years ending 2018 through 2028, unlevered free cash flow as set forth below.

	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
Unlevered Free Cash Flow (1)	$(236)	$(87)	$13	$72	$190	$209	$247	$295	$383	$475	$538

(1)

Unlevered Free Cash Flow is defined for purposes of the Keryx Management Pro Forma Analysis as EBIT less income tax expense, plus depreciation and amortization, less changes in working capital, less capital expenditures. Unlevered Free Cash Flow is a non-GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

The unaudited projections included in this section “Certain Keryx Management Unaudited Prospective Financial Information” may calculate certain non-GAAP financial measures using different methodologies from other companies, and Keryx does not provide a reconciliation of the forward-looking non-GAAP financial measures to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP financial measures, including non-recurring and infrequent items that are not indicative of Keryx’s ongoing operations. These items are uncertain, depend on various factors and could have a material impact on Keryx’s GAAP results for the applicable period. Keryx encourages you to review all of its financial statements included in the sections entitled “Selected Historical Consolidated Financial Data of Keryx,” “Selected Akebia and Keryx Unaudited Pro Forma Condensed Combined Financial Data” and “Comparative Historical and Unaudited Pro Forma Per Share Data” beginning on pages 28, 34, and 36, respectively, of this joint proxy statement/prospectus in their entirety and to not rely on any single financial measure.

Opinion of Keryx’s Financial Advisor – MTS Securities, LLC

Keryx retained MTS Health Partners as a financial advisor in connection with a potential strategic transaction. On June 27, 2018, MTS Securities rendered its oral opinion to the Keryx Board (which was subsequently confirmed in writing as of June 27, 2018), that, as of that date and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the MTS Opinion and described below, the Exchange Multiplier to be received by the holders of Keryx Shares (other than holders of Excluded Shares, Baupost and their respective affiliates) in the Merger is fair, from a financial point of view, to such holders.

The full text of the MTS Opinion sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by MTS Securities in connection with the MTS Opinion. The MTS Opinion is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of the MTS Opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the MTS Opinion. We urge you to read carefully the MTS Opinion, together with the summary thereof in this joint proxy statement/prospectus, in its entirety.

MTS Securities provided its opinion for the information and assistance of the Keryx Board in connection with its consideration of the Merger. The MTS Opinion addressed solely the fairness, from a financial point of view, of the Exchange Multiplier to be received by the holders of Keryx Shares (other than holders of Excluded Shares, Baupost and their respective affiliates) in the Merger and does not address any other aspect or implication of the Merger. The MTS Opinion was not a recommendation to the Keryx Board or any shareholder of Keryx as to how to vote or to take any other action in connection with the Merger.

In the course of performing its review and analyses for rendering the opinion described above, MTS Securities:

(i) reviewed the financial terms of a draft copy of the Merger Agreement as of June 26, 2018, which was the most recent draft available to MTS Securities prior to the time it rendered its oral opinion (the “Draft Merger Agreement”);

(ii) reviewed certain publicly available business and financial information concerning Keryx and Akebia and the industry in which they each operate;

(iii) reviewed certain publicly available financial analyses and forecasts relating to each of Keryx and Akebia prepared by equity analysts who report on Keryx and Akebia, respectively;

(iv) reviewed the Keryx Management Keryx Projections, certain unaudited unadjusted prospective financial information of Akebia on a standalone basis provided by Akebia management to Keryx and MTS Securities, the Keryx Management Adjusted Akebia Projections, and the Keryx Management Akebia Projections, including estimates of certain potential benefits of the Merger prepared by Keryx management; information on the Keryx Management Keryx Projections, the Keryx Management Adjusted Akebia Projections and the Keryx Management Akebia Projections are explained in more detail in the section entitled “Certain Keryx Management Unaudited Prospective Financial Information.” In this section (i) the Keryx Management Keryx Projections, (ii) the certain unaudited unadjusted prospective financial information of Akebia on a standalone basis provided by Akebia management to Keryx and MTS Securities to which Keryx management applied certain assumptions and adjustments to arrive at the Keryx Management Adjusted Akebia Projections, (iii) the Keryx Management Adjusted Akebia Projections, and (iv) the Keryx Management Akebia Projections are collectively referred to as the “Projections;”

(v) conducted discussions with members of management and representatives of each of Keryx and Akebia concerning the matters described in clauses (ii) through (iv) above;

(vi) compared the financial and operating performance of each of Keryx and Akebia with publicly available information concerning other publicly traded companies and reviewed the current and historical market prices of the Keryx Shares, the Akebia Shares and certain publicly traded securities of such other companies, in each case, that MTS Securities deemed relevant;

(vii) reviewed and analyzed, based on each of the Keryx Management Keryx Projections, the Keryx Management Adjusted Akebia Projections and the Keryx Management Akebia Projections, the cash flows to be generated by Keryx and Akebia, respectively, to determine the present value of each of Keryx’s and Akebia’s, respectively, discounted cash flows; and

(viii) performed such other financial studies, analyses and investigations and considered such other information as MTS Securities deemed appropriate for the purposes of its opinion.

In arriving at its opinion, MTS Securities assumed and relied upon, without assuming liability or responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information that was publicly available or was provided to, discussed with or reviewed by MTS Securities and upon the assurances of Keryx management that they were not aware of any material relevant developments or matters related to Keryx or Akebia or that may affect the Merger that were omitted or that remained undisclosed to MTS Securities. The MTS Opinion does not address any legal, regulatory, tax, accounting or financial reporting matters, as to which MTS Securities understood that Keryx had obtained such advice as it deemed necessary from experts, and MTS Securities relied with the consent of the Keryx Board on any assessments made by experts to Keryx with respect to such matters. Without limiting the foregoing, MTS Securities did not consider any tax effects of the Merger or the transaction structure on any person or entity. MTS Securities did not conduct any independent verification of the Projections and expressed no view as to the Projections or the assumptions upon which they were based. Without limiting the generality of the foregoing, with respect to the Projections, MTS Securities assumed, with the consent of the Keryx Board and based upon discussions with Keryx management and Akebia management, that each of the Projections was reasonably prepared in good faith and that the Projections, including any estimates of certain potential benefits of the Merger prepared by Keryx management and the timing to achieve such benefits, reflected the best currently available estimates and judgments of Keryx management and Akebia management regarding the future results of operations and financial performance of Keryx and Akebia.

In arriving at its opinion, MTS Securities did not make any analysis of, and did not express any opinion as to, the adequacy of the reserves of Keryx or Akebia and relied upon information provided to MTS Securities by

Keryx and Akebia as to such adequacy. In addition, MTS Securities did not make any independent evaluations or appraisals of the assets or liabilities (including any contingent derivatives or off balance sheet assets or liabilities) of Keryx, Akebia or any of their respective subsidiaries, and MTS Securities was not furnished with any such evaluations or appraisals, nor did MTS Securities evaluate the solvency of Keryx, Akebia or any other entity under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by MTS Securities in connection with its opinion were going concern analyses. MTS Securities expressed no opinion regarding the liquidation value of Keryx, Akebia or any other entity. MTS Securities assumed that there was no material change in the assets, financial condition, business or prospects of Keryx or Akebia since the date of the most recent relevant financial statements made available to MTS Securities. Without limiting the generality of the foregoing, MTS Securities undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which Keryx, Akebia or any of their respective affiliates is a party or may be subject, and at the direction of Keryx and with its consent, MTS Securities made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters in rendering its opinion. MTS Securities also assumed that neither Keryx nor Akebia is party to any material pending transaction that was not disclosed to MTS Securities, including, without limitation, any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger. MTS Securities did not consider any potential legislative or regulatory changes currently being considered or that may be adopted by any governmental or regulatory bodies or any potential changes in accounting methods or generally accepted accounting principles that may be adopted.

MTS Securities assumed that the representations and warranties of each party contained in the Merger Agreement and in all other related documents and instruments that are referred to therein are and will be true and correct as of the date or the dates made or deemed made, that each party thereto will fully and timely perform all of the covenants and agreements required to be performed by it under the Merger Agreement, the Akebia Voting Agreement and any other agreement contemplated by any such agreements, that all conditions to the consummation of the Merger will be satisfied without waiver thereof and that the transactions contemplated by the Merger Agreement will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement thereof. MTS Securities assumed that the final form of the Merger Agreement will be in all respects relevant to its analysis identical to the Draft Merger Agreement. MTS Securities also assumed that any governmental, regulatory and other consents and approvals contemplated in connection with the Merger will be obtained and that, in the course of obtaining any of those consents and approvals, no restrictions will be imposed or waivers made that would have an adverse effect on Keryx, Akebia or the benefits contemplated to be realized as a result of the Merger.

The MTS Opinion was necessarily based on economic, market, financial and other conditions existing, and on the information made available to MTS Securities, as of the date of its opinion. Although subsequent developments may affect the conclusion reached in its opinion, MTS Securities did not assume any obligation to update, revise or reaffirm the MTS Opinion.

The MTS Opinion addresses solely the fairness, from a financial point of view, to the holders of Keryx Shares (other than holders of Excluded Shares, Baupost and their respective affiliates) of the Exchange Multiplier to be received by such holders in the Merger and does not address any other terms in the Merger Agreement or any other agreement relating to the Merger or any other aspect or implication of the Merger, including, without limitation, the form or structure of the Merger. The MTS Opinion does not address Keryx’s underlying business decision to proceed with the Merger or the relative merits of the Merger compared to other alternatives available to Keryx. The MTS Opinion does not express any opinion as to the prices or ranges of prices at which shares or other securities of any person, including Keryx Shares or Akebia Shares, will trade at any time, including following the announcement or consummation of the Merger. The MTS Opinion does not in any manner address the amount or nature of compensation to any of the officers, directors or employees of any party to the Merger, or any class of such persons, relative to the compensation to be paid to the shareholders of Keryx in connection with the Merger or with respect to the fairness of any such compensation. The MTS Opinion noted that the Merger Agreement provides that certain restricted shares of Keryx will be converted into restricted stock units of Akebia in the Merger, as determined by the Exchange Multiplier, and that MTS Securities did not consider the effect on the conversion thereof or any restrictions on holders of such restricted shares of Keryx.

In accordance with customary investment banking practice, MTS Securities employed generally accepted valuation methods in reaching its opinion. The MTS Opinion was reviewed and approved by a fairness committee of MTS Securities.

Summary of Financial Analysis

MTS Securities performed a variety of financial analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, MTS Securities considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions MTS Securities reached were based on all the analyses and factors presented, taken as a whole, and also on application of MTS Securities’ own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. MTS Securities therefore gave no opinion as to the value or merit standing alone of any one or more parts of the analyses. Furthermore, MTS Securities believes that the summary provided and the analyses described below must be considered as a whole and that selecting any portion of the analyses, without considering all of them, would create an incomplete view of the process underlying MTS Securities’ analysis and opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described below should not be taken to be the view of MTS Securities with respect to the actual value of Keryx, Keryx Shares, Akebia or Akebia Shares.

Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of the corresponding summaries and are alone not a complete description of the financial analyses performed by MTS Securities. Considering the data in the tables below without considering the corresponding full narrative descriptions of the financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of the financial analyses performed by MTS Securities.

In performing its analyses, MTS Securities made numerous assumptions with respect to industry performance, general business, regulatory and economic conditions and other matters, all of which are beyond MTS Securities’ control and many of which are beyond the control of Keryx and/or Akebia. Any estimates used by MTS Securities in its analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

MTS Securities performed standalone valuation analyses of both Keryx and Akebia using a variety of valuation methodologies, as described below. MTS Securities then performed a relative valuation analysis in order to compare the Exchange Multiplier to be received by holders of Keryx Shares (other than holders of Excluded Shares, Baupost and their respective affiliates) in the Merger, to the range of exchange multipliers implied based on the respective standalone valuation ranges. MTS Securities also analyzed the performance of the pro forma combination. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 27, 2018 and is not necessarily indicative of current market conditions.

Keryx Valuation Analysis

MTS Securities analyzed the valuation of Keryx using two different methodologies: discounted cash flow analysis and public trading comparable companies analysis. The results of each of these analyses are summarized below.

Keryx Discounted Cash Flow Analysis – Overview

MTS Securities performed a discounted cash flow analysis of Keryx by calculating, based on the Keryx Management Keryx Projections, the estimated present value of Keryx’s discounted cash flows and terminal value. MTS Securities utilized the discounted cash flow analysis of Keryx to determine a range of implied values of Keryx Shares. At the direction of Keryx, MTS conducted certain sensitivity analyses for the purposes of its discounted cash flow analysis using ranges of (i) terminal exit revenue multiples of 2.0x to 5.0x, based upon MTS Securities’ analysis of transactions involving single-to-few small molecule, off-patent products, (ii) revenue achievements of 75% to 125%, as provided by Keryx management, and (iii) weighted average cost of capital of 11% to 15%, reflecting calculated estimates of Keryx’s weighted average cost of capital, based upon MTS Securities’ analysis of the cost of capital for Keryx’s comparable company universe.

Discounted Cash Flow Analysis – Keryx Management Keryx Projections

MTS Securities discounted to present value as of June 30, 2018, (i) estimates of the Unlevered Free Cash Flow (as defined below) to be generated by Keryx from July 1, 2018 through December 31, 2028, calculated by MTS Securities based on the Keryx Management Keryx Projections and (ii) a terminal enterprise value at December 31, 2028 by applying an enterprise value to revenue multiple to Keryx’s terminal revenue. For the purposes of this section, “Opinion of Keryx’s Financial Advisor – MTS Securities, LLC”, “Unlevered Free Cash Flow” is defined as earnings before interest and taxes (“EBIT”) less income tax expense, plus depreciation and amortization, less changes in working capital, less capital expenditures. Keryx’s terminal revenue assumption was provided by Keryx management and calculated based on 2028 Auryxia U.S. sales, discounted based on Keryx management assumptions. An implied per share value was calculated based on Keryx’s current capitalization, as provided by Keryx management and assuming the conversion of the Convertible Notes into Keryx Shares.

Where MTS Securities sensitized a range of terminal exit revenue multiples and weighted average cost of capital, the midpoint of the revenue achievement range, 100%, was utilized, and the implied value of each Keryx Share, rounded to the nearest $0.25 per share, ranged from $4.25 to $6.00. Where MTS Securities sensitized revenue achievement and weighted average cost of capital, the midpoint of the terminal exit revenue multiple range, was utilized, and the implied value of each Keryx Share, rounded to the nearest $0.25 per share, ranged from $2.75 to $7.75. Where MTS Securities sensitized only the weighted average cost of capital, the implied value of each Keryx Share, rounded to the nearest $0.25 per share, ranged from $4.50 to $5.75. MTS Securities compared the ranges of implied value of each Keryx Share to the closing price of Keryx Shares on June 27, 2018 of $4.48 per share.

Public Trading Comparable Companies Analysis

MTS Securities reviewed and compared the projected operating performance of Keryx, based on the Keryx Management Keryx Projections, with publicly available information concerning other publicly traded companies and reviewed the current market price of Keryx Shares and certain publicly traded securities of such other companies. MTS Securities selected the following specialty (non-primary care) commercial companies without meaningful pipelines:

•	AMAG Pharmaceuticals Inc.

•	Amarin Corporation plc

•	Collegium Pharmaceutical, Inc.

•	Lexicon Pharmaceuticals Inc.

•	Synergy Pharmaceuticals Inc.

•	Vanda Pharmaceuticals Inc.

•	Veloxis Pharmaceuticals A/S

Although none of the selected companies is directly comparable to Keryx, MTS Securities included these companies in its analysis because they are publicly traded companies with certain characteristics that, for purposes of analysis, may be considered similar to certain characteristics of Keryx.

MTS Securities calculated the following metrics for each of the selected comparable companies using consensus equity research estimates as of June 27, 2018 for such companies:

•	The enterprise value (“EV”)

•	The enterprise value as a multiple of estimated peak sales (“EV/Peak Sales”)

•	The enterprise value as a multiple of estimated 2019 and 2020 revenues (“EV/2019E Revenue” and “EV/2020E Revenue”)

•	The stock price as a multiple of projected earnings per share (“Price/2020E Earnings”)

For purposes of this analysis, the equity value of each of the selected comparable companies was calculated by multiplying the closing price per share of common stock of such company on June 27, 2018 by the number of such company’s fully diluted outstanding shares, and the enterprise value was calculated by adding to that result such company’s net debt, preferred stock and minority interest.

MTS Securities derived a low and high enterprise valuation range, as well as a low and high multiple range for EV/Peak Sales, EV/2019E Revenue, EV/2020E Revenue and Price/2020E Earnings, each based on the minimum and maximum enterprise values and multiples, respectively, of the comparable companies, for Keryx. MTS Securities applied the low and high ranges to derive low and high equity valuations of Keryx, based upon each metric, after adjusting for net debt, preferred stock and minority interest, as appropriate, and an implied value of each Keryx Share was calculated based on Keryx’s current capitalization, as provided by Keryx management and assuming the conversion of the Convertible Notes into Keryx Shares.

The table below notes the low and high ranges and implied value of each Keryx Share, rounded to the nearest $0.25, for each metric:

Metric	Keryx Value ($mm)	Metric Range	Implied Value of Each Keryx Share Range
Enterprise Value	—	$203 –$1,359	$1.75 –$9.00
EV/Peak Sales	$463	0.5x – 1.7x	$2.00 –$5.50
EV/2019E Revenue	$154	1.2x – 6.3x	$1.75 –$6.50
EV/2020E Revenue	$218	1.1x – 5.0x	$2.00 –$7.25
Price/2020E Earnings	$37	4.4x – 52.8x	$1.00 –$12.25

MTS Securities compared the ranges of implied value of each Keryx Share to the closing price of Keryx Shares on June 27, 2018 of $4.48 per share.

Historical Stock Price Performance

MTS Securities reviewed the share price trading history of Keryx Shares for the one-year period beginning on June 28, 2017 and ending on June 27, 2018. During this period, Keryx Shares traded as low as $3.92 per share and as high as $8.38 per share, compared to the closing price of Keryx Shares on June 27, 2018 of $4.48 per share. During the 90 calendar day period ending June 27, 2018, Keryx Shares traded as low as $3.92 per share and as high as $5.98 per share. In addition, MTS Securities reviewed the volume weighted average trading price over the 5 trading day, 10 trading day, 20 trading day, 30 trading day, 60 trading day, 6 month and 12 month periods ending on June 27, 2018. These volume weighted average prices are set forth in the table below:

Trading Period	Volume Weighted Average Price
5 Trading Day	$4.81
10 Trading Day	$4.94
20 Trading Day	$5.02
30 Trading Day	$5.14
60 Trading Day	$4.97
6 Months	$4.76
12 Months	$5.58

MTS noted that the share price trading history and volume weighted average trading prices were referenced for informational purposes only and were not relied upon for valuation purposes.

Akebia Valuation Analysis

MTS Securities analyzed the valuation of Akebia using two different methodologies: discounted cash flow analysis and public trading comparable companies analysis. The results of each of these analyses are summarized below.

Akebia Discounted Cash Flow Analysis – Overview

MTS Securities performed discounted cash flow analyses of Akebia by calculating, based on each of the Keryx Management Adjusted Akebia Projections and the Keryx Management Akebia Projections, the estimated present value of Akebia’s discounted cash flows and terminal value. MTS Securities utilized the discounted cash flow analyses of Akebia to determine a range of implied values of Akebia Shares. At the direction of Keryx, MTS Securities conducted certain sensitivity analyses for purposes of its discounted cash flow analyses using ranges of (i) terminal exit revenue multiples of 4.0x to 6.0x, based upon MTS Securities’ analysis of transactions involving single-to-few small molecule products with several years of estimated patent life remaining where the target was commercial for at least two years prior to acquisition, (ii) revenue achievements of 50% to 150%, as provided by Keryx management, (iii) probabilities of success, as provided by Keryx management and based on Keryx management’s estimate of the likelihood of approval, and (iv) weighted average cost of capital of 13% to 17%, reflecting calculated estimates of Akebia’s weighted average cost of capital, based upon MTS Securities’ analysis of the cost of capital for Akebia’s comparable company universe.

Discounted Cash Flow Analysis – Keryx Management Adjusted Akebia Projections

MTS Securities discounted to present value as of June 30, 2018, (i) estimates of the Unlevered Free Cash Flow that Akebia will generate during the period beginning on July 1, 2018 through on December 31, 2025, calculated by MTS Securities based on the Keryx Management Adjusted Akebia Projections , and (ii) a terminal enterprise value at December 31, 2025 by applying an enterprise value to revenue multiple to Akebia’s terminal revenue. Akebia’s terminal revenue assumption was calculated as Akebia’s share of vadadustat U.S. sales plus royalties in 2025. An implied per share value was calculated based on Akebia’s current capitalization, as provided by Akebia’s management.

Where MTS Securities sensitized a range of terminal exit revenue multiples and weighted average cost of capital, the midpoints of the revenue achievement range, and probability of success range were utilized, and the implied value of each Akebia Share, rounded to the nearest $0.25 per share, ranged from $24.50 to $40.75. Where MTS Securities sensitized revenue achievement and weighted average cost of capital, the midpoints of the terminal exit revenue multiple range and probability of success range, were utilized, and the implied value of each Akebia Share, rounded to the nearest $0.25 per share, ranged from $13.50 to $51.00. Where MTS Securities sensitized probability of success and weighted average cost of capital, the midpoints of the revenue achievement range, and terminal exit revenue multiple range, were utilized, and the implied value of each Akebia Share, rounded to the nearest $0.25 per share, ranged from $26.75 to $37.75. MTS Securities compared the ranges of implied value of each Akebia Share to the closing price of Akebia Shares on June 27, 2018 of $10.38 per share.

Discounted Cash Flow Analysis – Keryx Management Akebia Projections

MTS Securities discounted to present value as of June 30, 2018 (i) estimates of the Unlevered Free Cash Flow that Akebia will generate during the period beginning on July 1, 2018 through on December 31, 2028, calculated by MTS Securities based on the Keryx Management Akebia Projections and (ii) a terminal enterprise value at December 31, 2028 by applying an enterprise value to revenue multiple to Akebia’s terminal revenue, all on a probability of success adjusted basis. Akebia’s terminal revenue assumption was calculated as Akebia’s share of vadadustat U.S. sales plus royalties in 2028. An implied per share value was calculated based on Akebia’s current capitalization, as provided by Akebia management.

Where MTS Securities sensitized a range of terminal exit revenue multiples and weighted average cost of capital, the midpoints of the revenue achievement range, and probability of success range were utilized, and the implied value of each Akebia Share, rounded to the nearest $0.25 per share, ranged from $10.25 to $18.25. Where MTS Securities sensitized revenue achievement and weighted average cost of capital, the midpoints of the terminal exit revenue multiple range, and probability of success range, were utilized, and the implied value of each Akebia Share, rounded to the nearest $0.25 per share, ranged from $3.75 to $26.25. Where MTS Securities sensitized probability of success and weighted average cost of capital, the midpoints of the revenue achievement range, and terminal exit revenue multiple range, were utilized, and the implied value of each Akebia Share, rounded to the nearest $0.25 per share, ranged from $11.50 to $16.75. MTS Securities compared the ranges of implied value of each Akebia Share to the closing price of Akebia Shares on June 27, 2018 of $10.38 per share.

Public Trading Comparable Companies Analysis

MTS Securities reviewed and compared the projected operating performance of Akebia, based on each of the Keryx Management Adjusted Akebia Projections and the Keryx Management Akebia Projections, with publicly available information concerning other publicly traded companies and reviewed the current market price of Akebia Shares and certain publicly traded securities of such other companies. MTS Securities selected the following selected specialty (non-primary care) development stage companies with Phase II data and single-to-few molecules:

•	Aldeyra Therapeutics, Inc.

•	Cara Therapeutics, Inc.

•	Fibrogen Inc.

•	Galectin Therapeutics Inc.

•	Genfit S.A.

•	Inventiva S.A.

•	Madrigal Pharmaceuticals, Inc.

•	Minerva Neurosciences, Inc.

•	Reata Pharmaceuticals, Inc.

•	Resverlogix Corp.

•	Seres Therapeutics, Inc.

•	Viking Therapeutics, Inc.

Although none of the selected companies is directly comparable to Akebia, MTS Securities included these companies in its analysis because they are publicly traded companies with certain characteristics that, for purposes of analysis, may be considered similar to certain characteristics of Akebia.

MTS Securities calculated the following metrics for each of the selected comparable companies, using consensus equity research estimates as of June 27, 2018 for such companies:

•	EV

•	EV/Peak Sales

For purposes of this analysis, the enterprise value of each comparable company was calculated by multiplying the closing price per share of common stock of such company on June 27, 2018 by the number of such company’s fully diluted outstanding shares and adding to that result such company’s net debt, preferred stock and minority interest.

MTS Securities derived a low and high enterprise valuation range, as well as a low and high multiple range for EV/Peak Sales, each based on the minimum and maximum enterprise values and multiples, respectively, of the comparable companies, for Akebia. MTS Securities applied the low and high ranges to the respective valuation metrics of Akebia to derive low and high equity valuations based upon each metric, after adjusting for net debt, preferred stock and minority interest as appropriate, and an implied value of each Akebia Share was calculated based on Akebia’s current capitalization, as provided by Akebia management. For the EV/Peak Sales valuation using the Keryx Management Adjusted Akebia Projections, the EV/Peak Sales multiple range was applied to the 2025 estimate of Akebia’s share of vadadustat U.S. sales plus royalties, after taking into account a probability of success adjustment. For the EV/Peak Sales valuation using the Keryx Management Akebia Projections, the EV/Peak Sales multiple range was applied to the 2028 probability of success adjusted estimate of Akebia’s share of vadadustat U.S. sales plus royalties.

The table below notes the low and high ranges and implied value of each Akebia Share, rounded to the nearest $0.25, for each metric:

Metric	Akebia Value ($mm)	Metric Range	Implied Value of Each Akebia Share Range
Enterprise Value	—	$73 –$5,023	$8.00 –$90.25
EV/Peak Sales – Keryx Management Adjusted Akebia Projections	$721	0.2x – 2.9x	$9.00 –$42.00
EV/Peak Sales – Keryx Management Akebia Projections	$497	0.2x – 2.9x	$8.25 –$31.00

MTS Securities compared the ranges of implied value of each Akebia Share to the closing price of Akebia Shares on June 27, 2018 of $10.38 per share.

Historical Stock Price Performance

MTS Securities reviewed the share price trading history of Akebia Shares for the one-year period beginning on June 28, 2017 and ending on June 27, 2018. During this period, Akebia Shares traded as low as $8.93 per share and as high as $20.25 per share, compared to the closing price of Akebia Shares on June 27, 2018 of

$10.38 per share. During the 90 calendar day period ending June 27, 2018, Akebia Shares traded as low as $8.93 per share and as high as $15.37 per share. In addition, MTS Securities reviewed the volume weighted average trading price over the 5 trading day, 10 trading day, 20 trading day, 30 trading day, 60 trading day, 6 month and 12 month periods ending on June 27, 2018. These volume weighted average prices are set forth in the table below.

Trading Period	Volume Weighted Average Price
5 Trading Day	$10.75
10 Trading Day	$10.88
20 Trading Day	$10.52
30 Trading Day	$10.49
60 Trading Day	$10.05
6 Months	$11.65
12 Months	$13.74

MTS noted that the share price trading history and volume weighted average trading prices were referenced for informational purposes only and were not relied upon for valuation purposes.

Relative Valuation Analysis

MTS Securities compared the following combinations of low and high equity values of both companies to determine the implied range of exchange multipliers, in terms of Akebia Shares to be received by Keryx shareholders for each existing Keryx Share:

•	Keryx High Share Value and Akebia Low Share Value (K High / A Low)

•	Keryx High Share Value and Akebia High Share Value (K High / A High)

•	Keryx Low Share Value and Akebia Low Share Value (K Low / A Low)

•	Keryx Low Share Value and Akebia High Share Value (K Low / A High)

The table below notes the implied exchange multipliers resulting from applying the multiple valuation methodologies in each of the comparable equity value scenarios described above. EV/2019E Revenue, EV/2020E Revenue and Price/2020E Earnings were not included in the relative valuation analysis because these metrics were not utilized for Akebia. MTS Securities compared these ranges of implied exchange multipliers (as presented below) to the Exchange Multiplier to be received by holders of Keryx Shares (other than holders of Excluded Shares, Baupost and their respective affiliates) in the Merger:

Valuation Methodology	K High / A Low	K High / A High	K Low / A Low	K Low / A High
Discounted Cash Flow (using the Keryx Management Adjusted Akebia Projections)
Sensitized by Terminal Revenue Multiple and Weighted Average Cost of Capital	0.25x	0.15x	0.18x	0.10x
Sensitized by Revenue Achievement and Weighted Average Cost of Capital	0.58x	0.15x	0.20x	0.05x
Sensitized by Probability of Success and Weighted Average Cost of Capital	0.21x	0.15x	0.17x	0.12x

Discounted Cash Flow (using the Keryx Management Akebia Projections)
Sensitized by Terminal Revenue Multiple and Weighted Average Cost of Capital	0.59x	0.33x	0.41x	0.23x
Sensitized by Revenue Achievement and Weighted Average Cost of Capital	2.04x	0.30x	0.71x	0.10x
Sensitized by Probability of Success and Weighted Average Cost of Capital	0.50x	0.34x	0.40x	0.27x

Public Trading Comparable Companies Analysis
Enterprise Value	1.13x	0.10x	0.22x	0.02x
EV / Peak Sales (using the Keryx Management Adjusted Akebia Projections)	0.60x	0.13x	0.22x	0.05x
EV / Peak Sales (using the Keryx Management Akebia Projections)	0.65x	0.18x	0.24x	0.07x

For informational purposes only and not as a component of its fairness analysis, MTS Securities also reviewed the implied exchange multipliers resulting from comparing the one-year high and low trading values of Akebia Shares and Keryx Shares (as presented below), and the implied exchange multiplier based on the closing price of Akebia Shares and Keryx Shares on June 27, 2018, which was 0.43160.

	K High / A Low	K High / A High	K Low / A Low	K Low / A High
One-Year Trading Values	0.94x	0.41x	0.44x	0.19x

Pro Forma Combination Analysis

For informational purposes only and not as a component of its fairness analysis, MTS Securities also analyzed the projected performance of the pro forma combination, including projected synergies and an assumed pro forma capital structure, each as provided by Keryx management as of June 27, 2018. MTS Securities compared the implied value of each Keryx Share in the pro forma combination, using the full ranges of sensitivities from the standalone discounted cash flow analyses of Keryx and of Akebia, to the implied value of each Keryx Share on a standalone basis, using the ranges of sensitivities from the standalone discounted cash flow analysis of Keryx. For each of the sensitivity analyses for the pro forma combination, the assumption for variables which were not sensitized are as follows:

•	Terminal exit revenue multiple of 4.25x, the average of the Keryx and Akebia midpoint terminal exit revenue multiples

•	Revenue achievement of 100%

•	Akebia probability of success

While the full range of values was utilized for the implied value of each Keryx Share in the pro forma combination, a summary comparison of the comparable inputs for each sensitivity analysis is provided below:

Varying Sensitivity Inputs	Implied Value of Each Keryx Share on a Standalone Basis	Implied Value of Each Keryx Share in the Pro Forma Combination
Terminal Exit Revenue Multiple and Weighted Average Cost of Capital
2x Terminal Exit Revenue Multiple, 15% Weighted Average Cost of Capital	$4.28	$4.27
2x Terminal Exit Revenue Multiple, 11% Weighted Average Cost of Capital	$5.38	$5.40
5x Terminal Exit Revenue Multiple, 15% Weighted Average Cost of Capital	$4.78	$5.56
5x Terminal Exit Revenue Multiple, 15% Weighted Average Cost of Capital	$6.09	$7.24
3.5x and 4.25x Terminal Exit Revenue Multiple, 13% and 14% Weighted Average Cost of Capital for Keryx on a standalone basis and in the pro forma combination, respectively	$5.09	$5.57

Revenue Achievement and Weighted Average Cost of Capital
75% Revenue Achievement, 15% Weighted Average Cost of Capital	$2.70	$3.62
75% Revenue Achievement, 11% Weighted Average Cost of Capital	$3.56	$4.73
125% Revenue Achievement, 15% Weighted Average Cost of Capital	$6.26	$6.77
125% Revenue Achievement, 15% Weighted Average Cost of Capital	$7.80	$8.75
100% Revenue Achievement, 13% and 14% Weighted Average Cost of Capital for Keryx on a standalone basis and in the pro forma combination, respectively	$5.09	$5.57
Weighted Average Cost of Capital
15% Weighted Average Cost of Capital	$4.53	$5.24
11% Weighted Average Cost of Capital	$5.74	$6.78
13% and 14% Weighted Average Cost of Capital for Keryx on a standalone basis and in the pro forma combination, respectively	$5.09	$5.57

Miscellaneous

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, MTS Securities did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, MTS Securities made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

The MTS Opinion was one of the many factors taken into consideration by the Keryx Board in making its determination to approve the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Keryx Board with respect to the consideration to be received by the holders of Keryx Shares in the Merger or of whether the Keryx Board would have been willing to agree to different consideration. The consideration to be received by the holders of Keryx Shares in the Merger was determined through arm’s-length negotiations between Keryx and Akebia and was approved by the Keryx Board. MTS Health Partners and its affiliates provided advice to Keryx during these negotiations. However, neither MTS Health Partners nor any of its affiliates recommended any specific amount of consideration to Keryx or the Keryx Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

MTS Securities has consented to the use of the MTS Opinion in this joint proxy statement/prospectus; however, MTS Securities has not assumed any responsibility for the form or content of this joint proxy statement/prospectus, other than the MTS Opinion itself.

MTS Health Partners and its affiliates, as part of their investment banking services, are regularly engaged in the valuation of businesses (including those in the healthcare industry) and securities in connection with mergers and acquisitions, and for other purposes. As noted above, MTS Health Partners acted as a financial advisor to Keryx in connection with the Merger and participated in certain of the negotiations leading to the Merger Agreement. Keryx selected MTS Health Partners as its financial advisor because of, among other things, its knowledge of the life sciences industry, the familiarity of several members of Keryx senior management and the Keryx Board with MTS Health Partners and its experience with merger and sale transactions. Pursuant to an engagement letter agreement, dated as of May 18, 2018, between Keryx and MTS Health Partners, Keryx engaged MTS Health Partners to act as a financial advisor in connection with Keryx’s consideration, evaluation and/or exploration of certain potential mergers and acquisitions transactions or similar transactions. As permitted by the terms of the engagement letter and pursuant to MTS Health Partners’ internal policies, MTS Securities rather than MTS Health Partners delivered the fairness opinion. As compensation for MTS Health Partners and its affiliates’ financial advisory services, Keryx paid a fee of $500,000 to MTS Securities for rendering the MTS Opinion in connection with the Keryx Board’s consideration of the proposed transaction with Akebia, which fee was not contingent upon the successful completion of the Merger or the conclusion reached within the MTS Opinion. Upon consummation of the Merger, Keryx will be obligated to pay a fee equal to approximately $5,562,500, with all fees previously paid pursuant to the engagement letter by Keryx credited towards such amount, including the fee paid by Keryx upon delivery of the MTS Opinion. In addition, Keryx also agreed to reimburse MTS Health Partners and its affiliates for their direct, reasonable and documented out-of-pocket expenses incurred in connection with any of the matters contemplated in the engagement letter. Keryx also agreed to indemnify MTS Health Partners and each of its related parties against various liabilities in connection with MTS Health Partner’s engagement. MTS Health Partners and its affiliates may also seek to provide investment banking and/or financial advisory services to Keryx and Akebia in the future and would expect to receive customary fees for the rendering of any such services.

During the two years preceding the date of the MTS Opinion, neither MTS Health Partners nor MTS Securities has been engaged by, performed services for, or received any compensation from, Keryx (other than the engagements and any amounts that were paid under the engagement letter described in this joint proxy statement/prospectus). During the two years preceding the date of the MTS Opinion, MTS Health Partners has provided certain investment banking and financial advisory services to Akebia and has received aggregate fees in connection with such services of $100,000. In particular, MTS Health Partners was retained for a financial advisory assignment by Akebia in March 2016, for which it received a retainer payment of $100,000 in the aggregate, and such assignment ended in 2016.

Certain Akebia Management Unaudited Prospective Financial Information

Akebia does not as a matter of course publicly disclose financial projections or forecasts as to future performance, revenues, earnings or other results given, among other things, the unpredictability, uncertainty and subjectivity of the underlying assumptions and estimates inherent in preparing financial projections and forecasts. As a result, Akebia does not endorse unaudited prospective financial information as a reliable indication of future results. Moreover, Akebia’s internally prepared unaudited financial projections presented below were based on estimates, assumptions and judgments made by Akebia management at the respective times of their preparation and speak only as of such times. Except as required by law, Akebia has no obligation to update the unaudited financial projections included in this section. It has not done so and does not intend to do so.

The unaudited financial projections concerning each of Akebia and Keryx on a standalone basis, without giving effect to the Merger, and also of the combined company on a pro forma basis set forth in this section were prepared by Akebia management and made available, except as otherwise described below, to the Akebia Board in its review and evaluation of the Merger and to Akebia’s financial advisors (see “—Opinion of Akebia’s Financial Advisor – Evercore Group L.L.C.” and “—Opinion of Akebia’s Financial Advisor – J.P. Morgan Securities LLC” beginning on pages 112 and 118, respectively, of this joint proxy statement/prospectus). These unaudited financial projections are not being included in this joint proxy statement/prospectus to influence the voting decision of any Akebia shareholder or Keryx shareholder with respect to the Merger, but instead because these unaudited financial projections, in whole or in part, were provided, or formed the basis of what was provided, to the Akebia Board, Keryx and Akebia’s financial advisors in connection with their evaluation of Merger as described herein.

You should note that the unaudited financial projections set forth below constitute forward-looking statements. Please see the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 51 of this joint proxy statement/prospectus for more information. You should also note that the unaudited financial projections were not prepared with a view toward public disclosure or with a view toward complying with GAAP, the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The information was prepared utilizing Akebia’s historical internal forecast approach and does not give effect to the adoption of any new accounting pronouncements. The unaudited prospective financial information included in this section has been prepared by, and is the responsibility of, Akebia management. Neither Akebia’s nor Keryx’s respective independent registered public accountants, nor any other independent accountants or financial advisors, have compiled or performed any procedures with respect to the unaudited financial projections set forth below, nor have they expressed any opinion, judgment or any other form of assurance on such information or its achievability, and none of them assumes any responsibility for, and each disclaims any association with, the unaudited financial projections. The Ernst & Young report incorporated by reference in this joint proxy statement/prospectus relates to Akebia’s historical financial information. It does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared.

The unaudited financial projections set forth below should not be relied upon as necessarily indicative of actual future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on such unaudited financial projections. Furthermore, since the unaudited financial projections cover multiple years, such information by its nature becomes less predictive with each successive year. Although the unaudited financial projections are presented with numerical specificity, the unaudited financial projections reflect assumptions, estimates and judgments that are inherently uncertain and, although considered reasonable by Akebia management as of the date of their use in preparing the unaudited financial projections, are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the unaudited financial projections set forth below, including, among others, risks and uncertainties due to general business, economic, regulatory, market and financial conditions, as well as changes in Akebia’s or Keryx’s respective businesses, financial condition or results of operations, and other risks and uncertainties described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 39 and 51. Accordingly, the unaudited financial projections set forth below may not necessarily be indicative of the actual future performance of Akebia, or Akebia after consummation of the Merger, and actual results may differ materially from those presented. Inclusion of the unaudited financial projections set forth below should not be regarded as a representation by Akebia or any person that the results projected will necessarily be achieved, and they should not be relied on as such. You are cautioned not to rely on the unaudited prospective financial information or the pro forma combination analysis. The inclusion of this information should not be regarded as an indication that the Keryx Board, the Akebia Board, any of their advisors or any other person considered, or now considers, it to be material or to be a reliable prediction of actual future results. There can be no assurance that the unaudited financial projections will be realized or that actual results will not be significantly higher or lower than estimated. Furthermore, the unaudited financial projections set forth below may differ from publicized analyst estimates and forecasts and do not take into account any circumstances or events occurring after the date they were prepared.

Akebia Management Akebia Projections

In connection with Akebia’s consideration of the Merger, Akebia management prepared projections regarding Akebia on a standalone basis set forth below under the headings, “Non-Risk Adjusted Akebia Global Product Sales Projections” and “Risk-Adjusted Akebia Management Akebia Projections” (together, the “Akebia Management Akebia Projections”).

The global product sales shown in the table below represent unaudited non-risk adjusted projections of global product revenue from Akebia’s product candidate, vadadustat, for calendar years ending 2020 through 2033 (the “Non-Risk Adjusted Akebia Global Product Sales Projections”), were not presented to the Akebia Board, Evercore or J.P. Morgan and were not shared with Keryx or MTS Health Partners or used in their respective financial analyses. They are provided here solely for informational purposes. The Non-Risk Adjusted Akebia Global Product Sales Projections did not include any adjustment for risks or probability of success of Akebia’s product candidate, vadadustat, or the financial implications of Akebia’s collaborations and other relationships with third parties.

Non-Risk Adjusted Akebia Global Product Sales Projections

(Standalone, Pre-Merger Basis)

($ in millions, unaudited)

	2020	2021	2022	2023	2024	2025	2026
Global Product Sales	2.5	217.9	767.6	1,482	1,968	2,271	2,457

	2027	2028	2029	2030	2031	2032	2033
Global Product Sales	2,594	2,715	2,835	2,959	3,089	3,228	3,376

The unaudited projections shown in the table below (the “Risk-Adjusted Akebia Management Akebia Projections”) were presented to the Akebia Board during meetings held by the Akebia Board and were used by Akebia’s financial advisors in connection with their evaluation of the Merger and the delivery of their financial analyses. The Risk-Adjusted Akebia Management Akebia Projections were created by Akebia management after taking into account the Non-Risk Adjusted Akebia Global Product Sales Projections and a number of assumptions relating to the risks and probability of success of Akebia’s product candidate, vadadustat, timing for clinical trial completion and commercial launch, and estimated operational costs, including research and development, manufacturing, and general and administrative costs, and the financial implications of Akebia’s collaborations and other relationships with third parties.

Risk-Adjusted Akebia Management Akebia Projections

(Standalone, Pre-Merger Basis)

($ in millions, unaudited)

	2H 2018	2019	2020	2021	2022	2023	2024	2025	2026
Akebia Revenue	$94	$209	$83	$104	$150	$273	$370	$413	$448

EBIT	$(112)	$(158)	$(104)	$(33)	$25	$134	$220	$258	$291

Free Cash Flow	$(112)	$(158)	$(104)	$(36)	$17	$125	$205	$241	$232

	2027	2028	2029	2030	2031	2032	2033	2034	2035
Akebia Revenue	$516	$501	$527	$555	$584	$666	$589	$295	$147

EBIT	$356	$339	$363	$388	$417	$510	$431	$223	$112

Free Cash Flow	$261	$249	$266	$284	$306	$374	$319	$190	$95

The free cash flow projections in the table above took into account an estimated balance of $225 million of NOLs of Akebia as of June 30, 2018, which was determined after applying certain assumptions regarding taxes and losses of Akebia. In addition to the free cash flow projections in the table above, Akebia management also analyzed a projection of free cash flow for calendar years ending 2018 through 2035 without taking into account any NOL balances. Without taking into account the full estimated balance of NOLs, the free cash flow amount for the years 2022 through 2026 resulted as follows: $11 million in 2022; $90 million in 2023; $156 million in 2024; $187 million in 2025; $212 million in 2026. In addition, the free cash flow amounts described in the prior sentence excluded certain net working capital benefits in the last two years of such forecast, resulting in free cash flow numbers of $165 million in 2034 and $83 million in 2035.

Akebia Management Keryx Projections

In addition to the Akebia Management Akebia Projections, Akebia management prepared projections of certain financial information of Keryx for the calendar years ending 2018 through 2035, which were presented to the Akebia Board, J.P. Morgan, and Evercore (the “Akebia Management Keryx Projections”) and are set forth in the table below. The Akebia Management Keryx Projections consisted of non-risk adjusted projections of Keryx on a standalone basis and were created by Akebia management based on the publicly filed financial information of Keryx, certain financial information provided to Akebia management by Keryx, and certain assumptions made by the Akebia management, including estimates of revenue growth for U.S. sales of Auryxia and associated operational costs.

Non-Risk Adjusted Akebia Management Keryx Projections

(Standalone, Pre-Merger Basis)

($ in millions, unaudited)

	2018	2019	2020	2021	2022	2023	2024	2025	2026
Keryx Revenue	$103.1	$182.7	$286.1	$386.0	$466.5	$534.8	$483.7	$255.1	$134.8
Net Income	$(50.1)	$26.3	$117.1	$206.0	$282.2	$274.5	$280.1	$141.3	$67.6

	2027	2028	2029	2030	2031	2032	2033	2034	2035
Keryx Revenue	$106.3	$74.9	$63.1	$50.1	$42.3	$42.3	$42.3	$42.3	$42.3
Net Income	$52.0	$33.6	$26.9	$19.7	$15.7	$16.9	$16.9	$16.8	$16.8

In addition, Akebia management provided J.P. Morgan and Evercore the Akebia Management Keryx Projections, in order for J.P. Morgan and Evercore to each calculate, at the direction of Akebia management, unlevered free cash flow shown in the table below for use in certain of its financial analyses, assuming (i) the limitation of Keryx’s NOLs under a change-in-control scenario and annual usage based solely on Keryx’s standalone forecasted annual operating profit (the “NOL Limitation Analysis” ) and (ii) Keryx’s standalone forecasted annual operating profit without taking into account the NOL balances of Keryx (the “Analysis with No NOLs Included ”).

Keryx Free Cash Flow – NOL Limitation Analysis

(Standalone, Pre-Merger Basis)

($ in millions, unaudited)

	2018	2019	2020	2021	2022	2023	2024	2025	2026
Free Cash Flow	$(96)	$2.0	$93	$145	$233	$325	$319	$157	$71

	2027	2028	2029	2030	2031	2032	2033	2034	2035
Free Cash Flow	$55	$38	$30	$23	$19	$21	$21	$21	$21

Keryx Free Cash Flow – Analysis with No NOLs Included

(Standalone, Pre-Merger Basis)

($ in millions, unaudited)

	2H 2018	2019	2020	2021	2022	2023	2024	2025	2026
Free Cash Flow	$(39)	$(5)	$63	$128	$218	$316	$315	$153	$67

	2027	2028	2029	2030	2031	2032	2033	2034	2035
Free Cash Flow	$51	$35	$27	$19	$16	$17	$17	$17	$17

Akebia Management Pro Forma Projections

In addition to the Akebia Management Akebia Projections and the Akebia Management Keryx Projections, Akebia management also prepared projections of certain unaudited pro forma financial information of Akebia, assuming the consummation of the Merger, for the calendar years ending 2018 through 2035, which were presented to the Akebia Board and shared with J.P. Morgan, and Evercore (the “Akebia Management Pro Forma Projections”) and are set forth in the table below. The Akebia Management Pro Forma Projections assumed that the Merger had been consummated on June 30, 2018. To estimate synergies in respect of the combined company following completion of the Merger for purposes of preparing the Akebia Management Pro Forma Projections, Akebia management used its non-risk adjusted projections through 2035 for both companies and made certain adjustments based on various assumptions, including general and administrative, sales force and medical affairs expense synergies, synergies related to capital expenditures associated with the commercial launch of vadadustat and dis-synergies associated with limitations on both companies’ existing NOL balances. In addition, certain projections and assumptions underlying the aspects of revenue and income attributable to the combined company’s expected products were not adjusted for risk or calculated in the same manner as the Risk-Adjusted Akebia Management Akebia Projections.

Non-Risk Adjusted Akebia Management Pro Forma Projections

(Post-Merger Basis)

($ in millions, unaudited)

	2018	2019	2020	2021	2022	2023	2024	2025	2026
Total Revenue	$271.6	$422.9	$409.6	$570.5	$744.9	$1,040.3	$1,169.3	$1,020.2	$964.4
Net Income	$(259.8)	$(137.6)	$(12.5)	$202.3	$405.3	$526.0	$615.3	$521.6	$488.8
Free Cash Flow	$(301.6)	$(161.9)	$(36.3)	$177.9	$414.5	$567.8	$650.2	$533.2	$488.7
Cash Balance	$189.0	$27.2	$(9.2)	$168.8	$583.3	$1,151.0	$1,801.3	$2,334.4	$2,823.1

	2027	2028	2029	2030	2031	2032	2033	2034	2035
Total Revenue	$1,061.7	$1,003.0	$1,039.6	$1,077.5	$1,123.8	$1,276.3	$1,133.2	$587.8	$315.0
Net Income	$559.6	$516.3	$541.7	$568.4	$601.6	$724.6	$617.8	$330.1	$167.1
Free Cash Flow	$559.0	$517.3	$541.6	$568.2	$601.4	$724.6	$617.8	$330.1	$167.1
Cash Balance	$3,382.1	$3,899.4	$4,441.0	$5,009.2	$5,610.7	$6,335.3	$6,953.1	$7,283.2	$7,450.3

The Akebia Management Akebia Projections, the Akebia Management Keryx Projections and the Akebia Management Pro Forma Projections (together referred to as the “Akebia Management Projections”) include several non-GAAP measures, including as listed below:

•	“EBIT” refers to Akebia’s gross profit less operating expenses.

•	“Free Cash Flow” was calculated by taking net income and accounting for expected working capital requirements and capital expenditures.

•	“Akebia Revenue” refers to Akebia’s share of U.S. net product sales plus revenue from collaboration partners.

•	“Keryx Revenue” refers to U.S. net product sales plus the cash flow received from Keryx’s Auryxia sales in Japan.

The Akebia Management Projections may calculate certain non-GAAP financial measures, including EBIT, Free Cash Flow, Akebia Revenue and Keryx Revenue, using different methodologies from other companies, and Akebia does not provide a reconciliation of the forward-looking non-GAAP financial measures to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP financial measures, including non-recurring and infrequent items that are not indicative of Akebia’s ongoing operations. These items are uncertain, depend on various factors and could have a material impact on Akebia’s GAAP results for the applicable period. Akebia encourages you to review all of its financial statements included in the sections entitled “Selected Historical Consolidated Financial Data of Akebia,” “Selected Akebia and Keryx Unaudited Pro Forma Condensed Combined Financial Data” and “Comparative Historical and Unaudited Pro Forma Per Share Data” beginning on pages 31, 34, and 36 of this joint proxy statement/prospectus in their entirety and to not rely on any single financial measure.

Opinion of Akebia’s Financial Advisor – Evercore Group L.L.C.

Akebia has retained Evercore to act as a financial advisor in connection with the Merger. The Akebia Board engaged Evercore based on Evercore’s qualifications, experience and reputation, as well as its familiarity with the business and management team of Akebia. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes. As part of this engagement, Akebia requested that Evercore evaluate the fairness, from a financial point of view, of the Exchange Multiplier to Akebia. On June 28, 2018, Evercore delivered to the Akebia Board its oral opinion, subsequently confirmed by its delivery of a written opinion dated as of June 28, 2018, that, as of June 28, 2018, and based upon and subject to the assumptions, procedures, factors, qualifications, limitations and other matters set forth in Evercore’s written opinion, the Exchange Multiplier was fair, from a financial point of view, to Akebia.

The full text of Evercore’s written opinion, dated June 28, 2018, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in delivering its opinion, is attached as Annex D to this joint proxy statement/prospectus and is incorporated herein by reference in its entirety. The description of Evercore’s written opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Evercore’s opinion should not be construed as creating any fiduciary duty on Evercore’s part to any party, and such opinion is not intended to be, and does not constitute a recommendation to the Akebia Board or to any other person in respect of the Merger, including as to how any holder of Akebia Shares should vote or act in respect of the Merger.

You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Akebia Board, and was delivered to the Akebia Board in connection with its evaluation of the fairness, from a financial point of view, of the Exchange Multiplier to Akebia. The opinion did not address any other aspects or implications of the Merger.

Evercore’s opinion necessarily was based upon information made available to Evercore as of June 28, 2018 and financial, economic, monetary, market, regulatory and other conditions and circumstances as they existed and could be evaluated on such date. It is understood that subsequent developments may have affected or may affect the opinion, and Evercore undertook no obligation, and is under no obligation, to update, revise or reaffirm its opinion based on subsequent developments. Evercore’s opinion did not express any opinion as to the price at which the Akebia Shares or the Keryx Shares will trade at any time.

In connection with delivering its opinion, Evercore, among other things:

•	reviewed certain publicly available business and financial information relating to Akebia and Keryx that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

•

reviewed certain non-public historical financial statements and other non-public historical financial data relating to Akebia and Keryx prepared and furnished to Evercore by management of Akebia and Keryx, respectively;

•

reviewed certain non-public projected financial data under alternative business assumptions relating to Akebia, prepared and furnished to Evercore by the management of Akebia, and Keryx, prepared and furnished to Evercore by the management of Akebia and Keryx;

•

discussed the past and current financial projections and current financial condition of Akebia with management of Akebia, and of Keryx with management of Akebia and Keryx (in each case, including views on the risks and uncertainties of achieving such projections);

•	reviewed the reported prices and the historical trading activity of the Akebia Shares and the Keryx Shares;

•	reviewed the draft Merger Agreement, dated as of June 28, 2018, and the draft Akebia Voting Agreement, dated as of June 28, 2018; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed to be appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore did not and does not assume any liability therefor. With respect to the projected financial data relating to Akebia and Keryx prepared and furnished to Evercore by management of Akebia and Keryx, Evercore assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Akebia as to the future financial performance of Akebia, and of Keryx and Akebia as to the future financial performance of Keryx. Evercore expressed no view as to any projected financial data relating to Akebia or Keryx or the assumptions on which such data are based. Evercore did not make, nor did Evercore assume any responsibility for making, any independent valuation or appraisal of the assets or liabilities of Akebia or Keryx, nor was Evercore furnished with any such valuations or appraisals, and Evercore did not evaluate the solvency or fair value of Akebia or Keryx under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters.

For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect material to Evercore’s analysis on Akebia or Keryx or the consummation of the Merger or materially reduce the benefits to Akebia or Keryx of the Merger.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness of the Exchange Multiplier, from a financial point of view, to Akebia. Evercore did not express any view on, and its opinion did not address, the fairness of the Merger to, or any consideration received or to be received in connection therewith by, the holders of any other securities, creditors or other constituencies of Akebia, nor does Evercore express any view as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Akebia, or any class of such persons, whether relative to the Exchange Multiplier or otherwise. In making its opinion, Evercore assumed that any modification to the structure of the Merger since its opinion was rendered will not vary in any respect material to its analysis. Evercore also assumed that neither the Merger Agreement nor the Akebia Voting Agreement would vary from the form of the draft of each such document reviewed by Evercore in any manner material to its opinion. Evercore did not express any view on, and its opinion did not address, any other terms or other aspects of the Merger, including, without limitation, the form or structure of the Merger, the terms and conditions of the Merger Agreement, or any other agreements or arrangements entered into or contemplated in connection with the Merger. Evercore’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Akebia, nor did it address the underlying business decision of Akebia to engage in the Merger. In rendering its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Akebia Shares or any business combination or other extraordinary transaction involving Akebia. Evercore’s opinion did not and does not constitute a recommendation to the Akebia Board or to any other person in respect of the Merger, including as to how any holder of Akebia Shares should vote or act in respect of the Merger. Evercore expressed no opinion as to the price at which shares of Akebia or Keryx will trade at any time. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by Akebia and its advisors with respect to legal, regulatory, accounting and tax matters. Evercore’s opinion was only one of many factors considered by the Akebia Board in its evaluation of the Merger, and should not be viewed as determinative of the views of the Akebia Board with respect thereto.

Summary of Material Financial and Comparative Analyses

Set forth below is a summary of the material financial and comparative analyses performed by Evercore and reviewed with the Akebia Board in connection with delivering Evercore’s opinion. The summary of Evercore’s financial and comparative analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.

The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Evercore’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Evercore’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Evercore’s analyses and reviews.

To the extent that any of the quantitative data used in Evercore’s financial analyses or described in this summary thereof is based on market data, it is based on market data as it existed on or before June 25, 2018, and is not necessarily indicative of current market conditions.

Keryx Analysis

Keryx Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of Keryx to calculate the estimated present value, as of June 30, 2018, of the standalone unlevered, after-tax free cash flows that Keryx was projected to generate for each of the calendar years 2018 through 2035, in each case based on the Akebia Management Keryx Projections. Where indicated below, this analysis took into account a reduction in value resulting from limitations on the future utilization of Keryx’s NOLs, calculated as the difference between the pro forma company valuation with no NOL limitations and the value of the pro forma company taking into account NOL limitations, as provided in the financial forecasts furnished to Evercore by Akebia management for its use in connection with its analysis of the Merger. Evercore also calculated a terminal value for Keryx by applying a perpetuity growth rate of (20)%, based on its professional judgment given the nature of Keryx and its business and the industries in which it operates, to the projected standalone unlevered, after-tax free cash flows of Keryx in the terminal year. The cash flows and the terminal value were then discounted to present value using discount rates ranging from 12.5% to 14.5%, based on an estimate of Keryx’s weighted average cost of capital, to derive a range of implied enterprise values for Keryx. The range of implied enterprise values were then reduced by the amount of Keryx’s net debt (calculated as debt less unrestricted cash and cash equivalents). Evercore’s analysis indicated a range of implied per share equity values for Keryx, on a standalone basis, of $5.21 to $5.67 assuming no NOL limitations, or $4.78 to $5.23 taking into account NOL limitations, in each case as compared to the closing price per share of Keryx Shares of $4.80 as of June 25, 2018.

Other Factors

Evercore also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were referenced for informational purposes, including, among other things, historical share prices and research analyst recommendations and price targets.

Keryx Historical Share Price

Evercore reviewed historical trading prices of Keryx Shares during the 52-week period ending on June 25, 2018, noting that the low and high closing prices during such period ranged from $4.01 to $8.25 for Keryx, as compared to the closing price per share of Keryx Shares of $4.80 on June 25, 2018.

Keryx Research Analyst Recommendations and Price Targets

Evercore reviewed publicly available share price targets of research analysts’ estimates known to Evercore as of June 25, 2018, noting that the low and high share price targets ranged from $5.00 to $9.00 for Keryx, as compared to the closing price per share of Keryx Shares of $4.80 on June 25, 2018. The price targets published by equity research analysts do not necessarily reflect current market trading prices for the Keryx Shares, and these price targets are subject to numerous uncertainties, including the future financial performance of each company and market conditions.

Akebia Analysis

Akebia Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of Akebia to calculate the estimated present value, as of June 30, 2018, of the standalone unlevered, after-tax free cash flows that Akebia was projected to generate for each of the calendar years 2018 through 2035, in each case based on the Akebia Management Risk-Adjusted Akebia Projections. Where indicated below, this analysis took into account a reduction in value resulting from limitations on the future utilization of Akebia’s NOLs. Evercore also calculated a terminal value for Akebia by applying a perpetuity growth rate of (20)%, based on its professional judgment given the nature of Akebia and its business and the industries in which it operates, to the projected standalone unlevered, after-tax free cash flows of Akebia in the terminal year. The cash flows and the terminal value were then discounted to present value using discount rates ranging from 12.5% to 14.5%, based on an estimate of Akebia’s weighted average cost of capital, to derive a range of implied enterprise values for Akebia. Evercore’s analysis indicated a range of implied per share equity values for Akebia, on a standalone basis, of $12.73 to $15.09 assuming no NOL limitations, or $12.00 to $14.27 taking into account NOL limitations, in each case as compared to the closing price per share of Akebia Shares of $10.70 as of June 25, 2018.

Other Factors

Evercore also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were referenced for informational purposes, including, among other things, historical share prices and research analyst recommendations and price targets.

Akebia Historical Share Price

Evercore reviewed historical trading prices of Akebia Shares during the 52-week period ending on June 25, 2018, noting that the low and high closing prices during such period ranged from $9.15 to $19.67 for Akebia, as compared to the closing price per share of Akebia Shares of $10.70 on June 25, 2018.

Akebia Research Analyst Recommendations and Price Targets

Evercore reviewed publicly available share price targets of research analysts’ estimates known to Evercore as of June 25, 2018, noting that the low and high share price targets ranged from $17.00 to $30.00 for Akebia, as compared to the closing price per share of Akebia Shares of $10.70 on June 25, 2018. The price targets published by equity research analysts do not necessarily reflect current market trading prices for the Akebia Shares, and these price targets are subject to numerous uncertainties, including the future financial performance of each company and market conditions.

Valuation Analysis

Implied Exchange Ratio Analysis

Evercore compared the results from the “Akebia Discounted Cash Flow Analysis” and “Keryx Discounted Cash Flow Analysis” sections above to determine a range of implied exchange ratios. Specifically, Evercore compared (i) the highest equity value per share for Akebia to the lowest equity value per share for Keryx, and (ii) the lowest equity value per share for Akebia to the highest equity value per share for Keryx, to derive the range of exchange ratios implied by the discounted cash flow analyses. This analysis assumed a valuation date of June 30, 2018 and no synergies. The analysis indicated a range of implied exchange ratios of 0.34493 to 0.44536 assuming no NOL limitations, or 0.33520 to 0.43637 taking into account NOL limitations, as compared to the Exchange Multiplier of 0.37433.

Other Information

Evercore also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were referenced for informational purposes, including, among other things, historical exchange ratio analysis.

Historical Exchange Ratio Analysis

Evercore compared the results from the “Akebia Historical Share Price” and “Keryx Historical Share Price” sections above to determine a range of implied exchange ratios. Specifically, Evercore compared (i) the highest trading price per share for Akebia to the lowest trading price per share for Keryx, and (ii) the lowest trading price per share for Akebia to the highest trading price per share for Keryx, to derive the range of exchange ratios implied by the historical share price analyses. This analysis assumed a valuation date of June 25, 2018. The analysis indicated a range of implied exchange ratios of 0.20386 to 0.90164, as compared to the Exchange Multiplier of 0.37433.

Value Creation Analysis

Evercore conducted an illustrative value creation analysis of the theoretical value creation to the existing holders of Akebia Shares. Evercore compared the implied equity value per share of Akebia Shares derived from the discounted cash flow analysis on a standalone basis to the pro forma combined company equity value per share. The pro forma combined company equity value was equal to (1) the sum of (i) the mid-point intrinsic equity value of Akebia Shares as of June 30, 2018, assuming a 13.5% discount rate and a (20)% perpetual growth rate applying the methods described in the Akebia Discounted Cash Flow Analysis section above, plus (ii) the mid-point intrinsic equity value of Keryx Shares as of June 30, 2018, assuming a 13.5% discount rate and a (20)% perpetual growth rate applying the methods described in the Keryx Discounted Cash Flow Analysis section above, minus (iii) the reduction of value resulting from the NOL limitations, calculated as the difference between the present value of the pro forma limited NOLs and the present value of standalone Akebia and Keryx unaffected NOLs, plus (iv) the present value of cost synergies calculated by discounting Akebia management’s estimates of annual cost synergies and costs to achieve such synergies at a rate of 13.5%, plus (v) the present value of risk-adjusted revenue synergies calculated by discounting Akebia management’s estimates of annual synergies at a rate of 13.5%, divided by (2) the pro forma diluted number of shares outstanding based on the Exchange Multiplier of 0.37433. This analysis indicated value accretion to holders of Akebia Shares of 10.8%.

Miscellaneous

In arriving at its opinion, Evercore did not draw, in isolation, conclusions from or with regard to any factor or analysis considered by it. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. The order of the analyses and reviews described in the summary above and the results thereof do not represent the relative importance or weight given to these analyses and reviews by Evercore. Considering selected portions of the analyses and reviews in the summary set forth above, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Evercore’s opinion. Evercore may have considered various assumptions more or less probable than other assumptions, so the range of valuations and implied exchange ratios resulting from any particular analysis should therefore not be taken to represent

Evercore’s view of the value of Akebia on a standalone basis, Keryx on a standalone basis, or Akebia and Keryx on a combined basis.

For purposes of its analyses and reviews, Evercore considered industry performance; general business, economic, market, and financial conditions; and other matters, many of which are beyond the control of Akebia, Keryx and their advisors. No company or business used in Evercore’s analyses and reviews as a comparison is identical to Akebia or Keryx, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or businesses used in Evercore’s analyses and reviews. The estimates contained in Evercore’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty, and Evercore assumes no liability if future results or values are materially different from those forecasted in such estimates.

Except as described herein, the Akebia Board imposed no other instruction or limitation on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. Akebia and Keryx determined the amount of the Exchange Multiplier (and, consequently, the Merger Consideration) through arms-length negotiations. Evercore provided advice to Akebia during those negotiations. However, Evercore did not make any recommendation to the Akebia Board or Akebia management regarding (i) the amount of the Exchange Multiplier (or, consequently, the Merger Consideration) or (ii) whether any specific amount of the Exchange Multiplier (or, consequently, the Merger Consideration) constituted the only such appropriate amounts in the Merger. The issuance of Evercore’s opinion was approved by an opinion committee of Evercore.

Evercore is entitled to receive a success fee of $10 million if the Merger is consummated. Akebia has also agreed to reimburse certain of Evercore’s expenses and to indemnify it against certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, no material relationship existed between Evercore and its affiliates and Keryx pursuant to which compensation was received by Evercore or its affiliates as a result of such a relationship. Evercore may provide financial or other services to Akebia or Keryx in the future and in connection with any such services Evercore may receive compensation.

In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of Akebia, Keryx and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

Opinion of Akebia’s Financial Advisor – J.P. Morgan Securities LLC

Pursuant to an engagement letter dated June 17, 2018, Akebia retained J.P. Morgan as a financial advisor in connection with the proposed Merger.

At the meeting of the Akebia Board on June 28, 2018, J.P. Morgan rendered its oral opinion to the Akebia Board that, as of such date and based upon and subject to the assumptions, procedures, factors, qualifications, limitations and other matters set forth in its opinion, the Exchange Multiplier in the proposed Merger was fair, from a financial point of view, to Akebia. J.P. Morgan has confirmed its June 28, 2018 oral opinion by delivering its written opinion to the Akebia Board, that, as of June 28, 2018, the Exchange Multiplier in the proposed Merger was fair, from a financial point of view, to Akebia.

The full text of the written opinion of J.P. Morgan, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

Akebia’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Akebia Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Exchange Multiplier in the Merger and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of the Exchange Multiplier to the holders of any class of securities, creditors or other constituencies of Akebia or as to the underlying decision by Akebia to engage in the proposed Merger.

The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any shareholder of Akebia as to how such shareholder should vote with respect to the proposed Merger or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed drafts dated June 28, 2018 of the Merger Agreement and the Akebia Voting Agreement;

•	reviewed certain publicly available business and financial information concerning Akebia and Keryx and the industries in which they operate;

•

reviewed certain internal financial analyses and forecasts of Akebia prepared by the management teams of Akebia and Keryx prepared by the management teams of Akebia and Keryx, as well as the estimated amount and timing of cost savings and related expenses and synergies expected to result from the Merger prepared by the management of Akebia (the “Synergies”); and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of Akebia and Keryx with respect to certain aspects of the Merger, and the past and current business operations of Akebia and Keryx, the financial condition and future prospects and operations of Akebia and Keryx, the effects of the Merger on the financial condition and future prospects of Akebia, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Akebia and Keryx or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to J.P. Morgan’s engagement letter with Akebia, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Akebia or Keryx under any applicable laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, including the Synergies, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Akebia and Keryx to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement, and that the definitive Merger Agreement would not differ in any material respect from the draft thereof provided to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by Akebia and Keryx in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Akebia with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on Akebia or Keryx or on the contemplated benefits of the Merger.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, to Akebia of the Exchange Multiplier in the proposed Merger, and J.P. Morgan has expressed no opinion as to the fairness of the Exchange Multiplier to the holders of any class of securities, creditors or other constituencies of Akebia or the underlying decision by Akebia to engage in the Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Merger, or any class of such persons relative to the Exchange Multiplier in the proposed Merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the Akebia Shares or Keryx Shares will trade at any future time.

The terms of the Merger Agreement, including the Exchange Multiplier, were determined through arm’s length negotiations between Akebia and Keryx, and the decision to enter into the Merger Agreement was solely that of the Akebia Board and Keryx Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Akebia Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Akebia Board or Akebia management with respect to the proposed Merger or the Exchange Multiplier.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Akebia Board on June 28, 2018 and contained in the presentation delivered to the Akebia Board on such date in connection with the rendering of such opinion and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Akebia Analysis

Akebia Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for the Akebia Shares. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” The “unlevered free cash flows” refers to a calculation of the future cash flows of an asset without including in such calculation any debt servicing costs. Specifically, unlevered free cash flow represents tax-affected EBIT (including stock-based compensation expenses), adjusted for, as applicable, depreciation and amortization, capital expenditures, and changes in net working capital. As used in this section, “present value” refers to the current value of the future cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using an appropriate discount rate. J.P. Morgan’s discounted cash flow analysis treated stock based compensation as a cash expense. As used in this section, “terminal value” refers to the capitalized value of all cash flows generated from an asset for periods beyond the projections period.

J.P. Morgan calculated the unlevered free cash flows that Akebia is expected to generate during the remainder of 2018 and calendar years 2019 through 2035 (applying a valuation date as of June 30, 2018), as provided in the financial forecasts prepared by Akebia management and furnished to J.P. Morgan for its use in connection with its analysis of the Merger. J.P. Morgan also calculated a range of terminal values for Akebia at December 31, 2035 by applying perpetual growth rates ranging from (25)% to (15)% to the unlevered free cash flows of Akebia for calendar year 2035. The unlevered free cash flows and the range of terminal values were then discounted to present values using a discount rate range of 12% to 16%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Akebia. The present value of the unlevered free cash flows and the range of terminal values were then adjusted for an estimated net cash balance as of June 30, 2018 to indicate a range of implied fully diluted equity values per share for Akebia Shares.

Based on the foregoing, this analysis indicated a range of implied equity values per share for the Akebia Shares, rounded to the nearest $0.05, of $11.25 to $15.90, as compared to the closing price per share of Akebia Shares of $10.75 on June 22, 2018.

Other Information

Akebia Historical Trading Range

J.P. Morgan reviewed the trading prices for the Akebia Shares for the 52-week period ending June 22, 2018, which ranged from $9.15 per share to $19.67 per share, as compared to the closing price per share of Akebia Shares of $10.75 on June 22, 2018. J.P. Morgan noted that historical trading range analyses were presented merely for reference purposes only, and were not relied upon for valuation purposes.

Akebia Analyst Price Targets

J.P. Morgan reviewed certain publicly available equity research analyst share price targets for the Akebia Shares and noted that the range of such price targets was $17.00 per share to $30.00 per share, as compared to the closing price per share of Akebia Shares of $10.75 on June 22, 2018. J.P. Morgan noted that the analyst price targets were presented merely for reference purposes only, and were not relied upon for valuation purposes.

Keryx Analysis

Keryx Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share of Keryx Shares using the Akebia Management Keryx Projections.

J.P. Morgan calculated the unlevered free cash flows that Keryx is expected to generate during the remainder of 2018 and calendar years 2019 through 2035 (applying a valuation date as of June 30, 2018), as provided in the financial forecasts prepared by Akebia management and furnished to J.P. Morgan for its use in connection with its analysis of the Merger. This analysis assumed a reduction in value resulting from limitations on the future utilization of Keryx’s NOLs, in the NOL Limitation Analysis as provided to J.P. Morgan by Akebia management for its use in connection with its analysis of the Merger and further described in “—Certain Akebia Management Unaudited Prospective Financial Information—Akebia Management Keryx Projections” beginning on page 108 of this joint proxy statement/prospectus. J.P. Morgan also calculated a range of terminal values for Keryx at December 31, 2035 by applying perpetual growth rates ranging from (25)% to (15)% to the unlevered free cash flows of Keryx for calendar year 2035. The unlevered free cash flows (after taking into account the NOL limitations) and the range of terminal values were then discounted to present values using a discount rate range of 12% to 16% which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Keryx. The present value of the unlevered free cash flows and the range of terminal values were then adjusted for an estimated net cash balance as of June 30, 2018 to indicate a range of implied equity values for Keryx.

Based on the foregoing, this analysis indicated a range of implied equity values per share for Keryx Shares, rounded to the nearest $0.05, of $4.45 to $5.35, or, if 100% of the pro forma Synergies are taken into account up to $6.85, in each case as compared to the closing price per share of Keryx Shares as of June 22, 2018 of $4.63.

Public Trading Multiples

Using publicly available information, J.P. Morgan compared selected financial data of Keryx with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to the business of Keryx. The companies selected by J.P. Morgan were as follows:

Sarepta Therapeutics Inc.

Fibrogen Inc.

Ironwood Pharmaceuticals Inc.

Intercept Pharmaceuticals Inc.

Corcept Therapeutics Inc.

Lexicon Pharmaceuticals Inc.

La Jolla Pharmaceutical Co.

AMAG Pharmaceuticals Inc.

Rockwell Medical Inc.

Ardelyx Inc.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analyses, were, in J.P. Morgan’s judgment, considered sufficiently similar to that of Keryx based on business sector participation, financial metrics, form of operations, and stage of commercialization. None of the selected companies reviewed is identical to Keryx and certain of these companies may have characteristics that are materially different from that of Keryx. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than would affect Keryx. With respect to the selected companies, the information J.P. Morgan presented included the multiple of firm value (calculated as equity value plus, or minus, as applicable, net debt or net cash), referred to in this section as “FV,” to estimates of calendar year 2019 net revenues for the applicable company, referred to in this section as “FV/2019E Revenue.” Financial data for the selected companies was based on the selected companies’ filings with the SEC and publicly available analyst consensus estimates for calendar year 2019 that J.P. Morgan obtained from FactSet Research Systems. Results of this analysis were presented for the selected companies, as indicated in the following table:

Company	FV/2019E Revenue
Sarepta Therapeutics Inc.	23.0x
Fibrogen Inc.	16.6x
Ironwood Pharmaceuticals Inc.	8.2x
Intercept Pharmaceuticals Inc.	9.2x
Corcept Therapeutics Inc.	4.9x
Lexicon Pharmaceuticals Inc.	7.1x
La Jolla Pharmaceutical Co.	4.8x
AMAG Pharmaceuticals Inc.	1.8x
Rockwell Medical Inc.	NA
Ardelyx Inc.	2.8x

Based on the above analysis and on other factors J.P. Morgan considered appropriate, J.P. Morgan selected a FV/2019E Revenue reference range for Keryx of 1.8x to 9.2x. J.P. Morgan then applied that range to Akebia management’s forecasts of Keryx’s 2019 revenue and derived implied per share price ranges for Keryx Shares. The analysis indicated a range of implied equity values per share for Keryx Shares, rounded to the nearest $0.05, of $2.45 to $10.75, as compared to the closing price per share of Keryx Shares as of June 22, 2018 of $4.90.

Other Information

Keryx Historical Trading Range

J.P. Morgan reviewed the trading range for the Keryx Shares for the 52-week period ending June 22, 2018, which was $4.01 per share to $8.25 per share, as compared to the closing price per share of Keryx Shares of $4.90 on June 22, 2018. J.P. Morgan noted that historical trading range analyses were presented merely for reference purposes only, and were not relied upon for valuation purposes.

Keryx Analyst Price Targets

J.P. Morgan reviewed certain publicly available equity research analyst share price targets for the Keryx Shares and noted that the range of such price targets was $5.00 per share to $9.00 per share, as compared to the closing price per share of Keryx Shares of $4.90 on June 22, 2018. J.P. Morgan noted that the analyst price targets were presented merely for reference purposes only, and were not relied upon for valuation purposes.

Relative Valuation Analysis

Discounted Cash Flow Analysis

J.P. Morgan compared the results for Akebia to the results for Keryx with respect to the Discounted Cash Flow Analysis sections described above to determine a range of implied exchange ratios. Specifically, J.P. Morgan compared (i) the highest equity value per share for Akebia to the lowest equity value per share for Keryx, and (ii) the lowest equity value per share for Akebia to the highest equity value per share for Keryx, to derive the range of exchange ratios implied by the discounted cash flow analyses. This analysis includes the effects of NOL limitations and assumes no Synergies. The analysis resulted in a range of implied exchange ratios of 0.28214 to 0.47970, or, if 100% of the pro forma Synergies are taken into account, up to 0.61386, in each case as compared to the Exchange Multiplier of 0.37433 provided for in the Merger Agreement.

Other Information

J.P. Morgan noted that historical stock trading and analyst price targets analyses are not valuation methodologies but were presented merely for informational purposes.

Implied Historical Exchange Ratio

J.P. Morgan divided the Keryx Share price per share by the Akebia Share price per share for the 52-week period ending June 22, 2018 to determine a range of implied exchange ratios for the transaction, which was 0.90164 per share to 0.20386 per share, as compared to the Exchange Multiplier of 0.37433 per share provided for in the Merger Agreement.

Analyst Price Targets

J.P. Morgan also reviewed certain publicly available equity research analyst exchange ratio targets and noted that the range of such exchange ratio targets was 0.16667 per share to 0.52941 per share, as compared to the Exchange Multiplier of 0.37433 per share provided for in the Merger Agreement.

Illustrative Value Creation Analysis

Based on Market Value

For reference only and not as a component of its fairness analysis, J.P. Morgan conducted an illustrative value creation analysis that compared the closing market value of Akebia Shares on June 22, 2018 to the pro forma combined company equity value following the Merger. J.P. Morgan determined the pro forma combined company equity value by calculating the sum of: (i) the public market equity value of Akebia as of June 22, 2018, (ii) the public market equity value of Keryx as of June 22, 2018, (iii) the present value of the Synergies calculated by discounting Akebia management’s estimates of annual Synergies and costs to achieve such Synergies using a discount rate of 14% and a perpetuity growth rate of (20)%, and (iv) the reduction in value resulting from limitations on the future utilization of both Akebia’s and Keryx’s NOLs assuming a valuation date of June 30, 2018. The analysis indicated that the illustrative market-based value creation at the Exchange Multiplier of 0.37433 provided for in the Merger Agreement yielded value accretion to holders of Akebia Shares of $140 million. There can be no assurance, however, that the Synergies, estimated costs to achieve such Synergies, or estimated NOL utilization will not be substantially greater or less than Akebia management’s estimates.

Based on Discounted Cash Flow

J.P. Morgan conducted an illustrative value creation analysis that compared the implied equity value of Akebia Shares derived from a discounted cash flow valuation on a standalone basis to the pro forma combined company implied equity value. J.P. Morgan determined the pro forma combined company equity value per share by calculating the sum of: (i) the implied equity value of Akebia using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis described above in the “Akebia Analysis – Discounted Cash Flow Analysis” section, (ii) the implied equity value of Keryx using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis described above in the “Keryx Analysis – Discounted Cash Flow Analysis” section excluding the assumed reduction in value resulting from limitations on the future utilization of Keryx’s NOLs, (iii) the present value of the Synergies calculated using the methodology and assumptions described in the “Illustrative Value Creation Analysis – Based on Market Value” section above, and (iv) the reduction in value resulting from limitations on the future utilization of both Akebia’s and Keryx’s NOLs assuming a valuation date of June 30, 2018. The analysis indicated that the illustrative value creation at the Exchange Multiplier of 0.37433 provided for in the Merger Agreement yielded value accretion to holders of Akebia Shares of $105 million. There can be no assurance, however, that the Synergies, estimated costs to achieve such Synergies or estimated NOL utilization will not be substantially greater or less than Akebia management’s estimates.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Akebia or Keryx. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Akebia or Keryx. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Akebia and Keryx. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Akebia and Keryx.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Akebia with respect to the Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Akebia, Keryx and the industries in which they operate.

Akebia has agreed to pay J.P. Morgan a total transaction fee equal to $6 million, including $2.5 million which Akebia paid to J.P. Morgan in connection with delivery by J.P. Morgan of its opinion, and the remainder of which is contingent upon the consummation of the Merger. J.P. Morgan may also receive a fee from Akebia in the event that Akebia receives a break-up fee in connection with the termination or abandonment of the Merger, or failure of the Merger to occur. In addition, Akebia has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.

During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor its affiliates have had material commercial or investment banking relationships with Akebia or Keryx. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of Akebia and Keryx. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of Akebia or Keryx for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

The Combined Company Board and Management After the Merger

Pursuant to the Merger Agreement, following the consummation of the Merger, the Combined Board will consist of (i) Mr. Butler, Mr. Canute, Ms. Smith, and another individual to be designated by the Akebia Board, who will be a director of the Akebia Board prior to the Effective Time and reasonably acceptable to Keryx, who will be the Continuing Directors; (ii) Mr. Enyedy, Dr. Gilman, Mr. Heffernan, Ms. Morrison, and Mr. Rogers, who will be the Keryx Board Designees; and (iii) the Additional Director, who will be designated by the Akebia Board and the Keryx Board prior to the Effective Time, who will serve as the Chairperson of the Combined Board as of the Effective Time.

As of the Effective Time, the Continuing Directors, the Keryx Board Designees, and the Additional Director will be allocated among three classes of directors as follows:

•	Class II will consist of one Continuing Director and two Keryx Board Designees and will be up for re-election in 2019;

•	Class III will consist of the Additional Director, one Continuing Director, and one Keryx Board Designee and will be up for re-election in 2020; and

•	Class I will consist of two Continuing Directors and two Keryx Board Designees and will be up for re-election in 2021.

At the Effective Time, Akebia will take all necessary action to cause Mr. Butler to continue as Chief Executive Officer of the combined company. In the event that Mr. Butler is not the Chief Executive Officer of Akebia immediately prior to the Effective Time, Akebia will select another individual reasonably acceptable to Keryx to be appointed as Chief Executive Officer of the combined company as of the Effective Time.

In addition to Mr. Butler, the remainder of Akebia’s current executive leadership team is expected to continue to serve in the same roles in the combined company after the consummation of the Merger. Akebia’s current leadership team also includes: Jason A. Amello, Akebia’s Senior Vice President, Chief Financial Officer, and Treasurer; Michel Dahan, Akebia’s Senior Vice President, Chief Business Officer; Rita Jain, M.D., Akebia’s Senior Vice President, Chief Medical Officer; Nicole R. Hadas, Akebia’s Senior Vice President, General Counsel, and Secretary; Karen Tubridy, Akebia’s Senior Vice President, Chief Development Officer; and Tamara Dillon, Akebia’s Senior Vice President, Human Resources.

Interests of Keryx’s Directors and Executive Officers in the Merger

In considering the recommendation of the Keryx Board with respect to the Keryx Proposals, Keryx shareholders should be aware that certain members of the Keryx Board and certain executive officers of Keryx may have interests in the Merger that are different from, or are in addition to, interests of Keryx shareholders generally. These interests include, but are not limited to:

•	expected service as members of the Combined Board following consummation of the Merger;

•	accelerated vesting of equity awards;

•	additional cash awards under employment agreements and preexisting retention agreements;

•	entitlement to severance benefits under preexisting severance arrangements; and

•	continued indemnification in favor of the current and former directors and officers of Keryx, as well as certain obligations related to maintenance of directors’ and officers’ liability insurance.

These interests are described in more detail below and may present such officers and directors with actual or potential conflicts of interest. The Keryx Board was aware of these potential conflicts of interests during its deliberations on the merits of the Merger, in making its decisions in approving the Merger, the Merger Agreement, and the related transactions, and in deciding to recommend that the Keryx shareholders vote for the Keryx Proposals. Certain potential payments to the named executive officers of Keryx are quantified in the tables in the section entitled “—Quantification of Potential Payments to Keryx Named Executive Officers in Connection with the Merger” beginning on page 125 of this joint proxy statement/prospectus.

Leadership of the Combined Company

As of the Effective Time, the Combined Board will consist of ten (10) directors, including Mr. Enyedy, Dr. Gilman, Mr. Heffernan, Ms. Morrison, and Mr. Rogers, who are current members of the Keryx Board and were reasonably acceptable to Akebia. For a more detailed discussion of the leadership of the Combined Board and management as of the Effective Time, see the section entitled “—The Combined Company Board and Management After the Merger” beginning on page 124 of this joint proxy statement/prospectus.

Treatment of Keryx Equity Awards in the Merger

Under the Merger Agreement, at the Effective Time of the Merger, (x) each Keryx Restricted Share award, to the extent then outstanding and subject to restrictions (including vesting), other than those restrictions that accelerate or lapse as a result of the Effective Time of the Merger, will automatically, without any action on the part of the holders thereof, be cancelled and converted, as of the Effective Time of the Merger, and thereafter evidence Rollover Restricted Shares and (y) each Keryx Share that is the subject of a Keryx Restricted Share award, to the extent then outstanding and whose restrictions (including vesting) accelerate or lapse as a result of the Effective Time, will automatically, without any action on the part of the holders thereof, be treated in the same manner as other Keryx Shares in the Merger. Under the Merger Agreement, at the Effective Time of the Merger, each Keryx Option, to the extent then outstanding and unexercised, will automatically, without any action on the part of the holders thereof, be cancelled and converted and thereafter evidence a Rollover Option with an exercise price per Akebia Share equal to the quotient obtained by dividing (x) the per share exercise price of Keryx Options by (y) the Exchange Multiplier, rounded up to the nearest whole cent.

Following the Effective Time, each Rollover Restricted Share and Rollover Option shall be subject to the same terms and conditions as had applied to the corresponding Keryx Restricted Share award or Keryx Option as of immediately prior to the Effective Time of the Merger, except for such terms rendered inoperative by reason of the Merger, subject to such adjustments as reasonably determined by Akebia and Keryx to be necessary or appropriate to give effect to the conversion or the Merger, and Akebia may assume the Keryx Equity Plans.

The following table sets forth, for each of Keryx’s directors and executive officers, the number of Keryx Shares subject to unvested Keryx Restricted Share awards and Keryx Options held by the director or executive officer as of June 30, 2018. Depending on when the Closing Date occurs, certain equity-based awards shown in the table may vest in accordance with their terms prior to the Closing Date.

Name	Vested Stock Options (#)	Unvested Stock Options (#)	Unvested Restricted Shares (#)
Jodie Morrison	43,334	66,666	116,666
Scott A. Holmes	322,918	604,582	86,873
John F. Neylan, M.D.	286,251	511,249	83,123
Christine Carberry	70,834	376,666	90,832
Kevin J. Cameron	230,000	60,000	19,999
Mark J. Enyedy	—	80,000	10,000
Steven C. Gilman, Ph.D.	63,334	76,666	19,999
Michael T. Heffernan	43,334	66,666	16,666
Daniel P. Regan	140,000	60,000	19,999
Michael Rogers	63,334	76,666	19,999

Awards granted under the Keryx 2007 Incentive Plan (the “2007 Plan”), the Keryx Amended and Restated 2013 Incentive Plan (the “2013 Plan”) and Keryx 2018 Equity Incentive Plan (the “2018 Plan”) that are assumed or otherwise equitably converted or substituted in connection with a “change in control” (as defined in the applicable Keryx Equity Plan) are subject to double trigger acceleration, meaning that they vest upon a termination of the holder’s employment without “cause” (as defined in the applicable Keryx Equity Plan) or, for those holders whose award certificate or employment, consulting, severance or similar agreement permits a resignation for “good reason” (as defined in the applicable award certificate or employment, consulting, severance or similar agreement), in each case within a specified period of time (two years under the 2007 Plan and one year under the 2013 Plan and the 2018 Plan) following a change in control. Upon such a qualifying termination, the payout level under any outstanding performance-based awards will be determined and deemed to have been earned (i) at the target level if the date of termination occurs during the first half of the applicable performance period and (ii) the actual level of achievement of all relevant performance goals (measured as of the end of the calendar quarter immediately preceding the date of termination) if the date of termination occurs during the second half of the applicable performance period, and, in either case, payments will be pro-rated based on the length of time within the performance period that has elapsed prior to the date of termination. Awards granted under the Keryx Fourth Amended and Restated Directors Equity Compensation Plan (the “Keryx Director Equity Plan”) are subject to single trigger acceleration and fully accelerate upon a “change in control” (as defined in such plan), regardless of whether a director will become a director of the Combined Board. Keryx has determined that the Merger will constitute a change in control under each of the Keryx Equity Plans and the Keryx Director Equity Plan.

To the extent not accelerated pursuant to the Keryx Equity Plans, the Keryx Director Equity Plan or employment agreements, Keryx equity awards will become Akebia equity awards as described above. The aggregate value of Keryx equity awards, assuming a price per Keryx Share equal to $3.868 (which is equal to the average closing price of a Keryx Share on The Nasdaq Capital Market over the first five business days following June 28, 2018, the date of the first public announcement of entering into the Merger Agreement), held by Keryx’s executive officers and directors is $2,527,275 and $665,430, respectively.

Employment Agreement with Jodie Morrison

On May 10, 2018, Keryx entered into an employment agreement with Jodie Morrison, which provided for her employment as Keryx’s Interim Chief Executive Officer through October 31, 2018 (the “Morrison Employment Agreement”). Under the terms of the Morrison Employment Agreement, Ms. Morrison is entitled to full acceleration of the Keryx Restricted Shares granted to her pursuant to the Morrison Employment Agreement upon a “change in control” (as defined in the Morrison Employment Agreement). Keryx has determined that the Merger will constitute a change in control under the Morrison Employment Agreement. However, such Keryx Restricted Shares will vest in full on October 31, 2018 pursuant to the terms of the award. Ms. Morrison is not entitled to severance payments or benefits under the Morrison Employment Agreement.

On October 28, 2018, Keryx and Ms. Morrison agreed upon the key terms of an amendment to her employment agreement to extend the term of the Morrison Employment Agreement to the earlier of the closing of the Merger or December 31, 2018 (such extension, the “Morrison Employment Extension”). The terms of the Morrison Employment Extension provide for (i) continued payment to Ms. Morrison of her salary through the term of her employment, (ii) conversion of the prorated bonus contemplated by the Morrison Employment Agreement to a full annualized bonus, (iii) a $150,000 cash payment to be made on October 31, 2018 in recognition of the considerable efforts undertaken by Ms. Morrison in her role as Interim Chief Executive Officer, (iv) a $200,000 cash retention payment to be made on the earlier of December 31, 2018 and the closing of the Merger, subject to Ms. Morrison’s continued employment with Keryx through such date, and (v) a $1,000 increase in legal and advisory fee reimbursement under the Morrison Employment Agreement to cover her expenses in reviewing and negotiating the Morrison Employment Extension.

Employment Agreement and Retention Agreement with Scott A. Holmes

On June 26, 2015, Keryx entered into an employment agreement with Scott A. Holmes, which was amended on each of October 15, 2015 and January 6, 2017 (as amended, the “Holmes Employment Agreement”), and on May 1, 2018, Keryx entered into a retention agreement with Mr. Holmes (the “Holmes Retention Agreement”). Pursuant to the Holmes Employment Agreement and the Holmes Retention Agreement, in the event that Mr. Holmes’ employment is terminated without “cause” (as defined in the Holmes Employment Agreement) or he resigns for “good reason” (as defined in the Holmes Employment Agreement), in either case within one year following a “change in control” (as defined in the Holmes Employment Agreement), subject to his execution and non-revocation of a general release of claims in a form satisfactory to Keryx, Mr. Holmes is entitled to (i) 100% of his annual base salary as of the date of termination (or prior to the change in control, if higher), (ii) his target discretionary annual bonus for which he is eligible under the Holmes Employment Agreement and (iii) an amount equal to the monthly premium (both the employer and employee portions of the premium) under Keryx’s group health care plan as in effect on the date of termination multiplied by 12, all payable within 60 days of termination. In addition, pursuant to the terms of the Holmes Retention Agreement, Mr. Holmes is entitled to receive a retention award in the amount of $200,000 on March 1, 2019, subject to his continued employment with Keryx through such date; provided, however, that (a) in the event that Mr. Holmes’ employment is terminated without cause or he resigns for good reason, Mr. Holmes is still entitled to receive the retention award on March 1, 2019, and (b) in the event that a change in control occurs before March 1, 2019, Mr. Holmes will be entitled to receive the retention award on the day immediately preceding the change in control. Keryx has determined that the Merger will constitute a change in control under the Holmes Employment Agreement and the Holmes Retention Agreement.

Employment Agreement and Retention Agreement with John F. Neylan, M.D.

On April 22, 2015, Keryx entered into an employment agreement with John F. Neylan, M.D., which was amended on each of October 15, 2015 and January 6, 2017 (as amended, the “Neylan Employment Agreement”), and on May 1, 2018, Keryx entered into a retention agreement with Dr. Neylan (the “Neylan Retention Agreement”). Pursuant to the Neylan Employment Agreement and the Neylan Retention Agreement, in the event that Dr. Neylan’s employment is terminated without “cause” (as defined in the Neylan Employment Agreement) or he resigns for “good reason” (as defined in the Neylan Employment Agreement), in either case within one year following a “change in control” (as defined in the Neylan Employment Agreement), subject to his execution and non-revocation of a general release of claims in a form satisfactory to Keryx, Dr. Neylan is entitled to (i) 100% of his annual base salary as of the date of termination (or prior to the change in control, if higher), (ii) his target discretionary annual bonus for which he is eligible under the Neylan Employment Agreement and (iii) an amount equal to the monthly premium (both the employer and employee portions of the premium) under Keryx’s group health care plan as in effect on the date of termination multiplied by 12, all payable within 60 days of termination. In addition, pursuant to the terms of the Neylan Retention Agreement, Dr. Neylan is entitled to receive a retention award in the amount of $100,000 on March 1, 2019, subject to his continued employment with Keryx through such date; provided, however, that (a) in the event that Dr. Neylan’s employment is terminated without cause or he resigns for good reason, Dr. Neylan is still entitled to receive the retention award on March 1, 2019, and (b) in the event that a change in control occurs before March 1, 2019, Dr. Neylan will be entitled to receive the retention award on the day immediately preceding the change in control. Keryx has determined that the Merger will constitute a change in control under the Neylan Employment Agreement and the Neylan Retention Agreement.

Employment Agreement and Retention Agreement with Christine Carberry

On January 6, 2017, Keryx entered into an employment agreement with Christine Carberry (the “Carberry Employment Agreement”), and on May 1, 2018, Keryx entered into a retention agreement with Ms. Carberry (the “Carberry Retention Agreement”). Pursuant to the Carberry Employment Agreement and the Carberry Retention Agreement, in the event that Ms. Carberry’s employment is terminated without “cause” (as defined in the Carberry Employment Agreement) or she resigns for “good reason” (as defined in the Carberry Employment Agreement), in either case within one year following a “change in control” (as defined in the Carberry Employment Agreement), subject to her execution and non-revocation of a general release of claims in a form satisfactory to Keryx, Ms. Carberry is entitled to (i) 100% of her annual base salary as of the date of termination (or prior to the change in control, if higher), (ii) her target discretionary annual bonus for which she is eligible under the Carberry Employment Agreement, and (iii) an amount equal to the monthly premium (both the employer and employee portions of the premium) under Keryx’s group health care plan as in effect on the date of termination multiplied by 12, all payable within 60 days of termination. Under the terms of the Carberry Employment Agreement, Ms. Carberry is also entitled to full acceleration of the Keryx Restricted Share award and Keryx Option award granted to her pursuant to the Carberry Employment Agreement upon a change in control. In addition, pursuant to the terms of the Carberry Retention Agreement, Ms. Carberry is entitled to receive a retention award in the amount of $150,000 on March 1, 2019, subject to her continued employment with Keryx through such date; provided, however, that (a) in the event that Ms. Carberry’s employment is terminated without cause or she resigns for good reason, Ms. Carberry is still entitled to receive the retention award on March 1, 2019, and (b) in the event that a change in control occurs before March 1, 2019, Ms. Carberry will be entitled to receive the retention award on the day immediately preceding the change in control. Keryx has determined that the Merger will constitute a change in control under the Carberry Employment Agreement and the Carberry Retention Agreement.

Continued Indemnification

Pursuant to the Merger Agreement, for a period of no less than six years from the Effective Time, Akebia shall maintain in effect exculpation, indemnification and advancement of expenses provisions no less favorable than those found in the organizational documents of Keryx, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors or officers of Keryx. See “The Merger Agreement—Indemnification Covenant” in this joint proxy statement/prospectus for more information.

Quantification of Potential Payments to Keryx Named Executive Officers in Connection with the Merger

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation that are based on or otherwise relate to the Merger that may become payable to each of Keryx’s named executive officers, as determined for purposes of Keryx’s most recent annual proxy statement, assuming the Merger is completed as of December 31, 2018 and, with respect to severance amounts, assuming the named executive officer’s employment is terminated without cause as of December 31, 2018. Gregory P. Madison,

Keryx’s former Chief Executive Officer, and Brian Adams, Keryx’s former General Counsel and Secretary, were named executive officers during Keryx’s last full fiscal year prior to the date of the Merger Agreement, but their employment with the Company ended effective April 27, 2018 and March 12, 2018, respectively, and they are not entitled to any payments or benefits in connection with the Merger, so they are therefore not included in the table below.

The estimated amounts below are based on multiple assumptions that may not actually occur, including assumptions described in this joint proxy statement/prospectus. In addition, certain amounts payable will vary depending on the actual date the Merger is completed and the actual date, if any, of a qualifying termination of employment. As a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. The disclosures in the table below and the accompanying footnotes should be read in conjunction with the narrative description of the compensation arrangements set forth above.

Golden Parachute Compensation

Name	Cash (1) ($)	Equity (2) ($)	Perquisites/ Benefits (3) ($)	Total ($)
Jodie Morrison (4)	200,000	67,074	–	267,704
Scott A. Holmes	746,000	260,079	22,385	1,028,464
John F. Neylan, M.D.	711,940	260,079	22,385	994,404
Christine Carberry	742,900	296,540	29,881	1,069,321

(1)

The cash amount payable to Ms. Morrison represents a $200,000 cash retention payment that will be paid on the earlier of the closing of the Merger or December 31, 2018, subject to Ms. Morrison’s continued employment with Keryx through such date. The cash amount payable to Mr. Holmes, Dr. Neylan and Ms. Carberry consists of (i) a cash severance payment equal to the sum of (A) 100% of the named executive officer’s annual base salary as of the date of termination (or prior to the change in control, if higher), (B) the named executive officer’s target discretionary annual bonus for which he or she is entitled under the applicable employment agreement and (ii) a retention bonus in the amount of $200,000 for Mr. Holmes, $100,000 for Dr. Neylan and $150,000 for Ms. Carberry. The cash severance payment is “double trigger” and would be due upon a termination of the named executive officer’s employment without cause or a resignation by the named executive officer for good reason, in each case within 12 months following a change in control. The cash severance payment is subject to the execution and effectiveness of a general release of claims in a form satisfactory to Keryx and is payable in a lump sum within 60 days of the date of termination. The retention bonuses are a “single trigger” payments and are payable in a lump sum on the day immediately preceding a change in control. Keryx has determined that the Merger will constitute a change in control under the applicable agreements.

(2)

The amounts listed in this column represent the aggregate value of unvested Keryx Options and Keryx Restricted Share awards. The equity awards granted to Ms. Morrison pursuant to the Keryx Director Equity Plan and the equity awards granted to Ms. Carberry pursuant to the Carberry Employment Agreement are subject to “single trigger” acceleration pursuant to the terms of the Carberry Employment Agreement and the Keryx Director Equity Plan, as applicable, and will be fully accelerated upon a change in control. The vesting of other equity awards held by the named executive officers are subject to “double trigger” acceleration pursuant to the terms of the applicable stock option or restricted share agreements and the Keryx Equity Plans and will be fully accelerated upon a termination of the named executive officer’s employment without cause or a resignation by the named executive officer for good reason, in each case within 12 months following a change in control. Keryx has determined that the Merger will constitute a change in control under the applicable arrangements. The amounts reported in this column were calculated based on the difference between Keryx’s average closing market price of $3.868 over the first five business days following public announcement of the Merger and the exercise price, if any, of the equity award.

The following tables show the number of shares subject to unvested Keryx Options and Keryx Restricted Share awards and quantify the value of the unvested Keryx Options and Keryx Restricted Share awards held by the named executive officers that would accelerate upon a qualifying termination of employment in connection with the Merger based on the assumptions described above. Certain Keryx Options held by the named executive officers have exercise prices that are higher than $3.868 per share and, accordingly, the value included for these Keryx Options is $0. These numbers do not forecast any grants, additional issuances, dividends or additional deferrals of equity-based awards following the date of this joint proxy statement/prospectus. Depending on when the Effective Time occurs and Auryxia sales performance, certain equity-based awards shown in the table may vest or become forfeited in accordance with their terms.

Name	Shares Underlying Keryx Options that Vest upon a Change in Control (#)	Value of Keryx Options that Vest upon a Change in Control ($)
Jodie Morrison	66,666	3,240
Christine Carberry	70,832	—

Name	Shares Underlying Keryx Options that Vest upon Termination Without Cause or Resignation for Good Reason Within 12 Months of a Change in Control (#)	Value of Keryx Options that Vest upon Termination Without Cause or Resignation for Good Reason Within 12 Months of a Change in Control ($)
Scott A. Holmes	323,645	4,640
John F. Neylan, M.D.	316,145	4,640
Christine Carberry	252,500	–

Name	Keryx Restricted Shares that Vest upon a Change in Control (#)	Value of Keryx Restricted Shares that Vest upon a Change in Control ($)
Jodie Morrison	16,666	64,464
Christine Carberry	35,415	136,985

Name	Keryx Restricted Shares that Vest upon Termination Without Cause or Resignation for Good Reason Within 12 Months of a Change in Control (#)	Value of Keryx Restricted Shares that Vest upon Termination Without Cause or Resignation for Good Reason Within 12 Months of a Change in Control ($)
Scott A. Holmes	66,039	255,439
John F. Neylan, M.D.	66,039	255,439
Christine Carberry	41,250	159,555

(3)

The amounts listed in this column represent the estimated value of the monthly premium (both the employer and employee portions of the premium) under Keryx’s group health care plan as in effect on the date of termination multiplied by 12. The health care premium payment is “double trigger” and would be due upon a termination of the named executive officer’s employment without cause or a resignation by the named executive officer for good reason, in each case within 12 months following a change in control. Payment of such amounts is subject to the execution and effectiveness of a general release of claims in a form satisfactory to Keryx and such amounts are payable in a lump sum within 60 days of the date of termination.
(4)

Prior to the commencement of her employment with Keryx as its interim Chief Executive Officer, Ms. Morrison served on the Keryx Board and received equity awards in respect of such service under the Keryx Director Equity Plan.

Narrative Disclosure to Golden Parachute Compensation Table

For additional information relating to the named executive officers’ employment arrangements and the treatment of Keryx equity awards held by the named executive officers, see “––Interests of Keryx’s Directors and Executive Officers in the Merger” beginning on page 126 of this joint proxy statement/prospectus.

Interests of Akebia’s Directors and Executive Officers in the Merger

In considering the recommendation of the Akebia Board with respect to the Akebia Proposals, Akebia shareholders should be aware that certain members of the Akebia Board and certain executive officers of Akebia may have interests in the Merger that are different from, or in addition to, interests of Akebia’s shareholders generally. These interests include, but are not limited to:

•	expected service as members of the Combined Board following consummation of the Merger;

•	expected service as members of the executive leadership team of Akebia following consummation of the Merger;

•	accelerated vesting of equity awards;

•	entitlement to severance benefits under preexisting severance arrangements;

•	entitlement to certain employee benefits; and

•

continued indemnification in favor of the current and former directors and officers of Akebia, as well as certain obligations related to the maintenance of directors’ and officers’ liability insurance.

These interests are described in more detail below and may present such executive officers and directors with actual or potential conflicts of interest. The Akebia Board was aware of these interests during its deliberations on the merits of the Merger and in deciding to recommend that Akebia shareholders vote for the Akebia Proposals.

Leadership of the Combined Company

As of the Effective Time, the Combined Board will consist of ten directors, including Mr. Butler, Mr. Canute, and Ms. Smith, who are current members of the Akebia Board and were reasonably acceptable to Keryx, and another individual to be designated by the Akebia Board, who will be a director of the Akebia Board prior to the Effective Time and reasonably acceptable to Keryx. In addition, all of Akebia’s executive officers are expected to continue to serve in the same positions that they currently hold after the consummation of the Merger. For a more detailed discussion of the Combined Board and management as of the Effective Time, see the section entitled “—The Combined Company Board and Management After the Merger” beginning on page 125 of this joint proxy statement/prospectus.

Treatment of Director and Executive Officer Akebia Equity Awards in the Merger

Certain of Akebia’s directors and executive officers hold outstanding Akebia RSUs and Akebia Options. Pursuant to the award agreements governing these awards and the ESAs (as defined below), 100% of the outstanding and unvested Akebia RSUs and Akebia Options will become immediately vested upon a “change in control,” which is defined substantially similarly as such term is defined in the ESAs. Akebia has determined that the Merger will constitute a change in control for the purposes of the ESAs.

Employment and Severance Agreements

Akebia previously entered into executive severance agreements (“ESAs”), with each of John P. Butler, Jason A. Amello, Michel Dahan, Rita Jain, M.D., Nicole R. Hadas and Karen Tubridy (together, the “Akebia Executives”). Each of the Akebia Executives is eligible to receive certain payments and benefits under his or her ESA in the event that the Akebia Executive’s employment with Akebia is terminated without “cause,” the Akebia Executive terminates his or her employment with Akebia for “good reason” (each as defined in the ESA). All of the Akebia Executives are expected to continue to serve in the same positions that they currently hold after the consummation of the Merger so Akebia does not expect to pay any of the severance payments and benefits described below upon consummation of the Merger.

The ESAs also provide for accelerated vesting of outstanding and unvested equity awards upon a “change in control,” which includes the consummation of a merger, scheme of arrangement, or consolidation of Akebia with any other corporation that has been approved by the shareholders of Akebia, other than a merger, scheme of arrangement, or consolidation which would result in the outstanding voting securities of Akebia immediately prior to such transaction continuing to represent more than 50% of the total voting power of the voting securities of Akebia or such surviving entity outstanding immediately after such transaction. After consummation of the Merger, Akebia shareholders are expected to own less than 50% of the total voting power of Akebia. As a result, Akebia has determined that the Merger will constitute a change in control for purposes of the ESAs.

Termination of Employment without Cause or for Good Reason

Under the ESAs, if the Akebia Executive’s employment is terminated by Akebia without cause or the Akebia Executive terminates his or her employment for good reason, other than following a change in control as described below, the Akebia Executive will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, 12 months of base salary continuation and, provided the Akebia Executive timely elects COBRA coverage, up to 12 months of reimbursement of a portion of the Akebia Executive’s and his or her dependents’ health and dental COBRA premiums to the same extent as if the Akebia Executive remained employed. In addition, the Akebia Executive’s unvested equity and equity-based awards will remain outstanding and continue to vest in accordance with their terms during the Akebia Executive’s severance period, as if he or she had remained employed during that time.

Termination of Employment without Cause or for Good Reason Following a Change in Control

If, within 12 months following a change in control, an Akebia Executive’s employment is terminated by Akebia without cause or the Akebia Executive terminates his or her employment for good reason, the Akebia Executive will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, 12 months of base salary continuation, provided the Akebia Executive timely elects COBRA coverage, up to 12 months of reimbursement of a portion of the Akebia Executive’s and his or her dependents’ health and dental COBRA premiums to the same extent as if the Akebia Executive remained employed, and an amount equal to 50% of the Akebia Executive’s annual target bonus for the year of termination, prorated based on the number of months the Akebia Executive was employed prior to his or her termination.

Accelerated Vesting of Equity Upon a Change in Control

Under the ESAs, 100% of the Akebia Executive’s outstanding and unvested equity and equity-based awards will become immediately vested upon a change in control, irrespective of whether the executive’s employment terminates in connection with the change in control.

Conditions to the Receipt of Severance Benefits

The severance payments and benefits described above are conditioned upon each Akebia Executive’s timely execution and non-revocation of a general release of claims in Akebia’s favor, as well as continued compliance with the restrictive covenants agreement prohibiting certain competitive behaviors and disparagement of Akebia during employment and for one year following termination. In addition, Akebia may terminate severance payments to any of the Akebia Executives if, within one year following a termination without cause, Akebia determines that it had the right to terminate his or her employment for cause.

Other Termination of Employment

If an Akebia Executive’s employment is terminated for any reason other than by Akebia without cause or by the Akebia Executive for good reason (including by reason of death or disability), the Akebia Executive will only be entitled to receive any amounts earned or accrued but unpaid as of the date of termination in accordance with Akebia’s normal policies and practices, including any salary, bonus, or incentive compensation with respect to the calendar year prior to the year of termination, business expenses incurred in the performance of the Akebia Executive’s duties, and vacation pay.

280G Cutback

All payments to an Akebia Executive, as applicable, under the ESA, including, without limitation, the payment of severance benefits or the accelerated vesting of equity, will be reduced or adjusted to avoid triggering the excise tax imposed by Section 4999 of the Code, if such adjustment would result in the provision of a greater total benefit, on a net after-tax basis (after taking into account taking any applicable federal, state and local income taxes and the excise tax imposed by Section 4999), to the Akebia Executive.

Termination of ESA

Each of the ESAs will terminate immediately upon the mutual agreement of the parties to such ESA, the Akebia Executive’s termination for cause or death, or the Akebia Executive’s disability (defined as the Akebia Executive’s inability by reason of physical or mental impairment to perform his or her job duties for a period exceeding 12 consecutive weeks).

Employee Benefits

The Merger Agreement requires that, for all purposes under each Akebia Plan providing benefits to any employees after the Effective Time, Akebia shall use reasonable best efforts to cause each individual who is an employee of Akebia or its subsidiaries as of the Effective Time (an “Akebia Employee”) to be credited with his or her years of service with Akebia and its subsidiaries before the Effective Time for such purposes, to the same extent as such Akebia Employee was entitled, before the Effective Time, to credit for such service under any similar Akebia Plan, except to the extent such recognition would result in a duplication of benefits or to the extent Keryx Employees and Akebia Employees are equally affected without regard to employment prior to the Effective Time.

Continued Indemnification

See “Information Not Required in Prospectus—Indemnification of Officers and Directors of Akebia” beginning on page II-1 of this joint proxy statement/prospectus for information on the continued indemnification of directors and officers of Akebia.

Other Information

Mr. Butler owns 3,334 Keryx Shares, along with 26,668 Keryx Options, each of which will be exchanged for the Merger Consideration at the Effective Time. It is expected that Mr. Butler will vote his Keryx Shares in favor of the Keryx Merger Proposal, the Keryx Advisory Compensation Proposal, and if necessary, the Keryx Adjournment Proposal.

Regulatory Approvals Required for the Merger

United States Antitrust

Under the HSR Act, the Merger cannot be consummated until, among other things, notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the DOJ and all applicable waiting periods have expired or been terminated.

On August 21, 2018, the FTC granted early termination, effective immediately, of the applicable waiting period under the HSR Act.

Accounting Treatment

Akebia will account for the Merger using the acquisition method of accounting in accordance with GAAP. GAAP requires that one of Akebia or Keryx be designated as the acquirer for accounting purposes based on the evidence available. Akebia will be treated as the acquiring entity for accounting purposes. In identifying Akebia as the acquiring entity, the combined company took into account the structure of the Merger, the composition of the Combined Board and the designation of certain senior management positions of the combined company. Accordingly, the historical financial statements of Akebia will become the historical financial statements of the combined company.

The combined company will measure Keryx’s assets acquired and liabilities assumed at their fair values, including net tangible and identifiable intangible assets acquired and liabilities assumed, as of the consummation of the Merger. Any excess of the purchase price over those fair values will be recorded as goodwill.

Definite lived intangible assets will be amortized over their estimated useful lives. Intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment at least annually. All intangible assets and goodwill are also tested for impairment when certain indicators are present.

The allocation of purchase price reflected in the unaudited pro forma combined financial statements is based on preliminary estimates using assumptions Akebia management believes are reasonable based on currently available information. The final purchase price and fair value assessment of assets and liabilities will be based in part on a detailed valuation that has not yet been completed.

Listing of Akebia Shares

The Merger Agreement obligates Akebia to use its reasonable best efforts to cause the Akebia Shares to be issued to the Keryx shareholders pursuant to the Merger Agreement, as promptly as reasonably practicable after the date of the Merger Agreement.

Approval for listing on The Nasdaq Global Market of the Akebia Shares issuable to Keryx shareholders in connection with the Merger, subject to official notice of issuance, is a condition to the obligations of Keryx and Akebia to consummate the Merger. It is expected that, following the Merger, Akebia Shares will continue to be listed on The Nasdaq Global Market and trade under the symbol “AKBA.”

Delisting and Deregistration of Keryx Shares

Following the Merger, Keryx Shares will be delisted from The Nasdaq Capital Market, deregistered under the Exchange Act and cease to be publicly traded.

Litigation Relating to the Merger

On October 16, 2018, a Keryx shareholder filed a putative shareholder class action against Keryx and the members of the Keryx Board challenging the disclosures made in connection with the Merger. The lawsuit is captioned Corwin v. Keryx Biopharmaceuticals, Inc., et al., No. 1:18-cv-01589, and is pending in the United States District Court for the District of Delaware. On October 23, 2018, a Keryx shareholder filed a putative shareholder class action against Keryx, the members of the Keryx Board, Merger Sub, and Akebia also challenging the disclosures made in connection with the Merger. The lawsuit is captioned Rosenblatt v. Keryx Biopharmaceuticals, Inc., et al., No. 1:18-cv-12205, and was filed in the United States District Court for the District of Massachusetts. On October 24, 2018, another Keryx shareholder filed a putative shareholder action against Keryx and the members of the Keryx Board challenging the disclosures made in connection with the Merger. The lawsuit is captioned Van Hulst v. Keryx Biopharmaceuticals, Inc., et al., No. 1:18-cv-01656, and is pending in the United States District Court for the District of Delaware.

The complaints generally allege that the Registration Statement filed in connection with the Merger fails to disclose certain allegedly material information in violation of Section 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The alleged omissions relate to (i) certain financial projections for Keryx and Akebia and certain financial analyses performed by Keryx’s advisors; (ii) certain terms relating to the engagement of PWP; and (iii) any alleged negotiations that may have taken place regarding which individuals would serve on the Combined Board. Each of the plaintiffs seek to enjoin the Defendants from proceeding with the Merger and seek damages in the event the transaction is consummated.

Keryx and Akebia are reviewing the complaints and have not yet formally responded to them, but believe that each Plaintiff’s allegations are without merit and intend to defend against them vigorously. However, litigation is inherently uncertain and there can be no assurance regarding the likelihood that Keryx’s or Akebia’s defense of the actions will be successful. Additional lawsuits arising out of the Merger may also be filed in the future.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section constitutes the opinion of Goodwin Procter LLP and describes the U.S. federal income tax consequences of the Merger to U.S. Holders (as defined below) of Keryx Shares that exchange their Keryx Shares for Akebia Shares in the Merger. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Merger. This discussion assumes that the Merger will be consummated in accordance with the Merger Agreement and as further described in this joint proxy statement/prospectus. This discussion addresses the material U.S. federal income tax consequences of the Merger; however, it does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.

This discussion applies only to U.S. Holders of Keryx Shares who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to address aspects of U.S. federal income taxation that may be relevant to U.S. Holders of Keryx Shares in light of their particular circumstances and does not apply to U.S. Holders of Keryx Shares subject to special treatment under the U.S. federal income tax laws including, without limitation:

•	banks, insurance companies and other financial institutions;

•	tax-exempt and governmental organizations;

•	partnerships, S corporations and other pass-through entities (and investors in partnerships, S corporations and other pass-through entities);

•	regulated investment companies and real estate investment trusts;

•	controlled foreign corporations and passive foreign investment companies;

•	brokers and dealers in stocks, securities, commodities, or currencies;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	persons subject to the alternative minimum tax;

•	persons who acquired Keryx Shares pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation;

•	persons who actually or constructively own more than 1% of the outstanding stock of Keryx;

•	persons whose functional currency is not the U.S. dollar;

•	persons who hold Keryx Shares as part of a hedge, straddle, constructive sale, conversion, or other integrated transaction; and

•	U.S. expatriates.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Keryx Shares that is, for U.S. federal income tax purposes,

•	an individual citizen or resident of the United States;

•	a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has made a valid election to be treated as a United States person for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Keryx Shares, the tax treatment of a partner in such partnership will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Keryx Shares and any partners in such partnership should consult their tax advisors regarding the tax consequences of the Merger to them.

THE FOLLOWING DISCUSSION ONLY ADDRESSES THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. ALL HOLDERS OF KERYX SHARES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S., AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Keryx Shares

Keryx has received from its counsel, Goodwin Procter LLP, an opinion, dated October 29, 2018, that the Merger will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. This opinion is based on customary assumptions and on representations, warranties and covenants of officers of Keryx and Akebia and any of their respective affiliates and representatives, as appropriate. If any of the assumptions, representations, warranties or covenants is incorrect, incomplete, or inaccurate or is violated, the validity of the opinion described above may be affected and the tax consequences of the Merger could differ substantially from those described in this joint proxy statement/prospectus. There can be no assurances that such opinion will be accepted by the IRS or, if challenged, by a court. No ruling has been sought from the IRS with respect to the tax consequences of the merger. If the Merger does not so qualify, the tax consequences will differ from those described in this joint proxy statement/prospectus. Accordingly, on the basis of the opinion described above, a U.S. Holder of Keryx Shares that exchanges their Keryx Shares for Akebia Shares in the Merger:

•	will not recognize any gain or loss upon the exchange of Keryx Shares for Akebia Shares in the Merger, except with respect to cash received in lieu of fractional Akebia Shares (as discussed below);

•

will have a tax basis in the Akebia Shares received in the Merger (including fractional Akebia Shares for which cash is received) equal to the tax basis of the Keryx Shares surrendered in exchange therefor;

•

will have a holding period for the Akebia Shares received in the Merger (including fractional Akebia Shares for which cash is received) that includes its holding period for its Keryx Shares surrendered in exchange therefor.

The Akebia Shares received in the Merger (including fractional Akebia Shares for which cash is received) by a U.S. Holder that acquired different blocks of Keryx Shares at different times or at different prices will be allocated pro rata to each block of Keryx Shares of such U.S. Holder, and the basis and holding period of such Akebia Shares will be determined using a block for block approach and will depend on the basis and holding period of each block of Keryx Shares exchanged for such Akebia Shares.

Cash in Lieu of Fractional Shares

A U.S. Holder that receives cash in lieu of fractional Akebia Shares in the Merger will recognize capital gain or loss measured by the difference between the cash received for such fractional Akebia Shares and the U.S. Holder’s tax basis in the fractional Akebia Shares. Such capital gain or loss will be long term capital gain or loss if the holding period for such fractional Akebia Shares is more than one year. Long term capital gain of certain non-corporate taxpayers, including individuals, is taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Certain U.S. Holders may be subject to information reporting and backup withholding of U.S. federal income tax with respect to any cash received in lieu of fractional Akebia Shares. Backup withholding will not apply, however, to a U.S. Holder that furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on IRS Form W-9 or is otherwise exempt from backup withholding and provides proof of the applicable exemption. Backup withholding is not an additional tax and any amounts withheld will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, if any, provided that such U.S. Holder timely furnishes the required information to the IRS.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the Merger Agreement. This summary may not contain all the information about the Merger Agreement that is important to you. This summary is qualified in its entirety by reference to the Merger Agreement attached as Annex A to, and incorporated by reference into, this joint proxy statement/prospectus. You are encouraged to read the Merger Agreement in its entirety because it is the legal document that governs the Merger.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement

The Merger Agreement and the summary of its terms in this joint proxy statement/prospectus have been included to provide information about the terms and conditions of the Merger Agreement. The terms and information in the Merger Agreement are not intended to provide any other public disclosure of factual information about Keryx, Akebia, or any of their respective subsidiaries or affiliates. The representations, warranties, covenants, and agreements contained in the Merger Agreement are made by Akebia, Keryx, and Merger Sub only for the purposes of the Merger Agreement and are qualified and subject to certain limitations and exceptions agreed to by Akebia, Keryx, and Merger Sub in connection with negotiating the terms of the Merger Agreement, including being qualified by reference to confidential disclosures. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement and were negotiated for the purpose of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to shareholders and reports and documents filed with the SEC including being qualified by reference to confidential disclosures. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the Merger Agreement.

For the foregoing reasons, the representations, warranties, covenants, and agreements and any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Akebia, Keryx or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus.

Structure of the Merger

Pursuant to the Merger Agreement, Merger Sub will merge with and into Keryx, with Keryx surviving as a wholly owned subsidiary of Akebia.

Consummation and Effectiveness of the Merger

Unless the parties agree otherwise, the consummation of the Merger will occur within three business days after all conditions to the consummation of the Merger described under “The Merger Agreement—Conditions to Consummation of the Merger” have been satisfied or waived. The Merger will be consummated and become effective at the time the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or such later time as agreed to by Akebia and Keryx and specified in the Certificate of Merger or as may be required under the Indenture relating to Keryx’s Convertible Notes or the Notes Conversion Agreement.

Post-Closing Governance

Pursuant to the Merger Agreement, following the consummation of the Merger, the Combined Board will consist of (i) Mr. Butler, Mr. Canute, Ms. Smith and another individual to be designated by the Akebia Board, who will be a director of the Akebia Board prior to the Effective Time and reasonably acceptable to Keryx, who will be the Continuing Directors; (ii) Mr. Enyedy, Dr. Gilman, Mr. Heffernan, Ms. Morrison, and Mr. Rogers, who will be the Keryx Board Designees; and (iii) the Additional Director, who will be designated by the Akebia Board and the Keryx Board prior to the Effective Time, who will serve as the Chairperson of the Combined Board as of the Effective Time.

As of the Effective Time, the Continuing Directors, the Keryx Board Designees, and the Additional Director will be allocated among three classes of directors as follows:

•	Class II will consist of one Continuing Director and two Keryx Board Designees and will be up for re-election in 2019;

•	Class III will consist of the Additional Director, one Continuing Director, and one Keryx Board Designee and will be up for re-election in 2020; and

•	Class I will consist of two Continuing Directors and two Keryx Board Designees and will be up for re-election in 2021.

At the Effective Time, Akebia will take all necessary action to cause Mr. Butler to continue as Chief Executive Officer of the combined company. In the event that Mr. Butler is not the Chief Executive Officer of Akebia immediately prior to the Effective Time, Akebia will select another individual reasonably acceptable to Keryx to be appointed as Chief Executive Officer of the combined company as of the Effective Time.

In addition to Mr. Butler, the remainder of Akebia’s current executive leadership team is expected to continue to serve in the same roles in the combined company after the consummation of the Merger. Akebia’s current executive leadership team also includes: Jason A. Amello, Akebia’s Senior Vice President, Chief Financial Officer, and Treasurer; Michel Dahan, Akebia’s Senior Vice President, Chief Business Officer; Rita Jain, M.D., Akebia’s Senior Vice President, Chief Medical Officer; Nicole R. Hadas, Akebia’s Senior Vice President, General Counsel, and Secretary; Karen Tubridy, Akebia’s Senior Vice President, Chief Development Officer; and Tamara Dillon, Akebia’s Senior Vice President, Human Resources.

Merger Consideration

At the Effective Time, each Keryx Share issued and outstanding immediately prior to the Effective Time (other than shares held by Akebia, Merger Sub, any subsidiaries of Akebia or Keryx (other than the Merger Sub), or by Keryx as treasury shares or Keryx Restricted Shares) will become the right to receive 0.37433 Akebia Shares. No fractional Akebia Shares will be issued in the Merger, and Keryx shareholders will receive cash in lieu of fractional shares as part of the Merger Consideration, as specified in the Merger Agreement.

Appraisal Rights

Under the DGCL, Keryx shareholders will not be entitled to exercise any appraisal rights in connection with the Merger. For information regarding how to exercise your voting rights as a Keryx Shareholder, please see “The Keryx Special Meeting” beginning on page 49 of this joint proxy statement/prospectus.

Under the DGCL, Akebia shareholders will not be entitled to exercise any appraisal rights in connection with the Merger. For information regarding how to exercise your voting rights as an Akebia Shareholder, please see “The Akebia Special Meeting” beginning on page 57 of this joint proxy statement/prospectus.

Procedures for Surrendering Keryx Stock Certificates

Prior to the dissemination of this joint proxy statement/prospectus to the Keryx shareholders and Akebia shareholders, Akebia has agreed to appoint American Stock Transfer & Trust Company, LLC to act as the Exchange Agent to handle the exchange of Keryx stock certificates or Keryx book-entry shares for the Merger Consideration. At or prior to the Effective Time, Akebia will deposit the Akebia Shares comprising the aggregate Merger Consideration for the benefit of Keryx shareholders. As promptly as practicable after the Effective Time, Akebia will cause the Exchange Agent to mail to each holder of record of Keryx certificated shares or combination of Keryx certificated and book-entry shares at the Effective Time a letter of transmittal explaining how to surrender Keryx shares to the Exchange Agent.

Upon surrender of Keryx stock certificates and delivery of a properly completed letter of transmittal with respect to such Keryx Shares, Keryx shareholders who hold Keryx stock certificates or a combination of certificates and book-entry shares will be entitled to receive the Merger Consideration for each Keryx Share formerly represented by such Keryx stock certificate and book-entry position. Keryx shareholders who only hold

Keryx book-entry shares will not need to take any action with respect to their Keryx book-entry shares and such Keryx shareholders will automatically be entitled to receive Merger Consideration for each Keryx Share they previously held.

Treatment of Keryx Equity Awards

Keryx Options

Each Keryx Option, to the extent then outstanding and unexercised, shall automatically, without any action on the part of the holders thereof, be cancelled and converted, as of the Effective Time and thereafter evidence a Rollover Option. These Rollover Options will have an exercise price per share equal to the quotient obtained by dividing the exercise price per share of a Keryx Option by the Exchange Multiplier (rounded up to the nearest whole cent).

Keryx Restricted Shares

Under the Merger Agreement, at the Effective Time of the Merger, (x) each Keryx Restricted Share award, to the extent then outstanding and subject to restrictions (including vesting), other than those restrictions that accelerate or lapse as a result of the Effective Time of the Merger, will automatically, without any action on the part of the holders thereof, be cancelled and converted, as of the Effective Time of the Merger, and thereafter evidence Rollover Restricted Shares and (y) each Keryx Share that is the subject of a Keryx Restricted Share award, to the extent then outstanding and whose restrictions (including vesting) accelerate or lapse as a result of the Effective Time, will automatically, without any action of the part of the holders thereof, be treated in the same manner as other Keryx Shares in the Merger.

Following the Effective Time, each Rollover Restricted Share and Rollover Option shall be subject to the same terms and conditions as had applied to the corresponding Keryx Restricted Share award or Keryx Option as of immediately prior to the Effective Time of the Merger, except for such terms rendered inoperative by reason of the Merger, subject to such adjustments as reasonably determined by Akebia and Keryx to be necessary or appropriate to give effect to the conversion or the Merger, and Akebia may assume the Keryx Equity Plans.

Conditions to Consummation of the Merger

Mutual Conditions to Consummation. The obligations of Keryx, Akebia and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following conditions:

•	approval of the Keryx Merger Proposal by the holders of a majority of the outstanding Keryx Shares;

•	approval of the Akebia Share Issuance Proposal by the holders of a majority of the votes cast affirmatively or negatively thereon at the Akebia Special Meeting;

•	approval for listing on The Nasdaq Global Market of the Akebia Shares issuable to Keryx shareholders in connection with the Merger, subject to official notice of issuance;

•	absence of any applicable law or order being in effect which prohibits, restrains, enjoins, or prevents the consummation of the Merger;

•	effectiveness of the Form S-4 under the Securities Act and not being the subject of any stop order; and

•	the expiration or termination of any applicable waiting period, and any extension thereof, under the HSR Act.

On August 21, 2018, the FTC granted early termination, effective immediately, of the applicable waiting period under the HSR Act.

Additional Conditions to Consummation. In addition, the obligations of Akebia and Merger Sub on one hand, and Keryx, on the other hand, to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following conditions:

•

the accuracy in all respects (subject only to de minimis inaccuracies) as of the Closing Date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date) of certain representations and warranties made in the Merger Agreement by Keryx or Akebia, as the case may be, regarding their respective capitalization;

•

the accuracy as of the Closing Date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date) of certain representations and warranties made in the Merger Agreement by Keryx or Akebia, as the case may be, regarding, among other matters, its (i) corporate organization, and (ii) authority; execution and delivery; and enforceability in connection with the Merger Agreement and the transactions contemplated therein;

•

the accuracy in all respects of the representations and warranties other than those described in the bullet points above, that are qualified as to, or by an Akebia material adverse effect or Keryx material adverse effect, as the case may be;

•

the accuracy of all other representations and warranties made in the Merger Agreement by Keryx or Akebia, as the case may be (disregarding all qualifications and exceptions contained in such representations and warranties relating to materiality or material adverse effect) as of the Closing Date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except to the extent that any failures of such representations and warranties to be accurate, individually or in the aggregate, have not had and would not reasonable be expected to have, a material adverse effect on Keryx or Akebia, as the case may be;

•

compliance with all of the covenants and agreements required to be performed or complied with by Keryx or Akebia, as the case may be, in all material respects and the receipt by Akebia or Keryx, as the case may be, of a certificate from a duly authorized officer of Keryx or Akebia, as the case may be, stating that this condition has been satisfied; and

•

the absence of a material adverse effect on Keryx or Akebia, as the case may be (see “—Definition of ‘Material Adverse Effect’” beginning on page 143 of this joint proxy statement/prospectus for the definition of material adverse effect).

In addition, the obligation of Akebia to consummate the Merger is subject to the conversion of the Convertible Notes into Keryx Shares in accordance with the Notes Conversion Agreement. The issuance of the Additional Shares is a condition of the conversion, but not of the Merger.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by both Akebia and Keryx that are subject in some cases to exceptions and qualifications (including exceptions that are not material to the party making the representations and warranties and its subsidiaries, taken as a whole, and exceptions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the party making the representations and warranties). See “—Definition of ‘Material Adverse Effect’” beginning on page 143 of this joint proxy statement/prospectus for the definition of material adverse effect. The representations and warranties in the Merger Agreement relate to, among other things:

•	corporate organization;

•	capitalization;

•	authority; execution and delivery; enforceability;

•	no conflicts;

•	SEC documents; financial statements; undisclosed liabilities;

•	absence of certain changes or events;

•	information supplied;

•	legal proceedings;

•	compliance with laws;

•	permits;

•	employee benefit plans;

•	employee and labor matters;

•	environmental matters;

•	real property;

•	tax matters;

•	material contracts;

•	intellectual property;

•	regulatory matters;

•	broker’s fees;

•	opinion of financial advisors;

•	ownership of other party’s equity interests;

•	insurance; and

•	no other representations or warranties.

Akebia also makes representations and warranties relating to, among other things, Merger Sub. The representations and warranties in the Merger Agreement do not survive the Effective Time. See “—Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement” beginning on page 139 of this joint proxy statement/prospectus.

Definition of “Material Adverse Effect”

Many of the representations and warranties in the Merger Agreement are qualified by “material adverse effect” on the party making such representations and warranties.

For purposes of the Merger Agreement, “material adverse effect” means, with respect to Akebia or Keryx, as the case may be, any change, effect, event, circumstance, occurrence, state of facts or development, that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, assets, results of operations, or financial condition of Akebia and its subsidiaries or Keryx and its subsidiaries, taken as a whole, other than any change, effect, event, circumstance, occurrence, state of facts, or development related to or resulting from (i) general business or economic conditions affecting the industry in which such party operates, to the extent such change or effect does not disproportionately affect such party relative to other industry participants; (ii) any natural disaster, or national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, to the extent such change or effect does not disproportionately affect such party relative to other industry participants; (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), to the extent such change or effect does not disproportionately affect such party relative to other industry participants; (iv) changes in GAAP; (v) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental body, to the extent such change or effect does not disproportionately affect such party relative to other industry participants; (vi) the announcement of the Merger Agreement or the pendency of the Merger, including any loss of employees or any disruption in or termination of (or loss of or other negative effect or change with respect to) supplier, distributor, or similar business relationships or partnerships resulting from the Merger (provided, that this clause (vi) does not apply in the context of the representations and warranties set forth in Sections 2.05 and 3.05 of the Merger Agreement); (vii) changes in and of itself in Akebia’s or Keryx’s Share price or the trading volume of Akebia’s or Keryx’s Shares or any change in the credit rating of Akebia or Keryx (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted from this definition); (viii) the failure in and of itself to meet internal or analysts’ expectations, projections, or results of operations (but not, in each case; the underlying cause of any such changes, unless such underlying cause would otherwise be excepted from this definition); (ix) any action arising from or related to the Merger Agreement or the Merger; or (x)  the taking of any action explicitly contemplated hereby or the other agreements contemplated hereby.

Conduct of Business Pending the Merger

Except as set forth in the confidential disclosure letter delivered to the other party, required by applicable law, expressly permitted by the Merger Agreement, or with the prior written consent of the other party (which consent shall not be unreasonably delayed, withheld or conditioned), during the pre-closing period, Akebia, Keryx, and their respective subsidiaries shall, conduct their business in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers, employees and consultants and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them, including by taking the actions described in the respective disclosure letters. Each party shall promptly notify the other (i) of any material adverse effect of which they have knowledge and (ii) upon having knowledge of any matter reasonably likely to result in any of the conditions to closing not being satisfied.

Without limiting the foregoing, except as may be required by applicable law, set forth in Akebia’s or Keryx’s confidential disclosure letter or as otherwise expressly contemplated in the Merger Agreement, Akebia and Keryx and each of their respective subsidiaries is not permitted to, between the date of the Merger Agreement and the Closing Date, take any of the following actions without the prior written consent of Keryx, in the case of actions taken by Akebia, or Akebia, in the case of actions taken by Keryx (which consent may not be unreasonably withheld, conditioned or delayed):

•

declare, set aside or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any capital stock or shares or directly or indirectly redeem, repurchase or otherwise acquire any shares of their respective capital stock or any Keryx Options, Keryx Restricted Shares, Akebia Options, Akebia RSUs, Akebia Restricted Shares, or Akebia ESPP purchase rights with respect thereto, subject to certain exceptions;

•

issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any beneficial interest, shares of capital stock, or other ownership interests in, Akebia or Keryx, as the case may be, or any of Akebia’s or Keryx’s subsidiaries, as the case may be, of any class, or securities convertible into, or exchangeable or exercisable for any shares of such capital stock or other ownership interests, or any phantom equity or similar contractual rights or any warrants or other rights, agreements, arrangements or commitments of any kind to acquire any shares of such capital stock or any rights, warrants or options to acquire or with respect to any such shares of beneficial interest, capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing share option plan, of Akebia or Keryx, as the case may be, or any of

Akebia’s or Keryx’s subsidiaries, as the case may be, subject to certain exceptions, including issuances of equity awards for new hires, in the ordinary course of business and consistent with past practice;

•

except as required by the terms of an applicable company benefit plan as in effect as of the date of the Merger Agreement, (i) increase the wages, salary or other compensation or benefits with respect to any of Akebia’s, Keryx’s, or any of their respective subsidiaries’ officers, directors, independent contractors or employees, except for increases in base salaries and wages in the ordinary course of business consistent with past practice that does not exceed two percent of annual base salary in the aggregate or five percent of base salary for any individual, (ii) establish, adopt, enter into, materially amend or terminate any company benefit plan, or (iii) accelerate the vesting, funding or time of payment of any compensation or other benefit;

•

adopt, enter into or amend any collective bargaining agreement or contract with any labor union, trade organization or other employee representative body applicable to Akebia, Keryx or their respective subsidiaries;

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engage in any conduct that would result in an employment loss or layoff for a sufficient number of employees of Akebia or Keryx which would constitute a “plant closing” or “mass layoff” under the Worker Adjustment and Retraining Notification Act;

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except for the hiring or engagement of any individual to whom an offer of employment has been extended on or prior to the date of the Merger Agreement, (i) hire or engage any independent contractor or employee performing finance, legal, human resources or IT business services for Akebia without first consulting Keryx, or for Keryx without first consulting Akebia and (ii) hire or engage any officer, director, independent contractor or employee performing any other function except in accordance with the budget made available by Akebia to Keryx, or by Keryx to Akebia;

•

amend or propose to amend, or permit the adoption of any material amendment of the charter or bylaws of Keryx or Akebia (including by merger, consolidation or otherwise) or the comparable charter or organizational document of any of their respective subsidiaries or adopt a shareholders’ rights plan or similar plan, or enter into any agreement with respect to the voting of its capital stock;

•

effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock;

•

adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization of Akebia, Keryx, as the case may be, or any of their “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X;

•	make any capital expenditures that are in the aggregate in excess of $1,000,000, except for the purchase of materials from suppliers or vendors in the ordinary course of business;

•

acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets of any other person, except for the purchase of materials from suppliers or vendors in the ordinary course of business;

•

incur any indebtedness, renew or extend any existing credit or loan arrangements, enter into any “keep well” or other agreement to maintain any financial condition of another person or enter into any agreement or arrangement having the economic effect of any of the foregoing, except for short-term indebtedness incurred in the ordinary course of business;

•

make any loans or advances to any other person, make any capital contributions to, or investments in, any other person or repurchase, prepay or refinance any indebtedness in an amount greater than $1,000,000 in the aggregate;

•

sell, transfer, license, assign, mortgage, encumber, or otherwise abandon, withdraw or dispose of (i) any assets with a fair market value in excess of $100,000 in the aggregate or (ii) any intellectual property currently owned by or exclusively licensed to Keryx or Akebia or any intellectual property pending ownership by or exclusive license to Akebia or Keryx, as the case may be, except, in the case of clause (ii), the ordinary course of business;

•

commence, pay, discharge, settle, compromise or satisfy any action that is unrelated to the contemplated transactions, other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of monetary damages not in excess of $100,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by Akebia or Keryx, as the case may be;

•	change its fiscal year, revalue any of its material assets or change any of its financial, actuarial, reserving or tax accounting methods or practices in any respect, except as required by GAAP;

•

(i) make, change or revoke any material tax election, (ii) file any material amended tax return or claim for refund of material taxes, (iii) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law) or tax allocation, sharing or similar agreement (other than, in each case, any commercial agreement entered into in the ordinary course of business that does not relate primarily to taxes) relating to or affecting any material tax liability or refund of material taxes, (iv) extend or waive the application of any statute of limitations regarding the assessment or collection of any material tax, or (v) settle or compromise any material tax liability or refund of material taxes;

•

waive, release or assign any rights or claims under, or renew, affirmatively determine not to renew, amend or modify in any material respect or terminate, any material contract, or enter into any contract that, if existing on the date of signing, would be a material contract, in each case other than in the ordinary course of business consistent with past practice;

•

cease to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for the nature of the property so insured and for companies engaged in the respective businesses of Akebia, Keryx and their respective subsidiaries, to the extent such insurance is available on commercially reasonable terms;

•

abandon, withdraw, terminate, suspend, abrogate, amend, or modify any permits in a manner that would materially impair the operation of the business of Akebia, Keryx or any of their respective subsidiaries;

•

enter into (i) a research or collaboration arrangement with a value in excess of $1,000,000 in the aggregate, (ii) an individual consulting agreement with any healthcare provider pursuant to which aggregate compensation (including, without limitation, cash, stock options, royalties, and any other form of compensation) exceeds $150,000 per year, (iii) an educational grant, donation or investigator sponsored research agreement pursuant to which the aggregate amount paid or the value of any items or services donated by Akebia, Keryx, or any of their respective subsidiaries exceeds $100,000, (iv) a new agreement with a healthcare insurer or payor, pharmacy benefit manager, distributor or wholesaler, or (v) a data purchase agreement or similar arrangement with a healthcare provider; or

•	authorize, agree or commit to take any of the foregoing.

Additionally, Keryx shall not request (or permit any of its subsidiaries to request) a withdrawal of the marketing authorization for Fexeric® in the European Union.

Obligations to Call Special Meetings

Each of Akebia and Keryx has agreed to, promptly following the date on which the Form S-4 has been filed with the SEC, establish a record date for, and, as soon as practicable following the effectiveness of the Form S-4, duly call, give notice of, convene, and hold a meeting of its shareholders. At the Akebia Special Meeting, Akebia will seek the vote of its shareholders required to approve the Akebia Share Issuance Proposal, and at the Keryx Special Meeting, Keryx will seek the vote of its shareholders required to approve the Keryx Merger Proposal.

Subject to certain limitations, each party may postpone or adjourn the meeting of its shareholders (i) if there are not sufficient affirmative votes present in person or by proxy at such meeting to obtain the approval of the Keryx Merger Proposal or approval of the Akebia Share Issuance Proposal, as applicable, and such party shall use reasonable best efforts to obtain the requisite number of affirmative votes in person or by proxy as of such later date, (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which its respective board of directors has determined in good faith after consultation with outside counsel is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by its shareholders prior to the meeting of its shareholders, or (iii) if required by law. However, neither the Keryx Special Meeting or the Akebia Special Meeting shall be postponed or adjourned for more than ten days in the aggregate from the originally scheduled date without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned, or delayed).

Obligations to Recommend the Approval of the Merger Agreement and the Approval of the Akebia Share Issuance Proposal

As discussed under “The Keryx Special Meeting,” Keryx’s Board recommends that Keryx shareholders vote “FOR” the Keryx Merger Proposal (“Keryx Recommendation”). Keryx’s Board, however, may effect a Keryx Adverse Recommendation Change, in each case under specified circumstances as discussed under “—No Solicitation” beginning on page 147 of this joint proxy statement/prospectus.

Similarly, as discussed under “The Akebia Special Meeting,” the Akebia Board recommends that Akebia shareholders vote “FOR” the Akebia Share Issuance Proposal (“Akebia Recommendation”). The Akebia Board, however, may effect an Akebia Adverse Recommendation Change, in each case under specified circumstances as discussed under “—No Solicitation” beginning on page 147 of this joint proxy statement/prospectus.

No Solicitation

Under the terms of the Merger Agreement, subject to certain exceptions described below, each of Akebia and Keryx has agreed, from the date of the Merger Agreement until the earlier of the Effective Time or the date, if any, of the termination of the Merger Agreement in accordance with the terms of the Merger Agreement, it shall not, and shall cause its respective subsidiaries and representatives not to, directly or indirectly:

•

initiate, seek or solicit, or knowingly encourage or facilitate (including by way of furnishing non-public information) or take any other action that is reasonably expected to promote, directly or indirectly, any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•

participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to itself or any of its subsidiaries or afford access to the properties, books, or records of itself or its subsidiaries to any person that has made or could reasonably be expected to make an Acquisition Proposal; or

•

enter into any agreement, including a letter of intent, memorandum of understanding, agreement in principle, Merger Agreement, acquisition agreement, or other similar agreement, with respect to an Acquisition Proposal.

Notwithstanding the foregoing, Akebia or Keryx may participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to itself or any of its subsidiaries, afford access to the properties, books, or records of itself or its subsidiaries, and enter into a confidentiality agreement containing terms no less favorable to Akebia or Keryx, as applicable, with any person that has made or could reasonably be expected to make an Acquisition Proposal if, prior to obtaining the approval of the Akebia Share Issuance Proposal (in the case of Akebia) or the approval of the Keryx Merger Proposal (in the case of Keryx), Akebia or Keryx:

(i) receives a written Acquisition Proposal (and such Acquisition Proposal was not initiated, sought, solicited, knowingly encouraged or facilitated in violation of the non-solicitation obligations under the Merger Agreement), and

(ii) such proposal constitutes, or the Akebia Board or Keryx Board, as appropriate, determines in good faith that such proposal is reasonably expected to lead to, a Superior Proposal; provided, however, that the any disclosure of non-public information must be delivered to such third party only pursuant to a permitted confidentiality agreement.

Each of Keryx and Akebia has agreed that it shall not, nor shall its applicable board of directors, or any of its committees, directly or indirectly:

•

withhold, withdraw (or amend, qualify or modify in a manner adverse to the other party), the approval, recommendation or declaration of advisability by its board of directors or any such committee of the contemplated transactions;

•	propose publicly to recommend, adopt or approve any Acquisition Proposal with respect to itself; or

•

fail to reaffirm or re-publish the Keryx Recommendation or Akebia Recommendation, as appropriate, within ten days of being requested by the other party to do so or, if earlier, not later than two business days before the Keryx Special Meeting or Akebia Special Meeting, as appropriate.

Notwithstanding the foregoing, prior to obtaining the approval of the Akebia Share Issuance Proposal (in the case of Akebia) or the approval of the Keryx Merger Proposal (in the case of Keryx) and subject to the non-solicitation and shareholder meeting provisions of the Merger Agreement, in response to a Superior Proposal which has not been withdrawn or result from a breach of the non-solicitation provisions of the Merger Agreement, the Akebia Board or Keryx Board, as appropriate, may not make an Akebia Adverse Recommendation Change or Keryx Adverse Recommendation Change unless:

•

the Keryx Board or the Akebia Board, as applicable, provides the other party five business days prior written notice of receipt of a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and including all documents pertaining to such Superior Proposal;

•

during such notice period, the other party proposes any alternative transaction (including any modification of the terms of the Merger Agreement), and the applicable board of directors determines, in good faith after good faith negotiations between Keryx and Akebia during such notice period, that such alternative transaction proposed by the other party is not at least as favorable to party and its shareholders as the Superior Proposal; and

•

the Keryx Board or Akebia Board in good faith after consultation with outside legal counsel that failure to make a Keryx Adverse Recommendation Change or Akebia Adverse Recommendation Change, as applicable, would be a breach of its fiduciary obligations to its shareholders.

Any material amendment or modification to any Acquisition Proposal shall require a new Acquisition Proposal notice and the negotiation period shall be extended by an additional three business days from the date of receipt of such new Acquisition Proposal notice.

Further, at any time prior to obtaining the approval of the Keryx Merger Proposal or the approval of the Akebia Share Issuance Proposal, as applicable, and following any Intervening Event, the Keryx Board or the Akebia Board, as applicable, may make a Keryx Adverse Recommendation Change or an Akebia Adverse

Recommendation Change, as applicable, if such board (i) determines in good faith after consultation with outside legal counsel that the failure to make a Keryx Adverse Recommendation Change or a Akebia Adverse Recommendation Change, as applicable, in response to such Intervening Event would be a breach of its fiduciary obligations to its shareholders, (ii) determines in good faith that the reasons for making such a Keryx Adverse Recommendation Change or Akebia Adverse Recommendation Change are independent of and unrelated to any pending Acquisition Proposal, and (iii) provides a Keryx Notice of Change or an Akebia Notice of Change advising such other party that such board is contemplating making a Keryx Adverse Recommendation Change or Akebia Adverse Recommendation Change, as applicable, and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that the Keryx Board or the Akebia Board, as applicable (x) has given the other party at least five business days after receipt of the Keryx Notice of Change or Akebia Notice of Change, as applicable, and (y) during that five business day period, at the request of the other party, has negotiated in good faith with respect to any change or modifications to the Merger Agreement which would allow the appropriate board not to make a Keryx Adverse Recommendation Change or Akebia Adverse Recommendation Change, as appropriate, in response to such Intervening Event and consistent with the board’s fiduciary obligations to its shareholders.

For purposes of the Merger Agreement and the description thereof contained in this joint proxy statement/prospectus:

“Keryx Adverse Recommendation Change” means, with respect to the Keryx Board or any committee thereof, directly or indirectly, (i) withhold, withdraw (or amend, qualify, or modify in a manner adverse to Akebia or Merger Sub), or publicly propose to withdraw (or amend, qualify or modify in a manner adverse to Akebia or Merger Sub), the approval, recommendation, or declaration of advisability by the Keryx Board or any such committee of the contemplated transactions; (ii) propose publicly to recommend, adopt, or approve any Acquisition Proposal with respect to Keryx; or (iii) fail to reaffirm or re-publish the Keryx Recommendation within ten days of being requested by Akebia to do so or, if earlier, not later than two business days prior to the Keryx Special Meeting.

“Akebia Adverse Recommendation Change” means, with respect to the Akebia Board or any committee thereof, directly or indirectly, (i) withhold, withdraw (or amend, qualify or modify in a manner adverse to Keryx) or publicly propose to withdraw (or amend, qualify or modify in a manner adverse to Keryx), the approval, recommendation, or declaration of advisability by the Akebia Board or any such committee of the contemplated transactions; (ii) propose publicly to recommend, adopt, or approve any Acquisition Proposal with respect to Akebia or (iii) fail to reaffirm or re-publish the Akebia Recommendation within ten days of being requested by Keryx to do so or, if earlier, not later than two business days prior to the Akebia Special Meeting.

“Acquisition Proposal” shall mean any proposal or offer, whether or not in writing, for any transaction or series of transactions involving the (i) direct or indirect acquisition or purchase of a business or assets that constitutes 20% or more of the consolidated net revenues, net income or the assets (based on the fair market value thereof) of such party and its subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities or capital stock of such party or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets, of such party and its Subsidiaries, taken as a whole, or (iii) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, share exchange, exchange offer, recapitalization or other similar transaction that if consummated would result in any person or persons beneficially owning 20% or more of any class of equity securities of such party or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of such party and its subsidiaries, taken as a whole, other than the contemplated transactions.

“Intervening Event” means any material event or development or material change in circumstances first occurring, arising or coming to the attention of the Keryx Board or the Akebia Board, as applicable, after the date of the Merger Agreement to the extent that such event, development or change in circumstances (i) was neither known by Keryx or any of its representatives or Akebia or any of its representatives, as applicable, nor should reasonably have been foreseen by such party as of or prior to the date of the Merger Agreement and (ii) does not relate to an Acquisition Proposal; provided, however, that in no event shall the changes in the market price or trading volume of Keryx Shares or Akebia Shares or the fact that a party meets or exceeds internal or published projections, forecasts or revenue or earnings predictions for any period be an intervening event; provided, however, that the underlying causes of such change or fact shall not be excluded by the preceding proviso.

“Keryx Recommendation” means the recommendation that the Keryx shareholders adopt the Merger Agreement.

“Akebia Recommendation” means the recommendation by the Akebia Board that the Akebia shareholders approve the issue of Akebia Shares in connection with the Merger.

“Superior Proposal” means an Acquisition Proposal (except the references in the definition thereof to “20%” shall be replaced by “50%”) that the Akebia Board or a committee thereof or the Keryx Board or a committee thereof, as applicable, has determined is superior to the Acquisition Proposal reflected in the Merger Agreement, taking into account the financial terms, the likelihood of consummation, and all other aspects of such Acquisition Proposal.

Appropriate Action Covenant

Upon the terms and subject to the conditions set forth in the Merger Agreement, each of Akebia and Keryx agrees to use commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to carry out the intent and purposes of the Merger Agreement and to consummate the contemplated transactions including using reasonable best efforts to accomplish the following: (i) to cooperate with the other party, execute and deliver such further documents, certificates, agreements and instruments and take such other actions as may be reasonably requested by the other party to evidence or reflect the contemplated transactions (including the execution and delivery of all documents, certificates, agreements and instruments reasonably necessary for all filings hereunder); (ii) to give all notices required to be made and given by such party in connection with the contemplated transactions; and (iii) to obtain each approval, consent, ratification, permission and waiver of authorization required to be obtained from a governmental body or a party to any material contract; provided, that, notwithstanding anything to the contrary contained in the Merger Agreement, in no event shall (A) Keryx or Akebia or any of their respective subsidiaries be required to pay any fee, penalty or other consideration to any third party for any approval, consent, ratification, permission or waiver of authorization required to be obtained from parties to any material contracts or (B) the receipt of any such approval, consent, ratification, permission or waiver of authorization required to be obtained from parties to any contracts be a condition to any party’s obligations.

Indemnification Covenant

For a period of no less than six years from the Effective Time, Akebia shall maintain in effect exculpation, indemnification and advancement of expenses provisions no less favorable than those found in the organizational documents of Keryx, and shall not amend, repeal, or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors or officers of Keryx.

Akebia shall indemnify and hold harmless each present (as of the Effective Time) or former director or officer of Keryx (each, together with such person’s heirs, executors, or administrators, an “Indemnified Party”), against all obligations to pay a judgment, damages, settlement, or fine or penalty, and reasonable expenses (including legal expenses) incurred in connection with any action or claim, whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal, by reason of the fact that the Indemnified Party is or was an officer, director, employee, fiduciary, or agent of Keryx or its subsidiaries, or of another entity if such service was at the request of Keryx, whether asserted or claimed prior to, at, or after the Effective Time, to the fullest extent provided for under existing arrangements disclosed to Akebia prior to the date of the Merger Agreement.

Employee Matters

For all purposes under employee benefit plans that Akebia or any of its subsidiaries sponsor, maintain, contribute to or is obligated to contribute to (other than certain non-U.S., government-sponsored plans) (each, an “Akebia Plan”) providing benefits to any employees after the Effective Time (the “New Plans”), Akebia shall use reasonable best efforts to cause each individual who is an employee of Keryx or its subsidiaries as of the Effective Time (a “Keryx Employee”) to be credited with his or her years of service with Keryx and its subsidiaries before the Effective Time for purposes of vesting, benefits eligibility, and level of benefits, and each individual who is an employee of Akebia or its subsidiaries as of the Effective Time (an “Akebia Employee”) to be credited with his or her years of service with Akebia and its subsidiaries before the Effective Time for such purposes, to the same extent as such Keryx Employee or Akebia Employee, as applicable, was entitled, before the Effective Time, to be credited for such service under any similar employee benefit plan that Keryx or any of its respective subsidiaries sponsors, maintains, contributes to or is obligated to contribute to (other than certain non-U.S., government-sponsored plans) (each, a “Keryx Plan”) or Akebia Plan, as applicable, except to the extent such recognition would result in a duplication of benefits or to the extent Keryx Employees and Akebia Employees are equally affected without regard to employment prior to the Effective Time.

Akebia or its affiliates shall use commercially reasonable efforts to: (x) cause, with respect to any New Plans in which the Keryx Employees commence to participate following the Closing Date, each Keryx Employee to be immediately eligible to participate in such New Plans, without any waiting time, to the extent coverage under such New Plans replaces coverage under a Keryx Plan and (y) for purposes of each New Plan providing medical, dental, pharmaceutical, and/or vision benefits to any Keryx Employee, cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Keryx Employee and his or her covered dependents, to the extent any such exclusions or requirements were waived or were inapplicable under any Keryx Plan. Akebia or its affiliates shall use commercially reasonable efforts to cause any eligible expenses incurred by such Keryx Employee and his or her covered dependents during the portion of the plan year of the Keryx Plan ending on the date such Keryx Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Keryx Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

Keryx has adopted a change in control severance plan that is equivalent to Akebia’s Change in Control Severance Program such that each Keryx Employee who is based in the U.S. (other than a temporary or leased employee) will be eligible to receive benefits and payments pursuant to the terms of such program, unless such Keryx Employee has an agreement with Keryx that contains severance provisions that are greater in the aggregate than those provided under such agreement, in which case, such agreement will control.

Other Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants and agreements requiring, among other things, and subject to certain exceptions and qualifications described in the Merger Agreement:

•	cooperation between Keryx and Akebia in the preparation of this joint proxy statement/prospectus;

•	confidentiality and access by each party to certain information about the other party during the period prior to the Effective Time;

•	cooperation between Keryx and Akebia in the defense or settlement of any shareholder litigation relating to the Merger;

•	cooperation between Keryx and Akebia in connection with public announcements;

•	giving prompt notice to the other party upon the occurrence of certain events;

•

taking all steps as may be required to cause each individual who is subject to reporting requirements under Section 16(a) of the Exchange Act as a result of the transactions contemplated by the Merger Agreement to be exempt under Rule 16b-3 of the Exchange Act;

•	the use of each party’s reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

•

taking any actions and grant any approvals necessary, in accordance with the Merger Agreement, to consummate the contemplated transactions in the event that a takeover law becomes, or purports to be, applicable to the contemplated transactions;

•	obtaining the resignation of any directors of Keryx or directors of Akebia, effective as of the Effective Time, who will not be on the Akebia Board following the Effective Time; and

•	cooperation between Keryx and Akebia in facilitating the conversion of the Convertible Notes in accordance with the Conversion Agreement.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time before the Effective Time in any of the following ways:

•	by mutual written consent of Keryx and Akebia; or

•	by either Keryx or Akebia if:

•

the contemplated transactions violate any order, decree or ruling of any court or governmental body that has become final and non-appealable or there shall be a law that makes the contemplated transactions illegal or otherwise prohibited; provided, however, that this termination right shall not be available to any party whose action or failure to act has been the primary cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement by such party;

•

the Merger has not been consummated by the Termination Date; provided, that this termination right shall not be available to any party whose action or failure to act has been the primary cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement by such party;

•

the approval of the Keryx Merger Proposal shall not have been obtained at the Keryx Special Meeting; provided, that this termination right shall not be available to any party whose action or failure to act has been the primary cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement by such party; or

•

the approval of the Akebia Share Issuance Proposal shall not have been obtained at the Akebia Special Meeting; provided, that this termination right shall not be available to any party whose action or failure to act has been the primary cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement by such party;

•	by Akebia:

•	at any time prior to the Effective Time, if any of Keryx’s covenants, representations or warranties contained in the Merger Agreement shall be or have become untrue, such that the conditions to

Akebia’s obligations to consummate the Merger would not be satisfied, and such breach is (A) is incapable of being cured by Keryx or (B) is not cured within 30 days of receipt by Keryx of written notice of such breach describing in reasonable detail such breach;

•

if Keryx materially breaches the non-solicitation provisions of the Merger Agreement or the Keryx Board or any committee thereof (A) makes a Keryx Adverse Recommendation Change, (B) does not include the Keryx Recommendation in the joint proxy statement/prospectus or (C) publicly proposes or allows Keryx to publicly propose to take any of the actions in clause (A) or (B); or

•

at any time prior to obtaining the approval of the Akebia Share Issuance Proposal (and subject to termination fee provisions of the Merger Agreement described under “—Termination Fees and Expenses” below), upon written notice to Keryx, in order to enter into a definitive agreement with a third party providing for a Superior Proposal with respect to Akebia, if in connection with such Superior Proposal, it has complied in all respects (other than immaterial non-compliance) with the non-solicitation provisions of the Merger Agreement, and substantially concurrently with such termination Akebia enters into such definitive agreement;

•	by Keryx:

•

at any time prior to the Effective Time, if any of Akebia’s or Merger Sub’s covenants, representations or warranties contained in the Merger Agreement shall be or have become untrue, such that the conditions to Keryx’s obligations to consummate the Merger would not be satisfied, and such breach (A) is incapable of being cured by Akebia or Merger Sub, as the case may be, or (B) is not cured within 30 days of receipt by Akebia of written notice of such breach describing in reasonable detail such breach;

•

if Akebia materially breaches the non-solicitation provisions of the Merger Agreement or the Akebia Board or any committee thereof (A) makes an Akebia Adverse Recommendation Change, (B) does not include the Akebia Recommendation in the joint proxy statement/prospectus or (C) publicly proposes to or allows Akebia to publicly propose to take any of the actions in clause (A) or (B); or

•

at any time prior to approval of the Keryx Merger Proposal (and subject to the termination fee provisions of the Merger Agreement described under “—Termination Fees and Expenses” below), upon written notice to Akebia, in order to enter into a definitive agreement with a third party providing for a Superior Proposal with respect to Keryx, if in connection with such Superior Proposal, it has complied in all respects (other than immaterial non-compliance) with the non-solicitation provisions of the Merger Agreement and substantially concurrently with such termination Keryx enters into such definitive agreement.

If the Merger Agreement is validly terminated, the Merger Agreement will become void and of no effect without liability of any party to any other party, except that certain designated provisions, including the provisions regarding termination fees, will survive termination.

Termination Fees and Expenses

Termination Fee Payable by Keryx

Keryx has agreed to pay Akebia a termination fee of $22 million (less any amount previously paid for expenses up to $6 million dollars) if:

•	Akebia terminates the Merger Agreement because Keryx has breached in any material respect any of its non-solicitation obligations under the Merger Agreement;

•

Akebia terminates the Merger Agreement because the Keryx Board has effected a Keryx Adverse Recommendation Change, does not include the Keryx Recommendation in this joint proxy statement/prospectus, or publicly proposes or allows Keryx to publicly propose any of the foregoing actions;

•

Keryx terminates the Merger Agreement because, prior to the approval of the Keryx Merger Proposal, the Keryx Board determines to enter into a definitive written agreement with a third party providing for a Superior Proposal with respect to Keryx; or

•

if, concurrently with or within 12 months after any such termination under which expenses incurred by Akebia in connection with the Merger Agreement and the other transactions contemplated thereby shall be paid to Akebia, Keryx enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to Keryx (substituting 50% for the 20% threshold set forth in the definition of “Acquisition Proposal” for all purposes under this section), then Keryx shall pay to Akebia the termination fee less expenses, to the extent previously paid, as promptly as possible (but in any event not later than one business day after entry into such definitive agreement (or earlier consummation of such Acquisition Proposal)).

Termination Fee Payable by Akebia

Akebia has agreed to pay Keryx a termination fee of $22 million (less any amount previously paid for expenses up to $6 million dollars) if:

•	Keryx terminates the Merger Agreement because Akebia has breached in any material respect any of its non-solicitation obligations under the Merger Agreement;

•

Keryx terminates the Merger Agreement because the Akebia Board has effected a Akebia Adverse Recommendation Change, does not include the Akebia Recommendation in this joint proxy statement/prospectus, or publicly proposes or allows Akebia to publicly propose any of the foregoing actions;

•

Akebia terminates the Merger Agreement because, prior to the approval of the Akebia Share Issuance Proposal, the Akebia Board determines to enter into a definitive written agreement with a third party providing for a Superior Proposal with respect to Akebia; or

•

if, concurrently with or within 12 months after any such termination under which incurred by Keryx in connection with the Merger Agreement and the other transactions contemplated thereby shall be paid to Keryx, Akebia enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to Akebia (substituting 50% for the 20% threshold set forth in the definition of “Acquisition Proposal” for all purposes under this section), then Akebia shall pay to Keryx the Termination Fee less Expenses, to the extent previously paid, as promptly as possible (but in any event not later than one business day after entry into such definitive agreement (or earlier consummation of such Acquisition Proposal)).

Expense Reimbursement Payable by Keryx

Keryx has agreed to pay Akebia an expense reimbursement fee equal to the reasonable and documented out-of-pocket fees and expenses incurred by Akebia in connection with the Merger Agreement and the other transactions contemplated thereby, in an amount not to exceed $6 million dollars (credited against the $22 million termination fee) if, in the event that, prior to the Keryx Special Meeting, an Acquisition Proposal with respect to Keryx is publicly proposed, publicly disclosed or communicated to the Keryx Board and not subsequently withdrawn and the Merger Agreement is terminated:

•

by Akebia because Keryx has breached or failed to perform any of its representations, warranties, covenants or closing conditions contained in the Merger Agreement, which breach or failure to perform (A) is incapable of being cured by Keryx or (B) is not cured within 30 days of receipt by Keryx of written notice of such breach describing in reasonable detail such breach;

•	by either Keryx or Akebia due to the Termination Date occurring; or

•	by either Akebia or Keryx because the approval of the Keryx Merger Proposal shall not have been obtained at the Keryx Special Meeting.

The $6 million expense reimbursement shall also be paid by Keryx to Akebia in the event that concurrently with such termination of the Merger Agreement described above or within 12 months of such termination, Keryx enters into a definitive agreement or completes an “Acquisition Proposal” as defined in the Merger Agreement, provided that the threshold of 50% in such definition shall be substituted with a 20% threshold.

Expense Reimbursement Payable by Akebia

Akebia has agreed to pay Keryx an expense reimbursement fee equal to the reasonable and documented out of pocket fees and expenses incurred by Keryx in connection with the Merger Agreement and the other transactions contemplated thereby, in an amount not to exceed $6 million dollars (credited against the $22 million termination fee) if, in the event that, prior to the Akebia Special Meeting, an Acquisition Proposal with respect to Akebia is publicly proposed, publicly disclosed or communicated to the Keryx Board and not subsequently withdrawn and the Merger Agreement is terminated:

•

by Keryx because Akebia has breached or failed to perform any of its representations, warranties, covenants or closing conditions contained in the Merger Agreement, which breach or failure to perform (i) is incapable of being cured by Akebia or (ii) is not cured within 30 days of receipt by Akebia of written notice of such breach describing in reasonable detail such breach;

•	by either Akebia or Keryx due to the Termination Date occurring; or

•	by either Akebia or Keryx because the approval of the Akebia Share Issuance Proposal shall not have been obtained at the Akebia Special Meeting.

The $6 million expense reimbursement shall also be paid by Akebia to Keryx in the event that concurrently with such termination of the Merger Agreement described above or within 12 months of such termination, Akebia enters into a definitive agreement or completes an “Acquisition Proposal” as defined in the Merger Agreement, provided that the threshold of 50% in such definition shall be substituted with a 20% threshold.

The term “Superior Proposal” has the meaning described under “—No Solicitation” beginning on page 147 of this joint proxy statement/prospectus.

Exclusive Remedy

If either party pays a termination fee in accordance with the provisions of the Merger Agreement, payment of such termination fee shall be the sole and exclusive remedy available to Keryx against Akebia or Akebia against Keryx, as the case may be, or any of its former, current or future equity holders, directors, officers, affiliates, agents or representatives with respect to the Merger Agreement and the contemplated transactions in the event that the Merger Agreement is terminated by Akebia or Keryx under circumstances requiring the payment of the termination fee shall be the sole and exclusive remedy of the non-terminating party and its affiliates against any other party or such other party’s shareholders, directors, officers, affiliates and other representatives, for any loss or damage based upon, arising out of or relating to the Merger Agreement or the negotiation, execution or performance thereof or the transactions contemplated thereby, except in the case of any liability for fraud or damages resulting from material breach of the Merger Agreement that is a consequence of an act or omission intentionally undertaken by the breaching party with knowledge that such act or omission would result in a material breach of the Merger Agreement.

If a party fails to pay a termination fee or an expense reimbursement fee that is due and, in order to obtain such payment, the other party commences a suit that results in a judgment against such party for such amounts, such party shall pay interest on such amounts, together with the costs and expenses of the other party (including attorneys’ fees) in connection with such suit.

Other Expenses

Except as described above, the Merger Agreement provides that each of Akebia and Keryx will pay its own costs and expenses in connection with the negotiation of the Merger Agreement, the performance of its obligations hereunder and the consummation of the contemplated transactions, whether consummated or not.

Specific Performance

The parties to the Merger Agreement are entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to specifically enforce the terms and provisions of the Merger Agreement in any court having jurisdiction, without posting any bond or other undertaking.

Third-Party Beneficiaries

The Merger Agreement is not intended to and does not confer upon any person other than the parties to the Merger Agreement any legal or equitable rights or remedies, except the right of the indemnified persons to enforce the obligations described under “—Indemnification Covenant” beginning on page 150 of this joint proxy statement/prospectus.

Amendments; Waivers

Prior to the Effective Time, any provision of the Merger Agreement may be amended if the amendment is in writing and signed by each party to the Merger Agreement; provided, however, after receipt of the approval of the Keryx Merger Proposal or the of the Akebia Share Issuance Proposal, no amendment shall be made which requires the further approval of the Keryx shareholders or Akebia shareholders.

Any provision of the Merger Agreement may be waived if the waiver is in writing and signed by each party against whom the waiver is to be effective; provided, however, after receipt of the approval of the Keryx Merger Proposal or the approval of the Akebia Share Issuance Proposal, no waiver shall be made which requires the further approval of the Keryx shareholders or Akebia shareholders. Provided further that no party may waive, and no party shall be deemed to have waived, any provision of the Merger Agreement without the prior written consent of the other parties, to the extent any such waiver would give rise to a termination event under the Keryx Voting Agreement or the Akebia Voting Agreement.

AKEBIA AND KERYX UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

On June 28, 2018, Keryx, Akebia, and Merger Sub, entered into the Merger Agreement. The merger contemplated by the Merger Agreement will be implemented through a merger of Merger Sub with and into Keryx, with Keryx becoming a wholly owned subsidiary of Akebia.

The following unaudited pro forma condensed combined financial statements have been prepared to illustrate the estimated effects of the Merger. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 reflects pro forma adjustments to the financial position of Akebia to give effect to the Merger as if it had occurred on June 30, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the six months ended June 30, 2018, reflect pro forma adjustments to the results of operations of Akebia to give effect to the Merger as if it had occurred on January 1, 2017.

The unaudited pro forma condensed combined financial statements are based on, and should be read in conjunction with:

•	the historical audited consolidated financial statements of Akebia as of and for the year ended December 31, 2017, which are incorporated by reference into this joint proxy statement/prospectus;

•	the historical audited consolidated financial statements of Keryx as of and for the year ended December 31, 2017, which are incorporated by reference into this joint proxy statement/prospectus;

•

the historical unaudited condensed consolidated financial statements of Akebia as of and for the six months ended June 30, 2018, which are incorporated by reference into this joint proxy statement/prospectus; and

•

the historical unaudited condensed consolidated financial statements of Keryx as of and for the six months ended June 30, 2018, which are incorporated by reference into this joint proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements have been prepared by Akebia management for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations that would have been realized had the Merger occurred as of the dates indicated, nor is it meant to be indicative of any future consolidated financial position or future results of operations that the combined company will experience. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial statements to give pro forma effect to events that are (1) directly attributable to the Merger, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments included in the accompanying unaudited pro forma condensed combined financial statements are based on currently available data and assumptions that Akebia believes are reasonable. However, the unaudited pro forma condensed combined statements of operations do not include the impacts of any revenue, cost or other operating synergies that may result from the Merger or any non-recurring activity and one-time transaction-related costs.

In the accompanying unaudited pro forma condensed combined financial statements, the Merger has been accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification 805 (“ASC 805”). Under ASC 805, Akebia, as the accounting acquirer, records assets acquired and liabilities assumed in a business combination at their fair values as of the acquisition date. Fair value measurements can be highly subjective and the reasonable application of measurement principles may result in a range of alternative estimates using the same facts and circumstances. Under ASC 805, transaction costs are not included as a component of consideration transferred and are expensed as incurred. The excess of the purchase price (consideration transferred) over the aggregate estimated fair value of identifiable assets and liabilities as of the acquisition date is allocated to goodwill in accordance with ASC 805. The final valuation of assets acquired and liabilities assumed related to the Merger is expected to be completed as soon as practicable, but no later than one year after the consummation of the Merger. The allocation of purchase consideration reflected in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted based on the fair value of purchase consideration on the date of the Merger and upon completion of Akebia’s final valuations of the fair value of the assets acquired and liabilities assumed of Keryx as of the date of the Merger, which requires extensive use of accounting estimates and management judgment. Although Akebia believes the fair values assigned to the assets to be acquired and liabilities to be assumed to be reflected in the unaudited pro forma condensed combined financial statements are based on reasonable estimates and assumptions using currently available data, the results of the final allocation could be materially different from the preliminary allocations, including, but not limited to, the allocations related to the components of working capital, identifiable intangible assets, goodwill, property and equipment, inventory, license arrangements, supply agreements recorded within other assets, leases and deferred income taxes as well as any resulting impacts to depreciation, amortization and income tax expense.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2018

(In thousands)

	Historical Akebia	Historical Keryx	Merger Pro Forma Adjustments	Notes	Pro Forma Combined
		(Note 4)
Assets
Current assets:
Cash and cash equivalents	$163,526	$49,458	$(4,925)	(6a)	$208,059
Available for sale securities	238,597	—	—		238,597
Inventory	—	48,584	116,055	(6b)	164,639
Accounts receivable, net	132	15,430	—		15,562
Prepaid expenses and other current assets	5,162	12,142	—		17,304

Total current assets	407,417	125,614	111,130		644,161
Property and equipment, net	3,726	4,097	—		7,823
Goodwill	—	3,208	13,981	(6c)	17,189
Other intangible assets, net	—	—	263,370	(6d)	263,370
Other assets	2,638	12,732	—		15,370

Total assets	$413,781	$145,651	$388,481		$947,913

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,795	$17,583	$—		$22,378
Accrued expenses	81,012	37,064	21,643	(6e)	139,719
Short-term deferred revenue	78,613	—	—		78,613
Other current liabilities	—	402	(402)	(6f, g)	—

Total current liabilities	164,420	55,049	21,241		240,710
Deferred rent, net of current portion	2,478	1,706	(1,706)	(6f, g)	2,478
Convertible senior notes	—	130,088	(130,088)	(6h)	—
Deferred revenue, net of current portion	80,890	—	—		80,890
Other long-term liabilities	69	—	—		69

Total liabilities	247,857	186,843	(110,553)		324,147

Commitments and contingencies
Stockholders’ equity:
Common stock	1	120	(119)	(6h, i, j)	2
Additional paid-in capital	594,676	1,000,381	(490,223)	(6h, i, j, k)	1,104,834
Treasury stock, at cost	—	(357)	357	(6j)	—
Accumulated other comprehensive loss	(459)	—	—		(459)
Accumulated deficit	(428,294)	(1,041,336)	989,019	(6e, h, j, k)	(480,611)

Total stockholders’ equity (deficit)	165,924	(41,192)	499,034		623,766

Total liabilities and stockholders’ equity (deficit)	$413,781	$145,651	$388,481		$947,913

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands, except share and per share data)

	Historical Akebia	Historical Keryx	Merger Pro Forma Adjustments	Notes	Pro Forma Combined
		(Note 4)
Revenues:
Product revenue, net	$—	$55,514	$—		$55,514
License, collaboration and other revenue	177,984	5,127	1,500	(3)	184,611

Total revenues	177,984	60,641	1,500		240,125
Cost and expenses:
Cost of goods sold	—	21,955	58,060	(7a, b, c)	80,015
Amortization of intangibles	—	—	29,263	(7d)	29,263
Research and development	230,893	37,679	348	(7a, b)	268,920
Selling, general and administrative	27,008	99,622	1,397	(7a, b)	128,027
License expense	—	3,076	900	(3)	3,976

Total cost and expenses	257,901	162,332	89,968		510,201
Loss from operations	(79,917)	(101,691)	(88,468)		(270,076)
Non-operating income (expense):
Interest income	2,799	707	—		3,506
Other income (expense)	204	274	(225)	(7f)	253
Amortization of debt discount	—	(62,965)	62,965	(7f)	—

Loss before income taxes	(76,914)	(163,675)	(25,728)		(266,317)
Income tax (benefit) expense	—	(235)	—		(235)

Net loss	$(76,914)	$(163,440)	$(25,728)		$(266,082)

Net loss per share, basic and diluted	$(1.77)	$(1.43)		(7g)	$(2.57)

Weighted average common shares outstanding, basic and diluted	43,500,795	114,507,668	59,898,637	(7h)	103,399,432

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(In thousands, except share and per share data)

	Historical Akebia	Historical Keryx	Merger Pro Forma Adjustments	Notes	Pro Forma Combined
		(Note 4)
Revenues:
Product revenue, net	$—	$44,727	$—		$44,727
License, collaboration and other revenue	94,723	2,773	—		97,496

Total revenues	94,723	47,500	—		142,223
Cost and expenses:
Cost of goods sold	—	17,029	29,023	(7b, c)	46,052
Amortization of intangibles	—	—	14,632	(7d)	14,632
Research and development	133,321	17,162	82	(7b)	150,565
Selling, general and administrative	21,562	54,548	(8,274)	(7b, e)	67,836
License expense	—	1,664	—		1,664

Total cost and expenses	154,883	90,403	35,463		280,749
Loss from operations	(60,160)	(42,903)	(35,463)		(138,526)
Non-operating income (expense):
Interest income	2,637	380	—		3,017
Other income (expense)	36	(209)	—	(7f)	(173)
Amortization of debt discount	—	(1,316)	1,316	(7f)	—

Loss before income taxes	(57,487)	(44,048)	(34,147)		(135,682)
Income tax (benefit) expense	—	(634)	—		(634)

Net loss	$(57,487)	$(43,414)	$(34,147)		$(135,048)

Net loss per share, basic and diluted	$(1.09)	$(0.36)		(7g)	$(1.20)

Weighted average common shares outstanding, basic and diluted	52,774,794	120,149,604	59,898,637	(7h)	112,673,431

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of Transaction and Basis of Presentation

Description of Transaction

On June 28, 2018, Keryx, Akebia, and Merger Sub, entered into the Merger Agreement. The merger contemplated by the Merger Agreement will be implemented through a merger of Merger Sub with and into Keryx, with Keryx becoming a wholly owned subsidiary of Akebia.

Simultaneously with the execution of the Merger Agreement, Akebia entered into the Keryx Voting Agreement with Baupost, a beneficial owner of approximately 21% of the outstanding Keryx Shares as of the record date for the Keryx Special Meeting, and the Notes Conversion Agreement, defined below. Pursuant to the Voting Agreement, Baupost agreed, among other things, to vote its shares in favor of the adoption of the Merger Agreement and against any alternative proposal and against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Merger or any other transactions contemplated by the Merger Agreement. Pursuant to the Notes Conversion Agreement, Baupost agreed to convert the Convertible Notes into 35,582,335 Keryx Shares in accordance with the terms of the governing Indenture immediately prior to the Effective Time, conditioned upon the issuance to Baupost of an additional 4,000,000 Keryx Shares which such additional shares will become Akebia Shares upon consummation of the Merger. The Notes Conversion Agreement provides that Akebia will execute a registration rights agreement with Baupost, to provide customary registration rights for any Akebia Shares held by Baupost following the consummation of the Merger. Akebia’s obligation to consummate the Merger is subject to the conversion of the Convertible Notes into Keryx Shares in accordance with the terms of the Notes Conversion Agreement among Akebia, Keryx and Baupost.

At the Effective Time of the Merger, each Keryx Share issued and outstanding immediately prior to the Effective Time of the Merger will be cancelled and become the right to receive 0.37433, fully paid and non-assessable Akebia Shares. The Merger Agreement also provides that at the Effective Time, each Keryx Share that is subject to a Keryx Restricted Share, other than those Keryx Restricted Shares that accelerate or lapse as a result of the completion of the Merger, will convert into restricted stock unit awards of Akebia, the number of which will be adjusted in accordance with the Exchange Multiplier, and in accordance with the terms of the Merger Agreement. In addition, each outstanding and unexercised option to acquire Keryx Shares granted under the Keryx equity plan will become an option to acquire Akebia Shares, with the number of shares and exercise price adjusted by the Exchange Multiplier, in accordance with the terms of the Merger Agreement. Immediately following the Effective Time, Keryx shareholders and Akebia shareholders are expected to own approximately 50.6% and 49.4%, respectively, of the Akebia Shares, calculated based on the companies’ fully diluted market capitalizations as of the signing of the Merger Agreement and also taking into account the Additional Shares expected to be issued to Baupost in connection with the conversion of the Convertible Notes under the Notes Conversion Agreement prior to the Effective Time.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the historical financial statements of Akebia and Keryx, which are prepared in accordance with GAAP, and include pro forma adjustments to present the pro forma financial position and results of operations of the combined company pursuant to the rules and regulations of Article 11 of Regulation S-X of the SEC. The historical financial statements of Akebia and Keryx have only been adjusted to show pro forma effects that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined balance sheet as of June 30, 2018 was prepared using the historical unaudited condensed consolidated balance sheets of Akebia and Keryx as of June 30, 2018 and gives effect to the Merger as if it occurred on June 30, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the six months ended June 30, 2018 give effect to the Merger as if it occurred on January 1, 2017 and were prepared using:

•	the historical audited consolidated financial statements of Akebia as of and for the year ended December 31, 2017;

•	the historical audited consolidated financial statements of Keryx as of and for the year ended December 31, 2017;

•	the historical unaudited condensed consolidated financial statements of Akebia as of and for the six months ended June 30, 2018; and

•	the historical unaudited condensed consolidated financial statements of Keryx as of and for the six months ended June 30, 2018.

The unaudited pro forma condensed combined financial statements do not include the impacts of any revenue, cost or other operating synergies that may result from the Merger or the impact of any non-recurring activity and one-time transaction-related costs. Akebia and Keryx have just recently begun collecting information in order to formulate detailed integration plans to deliver planned synergies. However, during the preparation of the accompanying unaudited pro forma condensed combined financial statements, the status of the integration plans was too uncertain to include any financial impact in the unaudited pro forma combined financial information.

3. Accounting Policies

During the preparation of the accompanying unaudited pro forma condensed combined financial statements, Akebia was aware of one material difference between Akebia’s accounting policies and the accounting policies of Keryx. Akebia and Keryx both adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), on January 1, 2018. Akebia adopted ASC 606 using the full retrospective transition method, which resulted in $3.2 million of additional revenue for the year ended December 31, 2017. Akebia’s historical financial information presented in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017, have been accounted for under the provisions of ASC 605 and will not be recast to reflect the provisions of ASC 606 until the filing of Akebia’s 2018 annual report on Form 10-K as the adoption of ASC 606 does not represent a fundamental change to Akebia’s historical financial statements. Akebia’s historical financial information presented in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018, have been accounted for under the provisions of ASC 606. Keryx adopted ASC 606 using the modified retrospective transition method. Keryx’s historical financial information presented in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 were accounted for under ASC Topic 605, Revenue Recognition (“ASC 605”) and for the six months ended June 30, 2018, have been accounted for under the provisions of ASC 606. As a result, as of January 1, 2018, Keryx began recognizing license royalty revenue based on its estimate of license royalties in the quarter in which the underlying sale occurs. This differs from its historical practice of recognizing license royalty revenue one quarter in arrears once a net sales report was received from its customer. As a result of this change in timing of revenue recognition for license royalty revenue, Keryx recorded a net adjustment of $0.6 million to retained earnings (accumulated deficit) as of the adoption date, representing the net impact to its statement of operations based on net sales during the fourth quarter of 2017. This pro forma adjustment reflects the net change of a $1.5 million increase to license, collaboration and other revenue and a $0.9 million increase to license expense that would have been recorded in the year ended December 31, 2017 had Keryx adopted ASC 606 under the full retrospective transition method.

Following the consummation of the Merger, Akebia will conduct a more detailed review of Keryx’s accounting policies. As a result, Akebia may identify other differences between the accounting policies of the two companies that, when conformed, could have had a material impact on the accompanying unaudited pro forma condensed combined financial statements.

4. Reclassifications

Financial information presented in the “Historical Keryx” columns in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations has been reclassified to conform to the presentation in Akebia’s historical consolidated financial statements, as follows (in thousands):

As of June 30, 2018	Before Reclassification	Reclassification	Notes	After Reclassification
Accounts payable and accrued expenses	$54,647	$(37,064)	(1)	$17,583
Accrued expenses	—	37,064	(1)	37,064
Deferred lease incentive, current portion	244	(244)	(2)	—
Other current liabilities	158	244	(2)	402
Deferred rent, net of current portion	895	811	(3)	1,706
Other long-term liabilities	811	(811)	(3)	—

Year Ended December 31, 2017	Before Reclassification	Reclassification	Notes	After Reclassification
License revenue	$5,127	$(5,127)	(4)	$—
License, collaboration and other revenue	—	5,127	(4)	5,127

Six Months Ended June 30, 2018	Before Reclassification	Reclassification	Notes	After Reclassification
License revenue	$2,773	$(2,773)	(4)	$—
License, collaboration and other revenue	—	2,773	(4)	2,773

(1)

$37.1 million has been reclassified from “Accounts payable and accrued expenses” to “Accrued expenses” in order to conform to the presentation in Akebia’s historical unaudited condensed consolidated balance sheet.

(2)

$0.2 million has been reclassified from “Deferred lease incentive, current portion” to “Other current liabilities” in order to conform to the presentation in Akebia’s historical unaudited condensed consolidated balance sheet.

(3)

$0.8 million has been reclassified from “Other long-term liabilities” to “Deferred rent, net of current portion” in order to conform to the presentation in Akebia’s historical unaudited condensed consolidated balance sheet.

(4)	“License revenue” has been reclassified to “License, collaboration and other revenue” to conform to the presentation in Akebia’s historical unaudited condensed consolidated statements of operations.

5. Accounting for the Merger

Immediately following the Effective Time, Keryx shareholders and Akebia shareholders are expected to own approximately 50.6% and 49.4%, respectively, of the Akebia Shares, calculated based on the companies’ fully diluted market capitalizations as of the signing of the Merger Agreement and also taking into account the Additional Shares expected to be issued to Baupost in connection with the conversion of the Convertible Notes under that certain Notes Conversion Agreement prior to the Effective Time. The fair value of the Additional Shares expected to be issued to Baupost as converted to Akebia Shares of approximately $12.2 million has been excluded from the preliminary estimated purchase price below and has been treated as a separate transaction in accordance with ASC 805, which states that a transaction entered into by or on behalf of the acquirer or primarily for the benefit of the acquirer or the combined entity should be treated as a separate transaction.

Akebia expects that Keryx shareholders will be entitled to receive approximately 59,898,637 Akebia Shares upon consummation of the Merger. In addition, pursuant to the terms of the Merger Agreement, Akebia will substitute all outstanding Keryx Restricted Shares with Akebia RSU awards. Akebia will also substitute all outstanding and unexercised Keryx Options granted under the Keryx equity plan with Akebia Options.

The preliminary estimated purchase price, which represents the consideration paid in the Merger, is calculated based on (i) the number of Akebia Shares that Keryx shareholders will own as of the Effective Time, excluding the Additional Shares expected to be issued to Baupost, and (ii) Keryx equity awards that will be exchanged for Akebia equity awards. The accompanying unaudited pro forma condensed combined financial statements reflect a preliminary estimated purchase price of approximately $480.9 million, which consists of the following (in thousands):

Fair value of Akebia Shares to be issued to shareholders of Keryx (1)	$474,803
Fair value of Akebia RSUs to be issued as replacement awards (2)	1
Fair value of Akebia stock options to be issued as replacement awards (3)	6,081

Estimated purchase price	$480,885

(1)

Akebia expects that Keryx shareholders will be entitled to receive 59,898,637 Akebia Shares upon consummation of the Merger. The aggregate fair value of those shares has been estimated using $8.13 per share, which was the last reported sale price of Akebia Shares on The Nasdaq Global Market on October 25, 2018. Of the 59,898,637 Akebia Shares to be issued upon the consummation of the Merger, 1,497,320 Akebia Shares will be converted from the Additional Shares and have been excluded from the above calculation of purchase price as these shares were issued as part of a separate transaction (see Note 6h). The value of the purchase price consideration will change based on fluctuations in the price of Akebia Shares and the number of Keryx Shares outstanding at the Effective Time.

(2)

Akebia expects that it will issue Akebia RSU awards to receive approximately 862,612 Akebia Shares as replacement awards to the outstanding Keryx Restricted Shares in connection with the Merger. The aggregate fair value of those awards of $7.0 million has been estimated using $8.13 per share, which was the last reported sale price of Akebia Shares on The Nasdaq Global Market on October 25, 2018. Of that amount, $1,220 was allocated to purchase consideration, based on the portion of the replacement awards’ fair value attributable to precombination employee services, and $7.0 million was allocated to future employee services and will be expensed as stock-based compensation on a straight-line basis over the remaining service periods of those awards.

(3)

Akebia expects that it will issue approximately 4,129,129 Akebia Options as replacement awards to outstanding and unexercised Keryx Options. The aggregate fair value of those replacement awards of $14.2 million has been estimated using the Black Scholes option pricing model and $8.13 per share, which was the last reported sale price of Akebia Shares on The Nasdaq Global Market on October 25, 2018. Of that amount, $6.1 million was allocated to purchase consideration, based on the portion of the replacement awards’ fair value attributable to precombination employee services, and $8.1 million was allocated to future employee services and will be expensed as stock-based compensation on a straight-line basis over the remaining service periods of those awards.

The preliminary estimated purchase price reflected in the unaudited pro forma condensed combined financial statements do not purport to represent what the actual purchase consideration will be when the Merger closes. In accordance with ASC 805, the fair value of equity securities issued as part of the consideration paid will be measured on the Closing Date of the Merger at the then-current market price. This requirement will likely result in an actual per share fair value upon closing of the Merger that differs from the $8.13 per Akebia Share assumed in the unaudited pro forma combined financial information, which was the last reported sale price of Akebia Shares on The Nasdaq Global Market on October 25, 2018, and the difference may be significant. The market price of Akebia Shares when Keryx shareholders receive those shares after the Merger is completed could be greater than, less than or the same as the market price of Akebia Shares on the date of this joint proxy statement/prospectus. A change in the market price of Akebia Shares would increase or decrease the purchase consideration, which would result in a corresponding increase or decrease to goodwill in the unaudited pro forma condensed combined financial information.

The following summarizes the preliminary allocation of the estimated purchase price to be paid in the Merger as if it had been completed on June 30, 2018 (in thousands):

Cash and cash equivalents	$44,533
Inventory (1)	164,639
Accounts receivable, net	15,430
Prepaid expenses and other current assets	12,142
Goodwill (1)	17,189
Other intangible assets, net	263,370
Property and equipment, net	4,097
Other assets	12,732
Accounts payable	(17,583)
Accrued expenses	(35,664)

Total estimated purchase price	$480,885

(1)

Any deferred tax liability associated with the preliminary fair value adjustments for the acquired inventory and identifiable intangible asset would be fully offset with pre-existing deferred tax assets of Akebia and Keryx. Accordingly, no deferred tax liability was recorded. The final fair value determination of deferred tax liability may differ from this preliminary determination, and such differences could be material.

6. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2018

(a)

Represents a decrease of cash and cash equivalents as a result of (i) $0.7 million of retention bonus payments to certain employees of Keryx, and (ii) $3.7 million of payments related to Keryx’s transaction costs, of which $1.4 million was incurred and accrued as of June 30, 2018. These payments are expected to be made by Keryx immediately prior to the consummation of the Merger. Separately, this pro forma adjustment reflects a $0.5 million payment made to third party Panion & BF Biotech, Inc. (“Panion”) based on the Panion letter agreement executed on October 24, 2018. This amount has been excluded from the unaudited pro forma condensed combined statements of operations because the charge is directly attributable to the Merger and will not have a continuing impact on the combined company’s operations; however, the amount is reflected as an increase to goodwill in the unaudited pro forma condensed combined balance sheet as of June 30, 3018.

(b)

Represents an adjustment to record the acquired inventory of Keryx, including raw materials, work in process, and finished goods, at its estimated fair value of $164.6 million. The fair value estimate of inventory is preliminary and is determined based on the estimated selling price less the sum of (i) cost to complete (for the work in process), (ii) costs of disposal, and (iii) a profit allowance for the completion and selling effort of the buyer. The final fair value determination of inventory may differ from this preliminary determination, and such differences could be material.

(c)

Reflects the adjustment to record goodwill of $17.2 million associated with the acquisition of Keryx, based on the preliminary purchase price allocation, less a reversal of $3.2 million of historical Keryx goodwill associated with its prior acquisition. Goodwill represents the excess of the preliminary estimated purchase price over the estimated fair values of net assets acquired. Goodwill will not be amortized and is not expected to be deductible for income tax purposes. The fair value estimate for goodwill is preliminary. The final fair value determination of goodwill may differ from this preliminary determination once Akebia’s valuation of the fair value of tangible and intangible assets acquired and liabilities assumed has been completed, and such differences could be material.

(d)

Represents an adjustment to record the estimated acquired intangible asset of Keryx at its fair value. An identifiable intangible asset is required to be measured at fair value which is determined based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for that asset (i.e. its highest and best use). The identifiable intangible asset acquired consists of the currently marketed product:

	Estimated Fair Value	Estimated Useful Life (Years)
Auryxia currently marketed product	$263,370	9

The estimated fair value of the acquired intangible asset is based on a preliminary valuation and is determined using the multi-period excess earnings method which is a variation of the income approach, which is a valuation technique that provides an estimate of the fair value of an asset based on the principle that the value of an intangible asset is equal to the present value of the incremental after-tax cash flows attributable to the asset, after taking charges for the use of other assets employed by the business. Key estimates and assumptions used in this model are projected revenues and expenses related to the asset, estimated contributory asset charges, and a risk-adjusted discount rate used to calculate the present value of the future expected cash inflows from the asset. The estimated useful life of Auryxia is 9 years for purposes of recognizing amortization expense. The fair value estimate for identified intangible asset is preliminary. The final fair value determination of the identified intangible asset may differ from this preliminary determination, and such differences could be material.

(e)

Represents an increase in accrued expenses, as well as a corresponding decrease to retained earnings, as a result of (i) $19.8 million of transaction costs incurred by Akebia for the Merger after June 30, 2018, and (ii) $3.2 million of severance and bonus payments payable to certain Keryx employees in connection with the Merger. The severance and bonus payments were determined to be for the benefit of Akebia and will be recorded as expenses post-Merger in Akebia’s consolidated statement of operations. These amounts are excluded from the unaudited pro forma condensed combined statements of operations because they are charges directly attributable to the Merger that will not have a continuing effect on the combined company’s continuing operation. The increase in accrued expenses is partially offset by $1.4 million of Keryx transaction costs, which was incurred and accrued as of June 30, 2018 and is expected to be paid by Keryx immediately prior to the consummation of the Merger as described in Note (6a).

(f)

Represents an adjustment of $0.2 million to other current liabilities and an adjustment of $0.8 million to deferred rent, net of current portion to eliminate the deferred rent recorded in the Keryx historical unaudited condensed consolidated balance sheet as of June 30, 2018, as a result of the application of the acquisition method of accounting.

(g)

Represents the adjustment of $0.2 million to other current liabilities and an adjustment of $0.9 million to other long-term liabilities to eliminate the deferred lease incentives recorded in the Keryx historical unaudited condensed consolidated balance sheet as of June 30, 2018, as a result of the application of the acquisition method of accounting.

(h)

Represents the adjustment to record the settlement of Keryx’s outstanding principal and debt discount in connection with the outstanding Convertible Notes, held by Baupost, that will be converted into 35,582,335 Keryx Shares immediately prior to the consummation of the Merger.

Separately, the pro forma adjustment reflects the Additional Shares that will be issued prior to the consummation of the Merger pursuant to the Notes Conversion Agreement, which was entered into by Akebia, Keryx and Baupost simultaneously with the execution of the Merger Agreement. The Note Conversion Agreement was entered into for the benefit of Akebia because Akebia’s obligation to consummate the Merger is contingent upon the completion of the note conversion. Therefore, the Company has recorded $12.2 million of expense associated with the Additional Shares as a separate transaction from the business combination by increasing additional paid-in capital and the accumulated deficit. The net 39,582,335 Keryx Shares issued to Baupost prior to the consummation of the Merger will be converted into Akebia Shares upon consummation of the Merger, with the number of shares adjusted by the Exchange Multiplier.

(i)

Represents an aggregate adjustment to record an increase to common stock (at par value) of approximately $599 and an increase to additional paid-in capital of $480.9 million resulting from (i) the issuance of 59,898,637 Akebia Shares, par value of $0.00001 per share, to Keryx shareholders in connection with the Merger, including shares issued to Baupost in connection with the conversion of the Convertible Notes and the Notes Conversion Agreement described in Note (6h); (ii) the additional paid-in capital of $1,220 related to the portion of the fair value of the Keryx Restricted Shares expected to convert into Akebia RSU awards; and (iii) the additional paid-in capital of $6.1 million related to the portion of the fair value of the Keryx Options expected to convert into Akebia Options, in connection with the Merger that have been allocated to the purchase price (see Note 5).

(j)

Represents an adjustment to eliminate Keryx’s historical equity of $41.2 million, which represents the historical book value of Keryx’s net assets as of June 30, 2018, as a result of the application of the acquisition method of accounting.

(k)

Represents an adjustment to (i) record a post-combination compensation expense of $11.5 million related to the automatic acceleration of vesting of certain Akebia share-based awards; and (ii) record post-combination compensation expense of $5.6 million related to the decision to accelerate certain unvested share-based awards of Keryx upon consummation of the Merger. These amounts are excluded from the unaudited pro forma condensed combined statements of operations because they are charges directly attributable to the Merger that will not have a continuing impact on the combined company’s operations, however, the amounts are reflected as a reduction to retained earnings in the unaudited pro forma condensed combined balance sheet as of June 30, 3018.

7. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2017 and the Six Months Ended June 30, 2018

(a)

Represents incremental stock-based compensation expense related to approximately 862,612 Akebia RSU awards and approximately 4,129,129 Akebia Options that Akebia expects to be issued as replacement awards to Keryx Restricted Shares and Keryx Options, respectively, in connection with the Merger (see Note 5). The aggregate fair value of those awards of $21.2 million has been estimated using $8.13 per share, which was the last reported sale price of Akebia Shares on The Nasdaq Global Market on October 25, 2018. Of that amount, $6.1 million was allocated to the purchase price and $15.1 million was allocated to future employee services. $5.6 million of the $15.1 million is related to the accelerated vesting of certain share-based awards of Keryx in contemplation of the Merger, and are excluded from the unaudited pro forma condensed combined statements of operations because they will not have a continuing impact on the combined company’s operations. The remaining $9.5 million will be expensed as stock-based compensation on a straight-line basis over the remaining service periods of those awards. The adjustment to record the incremental stock-based compensation expense for the year ended December 31, 2017 is as follows (in thousands).

Year Ended December 31, 2017
Cost of goods sold	$15
Research and development	184
Selling, general and administrative	1,147

Total	$1,346

There is no incremental stock-based compensation expense for the six months ended June 30, 2018.

(b)

Represents incremental rent expense associated with Keryx’s operating lease as a result of the acquisition method of accounting. The adjustment to record the incremental rent expense is as follows (in thousands):

	Year Ended December 31, 2017	Six Months Ended June 30, 2018
Cost of goods sold	$17	$9
Research and development	164	82
Selling, general and administrative	250	126

Total	$431	$217

(c)

Represents the adjustment to cost of goods sold of $58.0 million and $29.0 million for the year ended December 31, 2017 and the six months ended June 30, 2018, respectively, based on the preliminary fair value inventory adjustment and the anticipated inventory turnover.

(d)

Represents the amortization expense related to the fair value of the acquired intangible associated with the Auryxia® currently marketed product with a preliminary estimated useful life of 9 years, assuming the acquisition of Keryx has occurred on January 1, 2017 as follows (in thousands):

	Year Ended December 31, 2017	Six Months Ended June 30, 2018
Amortization expense	$29,263	$14,632

Amortization of Auryxia will be recognized using a straight-line method over the estimated useful life, which represents the period over which Akebia expects the related cash flows to be realized.

(e)

Represents the elimination of transaction costs of $5.2 million and $3.2 million incurred by Akebia and Keryx, respectively, in connection with the Merger and recorded as general and administrative expense in Akebia’s historical unaudited condensed consolidated statement of operations for the six months ended June 30, 2018, because the expenses are not expected to have a continuing impact on the operations of the combined business. No transaction costs were incurred by Akebia or Keryx in connection with the Merger during the year ended December 31, 2017.

(f)

Represents the elimination of (1) Keryx’s historical amortization of debt discount of $63.0 million for the year ended December 31, 2017 and $1.3 million for the six months ended June 30, 2018; and (2) Keryx’s historical other income of $0.2 million for the year ended December 31, 2017 and zero for the six months ended June 30, 2018, in connection with the conversion of the Convertible Notes.

(g)

Net loss per share, or EPS, basic and diluted for the combined company has been adjusted for the year ended December 31, 2017 and the six months ended June 30, 2018 to give effect to the net loss for the combined company and the weighted average shares outstanding described in Note (7h).

(h)

Represents the adjustment to the weighted average shares outstanding used to compute basic and diluted net loss per share for the year ended December 31, 2017 and the six months ended June 30, 2018 to give effect to the expected issuance of 59,898,637 Akebia Shares upon consummation of the Merger, as if such issuances had occurred on January 1, 2017.

8. Items Not Included in the Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined statements of operations do not include any transaction costs incurred by Akebia or Keryx after June 30, 2018 as those costs are not expected to have a continuing impact on the operations of the combined business.

The unaudited pro forma condensed combined statements of operations do not include the impacts of any revenue, cost or other operating synergies that may result from the Merger or the impact of any non-recurring activity and one-time transaction-related costs.

The unaudited pro forma condensed combined statements of operations do not include an adjustment of $11.5 million related to the automatic acceleration of vesting of certain Akebia share-based awards and $5.6 million related to the acceleration of vesting of certain Keryx share-based awards in contemplation of the Merger as those expenses are not expected to have a continuing impact on the operations of the combined business.

The unaudited pro forma condensed combined statements of operations do not include an adjustment of $12.2 million to selling, general and administrative expenses related to the Additional Shares expected to be issued to Baupost as converted to Akebia Shares as those expenses are specific to the Note Conversion Agreement, a separate transaction, and are not expected to have a continuing impact on the operations of the combined business.

The unaudited pro forma condensed combined financial statements do not reflect possible limitations to the combined company’s NOLs as a result of an “ownership change” under Section 382 of the Internal Revenue Code of 1986. As a result of the Merger, the combined company may be subject to annual limitations on its ability to utilize pre-change NOLs to offset future taxable income. The amount of the annual limitation is determined based on the value of Akebia immediately prior to the ownership change. As of June 30, 2018, the preliminary estimate of unlimited NOLs available to the combined company to offset taxable income in future years is approximately $216.0 million.

9. Unadjusted Pro Forma Balances

At this time, Akebia does not have sufficient information necessary to make a reasonable estimate of the balance sheet and/or income statement effects related to certain aspects of specific supply agreements which may give rise to a lease commitment. Therefore, no adjustment has been presented. As further information becomes available, such adjustments could be material to the amounts presented in the unaudited pro forma condensed combined financial statements.

DESCRIPTION OF CAPITAL STOCK

As a result of the Merger and the other transactions described in this joint proxy statement/prospectus, Keryx shareholders will become shareholders of Akebia, which will continue as the combined company. The rights of former Keryx shareholders and the rights of Akebia shareholders following the consummation of the Merger will be governed by the Akebia charter and the Akebia bylaws. The following description of Akebia Shares is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the latest Akebia SEC filings on Form 10-K and 10-Q, the Akebia charter and Akebia bylaws, and to the applicable provisions of the DGCL. See also “Comparison of Shareholder Rights” beginning on page 172 of this joint proxy statement/prospectus.

General

The following description of certain terms of Akebia common stock and preferred stock is intended as a summary only and is qualified in its entirety by reference to the Akebia charter and the Akebia bylaws, and to the applicable provisions of the DGCL.

Akebia authorized capital stock consists of 175,000,000 shares of common stock, par value $0.00001 per share, and 25,000,000 shares of undesignated preferred stock, par value $0.00001 per share.

As of the record date for the Akebia Special Meeting, Akebia had issued and outstanding:

•	57,059,063 Akebia Shares;

•	options to purchase a total of 3,929,561 Akebia Shares with a weighted-average exercise price of $10.36 per share;

•	restricted stock units that vest into 890,800 Akebia Shares; and

•	warrants to purchase 509,611 Akebia Shares.

As of the record date for the Akebia Special Meeting, Akebia had approximately 21 holders of record of Akebia Shares.

Akebia Shares

Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding Akebia Shares are entitled to receive dividends out of assets legally available at the times and in the amounts as the Akebia Board may from time to time determine.

Voting Rights. Each outstanding Akebia Share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of Akebia Shares shall have no cumulative voting rights.

Conversion or Redemption Rights. Akebia Shares are neither convertible nor redeemable.

Liquidation Rights. Upon Akebia’s liquidation, dissolution or winding up, the holders of Akebia Shares will be entitled to receive pro rata Akebia’s assets which are legally available for distribution, after payment of all debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences. Holders of Akebia Shares have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to Akebia Shares. The rights, preferences and privileges of the holders of Akebia Shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Akebia may designate in the future.

Preferred Stock

Under the Akebia charter, Akebia is authorized to issue up to 25,000,000 shares of preferred stock at $0.00001 par value per share. The preferred stock may be issued in one or more series, and the Akebia Board is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations and restrictions with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock. As of the record date for the Akebia Special Meeting, there were no shares of preferred stock issued and outstanding.

The prospectus supplement relating to any preferred stock being offered will include specific terms relating to the offering.

Anti-Takeover Effects of the Akebia Charter and the Akebia Bylaws

The Akebia charter and the Akebia bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Akebia Board and which may have the effect of delaying, deferring or preventing a future takeover or change in control of Akebia unless such takeover or change in control is approved by the Akebia Board.

These provisions include:

Classified Board. The Akebia charter provides that the Akebia Board is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of the Akebia Board is elected each year. The classification of directors has the effect of making it more difficult for shareholders to change the composition of the Akebia Board. The Akebia charter also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors shall be fixed exclusively pursuant to a resolution adopted by the Akebia Board.

Action by Written Consent; Special Meetings of Shareholders. The Akebia charter provides that shareholder action can be taken only at an annual or special meeting of shareholders and cannot be taken by written consent in lieu of a meeting. The Akebia charter and the Akebia bylaws also provide that, except as otherwise required by law, special meetings of the shareholders can be called only by or at the direction of the Akebia Board pursuant to a resolution adopted by a majority of the total number of directors which Akebia would have if there were no vacancies. Shareholders are not permitted to call a special meeting or to require the Akebia Board to call a special meeting.

Removal of Directors. The Akebia charter provides that Akebia’s directors may be removed only for cause by the affirmative vote of at least 75% of the voting power of the outstanding Akebia Shares entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the shareholders called for that purpose. This requirement of a supermajority vote to remove directors could enable a minority of Akebia’s shareholders to prevent a change in the composition of the Akebia Board.

Advance Notice Procedures. The Akebia bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of Akebia’s shareholders, including proposed nominations of persons for election to the Akebia Board. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Akebia Board or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given Akebia’s Secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. Although the Akebia bylaws do not give the Akebia Board the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Akebia bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Akebia.

Super Majority Approval Requirements. The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. A majority vote of the Akebia Board or the affirmative vote of holders of at least 75% of the total votes of the outstanding shares of capital stock of Akebia entitled to vote with respect thereto, voting together as a single class, are required to amend, make alter, or repeal the Akebia bylaws. In addition, the affirmative vote of the holders of at least 85% of the voting power of the outstanding shares of capital stock of Akebia entitled to vote with respect thereto, voting together as a single class, are required to amend, alter, or repeal, or to adopt any provisions inconsistent with, the Akebia charter provisions governing (i) the authorized shares of Akebia (but only to the extent such amendment would decrease the number of shares authorized), (ii) the rights and issuance of preferred stock, (iii) the board of directors, (iv) limitations on director liability, (v) meetings of the stockholders, (vi) amendments to the Akebia charter or the Akebia bylaws, and (vii) the exclusive jurisdiction for certain actions. These supermajority vote requirements to approve amendments to the Akebia bylaws and the Akebia charter could enable a minority of Akebia’s shareholders to exercise veto power over any such amendments.

Authorized but Unissued Shares. Akebia’s authorized but unissued Akebia Shares and preferred stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued Akebia Shares and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of Akebia Shares by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum. The Akebia charter provides that, subject to limited exceptions, and to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on Akebia’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of Akebia’s directors, officers or other employees to Akebia or Akebia’s shareholders, (iii) any action asserting a claim against Akebia arising pursuant to any provision of the DGCL, the Akebia charter or the Akebia bylaws, or (iv) any other action asserting a claim against Akebia that is governed by the internal affairs doctrine. Under the Akebia charter, this exclusive forum provision will not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the provision would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of Akebia’s capital stock shall be deemed to have notice of and to have consented to the provisions of Akebia’s certificate of incorporation described above. Although Akebia believes these provisions benefit Akebia by providing increased consistency in the application of Delaware law and federal securities laws for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against Akebia’s directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in Akebia’s certificate of incorporation to be inapplicable or unenforceable.

COMPARISON OF SHAREHOLDER RIGHTS

The rights of Keryx shareholders are governed by the Keryx charter and the Keryx bylaws, as well as the DGCL. The rights of Akebia shareholders are governed by the Akebia charter and the Akebia bylaws, as well as the DGCL. Upon consummation of the Merger, the rights of the shareholders of Akebia will be governed by the Akebia charter and the amended bylaws of Akebia, both of which are filed as exhibits to the registration statement to which this joint proxy statement/prospectus relates, as well as the DGCL.

The following is a summary discussion of the material differences, as of the date of this joint proxy statement/prospectus, between the current rights of Keryx shareholders and the current rights of Akebia shareholders. The following description does not purport to be a complete statement of all the differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Shareholders should read carefully the relevant provisions of the DGCL, the Akebia charter and the Akebia bylaws, the Keryx charter and the Keryx bylaws. Keryx and Akebia have filed with the SEC their respective governing documents referenced in this summary of shareholder rights and will send copies to you without charge, upon your request. See “Where You Can Find More Information” beginning on page 186 of this joint proxy statement/prospectus.

	Rights of Akebia Shareholders	Rights of Keryx Shareholders
Authorized Capital	The authorized capital stock of Akebia consists of 175,000,000 shares of common stock, $0.00001 par value per share, and 25,000,000 shares of preferred stock, $0.00001 par value per share.	The authorized capital stock of Keryx consists of 230,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share.
Outstanding Capital Stock	As of the record date for the Akebia Special Meeting, Akebia had 57,059,063 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.	As of the record date for the Keryx Special Meeting, Keryx had 120,375,926 shares of common stock issued and outstanding, and no undesignated shares issued or outstanding.
Number of Directors

The Akebia charter provides that the number of directors is to be fixed in accordance with the Akebia bylaws. The Akebia bylaws provide that there shall be seven directors and that subject to the special rights of the holders of preferred stock to elect directors, the number of directors which shall constitute the Akebia Board may be increased or decreased exclusively by the Akebia Board from time to time by resolution adopted by the affirmative vote of at least a majority of the directors then in office. Prior to the closing of the Merger, the bylaws of Akebia will be amended to provide for nine directors.

The Keryx bylaws provide for a board of directors consisting of a number of directors determined by the Keryx Board, but in no event may the number of directors be fewer than one. Keryx currently has seven directors.
Election of Directors	The Akebia charter provides that directors are elected by a plurality of the votes cast by the shareholders entitled to vote thereon. The Akebia charter provides for a classified Akebia Board with three classes of directors. Approximately one-third of the Akebia Board is elected each year and board members stand for re-election in the third year after the year of their election. Akebia shareholders do not have cumulative voting rights.

In accordance with the Keryx bylaws, Keryx directors are elected by the Keryx shareholders, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected, provided a quorum is present. In addition, under the current Keryx Charter, shareholders do not have any cumulative voting rights.

In accordance with the Keryx bylaws, the Keryx Board shall serve for an indefinite term that expires at the next annual meeting of the shareholders. A director of Keryx shall hold office until a successor is elected and has qualified or until the earlier death, resignation, or removal of the director.

	Rights of Akebia Shareholders	Rights of Keryx Shareholders
Removal of Directors

The Akebia charter provides that subject to the special rights of the holders of any series of preferred stock to elect directors, Akebia directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of Akebia entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the shareholders called for that purpose.

Keryx directors may be removed at any time with or without cause, by the affirmative vote of the holders of a majority of Keryx shares entitled to vote at an election of directors.
Vacancies on the Board

The Akebia charter provides that vacancies and newly-created directorships on the Akebia Board shall be filled exclusively by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

The Keryx bylaws provide that any vacancy on the Keryx Board resulting from the death, resignation, removal or disqualification of a director, or any newly-created directorship, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director. In addition, vacancies on the Keryx Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time such directorships are created.

Each person elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next annual meeting.

Advance Notice Requirements for Shareholder Nominations and Other Proposals

The Akebia charter provides that the advance notice requirements are to be provided in the Akebia bylaws. The Akebia bylaws provide that, except as otherwise required by law, a shareholder who wishes to nominate persons for election to the Akebia Board or propose business to be considered by the shareholders at a meeting must be a shareholder of record at the time of giving notice and must be entitled to vote at the meeting. Such shareholder must provide notice to the Secretary of Akebia in advance of the meeting and in accordance with the Akebia bylaws. The business conducted at the special meeting shall be limited to the purposes stated in Akebia’s notice of the special meeting.

In the case of an annual meeting, an Akebia shareholder wishing to nominate a director or raise another proposal must deliver a shareholder’s notice to the Secretary of Akebia at the principal executive offices of Akebia on a date not later than the close of business on the 90th day nor earlier than the

Subject to the requirements of the DGCL and the Exchange Act, the Keryx bylaws require that a shareholder who desires to nominate a candidate for election to the Keryx Board at an annual meeting or a special meeting, or present business at an annual meeting, must be entitled to vote both at the time of giving notice and at the time of the actual meeting, as well comply with the notice procedures under the Keryx bylaws. Such shareholder must provide notice to the secretary of Keryx in advance of the meeting. The business conducted at a special meeting shall be limited to the purposes stated in Keryx’s notice of the special meeting.

In the case of an annual meeting, a shareholder’s notice of nominations or notice of any business must be received by the Secretary of Keryx at the principal executive office of Keryx, not more than 150 days and not less than 120 days before the first anniversary of the date of the preceding year’s annual meeting of shareholders. However, if

	Rights of Akebia Shareholders	Rights of Keryx Shareholders

close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting or, if there was no annual meeting in the prior year or if the date of the current year’s annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, on or before ten days after the day on which the date of the current year’s annual meeting is first disclosed in a public announcement. In the case of a special meeting of shareholders called for the purpose of electing one or more directors to the Akebia Board, an Akebia shareholder wishing to nominate a director must deliver a shareholder’s notice to the Secretary of Akebia at the principle executive offices of Akebia on a date not earlier than the close of business on the 120th day prior to such special meeting or the tenth day following the day on which the date of the special meeting, and the board’s proposed nominees for election, are first disclosed in a public announcement.

The notice must contain specific information concerning the person to be nominated or matters to be brought before the meeting, as well as specific information concerning the shareholder making the nomination or submitting the proposal.

the date of the annual meeting of shareholders is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before the scheduled date of such annual meeting or, if later, within ten days after the first public announcement of the date of such annual meeting. In the case of a special meeting, if nominations of persons for election to the Keryx Board and proposals of other business to be considered and acted upon by the shareholders are brought before such special meeting, a shareholder’s notice of nominations or notice of any business must be delivered in accordance with the notice requirements for annual meetings.

The notice must contain specific information concerning the person to be nominated or matters to be brought before the meeting, as well as specific information concerning the shareholder making the nomination or submitting the proposal.

Notice of Special Meeting

The Akebia bylaws generally provide that notice of a shareholder meeting must be given to each shareholder entitled to notice of such meeting not less than ten days nor more than 60 days before the date of the meeting.

Any notice of a special meeting must include the place, if any, date, time, and record date for determining the shareholders entitled to vote (if such date is different from the record date for shareholders entitled to notice of the meeting), means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present and purpose for which the meeting is called.

The Keryx bylaws generally provide that notice of a shareholder meeting must be given to each shareholder of record entitled to vote at such meeting not less than ten days nor more than 60 days before the date of the meeting.

Notices of a special meeting must include the place, if any, date, hour, and means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present and purpose for which the meeting is called.

Amendments to the Charter	Under the DGCL, an amendment to the certificate of incorporation requires (1) the approval of the board of directors, (2) the approval of a majority of the outstanding stock entitled to vote upon the proposed amendment, and (3) the approval of the holders of a majority of the outstanding stock	Under the DGCL, an amendment to the certificate of incorporation requires (1) the approval of the board of directors, (2) the approval of a majority of the outstanding stock entitled to vote upon the proposed amendment, and, (3) the approval of the holders of a majority of the outstanding stock

	Rights of Akebia Shareholders	Rights of Keryx Shareholders

of each class entitled to vote thereon as a class. The Akebia charter provides that Akebia may amend, alter or repeal any provision of the charter in any manner prescribed by the DGCL, and additionally provides that the amendments to the provisions in the charter regarding authorized shares (to the extent such amendments would decrease the number of authorized shares), preferred stock, (including no class vote on changes in authorized number of shares of preferred stock), the Akebia Board, limitations of director liability, meetings of shareholders, amendments to the certificate of incorporation and bylaws, and exclusive jurisdiction for certain actions must be approved by a vote of holders of at least 85% of the voting power of the outstanding Akebia Shares entitled to vote generally in the election of directors.

of each class entitled to vote thereon as a class. Keryx’s amended and restated certificate of incorporation provides that Keryx may amend, alter or repeal any provision of the amended and restated certificate of incorporation, in any manner prescribed by the DGCL.
Amendments to Bylaws

The Akebia charter provides that the Akebia bylaws may be amended or repealed by the Akebia Board subject to the power of the shareholders of Akebia entitled to vote with respect thereto to make, alter, amend or repeal the bylaws. The affirmative vote of the holders of at 75% of the voting power of the outstanding Akebia Shares entitled to vote with respect thereto, voting together as a single class, is required to make, alter, amend or repeal the Akebia bylaws.

The Keryx bylaws may be amended or repealed, or new bylaws adopted, by a majority vote of the Keryx Board or by an affirmative vote of at least 75% of the outstanding voting stock of the company entitled to vote thereon.
Special Meeting of Shareholders

The Akebia charter provides that special meetings may be called only by or at the direction of the Akebia Board pursuant to a resolution adopted by a majority of the total number of directors which Akebia would have if there were no vacancies.

The Keryx bylaws provide that a special meeting of the shareholders may be called at any time by the Keryx Board, the Chairman of the Keryx Board, if any, or, if there is no Chief Executive Officer, the President, a duly designated officer of the Corporation.
Forum Selection	The Akebia charter designates the Court of Chancery of the State of Delaware (subject to certain exceptions) as the sole and exclusive forum, unless Akebia consents in writing to the selection of one or more alternative forums, for (i) any derivative action or proceeding brought on behalf of Akebia; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Akebia to Akebia or Akebia’s shareholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL or Akebia’s amended	The Keryx bylaws designate the Court of Chancery of the State of Delaware (or, if the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts in the State of Delaware) as the sole and exclusive forum, unless Keryx consents in writing to the selection of an alternative forum, for: (i) any derivative action or proceeding brought on behalf of Keryx; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Keryx to Keryx or Keryx’s shareholders; (iii)

Rights of Akebia Shareholders	Rights of Keryx Shareholders
and restated certificate of incorporation or bylaws (as either may be amended from time to time); or (iv) any action asserting a claim against Akebia governed by the internal affairs doctrine.	any action asserting a claim arising pursuant to any provision of the DGCL or Keryx’s amended and restated certificate of incorporation or bylaws (as either may be amended from time to time); or (iv) any action asserting a claim against Keryx governed by the internal affairs doctrine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF KERYX

The following table sets forth information with respect to the beneficial ownership of Keryx Shares as of October 18, 2018 by:

•	each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who is known to own beneficially more than 5% of the outstanding Keryx Shares;

•	each current director of Keryx;

•	each of the named executive officers of Keryx; and

•	all directors and executive officers of Keryx as a group.

Beneficial ownership is determined in accordance with the SEC’s rules. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. In computing percentage ownership of each person, shares of common stock subject to options, warrants or rights held by that person that are currently exercisable, or exercisable within 60 days of October 18, 2018, are deemed to be outstanding and beneficially owned by that person. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

To Keryx’s knowledge and except as indicated in the notes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Percentage of ownership is based on 120,369,526 Keryx Shares outstanding on October 18, 2018. All fractional common share amounts have been rounded to the nearest whole number. The address for each executive officer and director is Keryx Biopharmaceuticals, Inc., One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Keryx Shares
5% or more Shareholders
The Baupost Group, L.L.C. (1)	25,791,678	21.43%
10 St. James Avenue, Suite 1700 Boston, MA 02116
Abrams Capital, LLC (2)	9,719,176	8.07%
222 Berkeley Street, 21st Floor Boston, MA 02116
The Vanguard Group (3)	7,893,859	6.56%
100 Vanguard Boulevard Malvern, PA 19355
Directors and Named Executive Officers
Kevin J. Cameron (4)	406,668	*
Christine Carberry (5)	210,283	*
Mark J. Enyedy (6)	26,667	*
Steven C. Gilman, Ph.D. (7)	90,669	*
Michael T. Heffernan (8)	63,335	*
Scott A. Holmes (9)	734,535	*
Jodie P. Morrison (10)	163,335	*
John F. Neylan, M.D. (11)	602,358	*
Daniel P. Regan (12)	200,002	*
Michael Rogers (13)	93,336	*
All directors and executive officers as a group (10 persons) (14)	2,591,188	2.15%

*	Denotes beneficial ownership of less than 1.0% of the Keryx Shares.
(1)

Based solely on a Schedule 13 D/A filed under the Exchange Act on June 29, 2018, reporting beneficial ownership as of June 28, 2018. The principal business of The Baupost Group, L.L.C. is to act as an investment advisor to various private investment limited partnerships. Baupost Group GP, L.L.C., as the manager of Baupost, and Mr. Seth Klarman, as the managing member of Baupost Group GP, L.L.C. and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13 of the Exchange Act of the securities beneficially owned by Baupost. Pursuant to Exchange Act Rule 13d-4, Mr. Klarman and Baupost Group GP, L.L.C. declare that the filing of this registration statement shall not be deemed an admission by either or both of them that they are, for the purposes of Section 13 of the Exchange Act, the beneficial owner of any securities covered by this registration statement. Does not include an aggregate of 39,582,335 Keryx Shares issuable pursuant to the Notes Conversion Agreement. 35,582,335 of such Keryx Shares are issuable upon surrender of the $164.7 million in principal amount of the Convertible Notes beneficially owned by Baupost. Such surrender is contingent upon the issuance to Baupost of 4,000,000 Keryx Shares, among other things.

(2)

Based solely on a Schedule 13G/A filed on February 14, 2018. The address of Abrams Capital, LLC is 222 Berkeley Street, 21st Floor, Boston, Massachusetts 02116. The 9,719,176 Keryx Shares are beneficially owned by Abrams Capital Management, LLC (“Abrams CM LLC”), Abrams Capital Management L.P. (“Abrams CM LP”) and David Abrams and include 9,202,602 Keryx Shares beneficially owned by Abrams Capital, LLC, which represent Keryx Shares beneficially owned by private investment funds for which Abrams Capital, LLC serves as general partner. In addition to the Keryx Shares beneficially owned by Abrams Capital, LLC, the Keryx Shares beneficially owned by Abrams CM LP and Abrams CM LLC also represent Keryx Shares beneficially owned by another private investment fund for which Abrams CM LP serves as investment manager. Abrams CM LLC is the general partner of Abrams CM LP. The Keryx Shares beneficially owned by Mr. Abrams represent the above referenced Keryx Shares beneficially owned by Abrams Capital, LLC and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital, LLC and Abrams CM LLC. Each disclaims beneficial ownership of the Keryx Shares except to the extent of its or his pecuniary interest therein.

(3)

Based solely on a Schedule 13G/A filed on February 9, 2018. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Includes 173,618 Keryx Shares beneficially owned by Vanguard Fiduciary Trust Company and 23,400 Keryx Shares beneficially owned by Vanguard Investments Australia, Ltd., each of which are a wholly owned subsidiaries of The Vanguard Group, Inc.

(4)

Consists of (1) 156,667 Keryx Shares held by Mr. Cameron, (2) 230,002 Keryx Shares underlying options granted to Mr. Cameron that are exercisable within 60 days and (3) 19,999 Keryx Restricted Shares over which Mr. Cameron has voting power and which are subject to restrictions on disposition that lapse ratably over time.

(5)

Consists of (1) 34,450 Keryx Shares held by Ms. Carberry, (2) 99,168 Keryx Shares underlying options granted to Ms. Carberry that are exercisable within 60 days and (3) 76,665 unvested Keryx Restricted Shares over which Ms. Carberry has voting power and which are subject to restrictions on disposition that lapse ratably over time.

(6)

Consists of (1) 16,667 Keryx Shares underlying options granted to Mr. Enyedy that are exercisable within 60 days and (2) 10,000 unvested Keryx Restricted Shares over which Mr. Enyedy has voting power and which are subject to restrictions on disposition that lapse ratably over time.

(7)

Consists of (1) 7,334 Keryx Shares held by Mr. Gilman, (2) 63,336 Keryx Shares underlying options granted to Mr. Gilman that are exercisable within 60 days and (3) 19,999 unvested Keryx Restricted Shares over which Mr. Gilman has voting power and which are subject to restrictions on disposition that lapse ratably over time.

(8)

Consists of (1) 3,334 Keryx Shares held by Mr. Heffernan, (2) 43,335 Keryx Shares underlying options granted to Mr. Heffernan that are exercisable within 60 days and (3) 16,666 unvested Keryx Restricted Shares over which Mr. Heffernan has voting power and which are subject to restrictions on disposition that lapse ratably over time.

(9)

Consists of (1) 90,784 Keryx Shares held by Mr. Holmes, (2) 569,170 Keryx Shares underlying options granted to Mr. Holmes that are exercisable within 60 days and (3) 74,581 unvested Keryx Restricted Shares over which Mr. Holmes has voting power and which are subject to restrictions on disposition that lapse ratably over time, including 8,542 Keryx Restricted Shares that will vest within 60 days.

(10)

Consists of (1) 3,334 Keryx Shares held by Ms. Morrison, (2) 43,335 Keryx Shares underlying options granted to Ms. Morrison that are exercisable within 60 days and (3) 116,666 unvested Keryx Restricted Shares over which Ms. Morrison has voting power and which are subject to restrictions on disposition that lapse ratably over time, including 100,000 Keryx Restricted Shares that will vest within 60 days.

(11)

Consists of (1) 76,107 Keryx Shares held by Mr. Neylan, (2) 451,670 Keryx Shares underlying options granted to Mr. Neylan that are exercisable within 60 days and (3) 74,581 unvested Keryx Restricted Shares over which Mr. Neylan has voting power and which are subject to restrictions on disposition that lapse ratably over time, including 8,542 Keryx Restricted Shares that will vest within 60 days.

(12)

Consists of (1) 40,001 Keryx Shares held by Mr. Regan, (2) 140,002 Keryx Shares underlying options granted to Mr. Regan that are exercisable within 60 days and (3) 19,999 unvested Keryx Restricted Shares over which Mr. Regan has voting power and which are subject to restrictions on disposition that lapse ratably over time.

(13)

Consists of (1) 10,001 Keryx Shares held by Mr. Rogers, (2) 63,336 Keryx Shares underlying options granted to Ms. Rogers that are exercisable within 60 days and (3) 19,999 unvested Keryx Restricted Shares over which Mr. Rogers has voting power and which are subject to restrictions on disposition that lapse ratably over time.

(14)

Includes (1) 449,155 unvested Keryx Restricted Shares over which our directors and executive officers have voting power and which are subject to restrictions on disposition that lapse ratably over time, including 117,084 Keryx Restricted Shares granted to our directors and executive officers that will vest within 60 days and (2) 1,720,021 Keryx Shares underlying options granted to our directors and executive officers that are exercisable within 60 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF AKEBIA

The following table sets forth certain information as of October 18, 2018 (unless otherwise specified), with respect to the beneficial ownership of Akebia Shares by each person who is known, based solely on filings made under Sections 13(d) and 13(g) of the Exchange Act, to own beneficially more than five percent of outstanding Akebia Shares, each person currently serving as a director, each named executive officer, and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Akebia Shares subject to options, restricted stock, RSUs or other rights to purchase that may be acquired within 60 days after October 18, 2018 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of October 18, 2018, there were 57,053,063 Akebia Shares outstanding, and the percentages of Akebia Shares beneficially owned were calculated using this number as the denominator and as specified in this paragraph. Unless otherwise indicated, the address for each beneficial owner is c/o Akebia Therapeutics, Inc., 245 First Street, Cambridge, Massachusetts 02142.

Name and Address of Beneficial Owner	Number of Akebia Shares Beneficially Owned	Percentage of Akebia Shares Beneficially Owned
Shareholders:
Nantahala Capital Management, LLC (1) 19 Old Kings Highway S, Suite 200 Darien, Connecticut 06820	5,575,211	9.77%
BlackRock, Inc. (2) 55 East 52nd Street New York, New York 10055	3,905,506	6.85%
Vifor (International) Ltd. (3) Flughofstresse 61, CH-8152 Glattbrugg, Switzerland	3,571,429	6.26%
Muneer A. Satter (4) c/o Satter Management Co., L.P. 676 N. Michigan Avenue, Suite 4000 Chicago, Illinois 60611	3,067,043	5.38%

Directors and Named Executive Officers
John P. Butler (5)	981,631	1.70%
Scott A. Canute (6)	26,560	*
Michael D. Clayman, M.D. (7)	40,000	*
Michel Dahan (8)	133,419	*
Maxine Gowen, Ph.D. (9)	41,300	*
Rita Jain, M.D. (10)	75,000	*
Duane Nash, M.D. (11)	51,499	*
Ronald C. Renaud, Jr. (12)	45,000	*
Muneer A. Satter (4)	3,067,043	5.38%
Cynthia Smith (13)	0	*
Michael S. Wyzga (14)	79,025	*
All Executive Officers and Directors as a group (14 persons) (15)	5,031,677	8.58%

*	represents beneficial ownership of less than one percent of outstanding Akebia Shares.

(1)

Based solely on Schedule 13D filed with the SEC on September 26, 2018, Nantahala Capital Management, LLC serves as the investment adviser to the Nantahala Investors (as defined in Nantahala’s Schedule 13D) and may be deemed to beneficially own the 5,575,211 Akebia Shares held by the Nantahala Investors. This amount includes 4,724,211 Akebia Shares and 851,000 Akebia Shares receivable upon exercise of presently exercisable exchanged-traded options. As the principals of Nantahala, each of Messrs. Harkey and Mack may also be deemed to beneficially own the 5,575,211 Akebia Shares held by the Nantahala Investors.

(2)

Based solely on Amendment No. 2 to Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2018, which also indicates that BlackRock, Inc. has sole dispositive power over all such shares and sole voting power over 3,804,631 such shares.

(3)

Based solely on Amendment No. 1 to Schedule 13D filed by Vifor (International) Ltd. and Vifor Pharma Ltd. with the SEC on August 10, 2017, which also indicates that Vifor (International) Ltd. and Vifor Pharma Ltd. have shared voting and dispositive power over all such shares (no sole voting or dispositive power).

(4)

Based solely on Amendment No. 1 to Schedule 13D filed by Muneer A. Satter with the SEC on July 3, 2018, which also indicates that the number of Akebia Shares beneficially owned consists of (a) 785,340 Akebia Shares that are held by the Muneer A. Satter Revocable Trust for which Muneer A. Satter serves as trustee and, in such capacity, has sole voting and dispositive power over all such shares; (b) 1,217,221 Akebia Shares that are held by various other trusts and other entities for which Muneer A. Satter serves as trustee, investment advisor or manager and, in such capacity, has sole voting and dispositive power over all such shares; (c) 1,034,482 Akebia Shares that are held by Satter Medical Technology Partners, L.P., for which Muneer A. Satter has sole voting and dispositive power over all such shares; and (d) stock options to purchase 30,000 Akebia Shares.

(5)	Consists of (i) 293,214 Akebia Shares and (ii) 688,417 Akebia Shares that can be acquired upon the exercise of options exercisable within 60 days after October 18, 2018.
(6)	Consists of 26,560 Akebia Shares that can be acquired upon the exercise of options exercisable within 60 days after October 18, 2018.
(7)	Consists of 40,000 Akebia Shares that can be acquired upon the exercise of options exercisable within 60 days after October 18, 2018.
(8)	Consists of (i) 37,826 Akebia Shares and (ii) 95,593 Akebia Shares that can be acquired upon the exercise of options exercisable within 60 days after October 18, 2018.
(9)	Consists of (i) 1,300 Akebia Shares and (ii) 40,000 Akebia Shares that can be acquired upon the exercise of options exercisable within 60 days after October 18, 2018.
(10)	Consists of 75,000 Akebia Shares that can be acquired upon the exercise of options exercisable within 60 days after October 18, 2018.
(11)	Consists of (i) 21,499 Akebia Shares and (ii) 30,000 Akebia Shares that can be acquired upon the exercise of options exercisable within 60 days after October 18, 2018.
(12)	Consists of (i) 5,000 Akebia Shares and (ii) 40,000 Akebia Shares that can be acquired upon the exercise of options exercisable within 60 days after October 18, 2018.
(13)	Cynthia Smith joined the Akebia Board on August 28, 2018.
(14)	Consists of (i) 1,500 Akebia Shares and (ii) 77,525 Akebia Shares that can be acquired upon the exercise of options exercisable within 60 days after October 18, 2018.
(15)

Includes (i) 3,465,234 Akebia Shares and (ii) 1,566,443 Akebia Shares granted to our directors and executive officers that can be acquired upon the exercise of options exercisable within 60 days after October 18, 2018.

LEGAL MATTERS

The validity of the Akebia Shares to be issued pursuant to the Merger is passed upon for Akebia by Latham & Watkins LLP, counsel to Akebia, 200 Clarendon Street, Boston, Massachusetts 02116. Goodwin Procter LLP, counsel to Keryx, 100 Northern Avenue, Boston, Massachusetts 02210, is delivering an opinion as to certain tax matters.

EXPERTS

The consolidated financial statements of Akebia Therapeutics, Inc. appearing in Akebia Therapeutics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Keryx incorporated herein by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of UHY LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

KERYX ANNUAL MEETING SHAREHOLDER PROPOSALS

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for Keryx’s next annual meeting. In order to be considered timely, such proposal must be received by Keryx at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210, no later than January 31, 2019. Shareholders are advised to submit any shareholder proposal by certified mail, return receipt requested.

Keryx’s amended and restated bylaws require shareholders to provide advance notice of any shareholder director nomination(s) and any other matter a shareholder wishes to present for action at an annual meeting of shareholders (other than matters to be included in Keryx’s proxy statement, which are discussed in the previous paragraph). In order to properly nominate a director at or bring other business before an annual meeting, Keryx’s amended and restated bylaws require, among other things, that the shareholder submit written notice thereof complying with Keryx’s amended and restated bylaws to Keryx’s Corporate Secretary, at the above address, not less than 120 days nor more than 150 days prior to the anniversary of the preceding year’s annual meeting. Therefore, Keryx must receive notice of a shareholder nominee or other proposal submitted (other than pursuant to Rule 14a-8 (as discussed above)) for its 2019 annual meeting of shareholders no sooner than January 30, 2019, and no later than March 1, 2019. If a shareholder fails to provide timely notice of a proposal to be presented at Keryx’s 2019 annual meeting of shareholders, the proxy designated by the Keryx Board will have discretionary authority to vote on any such proposal that may come before the meeting. Shareholders are advised to review the Keryx amended and restated bylaws which also specify requirements as to the form and content of a shareholder’s notice as well as additional requirements as to the timing of any such notice in certain circumstances.

AKEBIA ANNUAL MEETING SHAREHOLDER PROPOSALS

Inclusion of Proposals in Akebia’s Proxy Statement and Proxy Card under the SEC’s Rules

For a proposal to be considered for inclusion in the proxy statement and form of proxy for Akebia’s 2019 annual meeting of shareholders, a written proposal must be received by Akebia’s Secretary at Akebia’s principal executive offices no earlier than the close of business on February 14, 2019 (the 120th day prior to the anniversary date of the prior year’s annual meeting of shareholders) and no later than the close of business on March 16, 2019 (the 90th day prior to the anniversary date of the prior year’s annual meeting of shareholders) and must provide the information required by the Akebia bylaws with respect to each matter the shareholder proposes to bring before the 2019 annual meeting of shareholders. If Akebia changes the date of the 2019 annual meeting of shareholders by more than 30 days from the date of Akebia’s 2018 annual meeting of the shareholders, a written proposal must be received by Akebia at its principal executive offices no later than the close of business on the tenth day after the day on which notice or public disclosure of the date of the 2019 annual meeting of shareholders is first provided. Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received no later than 5:30 p.m. Eastern Time, December 31, 2018.

Nomination of Director Candidates and Proposals Not Intended for Inclusion in Proxy Materials

The Akebia bylaws provide that, for shareholder nominations to the Akebia Board or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Secretary at Akebia Therapeutics, Inc., 245 First Street, Cambridge, MA 02142. To be timely for the 2019 annual meeting of shareholders, the shareholder’s notice must be delivered to Akebia not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting of shareholders, except that if the 2019 annual meeting of shareholders is set for a date that is more than 30 days before or after such anniversary date, Akebia must receive the notice not later than the close of business on or before the tenth day following the day on which Akebia first provides notice or public disclosure of the date of the meeting. Assuming the date of the 2019 annual meeting of shareholders is not so advanced or delayed, shareholders who wish to make a proposal or a director nomination for the 2019 annual meeting of shareholders must notify Akebia no earlier than February 14, 2019 and no later than March 16, 2019. Such notice must provide the information required by Akebia bylaws with respect to each matter the shareholder proposes to bring before the 2019 annual meeting of shareholders. Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received no later than 5:30 p.m. Eastern Time, December 31, 2018.

The foregoing summary of Akebia’s shareholder nomination and proposal procedures is not complete and is qualified in its entirety by reference to the full text of the Akebia bylaws that has been publicly filed with the SEC and is available at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows Keryx and Akebia to incorporate certain information into this joint proxy statement/prospectus by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except as set forth below. The documents that are incorporated by reference contain important information about Keryx and Akebia and you should read this document together with any other documents incorporated by reference in this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the following documents that have previously been filed with the SEC by Keryx (File No. 000-30929) and Akebia (File No. 001-36352), in each case excluding any information furnished but not filed pursuant to the rules promulgated under the Exchange Act:

Keryx SEC Filings (File No. 000-30929)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2017

Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2018, and June 30, 2018

Current Reports on Form 8-K, excluding any information furnished but not filed pursuant to the rules promulgated under the Exchange Act.	Filed on October 25, 2018, October 1, 2018, July 20, 2018, July 3, 2018, June 28, 2018, June 15, 2018, May 25, 2018, May 10, 2018, April 30, 2018, February 16, 2018 and February 7, 2018

Keryx’s Description of Capital Stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on June 28, 2000 and including any amendments or reports filed for the purpose of updating such description.

Akebia SEC Filings (File No. 001-36352)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2017

Portions of the Proxy Statement on Schedule 14A incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017	Filed on April 30, 2018

Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2018, and June 30, 2018

Current Reports on Form 8-K, excluding any information furnished but not filed pursuant to the rules promulgated under the Exchange Act.	Filed on October 1, 2018, August 28, 2018, March 26, 2018, April 12, 2018, June 15, 2018, and June 28, 2018

Any description of Akebia Shares contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

In addition, Keryx and Akebia are each incorporating by reference any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the Keryx Special Meeting and the Akebia Special Meeting, as the case may be. Such documents are considered to be part of this joint proxy statement/prospectus, effective as of the date such documents are filed with the SEC.

Keryx and Akebia file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain the information incorporated by reference and any other materials Keryx or Akebia files with the SEC without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 186 of this joint proxy statement/prospectus.

Neither Keryx nor Akebia has authorized anyone to give any information or make any representation about the Merger, the Merger Agreement or the transactions contemplated thereby, including any of the proposals set forth herein, that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

WHERE YOU CAN FIND MORE INFORMATION

Akebia and Keryx file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Keryx’s SEC filings are also available over the Internet at the SEC’s website at www.sec.gov and under the heading “Investors & Media” on Keryx’s corporate website at www.keryx.com. Akebia’s SEC filings are also available over the Internet at the SEC’s website at www.sec.gov and under the heading “Investors” on Akebia’s corporate website at www.akebia.com. By referring to Keryx’s and Akebia’s websites and the SEC’s website, Akebia and Keryx do not incorporate any such website or its contents into this joint proxy statement/prospectus. Keryx Shares are listed on The Nasdaq Capital Market under the trading symbol of “KERX” and Akebia Shares are listed on The Nasdaq Global Market under the trading symbol “AKBA.”

Akebia has engaged MacKenzie as its proxy solicitor for the Akebia Special Meeting. Any questions about the Merger, requests for additional copies of documents or assistance submitting a proxy or voting your Akebia Shares may be directed to MacKenzie by mail at 1407 Broadway, 27th Floor, New York, NY 10018 or via email at proxy@mackenziepartners.com. Akebia shareholders may call MacKenzie toll-free at (800) 322-2885.

Keryx has engaged Georgeson as its proxy solicitor for the Keryx Special Meeting. Any questions about the Merger, requests for additional copies of documents or assistance submitting a proxy or voting your Keryx Shares may be directed to Georgeson at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104. Keryx shareholders may call Georgeson toll-free at (888) 680-1525.

Annex A – Merger Agreement and First Amendment to the Merger Agreement

The Agreement and Plan of Merger, dated as of June 28, 2018, as amended on October 1, 2018 (and as amended from time to time, the “Agreement”), contains representations, warranties and covenants that were made only for purposes of the Agreement and as of specific dates; were solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Akebia’s shareholders and Keryx’s shareholders and other investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Akebia, Keryx, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by Akebia or Keryx.

AGREEMENT AND PLAN OF MERGER

by and among

AKEBIA THERAPEUTICS, INC.,

ALPHA THERAPEUTICS MERGER SUB, INC.,

and

KERYX BIOPHARMACEUTICALS, INC.

Dated June 28, 2018

ARTICLE 1 THE MERGER		A-2

1.01	The Merger	A-2
1.02	Closing	A-2
1.03	Effective Time	A-2
1.04	Effects of the Merger	A-2
1.05	Certificate of Incorporation and Bylaws of the Surviving Corporation	A-2
1.06	Directors and Officers of Surviving Corporation	A-2
1.07	Treatment of Keryx Shares and Keryx Equity Awards	A-3
1.08	Closing of the Keryx Transfer Books	A-4
1.09	Exchange Fund; Exchange of Certificates	A-4
1.10	Withholding	A-6
1.11	Adjustments to Prevent Dilution	A-7
1.12	Further Action	A-7
1.13	Post-Merger Operations	A-7

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF KERYX		A-8

2.01	Organization and Corporate Power	A-8
2.02	Authorization; Valid and Binding Agreement	A-8
2.03	Capital Stock	A-8
2.04	Subsidiaries	A-9
2.05	No Breach	A-10
2.06	Consents, etc	A-10
2.07	SEC Reports; Disclosure Controls and Procedures	A-10
2.08	No Undisclosed Liabilities	A-12
2.09	Absence of Certain Developments	A-12
2.10	Compliance with Laws	A-12
2.11	Title to Properties	A-13
2.12	Tax Matters	A-13
2.13	Contracts and Commitments	A-15
2.14	Intellectual Property	A-16
2.15	Litigation	A-18
2.16	Insurance	A-19
2.17	Employee Benefit Plans	A-19
2.18	Environmental Compliance and Conditions	A-20
2.19	Employment and Labor Matters	A-21
2.20	FDA and Regulatory Matters	A-22
2.21	Brokerage	A-24
2.22	Disclosure	A-24
2.23	Ownership of Akebia Shares	A-25
2.25	Opinion	A-25
2.26	No Other Representations and Warranties	A-25

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF AKEBIA AND MERGER SUB		A-25

3.01	Organization and Corporate Power	A-25
3.02	Authorization; Valid and Binding Agreement	A-26
3.03	Capital Stock	A-26
3.04	Subsidiaries	A-27
3.05	No Breach	A-27
3.06	Consents, etc	A-28

A-i

3.07	SEC Reports; Disclosure Controls and Procedures	A-28
3.08	No Undisclosed Liabilities	A-29
3.09	Absence of Certain Developments	A-29
3.10	Compliance with Laws	A-30
3.11	Title to Properties	A-30
3.12	Tax Matters	A-31
3.13	Contracts and Commitments	A-32
3.14	Intellectual Property	A-34
3.15	Litigation	A-36
3.16	Insurance	A-36
3.17	Employee Benefit Plans	A-36
3.18	Environmental Compliance and Conditions	A-38
3.19	Employment and Labor Matters	A-38
3.20	FDA and Regulatory Matters	A-39
3.21	Brokerage	A-41
3.22	Disclosure	A-42
3.23	Ownership of Keryx Shares	A-42
3.25	Opinion	A-42
3.26	Merger Sub	A-42
3.27	No Other Representations and Warranties	A-42

ARTICLE 4 COVENANTS RELATING TO CONDUCT OF BUSINESS		A-43

4.01	Covenants of Keryx	A-43
4.02	Covenants of Akebia	A-45
4.03	No Control of Other Party’s Business	A-48

ARTICLE 5 ADDITIONAL COVENANTS OF THE PARTIES		A-48

5.01	Investigation	A-48
5.02	Registration Statement and Proxy Statement for Shareholder Approval	A-49
5.03	Shareholders’ Meetings	A-50
5.04	Non-Solicitation	A-51
5.05	Regulatory Approvals; Additional Agreements; Performance of Merger Sub	A-54
5.06	Employee and Labor Matters	A-55
5.07	Indemnification of Officers and Directors	A-56
5.08	Public Disclosure	A-57
5.09	NASDAQ Listing of Additional Shares	A-58
5.10	Takeover Laws	A-58
5.11	Section 16	A-58
5.12	Convertible Notes	A-58
5.13	Stockholder Litigation	A-58
5.14	Cooperation	A-58
5.15	Tax Matters	A-59
5.16	Resignation of Directors	A-59

ARTICLE 6 CONDITIONS TO CLOSING		A-59

6.01	Conditions to All Parties’ Obligations	A-59
6.02	Conditions to Akebia’s and Merger Sub’s Obligations	A-59
6.03	Conditions to Keryx’s Obligations	A-60
6.04	Waiver of Conditions	A-61

A-ii

ARTICLE 7 TERMINATION		A-61

7.01	Termination	A-61
7.02	Effect of Termination	A-62
7.03	Termination Fees	A-62

ARTICLE 8 MISCELLANEOUS		A-64

8.01	Expenses	A-64
8.02	Amendment	A-65
8.03	Waiver	A-65
8.04	No Survival of Representations and Warranties	A-65
8.05	Entire Agreement; Counterparts	A-65
8.06	Applicable Law; Jurisdiction	A-66
8.07	Waiver of Jury Trial	A-66
8.08	Assignability	A-66
8.09	No Third Party Beneficiaries	A-66
8.10	Notices	A-66
8.11	Certain Definitions	A-67
8.12	Other Definitional Provisions	A-79
8.13	Severability	A-79
8.14	Specific Performance	A-79

Annex A – Akebia Tax Representation Letter to Latham & Watkins LLP

Annex B – Keryx Tax Representation Letter to Goodwin Procter LLP

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated June 28, 2018, by and among Akebia Therapeutics, Inc. (“Akebia”), a Delaware corporation, Alpha Therapeutics Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Akebia (“Merger Sub”), and Keryx Biopharmaceuticals, Inc., a Delaware corporation (“Keryx”).

WHEREAS, the board of directors of Akebia (the “Akebia Board”) and the board of directors of Keryx (the “Keryx Board”) have each determined that a business combination between Akebia and Keryx presents an opportunity for their respective companies to achieve long-term financial and strategic benefits and accordingly have determined to effect a business combination upon the terms and conditions set forth in this Agreement;

WHEREAS, the Akebia Board and the Keryx Board each propose to effect a business combination pursuant to which Merger Sub will merge with and into Keryx, with Keryx surviving as a wholly-owned direct subsidiary of Akebia, and pursuant to which each share of common stock of Keryx, $0.001 par value per share (a “Keryx Share”) outstanding at the Effective Time will be converted into the right to receive 0.37433 fully paid and non-assessable shares of common stock of Akebia, $0.00001 par value per share (an “Akebia Share”) (such ratio, as such number may be adjusted in accordance with Article 1, the “Exchange Multiplier”), as more fully provided in this Agreement;

WHEREAS, the Keryx Board has determined that this Agreement and the Contemplated Transactions are advisable and in the best interests of Keryx and the holders of Keryx Shares (each, a “Keryx Shareholder”) and, by resolutions duly adopted, has approved and adopted this Agreement and resolved to recommend that the Keryx Shareholders adopt this Agreement;

WHEREAS, the Akebia Board has determined that this Agreement and the Contemplated Transactions, pursuant to which the holders of Akebia Shares (each, an “Akebia Shareholder”) would have a continuing equity interest in the combined businesses through the continued ownership of Akebia Shares, are in the best interests of Akebia and the Akebia Shareholders and, by resolutions duly adopted, has approved and adopted this Agreement and resolved to recommend that the Akebia Shareholders approve the issue of Akebia Shares in connection with the Merger (the “Akebia Recommendation”);

WHEREAS, the board of directors of Merger Sub (the “Merger Sub Board”), by resolutions duly adopted, has approved and adopted this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Akebia’s willingness to enter into this Agreement, a shareholder of Keryx has executed and delivered that certain Voting Agreement, dated as of the date hereof, by and between Akebia and such shareholder (each, a “Voting Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Keryx’s willingness to enter into this Agreement, a shareholder of Akebia has executed and delivered a Voting Agreement between Keryx and such shareholder; and

WHEREAS, certain defined terms used in this Agreement are defined in Section 8.11.

NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE 1

THE MERGER

1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time: Merger Sub shall be merged with and into Keryx (the “Merger”). At the Effective Time, the separate corporate existence of Merger Sub shall cease, and Keryx shall continue as the surviving corporation (the “Surviving Corporation”). The Surviving Corporation shall continue to exist under the laws of the State of Delaware, with all its rights, privileges, immunities, powers and franchises, unaffected by the Merger except as set forth in this Article 2. After the Merger, the Surviving Corporation shall be an indirect wholly-owned subsidiary of Akebia.

1.02 Closing. The closing of the Merger (the “Closing”) shall take place as soon as practicable (and, in any event, within three (3) Business Days) after satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article 6 (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by applicable Law) waiver of such conditions) (such date the “Closing Date”), at the offices of Latham & Watkins LLP, 200 Clarendon Street, Boston, Massachusetts or by facsimile or other electronic transmission of documents, unless another date or place is mutually agreed upon in writing by the parties hereto.

1.03 Effective Time. Subject to the provisions of this Agreement, at the Closing, the parties shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings and recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by Akebia and Keryx in writing and specified in the Certificate of Merger in accordance with the DGCL or as may be required under the Indenture or the Conversion Agreement (the effective time of the Merger being referred to as the “Effective Time”).

1.04 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

1.05 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the certificate of incorporation of Keryx shall, by virtue of the Merger, be amended and restated in its entirety to read as the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time reads, except that all references therein to Merger Sub shall be deemed to be references to the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law and, in all cases, subject to Section 5.07; provided, however, that Article 1 thereof shall read as follows: “The name of the Corporation is Keryx Biopharmaceuticals, Inc.” The bylaws of the Surviving Corporation shall, at the Effective Time, be amended to be the bylaws of Merger Sub, as in effect immediately prior to the Effective Time except that all references therein to Merger Sub shall be deemed to be references to the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law and, in all cases, subject to Section 5.07.

1.06 Directors and Officers of Surviving Corporation. From and after the Effective Time, the initial directors and officers of the Surviving Corporation shall be the directors and executive officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

1.07 Treatment of Keryx Shares and Keryx Equity Awards.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Akebia, Merger Sub, Keryx or any holder of shares thereof:

(i) each Keryx Share held as of the Effective Time by Akebia, Merger Sub or by Keryx as treasury shares (collectively, the “Excluded Shares”) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) each Keryx Share held as of the Effective Time by any Subsidiary of either Keryx or Akebia (other than Merger Sub) (collectively, the “Recap Shares”) shall be converted into and become such number of validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Surviving Corporation such that each such Subsidiary owns the same percentage of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned of Keryx immediately prior to the Effective Time; and

(iii) subject to Section 1.11, each Keryx Share outstanding immediately prior to the Effective Time (other than the Keryx Restricted Shares that shall be converted into Rollover Restricted Shares pursuant to Section 1.07(b), the Excluded Shares and the Recap Shares) shall be canceled and converted into the right to receive 0.37433 fully paid and non-assessable Akebia Shares.

The aggregate number of Akebia Shares issuable pursuant to Section 1.07(a)(iii) is referred to as the “Merger Consideration.”

(b) At the Effective Time and subject to Section 1.11:

(i) (x) each Keryx Restricted Share award, to the extent then outstanding and subject to restrictions (including vesting), other than those restrictions that accelerate or lapse as a result of the Effective Time, shall automatically, without any action on the part of the holders thereof, be cancelled and converted into, as of the Effective Time, and thereafter evidence an Akebia RSU award with respect to that number of Akebia Shares that is equal to the product of (A) the number of Keryx Shares subject to such Keryx Restricted Share award as of immediately prior to the Effective Time, multiplied by (B) the Exchange Multiplier (after such conversion, “Rollover Restricted Shares”) and (y) each Keryx Share that is the subject of a Keryx Restricted Share award, to the extent then outstanding and whose restrictions (including vesting) accelerate or lapse as a result of the Effective Time, shall automatically, without any action of the part of the holders thereof, be treated in the same manner as such other Keryx Shares as provided in Section 1.07(a)(iii); and

(ii) each option to acquire Keryx Shares granted under a Keryx Equity Plan (a “Keryx Option”), to the extent then outstanding and unexercised, shall automatically, without any action on the part of the holders thereof, be cancelled and converted into and thereafter evidence an option to acquire Akebia Shares with respect to that number of Akebia Shares that is equal to the product of (A) the number of Keryx Shares subject to such Keryx Option as of immediately prior to the Effective Time, multiplied by (B) the Exchange Multiplier, rounded down to the nearest whole number of Akebia Shares (after such conversion, “Rollover Options”), at an exercise price per Akebia Share equal to the quotient obtained by dividing (x) the per share exercise price of Keryx Options by (y) the Exchange Multiplier, rounded up to the nearest whole cent. To the extent that Section 409A or Section 421(a) of the Internal Revenue Code of 1986, as amended (the “Code”), applies to any such Keryx Option, the foregoing adjustment will be subject to such modifications, if any, as are required to cause the substitution contemplated by this Section 1.07(b)(ii) to be made in a manner consistent with Section 409A or Section 421(a) of the Code, as applicable.

Following the Effective Time, each Rollover Restricted Share and Rollover Option shall be subject to the same terms and conditions as had applied to the corresponding Keryx Restricted Share or Keryx Option as of immediately prior to the Effective Time, except for such terms rendered inoperative by reason of the Merger, subject to such adjustments as reasonably determined by Akebia and Keryx to be necessary or appropriate to give effect to the conversion or the Merger. Prior to the Effective Time, the parties shall take all actions that Akebia and Keryx determine are reasonably necessary or desirable to effectuate the provisions of this Section 1.07(b), including obtaining board or committee consents or adopting or assuming a Keryx Equity Plan by Akebia and, if requested by Akebia, terminating any Keryx Equity Plan effective as of the Effective Time. Each party shall provide the other party with drafts of, and a reasonable opportunity to comment upon, all resolutions and other documents as may be required to effectuate the provisions of this Section 1.07(b). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional Akebia Shares was not separately bargained-for consideration but merely represents mechanical rounding off for purposes of avoiding the expense and inconvenience to Akebia that would otherwise be caused by the issuance of fractional Akebia Shares.

(c) No fractional Akebia Shares shall be issued in connection with the Merger, no dividends or distributions of Akebia shall relate to such fractional share interests, no certificates for any such fractional shares shall be issued, and such fractional share interests shall not entitle the owner thereof to vote or to any rights as an Akebia Shareholder. Any Keryx Shareholder who would otherwise be entitled to receive a fraction of an Akebia Share (including a restricted Akebia Share) pursuant to the Merger (after taking into account all Keryx Shares held immediately prior to the Effective Time by such holder) shall, in lieu of such fraction of a share and upon surrender of such Certificate or Book-Entry Shares, be paid in cash the dollar amount determined in accordance with Section 1.09(d).

(d) All calculations performed pursuant to the terms of this Agreement shall be calculated to four decimal places (0.0001), where applicable.

(e) At the Effective Time, by virtue of the Merger and without any action on the part of Akebia, Merger Sub, Keryx or any holder of shares thereof, each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation and, together with the shares described in Section 1.07(a)(ii), shall constitute the only outstanding shares of common stock of the Surviving Corporation.

(f) In accordance with Section 262 of the DGCL, no appraisal rights shall be available to the Keryx Shareholders in connection with the Merger.

1.08 Closing of the Keryx Transfer Books. At the Effective Time (i) (A) each certificate formerly representing any Keryx Share (other than an Excluded Share) (each a “Certificate”) and (B) each uncertificated Keryx Share (“Book-Entry Share”) (other than an Excluded Share) shall cease to be outstanding and in either case shall represent only the right to receive Akebia Shares (and cash in lieu of any fractional Akebia Shares) as contemplated by Section 1.07 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.09(e) and all holders of Certificates or Book-Entry Shares shall cease to have any rights as Keryx Shareholders; and (ii) the stock transfer books of Keryx shall be closed with respect to all Keryx Shares outstanding immediately prior to the Effective Time. No further transfer of any such Keryx Shares shall be made on such stock transfer books after the Effective Time. If after the Effective Time, a valid Certificate is presented to the Exchange Agent, to the Surviving Corporation or to Akebia, such Certificate shall be cancelled and shall be exchanged as provided in this Article 1.

1.09 Exchange Fund; Exchange of Certificates.

(a) Akebia shall designate American Stock Transfer & Trust Company, LLC to act as exchange agent in the Merger (the “Exchange Agent”) for the payment and delivery of the Merger Consideration pursuant to an exchange agent agreement reasonably acceptable to Keryx. At or prior to the Effective Time, Akebia shall cause to be deposited with the Exchange Agent, for the benefit of the Keryx Shareholders, for exchange in accordance with this Article 1 through the Exchange Agent, on behalf of itself, the maximum number of Akebia Shares that become issuable pursuant to Section 1.07(a)(iii) for delivery to the Merger Consideration recipients entitled thereto (such Akebia Shares being the “Exchange Fund”).

(b) At the Effective Time and without any action on the part of any holder, all Book-Entry Shares shall be deemed surrendered to the Exchange Agent, and Akebia shall cause the Exchange Agent to (i) deliver to each holder of Book-Entry Shares that number of uncertificated whole Akebia Shares that the holder is entitled to receive pursuant to this Article 1 and cancel such Book-Entry Shares and (ii) mail to each holder of Book-Entry Shares a check in the amount of any cash payable in respect of such holder Book-Entry Shares pursuant to Section 1.09(d).

(c) Akebia shall cause the Exchange Agent to mail to the record holders of Certificates (other than holders of Recap Shares and Excluded Shares) (i) a letter of transmittal in customary form and containing such provisions as Akebia and Keryx may reasonably specify (including a provision confirming that delivery of Certificates shall be effected, and risk of loss and title to Keryx Shares shall pass, only upon delivery of such Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of Certificates in exchange for the Akebia Shares, as provided in Section 1.07(a). Upon surrender of a Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Akebia, (A) the holder of such Certificate shall be entitled to receive in exchange a certificate or evidence of shares in book-entry form representing the number of whole Akebia Shares that such holder has the right to receive pursuant to the provisions of Section 1.07(a) (and cash in lieu of any fractional Akebia Shares pursuant to Section 1.07(c)) and (B) such Certificate so surrendered shall immediately be canceled. Until surrendered as contemplated by this Section 1.09(c), each Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive Akebia Shares (and cash in lieu of any fractional Akebia Shares pursuant to Section 1.09(d)) as contemplated by this Article 1 and any distribution or dividend with respect to Akebia Shares, the record date for which is after the Effective Time. In the event of a transfer of ownership of Keryx Shares that is not registered in the transfer records of Keryx, a Certificate or evidence of shares in book-entry form representing the proper number of Akebia Shares may be issued to a Person other than the Person in whose name such Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise be in proper form for transfer, and the Person requesting such issuances pays any transfer or other Taxes required by reason of the issuance of the Akebia Shares to a person other than the registered holder of such Keryx Shares or establish to the satisfaction of Akebia that such Taxes have been paid or are not applicable. If any Certificate shall have been lost, stolen or destroyed, Akebia may, in its discretion and as a condition precedent to the issuance of any certificate or evidence of shares in book-entry form representing Akebia Shares, require the owner of such lost, stolen or destroyed Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Akebia may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Akebia or the Surviving Corporation with respect to such Certificate.

(d)

(i) As promptly as practicable following the Effective Time, Akebia shall cause the Exchange Agent to determine the excess of (A) the number of whole Akebia Shares issued and delivered to the Exchange Agent representing the Merger Consideration over (B) the aggregate number of whole Akebia Shares to be distributed to former holders of Keryx Shares pursuant to Section 1.07(a) (determined before taking into account any Akebia Shares withheld under Section 1.10) (such excess, the “Akebia Excess Shares”). Following the Effective Time, Akebia shall cause the Exchange Agent, on behalf of former Keryx Shareholders, to sell the Akebia Excess Shares at then prevailing prices on the NASDAQ Global Market (“NASDAQ”) in the manner provided in Section 1.09(d)(ii).

(ii) The sale of the Akebia Excess Shares by the Exchange Agent shall be executed on the NASDAQ through one (1) or more member firms of the NASDAQ and shall be executed in round lots to the extent practicable. The Exchange Agent shall use commercially reasonable efforts to complete the sale of the Akebia Excess Shares as promptly following the Effective Time as is practicable, consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates and Book-Entry Shares formerly representing Keryx Shares, the Exchange Agent shall hold such proceeds in trust for holders of Keryx

Shares (the “Keryx Shares Trust”). Akebia shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of Akebia Excess Shares. The Exchange Agent shall determine the portion of the Keryx Shares Trust to which each former Keryx Shareholder is entitled, if any, by multiplying that amount of the aggregate net proceeds composing the Keryx Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former Keryx Shareholder is entitled (after taking into account all Keryx Shares held as of immediately prior to the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Keryx Shares are entitled.

(iii) As soon as reasonably practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates and Book-Entry Shares formerly representing Keryx Shares with respect to any fractional share interest, the Exchange Agent shall make available such amounts to such holders of Certificates and Book-Entry Shares, subject to and in accordance with the terms of this Section 1.09.

(e) All Akebia Shares to be issued and delivered to the Exchange Agent pursuant to this Section 1.09 shall be deemed issued and outstanding as of the Effective Time, and if a dividend or other distribution is declared by Akebia in respect of Akebia Shares, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all Akebia Shares issuable pursuant to this Agreement. No dividends or other distributions declared or made with respect to the Akebia Shares with a record date after the Effective Time shall be paid to the holder of an unsurrendered Certificate with respect to the Akebia Shares that such holder has the right to receive pursuant to the Merger until such holder surrenders such Certificate in accordance with this Section 1.09. All such dividends and other distributions shall be paid by Akebia to the Exchange Agent after deduction of any applicable Taxes and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Section 1.09. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to the recordholder thereof, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such Akebia Shares and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such Akebia Shares with a record date after the Effective Time but with a payment date subsequent to surrender.

(f) Any portion of the Exchange Fund that remains undistributed to holders of Certificates as of the date one (1) year after the Closing Date shall be delivered to Akebia upon demand, and any holders of Certificates who have not theretofore surrendered their Certificates to the Exchange Agent in accordance with Section 1.09(c), as well as any holders of Book-Entry Shares who have not theretofore cashed any check payable to them in accordance with Section 1.09(d), shall thereafter look only to Akebia for satisfaction of their claims for Akebia Shares, cash in lieu of fractional Akebia Shares and any dividends or distributions with respect to Akebia Shares, subject to applicable abandoned property law, escheat law or similar Law.

(g) None of Akebia, Merger Sub or the Surviving Corporation or any of their respective Affiliates shall be liable to any current or former Keryx Shareholder or to any other Person with respect to any Akebia Shares (or dividends or distributions with respect thereto), or for any cash amounts, properly delivered to any public official in compliance with any applicable abandoned property law, escheat law or similar Law. If any Certificate shall not have been surrendered prior to five (5) years after the Closing Date (or immediately prior to such earlier date on which any Akebia Shares or any dividends or other distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any Governmental Body), any Akebia Shares issuable upon the surrender of, or any dividends or other distributions in respect of, such Certificate shall, to the extent permitted by applicable Law, become the property of Akebia, free and clear of all claims or interest of any Person previously entitled thereto.

1.10 Withholding. Each of Keryx, Akebia, the Surviving Corporation, the Exchange Agent and any other applicable withholding agent shall be entitled to deduct or withhold such amounts as it determines, in its sole discretion, are necessary to cover all required withholdings from the amounts payable (including Akebia Shares deliverable) under this Agreement and any other agreement or arrangements entered into in connection therewith in accordance with the Code and any other applicable Law. Any such withheld or deducted amount shall be timely paid over to the appropriate Governmental Body and treated as though such amount had been paid to the Person in respect of whom such withholding was determined to be necessary. Any compensatory payments contemplated to be made hereunder shall be made through the payroll procedures of the applicable Person.

1.11 Adjustments to Prevent Dilution. Without limiting the other provisions of this Agreement, in the event that Keryx changes the number of Keryx Shares issued and outstanding prior to the Effective Time or Akebia changes the number of Akebia Shares issued and outstanding prior to the Effective Time, in either case, as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the consideration paid in accordance with this Agreement, including the Exchange Multiplier, shall be equitably adjusted to reflect such change.

1.12 Further Action. If, at any time after the Effective Time, any further action is determined by Akebia or Keryx to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to rights and property of Merger Sub and Keryx, the officers and directors of Akebia shall be further authorized to take such action. Akebia and the Surviving Corporation also shall take such further actions as may be necessary or desirable to ensure that the Exchange Agent sends out the letters of transmittal to the Keryx Shareholders and issues certificates or evidence of shares in book-entry form representing Akebia Shares to such shareholders in accordance with Section 1.09.

1.13 Post-Merger Operations.

(a) Akebia shall take all necessary corporate action to cause, as of the Effective Time, an increase in the size of the Akebia Board to nine (9) directors, comprised of (i) four (4) directors designated by the Akebia Board, each of whom shall be a director of Akebia immediately prior to the date hereof and be reasonably acceptable to Keryx (the “Continuing Directors”), (ii) four (4) directors designated by the Keryx Board, each of whom shall be a director of Keryx immediately prior to the date hereof and be reasonably acceptable to Akebia (the “Keryx Board Designees”) and (iii) one (1) additional director to be designated by the Keryx Board (the “Additional Director”), who shall serve as the chairperson and be reasonably acceptable to Akebia, in each case subject to each individual’s ability and willingness to serve and who shall serve until such individual’s successor is duly elected or appointed and qualified in accordance with applicable Law; provided, that the Keryx Board Designees may choose (who shall be reasonably acceptable to Akebia) to select the chairperson from amongst the Keryx Board Designees and in such an event such Keryx Board Designee shall serve as chairperson and the Continuing Directors and the Keryx Board Designees will select the Additional Director, who shall be a person not on either the Akebia Board or the Keryx Board as of the date hereof. Such designees, including the appointment of the chairperson, shall be identified promptly following the date hereof and, in any event, in advance of and for inclusion in the Joint Proxy Statement. In the event any designee becomes unable or unwilling to serve prior to the Effective Time on the Akebia Board in the role identified, a replacement for such designee shall be determined prior to the Effective Time in accordance with the principles set forth in this Section 1.13(a). Promptly following the signing, and in any event prior to the filing of the Joint Proxy Statement, Akebia and Keryx shall work in good faith to equitably allocate designees among the three Classes of directors.

(b) Akebia shall take all necessary action to cause, as of the Effective Time, John Butler to continue to serve as the Chief Executive Officer of Akebia. In the event that John Butler is not the Chief Executive Officer of Akebia immediately prior to the Effective Time, Akebia will select another individual reasonably acceptable to Keryx to be appointed as Chief Executive Officer of Akebia as of the Effective Time.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF KERYX

Except as otherwise disclosed in (a) Keryx SEC Documents filed at least twenty-four (24) hours prior to the date of this Agreement (excluding any disclosures in “risk factors” or otherwise relating to forward-looking statements to the extent that they are cautionary, predictive or forward-looking in nature) or (b) the confidential disclosure letter delivered by Keryx to Akebia prior to the execution and delivery of this Agreement (the “Keryx Disclosure Letter”), Keryx represents and warrants to Akebia as follows:

2.01 Organization and Corporate Power. Keryx is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Each of Keryx and its Subsidiaries has all requisite corporate power and authority and all authorizations, licenses and Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to hold such authorizations, licenses and Permits would not constitute a Keryx Material Adverse Effect. Each of Keryx and its Subsidiaries is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified, authorized or in good standing would not constitute a Keryx Material Adverse Effect. True and complete copies of the certificate of incorporation and bylaws of Keryx (including an amendment to such bylaws approved by the Keryx Board to include an exclusive forum bylaw prior to the date hereof) and the organizational documents of each Subsidiary of Keryx (the “Keryx Organizational Documents”), each as in effect as of the date hereof, have been heretofore made available to Akebia.

2.02 Authorization; Valid and Binding Agreement. Keryx has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the Contemplated Transactions, subject, in the case of the Merger, to the receipt of the affirmative vote of a majority of the issued and outstanding Keryx Shares entitled to vote thereon in favor of the adoption of this Agreement and approval of the Merger (the “Keryx Shareholder Approval”). The Keryx Board has unanimously (i) approved the execution, delivery and performance of this Agreement, (ii) determined that the terms of this Agreement, the Merger and the Contemplated Transactions are fair to, and in the best interests of, Keryx and its shareholders, (iii) declared this Agreement advisable and (iv) resolved to recommend that the Keryx Shareholders adopt this Agreement (the “Keryx Recommendation”). The Keryx Board has directed that Keryx submit the adoption of this Agreement to a vote at the Keryx Shareholders’ Meeting. As of the date of this Agreement, such approvals, determinations, declarations, resolutions and directions are valid and have not been amended or withdrawn. Assuming the accuracy of the representations and warranties in Section 3.23, to the Knowledge of Keryx, no Takeover Law applies to this Agreement or the Contemplated Transactions. Except for the Keryx Shareholder Approval, no other corporate proceeding, including pursuant to the Laws of the State of Delaware or the listing standards of the NASDAQ Global Market, on the part of Keryx is necessary to authorize or adopt this Agreement or to consummate the Merger and the Contemplated Transactions (except for the filing of the appropriate merger documents as required by applicable Law). Keryx has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Akebia and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

2.03 Capital Stock.

(a) The authorized capital stock of Keryx consists of 230,000,000 Keryx Shares and 5,000,000 shares of preferred stock, $0.001 par value per share, of which, as of June 22, 2018 (the “Measurement Date”), 120,378,658 Keryx Shares (including Keryx Restricted Shares) and no shares of preferred stock were issued and outstanding.

(b) Section 2.03(b) of the Keryx Disclosure Letter sets forth a true and complete list as of the Measurement Date of the outstanding Keryx Options and Keryx Restricted Shares, including, with respect to each award of Keryx Options or Keryx Restricted Shares, (i) the number of Keryx Shares subject thereto (which number represents, for outstanding awards subject to performance-based vesting under a Keryx Equity Plan, the “maximum” level), (ii) the holder thereof (redacted names acceptable), (iii) the date of grant, (iv) the exercise price (if any), (v) the vesting schedule and/or other vesting provisions, including any accelerated vesting conditions, (vi) with respect to each Keryx Restricted Share award, whether an election under Section 83(b) of the Code was filed and (vii) with respect to each Keryx Option, whether such Keryx Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code; and, as of the Measurement Date, there are no other Keryx Options, Keryx Restricted Shares or other equity or equity-based awards outstanding and Keryx has granted no other such awards since the Measurement Date and prior to the date of this Agreement or changed the vesting or other terms and conditions applicable thereto except as expressly provided in this Agreement.

(c) As of the close of business on the Measurement Date, there were 35,582,335 Keryx Shares subject to issuance upon conversion of the outstanding Zero Coupon Convertible Senior Notes due 2021 of Keryx (the “Convertible Notes”). All of the outstanding Convertible Notes have been duly authorized by all necessary corporate action and were issued in accordance with the terms of the Indenture and applicable Laws. The Baupost Group Securities, L.L.C. (“Baupost”) has represented to Keryx that it was (directly or through its Affiliates) the sole holder of Convertible Notes as of the close of business on the Measurement Date.

(d) All of the outstanding Keryx Shares have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive or similar rights. All of the issued and outstanding Keryx Shares were issued in compliance with all applicable Laws concerning the issuance of securities. Except as referred to in this Section 2.03 or as set forth in Section 2.03(d) of the Keryx Disclosure Letter, Keryx does not have any other equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by Keryx. Except as referred to in this Section 2.03 or as set forth in Section 2.03(d) of the Keryx Disclosure Letter, there are no outstanding (i) shares of capital stock or other equity interests or voting securities of Keryx, (ii) securities convertible or exchangeable, directly or indirectly, into capital stock of Keryx, (iii) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts that require Keryx to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock of Keryx, (iv) stock appreciation, phantom stock, profit participation or similar rights with respect to Keryx or (v) bonds, debentures, notes or other indebtedness of Keryx having the right to vote on any matters on which Keryx Shareholders may vote.

(e) [Reserved.]

(f) All of the outstanding Keryx Options and Keryx Restricted Shares have been duly authorized by all necessary corporate action and were granted in accordance with the terms of all applicable Keryx Equity Plans and applicable Laws.

2.04 Subsidiaries. Section 2.04 of the Keryx Disclosure Letter lists all of the Subsidiaries of Keryx, and for each Subsidiary, the state or country of formation and each jurisdiction in which such Subsidiary is qualified or licensed to do business. Each of the Subsidiaries of Keryx is a corporation or other entity duly organized, validly existing and in good standing (to the extent such concept exists in such jurisdiction) under the laws of the jurisdiction of its incorporation or organization. All of the outstanding shares of capital stock or equivalent equity interests of each of Keryx’s Subsidiaries have been validly issued, are fully paid and nonassessable, and are owned of record and beneficially, directly or indirectly, by Keryx free and clear of all Liens (other than Permitted Liens). None of Keryx’s Subsidiaries has any other equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing. There are not outstanding or authorized any options or other rights to acquire from any of Keryx’s Subsidiaries, or any obligations of any of Keryx’s Subsidiaries to issue, any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of any of Keryx’s Subsidiaries (collectively, “Keryx Subsidiary Securities”). There are no outstanding obligations of Keryx or its Subsidiaries to repurchase, redeem, or otherwise acquire any Keryx Subsidiary Securities, and there are no other options, calls, warrants, or other rights, relating to Keryx Subsidiary Securities to which Keryx or its Subsidiaries is a party. Except for the capital stock or other equity or voting interests of its Subsidiaries, Keryx does not own, directly or indirectly, any capital stock or other equity or voting interests in any person.

2.05 No Breach. Except as set forth in Section 2.05 of the Keryx Disclosure Letter, with respect to clause (i), for any conflicts, violations, breaches, defaults or other occurrences which would not (A) constitute a Keryx Material Adverse Effect, (B) prevent or materially delay consummation of the Merger, or (C) otherwise prevent or materially delay performance by Keryx of any of its material obligations under this Agreement, the execution, delivery and performance of this Agreement by Keryx and, subject to obtaining the Keryx Shareholder Approval, the consummation of the Contemplated Transactions do not (i) conflict with or violate the Keryx Organizational Documents or the organizational documents of a Keryx Subsidiary, (ii) assuming all consents, approvals, authorizations and other actions described in Section 2.06 have been obtained and all filings and obligations described in Section 2.06 have been made, conflict with or violate any Law, statute, rule or regulation or order, judgment or decree to which Keryx, its Subsidiaries or any of its or their properties or assets is subject or (iii) in any material respect: conflict with or result in any breach of, constitute a default under, result in a violation of, give rise to a right of termination, cancellation or acceleration under, give rise to any penalties, repayment obligations, special assessments or additional payments under, result in the creation of any Lien upon any assets of Keryx pursuant to, or require any authorization, consent, waiver, approval, filing, exemption or other action by or notice to any court, other Governmental Body or other third party or Person pursuant to, the provisions of any Keryx Material Contract.

2.06 Consents, etc. Except for (i) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder (the “Exchange Act”), (iii) the filing of the Registration Statement under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Securities Act”), (iv) any filings required under state securities Laws, (v) any filings required by NASDAQ, (vi) the filing of the Certificate of Merger, (vii) the filing of all material applications, consents, approvals, authorizations and notices, as required by the FDA, the DEA and any other federal, state, local or foreign Governmental Body that is concerned with or regulates the marketing, sale, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products or medical devices or is concerned with or regulates public health care programs, (viii) any filings of appropriate documents with the relevant authorities of other states in which Keryx or any of its Subsidiaries is qualified to do business, in each case, which have or will be made and (ix) any filings the failure of which to make would not (A) prevent or materially delay consummation of the Merger or (B) otherwise prevent or materially delay performance by Keryx of any of its material obligations under this Agreement, Keryx is not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the Contemplated Transactions. Other than as stated above, no consent, approval or authorization of any Governmental Body is required to be obtained by Keryx in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions, except for those consents, approvals and authorizations the failure of which to obtain would not (A) prevent or materially delay consummation of the Merger, or (B) otherwise prevent or materially delay performance by Keryx of any of its material obligations under this Agreement.

2.07 SEC Reports; Disclosure Controls and Procedures.

(a) Keryx has timely filed or furnished all reports and other documents with the SEC required to be filed or furnished by Keryx since December 31, 2015 (such reports or documents, the “Keryx SEC Documents”).

No Subsidiary of Keryx is required to file or furnish, or files or furnishes, any form, report or other document with the SEC. Except as set forth in Section 2.07 of the Keryx Disclosure Letter, as of their respective filing dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such most recent applicable amendment, supplement or superseding filing): (i) each of the Keryx SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), each as in effect on the date so filed or furnished, and (ii) none of the Keryx SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements (including related notes, if any) contained in the Keryx SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC); and (iii) fairly presented in all material respects the consolidated financial position of Keryx and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Keryx and its consolidated Subsidiaries for the periods covered thereby (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal and recurring year-end audit adjustments not material in amount).

(c) Keryx has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a–15(f) and 15d–15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. Keryx (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act) to provide reasonable assurance that all information required to be disclosed by Keryx in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Keryx’s management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed, based on its most recent evaluation of its disclosure controls and procedures and internal control over financial reporting prior to the date of this Agreement, to Keryx’s auditors and the audit committee of the Keryx Board (A) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect Keryx’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Keryx’s internal control over financial reporting. Since December 31, 2015, any material change in internal control over financial reporting required to be disclosed in any Keryx SEC Document has been so disclosed.

(d) Since December 31, 2015, neither Keryx nor any of its Subsidiaries nor, to the Knowledge of Keryx, any director, officer, employee, auditor, accountant or representative of Keryx or any of its Subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Keryx or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Keryx or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

(e) As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Keryx SEC Documents and none of the Keryx SEC Documents is the subject of ongoing SEC review. There are no SEC inquiries or investigations pending, or to the Knowledge of Keryx, threatened, in each case regarding any accounting practices of Keryx.

(f) Keryx is not a party to, and has no commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Keryx, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance-sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Keryx in Keryx’s published financial statements or other Keryx SEC Documents.

2.08 No Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the unaudited consolidated balance sheet of Keryx as of March 31, 2018, that is included in the Keryx SEC Documents; (ii) as incurred after the date thereof in the ordinary course of business consistent with past practice, (iii) arising out of or in connection with this Agreement or the Contemplated Transactions or (iv) as set forth in Section 2.08 of the Keryx Disclosure Letter, Keryx, together with its Subsidiaries, does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, in each case required by GAAP to be reflected or reserved against in the consolidated balance sheet of Keryx and its Subsidiaries (or disclosed in the notes to such balance sheet) that would have a material impact on Keryx.

2.09 Absence of Certain Developments. From the Keryx Balance Sheet Date to the date hereof, there has not been any Keryx Material Adverse Effect. Except as set forth in Section 2.09 of the Keryx Disclosure Letter, in connection with the Contemplated Transactions, since the Keryx Balance Sheet Date, Keryx has carried on and operated its business in all material respects in the ordinary course of business consistent with past practice, and neither Keryx nor its Subsidiaries has taken, committed or agreed to take any actions that would have been prohibited by Section 4.01(b) if such covenants had been in effect as of the Keryx Balance Sheet Date.

2.10 Compliance with Laws.

(a) Keryx and its Subsidiaries are, and have been since January 1, 2015, in compliance with all Laws applicable to them, any of their properties or other assets or any of their business or operations (except for such past noncompliance as has been remedied and imposes no continuing obligations or costs on Keryx) and except where any noncompliance would not have a Keryx Material Adverse Effect.

(b) Since January 1, 2015, (i) neither Keryx nor any of its Subsidiaries has received any written notice from any Governmental Body that alleges or relates to (A) any material violation or noncompliance (or reflects that Keryx or any of its Subsidiaries is under investigation or the subject of an inquiry by any such Governmental Body for such alleged noncompliance) with any applicable Law or (B) any fine, assessment or cease and desist order, or the suspension, revocation or limitation or restriction of any Keryx Permit and (ii) neither Keryx nor any of its Subsidiaries has entered into any agreement or settlement with any Governmental Body with respect to its alleged noncompliance with, or violation of, any applicable Law.

(c) Since January 1, 2015, Keryx and each of its Subsidiaries have timely filed all regulatory reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Body, including state health and regulatory authorities and any applicable federal regulatory authorities, and have timely paid all fees and assessments due and payable in connection therewith, except where the failure to make such filings or pay such fees and assessments would not have a material impact on Keryx.

(d) Keryx and each of its officers and directors (in their capacities as such) is in material compliance with, and has complied in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act (“Sarbanes-Oxley”) or the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of the NASDAQ Global Market.

(e) Except as would not have a Keryx Material Adverse Effect, (i) Keryx and its Subsidiaries are in compliance with applicable Law, including the EU General Data Protection Regulation 2016/679/EU of April 27, 2016, as applicable, as well as applicable contractual requirements and its own published policies, relating to privacy, data protection and the collection, transfer and use of personally identifiable information collected, used or held for use by Keryx, (ii) no claims or, to the Knowledge of Keryx, investigations by Governmental Body, are pending, or threatened in writing, against Keryx or any of its Subsidiaries alleging a violation of any applicable Law concerning the privacy data protection, processing, transfer or security of such information and (iii) neither Keryx nor its Subsidiaries have suffered any data breaches or security incidents that to the Knowledge of Keryx has resulted in unauthorized access to any personally identifiable information collected, used or held for use by Keryx.

2.11 Title to Properties.

(a) Keryx and its Subsidiaries have sufficient title to, or hold pursuant to valid and enforceable leases or other comparable contract rights, all of the tangible personal property and other tangible assets necessary for the conduct of the business of Keryx and its Subsidiaries, taken as a whole, as currently conducted, in each case free and clear of any Liens (other than Permitted Liens), except where the failure to do so would not have a Keryx Material Adverse Effect. To Keryx’s Knowledge, all such items of tangible personal property are in operating condition and repair (ordinary wear and tear excepted) and have been maintained in accordance with normal industry practices, except where the failure to be in such condition or to be so maintained would not constitute a Keryx Material Adverse Effect.

(b) Keryx does not own any real property. The leased real property described in Section 2.11(b) of the Keryx Disclosure Letter (the “Keryx Real Property”) constitutes all of the real property used, occupied or leased by Keryx or its Subsidiaries. Except as would not have a Keryx Material Adverse Effect, (i) the Keryx Real Property leases are in full force and effect, and Keryx holds a valid and existing leasehold interest in the Keryx Real Property under each such applicable lease, (ii) neither Keryx nor any of its Subsidiaries, to Keryx’s Knowledge, any other party to the applicable the Keryx Real Property leases is in default under any of such leases, and (iii) no event has occurred which, if not remedied, would result in a default by Keryx under the Keryx Real Property leases, and, to Keryx’s Knowledge, no event has occurred which, if not remedied, would result in a default by any party other than Keryx under the Keryx Real Property leases.

2.12 Tax Matters.

(a) (i) Keryx and its Subsidiaries have timely filed (taking into account any applicable extensions) all material Tax Returns required to be filed by them; (ii) such Tax Returns are true, complete and correct in all material respects; (iii) Keryx and its Subsidiaries have paid all material Taxes as due and payable (whether or not shown on any Tax Return); and (iv) as of the Keryx Balance Sheet Date, any material liability of Keryx or any of its Subsidiaries for accrued Taxes not yet due and payable, or which are being contested in good faith through appropriate proceedings, has been provided for in the financial statements of Keryx in accordance with applicable accounting practices and procedures. The charges, accruals and reserves for Taxes with respect to Keryx and its Subsidiaries reflected on the financial statements filed with the SEC prior to the date hereof are adequate, in accordance with GAAP, to cover all material amounts of Taxes payable by Keryx and its Subsidiaries for all periods through the date of such financial statements, and such charges, accruals and reserves, as adjusted for the passage of time and ordinary course business operations through the Closing Date are adequate to cover all material amounts of Taxes payable by Keryx and its Subsidiaries for all periods through the Closing Date.

(b) No claim has been made in writing by any Governmental Body in a jurisdiction where Keryx or any of its Subsidiaries do not file Tax Returns that such Person is or may be subject to taxation by that jurisdiction in respect of Taxes that would be covered by or the subject of such Tax Returns. There are no material liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Keryx or any of its Subsidiaries. Keryx and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party. Neither Keryx nor any of its Subsidiaries has been a party to any “listed transaction” as defined in Code Section 6707A(c)(2) and the regulations promulgated under the Code, as such regulations may be amended from time to time (“Treasury Regulations”) Section 1.6011-4(b)(2).

(c) No material U.S., federal, state, local or foreign Tax Actions are pending or being conducted with respect to Keryx or any of its Subsidiaries. All assessments for material amounts of Taxes due from Keryx or any of its Subsidiaries with respect to completed and settled Actions have been timely paid in full.

(d) (i) There is no outstanding request for any extension of time for Keryx or any of its Subsidiaries to pay any material Tax or file any material Tax Return, other than any such request made in the ordinary course of business, and (ii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Tax of Keryx or any of its Subsidiaries, and no power of attorney with respect to any such Taxes has been granted to any Person, in each case, that is currently in force.

(e) Neither Keryx nor any of its Subsidiaries is a party to or bound by any Tax allocation, sharing or similar agreement (other than, in each case, any commercial agreement entered into in the ordinary course of business that does not relate primarily to Taxes) (a “Tax Allocation Agreement”). Neither Keryx nor any of its Subsidiaries (i) has been a member of an affiliated group filing a combined, consolidated or unitary Tax Return (other than a group comprised solely of Keryx and its Subsidiaries) or (ii) has liability for the Taxes of any Person (other than Keryx or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract, or otherwise (other than any commercial agreements entered into in the ordinary course of business that do not relate primarily to Taxes).

(f) Neither Keryx nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” within the meaning of Code section 355(a)(1)(A) (or any similar provision of state, local or non-U.S. Law) in any distribution that was purported or intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local or non-U.S. Law) (i) occurring during the two (2)-year period ending on the date hereof or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(g) Neither Keryx nor any of its Subsidiaries shall be required to include any material item of income in, or exclude any material item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (ii) installment sale or open transaction made on or prior to the Closing Date, (iii) election under Section 108(i) of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or (iv) prepaid amount received prior to the Closing Date.

(h) None of Keryx or any of its Subsidiaries has had an ownership change as described in Section 382(g) of the Code.

(i) Other than as set forth on Section 2.12(j) of the Keryx Disclosure Letter, neither Keryx nor any of its Subsidiaries has any liability pursuant to Section 965(a) of the Code as in effect on the Closing Date.

(j) Neither Keryx nor any of its Subsidiaries has agreed to, requested or is required to include any adjustment under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) by reason of a change in accounting method or otherwise.

(k) To Keryx’s Knowledge, there are no facts, agreements, plans or other circumstances, and neither Keryx nor any of its Subsidiaries has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(l) It is agreed and understood that no representation or warranty is made by Keryx in respect of Tax matters in any Section of this Agreement other than Section 2.07, Section 2.08, Section 2.09, this Section 2.12, Section 2.17 and Section 2.22.

2.13 Contracts and Commitments.

(a) As of the date hereof and except as set forth in Section 2.13 of the Keryx Disclosure Letter, neither Keryx nor any of its Subsidiaries is a party to or bound by any

(i) “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Keryx or any of its Subsidiaries that was required to be, but has not been, filed with the SEC with Keryx’s Annual Report on Form 10-K for the year ended December 31, 2017, or any Keryx SEC Documents filed after the date of filing of such Form 10-K until the date hereof;

(ii) Contract (A) relating to the disposition or acquisition by Keryx or any of its Subsidiaries of a material amount of assets or equity (1) after the date of this Agreement, other than the sale of inventory in the ordinary course of business consistent with past practice, or (2) prior to the date hereof, which contains any material ongoing obligations (including sale of inventory, indemnification, “earn-out” or other contingent obligations) that are still in effect that are reasonably likely to result in claims in excess of $1,000,000 or (B) pursuant to which Keryx or any of its Subsidiaries will acquire or dispose of any material ownership interest in any other person or other business enterprise other than Keryx’s Subsidiaries;

(iii) collective bargaining agreement or Contract with any labor union, trade organization or other employee representative body (other than any statutorily mandated agreement in non-U.S. jurisdictions);

(iv) Contract establishing any joint ventures, partnerships, collaborations or similar arrangements;

(v) Contract (A) prohibiting or materially limiting the right of Keryx or its Subsidiaries (1) to compete in any line of business, (2) to conduct business with any Person or in any geographical area, or (3) to develop or commercialize compounds with respect to any therapeutic area, class of drugs or mechanism of action, (B) obligating Keryx or its Subsidiaries to purchase or otherwise obtain any product or service exclusively from a single party, to purchase a specified minimum amount of goods or services, or sell any product or service exclusively to a single party or (C) under which any Person has been granted the right to manufacture, sell, market or distribute any product of Keryx or its Subsidiaries on an exclusive basis to any Person or group of Persons or in any geographical area;

(vi) Contract in respect of Indebtedness of $1,000,000 or more, other than (A) accounts receivables and payables and (B) loans to direct or indirect wholly-owned subsidiaries, in each case in the ordinary course of business consistent with past practice;

(vii) Contract (other than a Keryx Plan) between Keryx, on the one hand, and any Affiliate of Keryx (other than a Subsidiary of Keryx), on the other hand;

(viii) Contract relating to the voting or registration of any securities;

(ix) Contract containing a right of first refusal, right of first negotiation or right of first offer in favor of a party other than Keryx or its Subsidiaries;

(x) Contract under which Keryx or Keryx’s Subsidiaries are expected to make annual expenditures or receive annual revenues in excess of $2,500,000 during the current or a subsequent fiscal year;

(xi) Settlement agreement, or agreement entered into in connection with a settlement agreement, corporate integrity agreement, consent decree, deferred prosecution agreement, or other similar type of agreement with any Governmental Bodies or Keryx Regulatory Agencies that has existing or contingent performance obligations;

(xii) Contract of Keryx or any of its Subsidiaries relating to the settlement of any litigation proceeding that provides for any continuing material obligations on the part of Keryx or any of its Subsidiaries;

(xiii) Contract of Keryx or any of its Subsidiaries that prohibits, limits or restricts the payment of dividends or distributions in respect of the capital stock of Keryx or any of its Subsidiaries or otherwise prohibits, limits or restricts the pledging of capital stock of Keryx or any of its Subsidiaries or prohibits, limits or restricts the issuance of guarantees by Keryx or any of its Subsidiaries;

(xiv) IP Contract;

(xv) Contract with any payor, wholesaler, distributor, dialysis organization (other than clinical trial agreements with a dialysis organization), pharmacy or governmental payor;

(xvi) master services or similar Contract with any third party manufacturer or supplier for the manufacture and/or supply of materials or products in the supply chain for Products (but excluding statements of work or similar documentation thereunder);

(xvii) Contract providing for any guaranty by Keryx or any of its Subsidiaries of third-party obligations (under which Keryx or any of its Subsidiaries has continuing obligations as of the date hereof) of $1,000,000 or more, other than any guaranty by Keryx or any of its Subsidiaries’ obligations;

(xviii) Contract with any Healthcare Provider obligating Keryx or any of its Subsidiaries to make over $250,000 in annual payments in the aggregate (including, without limitation, cash, stock options, royalties and any other form of compensation) to such Healthcare Provider; or

(xix) Contract to enter into any of the foregoing.

Each such Contract described in clauses (i) through (xviii) of this Section 2.13 or excluded therefrom due to the exception of being filed as an exhibit to the Keryx SEC Documents, together with each Keryx Real Property lease listed in Section 2.11(b) of the Keryx Disclosure Letter, is referred to herein as a “Keryx Material Contract.”

(b) Akebia has been given access to a true and correct copy of all written Keryx Material Contracts, together with all material amendments, waivers or other changes thereto, and a correct and complete written summary setting forth the terms and conditions of each oral Keryx Material Contract.

(c) Except as would not have a material impact on Keryx: (i) none of Keryx or any of its Subsidiaries (A) is, or has received written notice that any other party to any Keryx Material Contract is, in violation or breach of or default (with or without notice or lapse of time or both) under or (B) has waived or failed to enforce any rights or benefits under any Keryx Material Contract to which it is a party or any of its properties or other assets is subject, (ii) there has occurred no event giving to others any right of termination, amendment or cancellation of (with or without notice or lapse of time or both) any such Keryx Material Contract and (iii) each such Keryx Material Contract, unless expired pursuant to its terms, is in full force and effect and is a legal, valid and binding agreement of, and enforceable against, Keryx or its Subsidiary, and, to the Knowledge of Keryx, each other party thereto. As of the date hereof, no party to any Keryx Material Contract has given any written notice of termination or cancellation of any Keryx Material Contract or that it intends to seek to terminate or cancel any Keryx Material Contract (whether as a result of the Contemplated Transactions or otherwise).

2.14 Intellectual Property.

(a) Section 2.14(a) of the Keryx Disclosure Letter sets forth, as of the date of this Agreement, a list of all (i) Patents, (ii) Trademarks, (iii) Copyrights and (iv) Internet domain names, in each instance, that are owned (or purported to be owned) by or exclusively licensed to Keryx or its Subsidiaries and that are the subject of a registration or a pending application for registration (collectively, “Keryx Registered Intellectual Property”) indicating, for each such item in (i), (ii), (iii) and (iv), as applicable and as of the date hereof, the name of the current legal and record owner(s), the jurisdiction of application/registration, the application/registration number and the filing/issuance date.

(b) To the Knowledge of Keryx, all assignments to Keryx or its Subsidiaries of Patents constituting Owned Intellectual Property that are material to the business of Keryx and its Subsidiaries exist and have been properly executed and recorded. Keryx or one of its Subsidiaries (i) except as disclosed in Section 2.14(b) of the Keryx Disclosure Letter, (A) solely and exclusively own all right, title and interest in and to all Owned Intellectual Property and (B) to the Knowledge of Keryx, is the sole and exclusive (as set forth in the applicable license agreement) licensee of all Exclusive Intellectual Property, in each case free and clear of all Liens (except for Permitted Liens and licenses granted under the IP Contracts) and (ii) to the Knowledge of Keryx, without giving effect to 35 US §271(e)(1) or any comparable Laws, possess legally sufficient and enforceable rights to use all other Intellectual Property used in connection with the conduct of Keryx’s and its Subsidiaries’ businesses; provided, however, that the foregoing shall not be interpreted as a representation of non-infringement of third-party Intellectual Property, which is dealt with exclusively in Section 2.14(c) below. None of the Owned Intellectual Property or, to the Knowledge of Keryx, Exclusive Intellectual Property is subject to any pending or, to the Knowledge of Keryx, threatened claims of joint ownership and all registration, renewal, maintenance and other payments that are or have become due with respect to each item of Keryx Registered Intellectual Property have been timely paid as of the date hereof, by or on behalf of the owner of such item. The Owned Intellectual Property and the Exclusive Intellectual Property are each (A) subsisting and, to the Knowledge of Keryx, valid and enforceable and (B) not subject to any outstanding order, judgment, or decree.

(c) Except as disclosed in Section 2.14(c) of the Keryx Disclosure Letter, no Patent constituting Owned Intellectual Property or, to the Knowledge of Keryx, Exclusive Intellectual Property has been or is now involved in any reissue, reexamination, inter-partes review, post-grant review, or opposition proceeding.

(d) To the Knowledge of Keryx and without giving effect to 35 US §271(e)(1) or any comparable Laws, neither the conduct of Keryx’s and its Subsidiaries’ businesses (including, without limitation, the manufacturing or sale of Auryxia® (ferric citrate)), nor the use of any Intellectual Property by Keryx or its Subsidiaries misappropriates, infringes on, or otherwise violates the Intellectual Property of any Person. Since January 1, 2015, neither Keryx nor any of its Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any Intellectual Property of any Person. As of the date hereof, there is no Action pending or, to the Knowledge of Keryx, threatened against Keryx or its Subsidiaries or any of their respective Affiliates at Law or in equity by or before any Governmental Body alleging the violation, misappropriation, or infringement of the Intellectual Property of any Person or that any of the Owned Intellectual Property or Exclusively Licensed Intellectual Property is invalid or unenforceable.

(e) To the Knowledge of Keryx and without giving effect to 35 US §271(e)(1) or any comparable Laws, no Person is misappropriating, infringing or violating, or intending to misappropriate, infringe or violate, any Owned Intellectual Property or Exclusive Intellectual Property.

(f) Section 2.14(f) of the Keryx Disclosure Letter sets forth, as of the date hereof, a complete and correct list of all IP Contracts to which Keryx or any of its Subsidiaries is a party.

(g) To the Knowledge of Keryx, each current and former employee of Keryx or any of its Subsidiaries who works or worked in Keryx’s or a Subsidiary’s business and each current and former independent contractor and consultant of Keryx or any of its Subsidiaries who provides or provided services to Keryx’s or a Subsidiary’s business, in each instance, who was or is involved in the invention, creation, development, design or modification of any Intellectual Property has executed a valid and binding written agreement expressly assigning to Keryx or one of its Subsidiaries all right, title, and interest in and to any inventions and works of authorship, whether or not patentable, invented, created, developed, conceived and/or reduced to practice during the term of such employee’s employment or such independent contractor’s or consultant’s work for Keryx or one of its Subsidiaries relating to Keryx’s or a Subsidiary’s business or any of the Products being researched, developed, manufactured or sold by Keryx or any of its Subsidiaries or that may be used with any such Products, and all Intellectual Property therein or related thereto. In addition, (i) to the Knowledge of Keryx, each current and former employee and each current and former independent contractor and consultant of Keryx or one of its

Subsidiaries has executed, or is obligated to execute, a valid assignment for each Patent invented by such current or former employee of Keryx or such Subsidiary or current or former independent contractor or consultant relating to Keryx’s or a Subsidiary’s business or any of the Products being researched, developed, manufactured or sold by Keryx or any of its Subsidiaries or that may be used with any such Products and (ii) with respect to any Patent that is jointly owned by Keryx or any of its Subsidiaries and a third party, to Keryx’s Knowledge, such third party has obtained or is obliged to obtain a valid, written assignment from each of the inventors employed or contracted by such third party conveying all rights, title, and interest to such third party.

(h) To the Knowledge of Keryx, each current and former employee of Keryx or any of its Subsidiaries who works or worked in Keryx’s or a Subsidiary’s business and each current and former independent contractor and consultant of Keryx or any of its Subsidiaries who provides or provided services to Keryx’s or a Subsidiary’s business, in each instance, is subject to a non-disclosure or other confidentiality agreement with respect to confidential information of Keryx.

(i) Keryx has taken commercially reasonable steps to maintain, police and protect the Keryx Owned Intellectual Property and Keryx Exclusive Intellectual Property that is material to its business (“Keryx Material Intellectual Property”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Keryx Material Adverse Effect, all Keryx Material Intellectual Property that derives actual or potential economic value from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use has been maintained in confidence in accordance with protection procedures that are in accordance with procedures customarily used in the industry to protect rights of like importance and, to the Knowledge of Keryx, adequate for protection against unauthorized disclosure or use. To the Knowledge of Keryx, there has been no unauthorized disclosure of any such Keryx Material Intellectual Property.

(j) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a material impact on Keryx, the IT Assets of Keryx operate (A) to the Knowledge of Keryx, in all material respects in accordance with their documentation and functional specifications and (B) as required by Keryx to operate its business as presently conducted and (C) to the Knowledge of Keryx, have not materially malfunctioned or failed. Keryx has implemented commercially reasonable measures to protect the confidentiality and security of such IT Assets and information stored or contained therein against any unauthorized use, access, interruption or corruption. Keryx has implemented commercially reasonable data backup, data storage, system redundancy and disaster avoidance procedures with respect to its IT Assets. To the Knowledge of Keryx, Keryx and its Subsidiaries have obtained and possess valid licenses to use all of the software programs present on the IT Assets and other software-enabled electronic devices that Keryx or any of its Subsidiaries own or lease or that it or they have otherwise provided to its or their employees, independent contractors and consultants for their use.

(k) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Keryx Material Adverse Effect, to the Knowledge of Keryx and without giving effect to 35 US §271(e)(1) or any comparable Laws, Keryx owns and possesses all right, title and interest in and to (or has the right pursuant to a valid and enforceable license or otherwise possesses legally enforceable rights to use) all Intellectual Property that is necessary for or used or held for use in the conduct of the business of Keryx in substantially the same manner as presently conducted. Neither the execution and delivery of this Agreement, nor the performance of this Agreement by Keryx, will result in the loss, forfeiture, termination, or impairment of, or give rise to a right of any Person to limit, terminate, or failure to consent to the continued use of, any rights of Keryx in any Keryx Owned Intellectual Property, Keryx Exclusive Intellectual Property or Keryx Material Non-Exclusive Intellectual Property except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Keryx Material Adverse Effect.

2.15 Litigation. As of the date of this Agreement, there are no Actions pending or, to Keryx’s Knowledge, no Actions threatened against Keryx or any of its Subsidiaries, at law or in equity, or before or by any Governmental Body, and Keryx and its Subsidiaries are not subject to or in violation of any outstanding judgment, injunction, rule, order or decree of any court or Governmental Body, except, in each case, that would not (A) have a Keryx Material Adverse Effect, (B) prevent or materially delay consummation of the Merger or (C) otherwise prevent or materially delay performance by Keryx of any of its material obligations under this Agreement. Section 2.15 of the Keryx Disclosure Letter sets forth a complete and accurate list of all Actions that have been filed or are on-going before any court or Governmental Body.

2.16 Insurance. Section 2.16 of the Keryx Disclosure Letter sets forth each insurance policy (including policies providing casualty, liability, medical and works compensation coverage) to which Keryx or any Subsidiary is currently a party. Except as would not have a Keryx Material Adverse Effect, (a) each insurance policy under which Keryx or any of its Subsidiaries is an insured or otherwise the principal beneficiary of coverage is in full force and effect, all premiums due thereon have been paid in full, and Keryx and its Subsidiaries are in material compliance with the terms and conditions of such insurance policy, (b) neither Keryx nor any of its Subsidiaries is in material breach or default under any such insurance policy, (c) no notice of cancellation or termination has been received with respect to any insurance policy and (d) to the Knowledge of Keryx, no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination, or modification, under any such insurance policy.

2.17 Employee Benefit Plans.

(a) Section 2.17 of the Keryx Disclosure Letter lists all Keryx Plans. Each Keryx Plan that is intended to meet the requirements to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter or is covered by a favorable opinion letter from the Internal Revenue Service, and Keryx is not aware of any facts or circumstances that would reasonably be expected to jeopardize the qualification of such Keryx Plan. Each Keryx Plan complies in form and in operation in all material respects with the requirements of the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable Laws.

(b) With respect to each material Keryx Plan, Keryx has made available to Akebia true and complete copies of the following (as applicable) prior to the date hereof: (i) the plan document, including all amendments thereto or, with respect to any unwritten plan, a summary of all material terms thereof; (ii) the summary plan description along with all summaries of material modifications thereto; (iii) all related trust instruments or other funding-related documents; (iv) a copy of the most recent financial statements for the plan; (v) a copy of all material correspondence with any Governmental Body relating to a Keryx Plan received or sent within the last three years and (vi) the most recent Internal Revenue Service determination or opinion letter.

(c) Except as would not have a Keryx Material Adverse Effect, with respect to each Keryx Plan, (i) all required contributions to, and premiums payable in respect of, such Keryx Plan have been made or, to the extent not required to be made on or before the date hereof, have been properly accrued on Keryx’s financial statements in accordance with GAAP, and (ii) there are no Actions pending or, to Keryx’s Knowledge, threatened, other than routine claims for benefits.

(d) Except as set forth in Section 2.17(d) of the Keryx Disclosure Letter, none of Keryx, any of its Subsidiaries or any of their respective ERISA Affiliates has at any time since January 1, 2012 sponsored or contributed to, or has or has had any Liability or obligation in respect of, a plan that is or was at any relevant time (i) subject to Title IV of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. None of the Keryx Plans obligates Keryx or any of its Subsidiaries to provide a current or former officer, director, independent contractor or employee (or any spouse or dependent thereof) any life insurance or medical or health benefits after his or her termination of employment or service with Keryx or any of its Subsidiaries, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other Law at the sole expense of the participant and coverage through the end of the month of termination of employment or service.

(e) Except as otherwise contemplated by this Agreement and except as set forth in Section 2.17(e) of the Keryx Disclosure Letter, neither the execution or delivery of this Agreement, nor the consummation of the Contemplated Transactions, will, either individually or together with the occurrence of some other event (including a termination of employment or service), (i) result in any payment (including severance, bonus or other similar payment) becoming due to any current or former officer, director, independent contractor or employee of Keryx or any of its Subsidiaries, (ii) increase or otherwise enhance any benefits or compensation otherwise payable under any Keryx Plan, (iii) result in the acceleration of the time of payment or vesting of any payments or benefits under any Keryx Plan, (iv) require Keryx or its Subsidiaries to set aside any assets to fund any benefits under any Keryx Plan or result in the forgiveness in whole or in part of any outstanding loan made by Keryx to any Person, (v) limit the ability to amend or terminate any Keryx Plan or related trust or other funding mechanism or (vi) result in the payment of any “excess parachute payment” within the meaning of Code Section 280G or in the imposition of an excise Tax under Code Section 4999 or Section 409A (or, in either case, any corresponding provision of state, local or foreign Tax law). Keryx has no obligation to pay any gross-up, reimbursement or other payment in respect of any Tax imposed under Code Section 4999 or Section 409A (or, in either case, any corresponding provision of state, local or foreign Tax law).

(f) Except as would not have a Keryx Material Adverse Effect, with respect to each Non-U.S. Plan that is maintained, contributed to or required to be contributed to by Keryx or any of its Subsidiaries, the fair market value of the assets of each such funded Non-U.S. Plan, the liability of each insurer for any such Non-U.S. Plan funded through insurance or the book reserve established for any such Non-U.S. Plan, together with any accrued contributions, is sufficient to procure or provide for the benefits determined on an ongoing basis (actual or contingent) with respect to all current or former participants under such Non-U.S. Plan according to the actuarial assumptions and valuation most recently used to determine employer contributions to such Non-U.S. Plan, and none of the Contemplated Transactions will cause such assets, insurance obligations or book reserves to be less than such benefit obligations. Each such Non-U.S. Plan required to be registered has been registered and has been maintained in all material respects in good standing with each applicable Governmental Body. No Non-U.S. Plan that is maintained, contributed to or required to be contributed to by Keryx or any of its Subsidiaries is a defined benefit pension plan.

2.18 Environmental Compliance and Conditions. Except for matters that would not have a Keryx Material Adverse Effect,

(a) Keryx and its Subsidiaries are, and since January 1, 2015 have been, in compliance with all Environmental Laws;

(b) Keryx or its Subsidiaries holds, and are and have been in compliance since January 1, 2015 with, all authorizations, licenses and Permits required under Environmental Laws to operate its business as presently conducted;

(c) since January 1, 2015, neither Keryx nor its Subsidiaries has received any written claim, notice or complaint, or been subject to any Action from any Governmental Body or third party regarding any actual or alleged violation of Environmental Laws or any Liabilities or potential Liabilities for investigation costs, cleanup costs, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees under Environmental Laws, and to the Knowledge of Keryx no such Action has been threatened;

(d) neither Keryx nor any of its Subsidiaries has disposed of (or arranged for the disposal of) or released any Hazardous Substance at any real property, including the Keryx Real Property, so as to give rise to Liability for investigation costs, cleanup costs, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any other Environmental Laws; and

(e) to Keryx’s Knowledge, no Hazardous Substances are present or have been disposed of or released on, at, in or under any real property currently or formerly owned, leased or operated by Keryx or its Subsidiaries for which Keryx or its Subsidiaries has, or may have, Liability under Environmental Laws.

2.19 Employment and Labor Matters.

(a) Neither Keryx nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other agreement with a labor union, works council or other employee representative body, there are no such agreements which pertain to employees of Keryx or any of its Subsidiaries in existence or in negotiation and no employees of Keryx or any of its Subsidiaries are represented by a labor union, works council or other employee representative body. Except as would not have a Keryx Material Adverse Effect, since January 1, 2015, there has been no actual or, to the Knowledge of Keryx, threatened unfair labor practice charges, grievances, arbitrations, strikes, lockouts, work stoppages or other labor disputes against or affecting Keryx or its Subsidiaries. Neither Keryx nor any of its Subsidiaries will incur any notice, consultation or consent obligations with respect to any labor union, works council or other employee representative body in connection with the execution of this Agreement or the consummation of the Contemplated Transactions.

(b) Except as would not have a Keryx Material Adverse Effect, (i) there are no Actions or any disputes pending or, to Keryx’s Knowledge, threatened (A) between Keryx or any of its Subsidiaries and any of their respective officers, directors, employees or independent contractors or (B) by or before any Governmental Body affecting Keryx or any of its Subsidiaries concerning employment matters, and (ii) no labor union, labor organization, works council or group of employees of Keryx or its Subsidiaries has made a demand (that is pending as of the date hereof) for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding pending or threatened in writing as of the date hereof with the National Labor Relations Board (or any similar other Governmental Body) with respect to any employees of Keryx or its Subsidiaries. Section 2.19(b) of the Keryx Disclosure Letter sets forth a complete and accurate list of any material disputes or threatened (in writing) material disputes between Keryx or any of its Subsidiaries and any of their respective officers, directors, employees or independent contractors.

(c) Except as would not have a material impact on Keryx, Keryx and its Subsidiaries are, and since January 1, 2015 have been, in compliance with all Laws relating to labor and employment, including all such Laws relating to wages, hours, human rights, immigration, discrimination, pay equity, employment equity, workers’ compensation, safety and health, worker classification (including employee-independent contractor classification and the proper classification of employees as exempt employees and non-exempt employees), the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar foreign, state, provincial or local “mass layoff” or “plant closing” Law.

(d) There has been no “mass layoff” or “plant closing” (as defined by WARN or any similar foreign, state, provincial or local Laws) with respect to Keryx within the six (6) months prior to the date of this Agreement.

(e) As of the date hereof, no Key Employee or group of employees has given notice of termination of employment or, to Keryx’s Knowledge, otherwise disclosed plans to Keryx or any of its Subsidiaries to terminate employment with Keryx or any of its Subsidiaries within the next twelve (12) months.

(f) No Key Employee of Keryx or any of its Subsidiaries is employed under a non-immigrant work visa or other work authorization that is limited in duration.

(g) Except as would not have a material impact on Keryx, (i) Keryx and its Subsidiaries are not delinquent in payments to any employees or former employees for any services or amounts required to be reimbursed or otherwise paid, (ii) no Key Employee of Keryx is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, non-competition agreement, restrictive covenant or other obligation: (A) to Keryx or (B) to a former employer of any such employee relating (1) to the right of any such employee to be employed by Keryx or (2) to the knowledge or use of trade secrets or proprietary information and (iii) no Key Employee of Keryx or any of its Subsidiaries has been the subject of any sexual harassment or other misconduct allegations or violations of the Keryx employee handbook (which was made available to Akebia prior to the date of this Agreement) during his or her tenure at Keryx.

2.20 FDA and Regulatory Matters.

(a) Except as would not have a material impact on Keryx, Keryx and its Subsidiaries hold all licenses, Permits, franchises, variances, registrations, exemptions, orders and other governmental authorizations, consents, approvals, and clearances, and have submitted notices to, all Governmental Bodies, including all authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the “FDCA”), the Public Health Service Act of 1944, as amended (the “PHSA”), and the regulations of the U.S. Food and Drug Administration (the “FDA”) promulgated thereunder, and any other Governmental Body that regulates the quality, identity, strength, purity, safety, efficacy or manufacturing of Keryx’s Products (any such Governmental Body, a “Keryx Regulatory Agency”) necessary for the lawful operation of the businesses of Keryx or any of its Subsidiaries as currently conducted (the “Keryx Permits”), and as of the date hereof, all such Keryx Permits are valid and in full force and effect. Except as would not have a material impact on Keryx, there has not occurred any violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Keryx Permit. Except as would not have a material impact on Keryx, Keryx and each of its Subsidiaries are in compliance with the terms of all Keryx Permits, and no event has occurred that, to the Knowledge of Keryx, would reasonably be expected to result in the revocation, cancellation, non-renewal or material adverse modification of any Keryx Permit. Since January 1, 2015, neither Keryx nor any of its Subsidiaries has received written notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the FDA or other Keryx Regulatory Agency alleging that any operation or activity of Keryx or any of its Subsidiaries is in material violation of any applicable Law, except as would not have a Keryx Material Adverse Effect.

(b) Except as would not have a material impact on Keryx, since January 1, 2015, all of Keryx’s and its Subsidiaries’ Products that are subject to the jurisdiction of the FDA or other Keryx Regulatory Agencies have been manufactured, imported, exported, processed, developed, labeled, stored, tested, marketed, promoted, advertised, detailed and distributed by or on behalf of Keryx or any of its Subsidiaries in all material respects in compliance with all applicable requirements under any Permit or Law, including applicable statutes and implementing regulations administered or enforced by the FDA or other Keryx Regulatory Agency. Except as would not have a material impact on Keryx, since January 1, 2015, all applications, submissions, notifications, information and data utilized by Keryx or its Subsidiaries as the basis for, or submitted by or, to the Knowledge of Keryx, on behalf of Keryx or its Subsidiaries in connection with, any and all requests for Keryx Permits relating to Keryx or any of its Subsidiaries when submitted to the FDA or other Keryx Regulatory Agency, were true, complete and correct as of the date of submission, and any updates, changes, corrections or modification to such applications, submissions, notifications, information and data required under applicable Laws have been submitted to the FDA or other Keryx Regulatory Agency.

(c) Except as would not have a material impact on Keryx, since January 1, 2015, neither Keryx, nor its Subsidiaries, have committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Keryx Regulatory Agency to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” or other similar Laws. Except as would not have a material impact on Keryx, neither Keryx nor or any of its Subsidiaries nor, to the Knowledge of Keryx, any of their respective officers, employees, contractors, suppliers or other entities or individuals performing research or work on behalf of Keryx or any of its Subsidiaries has been subject to any kind of consent decree, individual integrity agreement, deferred prosecution agreement, or other similar form of agreement with any Governmental Body or convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in a material debarment or exclusion under applicable Law, including, without limitation, 21 U.S.C. Section 335a. No claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment or exclusion are pending or, to the Knowledge of Keryx, threatened against Keryx or any of its Subsidiaries or, to the Knowledge of Keryx, any of their respective officers, employees, contractors, suppliers or other entities or individuals performing research or work on behalf of Keryx or any of its Subsidiaries.

(d) To the Knowledge of Keryx, since January 1, 2015, the manufacture of Products by or on behalf of Keryx and its Subsidiaries has been and is being conducted in material compliance with all applicable Laws including the FDA’s current Good Manufacturing Practices. Since January 1, 2015, none of Keryx, any of its Subsidiaries, or, to the Knowledge of Keryx, any of their respective contract manufacturers for Products, has received any FDA Form 483, warning letter, untitled letter, or other similar correspondence or written notice from the FDA or any other Keryx Regulatory Agency alleging or asserting material noncompliance with any applicable Laws or Keryx Permits with respect to any Product of Keryx or its Subsidiaries. Since January 1, 2015, no manufacturing site owned by Keryx, its Subsidiaries, or, to the Knowledge of Keryx, any of their respective contract manufacturers for Products, is or has been subject to a shutdown or import or export prohibition imposed or requested by FDA or another Keryx Regulatory Agency. Except as would not have a material impact on Keryx, to the Knowledge of Keryx, no event has occurred which would reasonably be expected to lead to any claim, suit, proceeding, investigation, enforcement, inspection or other action by any Keryx Regulatory Agency or any FDA warning letter, untitled letter, or request or requirement to make material changes to the Products or the manner in which the Products are manufactured, distributed or marketed.

(e) Since January 1, 2015, all studies, tests and preclinical and clinical trials being conducted by Keryx or its Subsidiaries, or in which Keryx, its Subsidiaries or any Product or Product candidate has participated, have been and are being conducted in material compliance with applicable Laws, including the applicable requirements of Good Laboratory Practices or Good Clinical Practices. Since January 1, 2015, Keryx and its Subsidiaries have not received any written notices, correspondence or other communication from any institutional review board, the FDA or any other Keryx Regulatory Agency, recommending or requiring the termination, suspension, or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, Keryx or its Subsidiaries.

(f) Except as would not have a material impact on Keryx, since January 1, 2015, Keryx and its Subsidiaries have not either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field notification, field correction, market withdrawal, or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action, in each case relating to an alleged lack of safety, efficacy or regulatory compliance of any Product or Product candidate (“Keryx Safety Notices”). Except as would not have a Keryx Material Adverse Effect, as of the date hereof, Keryx has no Knowledge of any facts which would cause (i) a Keryx Safety Notice with respect to any Product sold or intended to be sold by Keryx or its Subsidiaries; (ii) a change in the marketing classification or a material change in labeling of any such Products; (iii) a termination or suspension of marketing or testing of any such Products; or (iv) the imposition of a postmarketing study or risk evaluation and mitigation strategy by the FDA or other Keryx Regulatory Agency.

(g) Except as would not have a Keryx Material Adverse Effect, Keryx and its Subsidiaries are, and at all times since January 1, 2015 have been, in compliance with all applicable Healthcare Laws. There is no civil, criminal, administrative, or other action, subpoena, suit, demand, claim, hearing, proceeding, notice or demand pending, received by or filed since January 1, 2015, or to the Knowledge of Keryx, threatened in writing, against Keryx or any Keryx Subsidiary alleging any material violation by Keryx or its Subsidiary of any applicable Healthcare Laws.

(h) Neither Keryx nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, deferred prosecution agreements, settlement orders or similar agreements with or imposed by any Governmental Body.

(i) Except as would not have a material impact on Keryx, neither Keryx, its Subsidiaries nor any of their respective directors, officers, or employees, nor, to the Knowledge of Keryx, any of its agents or distributors or any other person while acting on behalf of Keryx or any of its Subsidiaries has, at any time since January 1, 2015, (i) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), (ii) violated or is in violation of any applicable Law enacted in any jurisdiction in connection with or arising under the OECD Convention Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”), (iii) violated or is in violation of any provision of the UK Bribery Act of 2010 (the “UK Bribery Act”), (iv) violated any anti-bribery or anti-corruption Law in any foreign jurisdiction, (v) made, offered to make, promised to make, or authorized the payment or giving of, directly or indirectly, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or gift of money or anything of value prohibited under any applicable Law addressing matters comparable to those addressed by the FCPA, the UK Bribery Act, or the OECD Convention implementing legislation concerning such payments or gifts in any jurisdiction (any such payment, a “Prohibited Payment”), (vi) been subject to any investigation by any Governmental Body with regard to any Prohibited Payment or (vii) violated or is in violation of any other Laws regarding use of funds for political activity or commercial bribery.

(j) Since January 1, 2015, and except as would not have a material impact on Keryx, Keryx has: (x) distributed Product samples in accordance with applicable Healthcare Laws, and the provision of such samples has been appropriately documented in accordance with requirements of the Prescription Drug Marketing Act of 1987; and (y) filed complete and accurate reports as required under the federal Sunshine/Open Payments Law and all applicable state transparency Laws, including Laws requiring certifications of compliance with the PhRMA Code and other compliance program certifications.

(k) Except as disclosed in Section 2.20(k) of the Keryx Disclosure Letter or as would not have a Keryx Material Adverse Effect, as of the date hereof, neither Keryx nor its Subsidiaries has received written notice that it is subject to any pending or threatened investigation, claim, or enforcement action by FDA, HHS-OIG, private whistleblowers, CMS, VA, VA OIG, or DOJ, or any other state or non-U.S. equivalent Governmental Bodies pursuant to the Healthcare Laws. Keryx has no Knowledge of any fact that would require Keryx to restate or resubmit to the government any data reported under the Medicaid Rebate Statute, Medicare Part B Drug Pricing requirements, 340B Program requirements, Veterans Health Care Act of 1992, or the Medicare Part D Coverage Gap Discount Program to comply with such Price Reporting Laws, or refund any monies owed due to a resubmission or restatement.

2.21 Brokerage. Other than MTS Health Partners, L.P. and Perella Weinberg Partners, no Person is entitled to any brokerage commissions, finders’ fees or similar compensation in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of Keryx. Promptly after the date hereof, Akebia shall be given access to a true and correct copy of all Contracts entered into as of the date hereof entitling any Person to any brokerage commissions, finders’ fees or similar compensation in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of Keryx, together with all amendments, waivers or other changes thereto.

2.22 Disclosure. None of the information supplied or to be supplied by or on behalf of Keryx for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and becomes effective under the Securities Act or (ii) the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the Keryx Shareholders, or at the time of the Keryx Shareholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary in order to correct any statement of a material fact in any earlier communication with respect to the solicitation of proxies for the Keryx Shareholders’ Meeting which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Keryx makes no representation or warranty with respect to any information supplied by or to be supplied by Akebia that is included or incorporated by reference in the foregoing document. The representations and warranties contained in this Section 2.22 will not apply to statements or omissions included in the Joint Proxy Statement upon information furnished to Keryx in writing by Akebia specifically for use therein.

2.23 Ownership of Akebia Shares. Neither Keryx nor any of its affiliates is, or at any time during the last three (3) years has Keryx or any of its affiliates been, an “interested stockholder” of Akebia as defined in Section 203 of the DGCL. Keryx and its affiliates do not beneficially own any Akebia Shares or other securities of Akebia or any options, warrants or other rights to acquire any economic interest in, Akebia.

2.24 No Rights Agreement. There is no stockholder rights plan, “poison pill,” anti-takeover plan or other similar device in effect to which Keryx is a party or by which it is otherwise bound.

2.25 Opinion. The Keryx Board has received the opinion of MTS Securities, LLC, as of the date of such opinion and based upon and subject to the assumptions made, matters considered and limitations set forth therein, as to the fairness, from a financial point of view, to the Keryx Shareholders (other than holders of certain excluded shares, the stockholder of Keryx party to the Voting Agreement and their respective affiliates) of the Exchange Multiplier to be received by such Keryx Shareholders in the Merger, and such opinion has not been withdrawn, revoked or modified. A true and complete copy of such opinion shall be provided to Akebia promptly after the date hereof.

2.26 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS Article 2 (AS MODIFIED BY THE KERYX DISCLOSURE LETTER), KERYX MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND KERYX HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE CONTEMPLATED TRANSACTIONS. IN CONNECTION WITH AKEBIA’S INVESTIGATION OF KERYX, AKEBIA HAS RECEIVED FROM OR ON BEHALF OF KERYX CERTAIN PROJECTIONS, INCLUDING PROJECTED STATEMENTS OF OPERATING REVENUES AND INCOME FROM OPERATIONS OF KERYX AND CERTAIN BUSINESS PLAN INFORMATION OF KERYX. KERYX MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO SUCH ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS AND FORECASTS).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF AKEBIA AND MERGER SUB

Except as otherwise disclosed in (a) Akebia SEC Documents filed at least twenty-four (24) hours prior to the date of this Agreement (excluding any disclosures in “risk factors” or otherwise relating to forward-looking statements to the extent that they are cautionary, predictive or forward-looking in nature) or (b) the confidential disclosure letter delivered by Akebia to Keryx prior to the execution and delivery of this Agreement (the “Akebia Disclosure Letter”), Akebia and Merger Sub represent and warrant to Keryx as follows:

3.01 Organization and Corporate Power. Akebia is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Each of Akebia and its Subsidiaries has all requisite corporate power and authority and all authorizations, licenses and Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to hold such authorizations, licenses and Permits would not constitute an Akebia Material Adverse Effect. Each of Akebia and its Subsidiaries is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified, authorized or in good standing would not constitute an Akebia Material Adverse Effect. True and complete copies of the certificate of incorporation and bylaws of Akebia (the “Akebia Organizational Documents”), each as in effect as of the date hereof, have been heretofore made available to Keryx.

3.02 Authorization; Valid and Binding Agreement. Akebia and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Merger and the Contemplated Transactions, subject to obtaining the affirmative vote of the majority of Akebia Shares cast at the Akebia Shareholders’ Meeting in favor of the issuance of Akebia Shares in connection with the Merger (the “Akebia Shareholder Approval”). Each of the Akebia Board and the Merger Sub Board has unanimously (i) approved the execution, delivery and performance of this Agreement, (ii) determined that the terms of this Agreement, the Merger and the Contemplated Transactions are fair to, and in the best interests of, Akebia and its shareholders, (iii) declared this Agreement advisable and (iv) resolved to recommend that the Akebia Shareholders approve the issuance of shares in connection with the Merger and the Contemplated Transactions. The Akebia Board has directed that Akebia submit the issuance of the Akebia Shares in connection with the Merger and the Contemplated Transactions to a vote at the Akebia Shareholders’ Meeting. As of the date of this Agreement, such approvals, determinations, declarations, resolutions and directions are valid and have not been amended or withdrawn. Assuming the accuracy of the representations and warranties in Section 2.23, to the Knowledge of Akebia, no Takeover Law applies to this Agreement or the Contemplated Transactions. Except for the Akebia Shareholder Approval, no other corporate proceeding, including pursuant to the Laws of the State of Delaware or the listing standards of the NASDAQ Global Market, on the part of Akebia or Merger Sub is necessary to authorize or adopt this Agreement or to consummate the Merger and the Contemplated Transactions (except for the filing of the appropriate merger documents as required by applicable Law). Each of Akebia and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Keryx, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

3.03 Capital Stock.

(a) The authorized capital stock of Akebia consists of 175,000,000 Akebia Shares and 25,000,000 shares of preferred stock $0.00001 par value per share, of which, as of the Measurement Date, there were 56,913,886 Akebia Shares and no shares of preferred stock issued and outstanding.

(b) Section 3.03(b) of the Akebia Disclosure Letter sets forth a true and complete list as of the Measurement Date of the outstanding warrants to acquire Akebia Shares (“Akebia Warrants”), outstanding options to acquire Akebia Shares granted under an Akebia Equity Plan (“Akebia Options”), restricted stock units granted under an Akebia Equity Plan (an “Akebia RSUs”) and the number of Akebia Shares reserved for issuance pursuant to Akebia’s 2014 Employee Stock Purchase Plan, as amended (the “Akebia ESPP”), including, with respect to each award of Akebia Warrants, Akebia Options or Akebia RSUs, (i) the number of Akebia Shares subject thereto (which number represents, for outstanding awards subject to performance-based vesting under an Akebia Equity Plan, the “maximum” levels), (ii) the holder thereof (redacted names acceptable), (iii) the date of grant, (iv) the exercise price (if any), (v) the vesting schedule and/or other vesting provisions, including any accelerated vesting conditions and (vi) with respect to each Akebia Option, whether such Akebia Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code; and, as of the Measurement Date, there are no other Akebia Options or Akebia RSUs or other equity or equity-based awards outstanding and Akebia has granted no other such awards since the Measurement Date and prior to the date of this Agreement or changed the vesting or other terms and conditions applicable thereto except as expressly provided in this Agreement.

(c) All of the outstanding Akebia Shares have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive or similar rights. All of the issued and outstanding Akebia Shares were issued in compliance with all applicable Laws concerning the issuance of securities. Except as referred to in this Section 3.03 or as set forth in Section 3.03(c) of the Akebia Disclosure Letter, Akebia does not have any other equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by Akebia. Except as referred to in this Section 3.03 or as set forth in Section 3.03(c) of the Akebia Disclosure Letter, there are no outstanding (i) shares of capital stock or other equity interests or voting securities of Akebia, (ii) securities convertible or exchangeable, directly or indirectly, into capital stock of Akebia, (iii) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts that require Akebia to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock of Akebia, (iv) stock appreciation, phantom stock, profit participation or similar rights with respect to Akebia or (v) bonds, debentures, notes or other indebtedness of Akebia having the right to vote on any matters on which Akebia Shareholders may vote.

(d) [Reserved.]

(e) All of the outstanding Akebia Warrants, Akebia Options, Akebia RSUs and rights to acquire Akebia Shares under the Akebia ESPP Purchase Rights (the “Akebia ESPP Purchase Rights”) have been duly authorized by all necessary corporate action and were granted in accordance with the terms of all applicable Akebia Equity Plans or Akebia ESPP and applicable Laws.

3.04 Subsidiaries. Section 3.04 of the Akebia Disclosure Letter lists all of the Subsidiaries of Akebia, and for each Subsidiary, the state or country of formation and each jurisdiction in which such Subsidiary is qualified or licensed to do business. Each of the Subsidiaries of Akebia is a corporation or other entity duly organized, validly existing and in good standing (to the extent such concept exists in such jurisdiction) under the laws of the jurisdiction of its incorporation or organization. All of the outstanding shares of capital stock or equivalent equity interests of each of Akebia’s Subsidiaries have been validly issued, are fully paid and nonassessable, and are owned of record and beneficially, directly or indirectly, by Akebia free and clear of all Liens (other than Permitted Liens). None of Akebia’s Subsidiaries has any other equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing. There are not outstanding or authorized any options or other rights to acquire from any of Akebia’s Subsidiaries, or any obligations of any of Akebia’s Subsidiaries to issue, any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of any of Akebia’s Subsidiaries (collectively, “Akebia Subsidiary Securities”). There are no outstanding obligations of Akebia or its Subsidiaries to repurchase, redeem, or otherwise acquire any Akebia Subsidiary Securities, and there are no other options, calls, warrants, or other rights, relating to Akebia Subsidiary Securities to which Akebia or its Subsidiaries is a party. Except for the capital stock or other equity or voting interests of its Subsidiaries, Akebia does not own, directly or indirectly, any capital stock or other equity or voting interests in any person.

3.05 No Breach. Except as set forth in Section 3.05 of the Akebia Disclosure Letter, with respect to clause (i), for any conflicts, violations, breaches, defaults or other occurrences which would not (A) constitute an Akebia Material Adverse Effect, (B) prevent or materially delay consummation of the Merger or (C) otherwise prevent or materially delay performance by Akebia of any of its material obligations under this Agreement, the execution, delivery and performance of this Agreement by Akebia and, subject to obtaining the Akebia Shareholder Approval, the consummation of the Contemplated Transactions do not (i) conflict with or violate the Akebia Organizational Documents or the organizational documents of an Akebia Subsidiary, (ii) assuming all consents, approvals, authorizations and other actions described in Section 3.06 have been obtained and all filings and obligations described in Section 3.06 have been made, conflict with or violate any Law, statute, rule or regulation or order, judgment or decree to which Akebia, its Subsidiaries or any of its or their properties or assets is subject or (iii) in any material respect: conflict with or result in any breach of, constitute a default under, result in a violation of, give rise to a right of termination, cancellation or acceleration under, give rise to any penalties, repayment obligations, special assessments or additional payments under, result in the creation of any Lien upon any assets of Akebia pursuant to or require any authorization, consent, waiver, approval, filing, exemption or other action by or notice to any court, other Governmental Body or other third party or any other Person pursuant to, the provisions of any Akebia Material Contract.

3.06 Consents, etc. Except for (i) the applicable requirements of the HSR Act, (ii) applicable requirements of the Exchange Act, (iii) the filing of the Registration Statement under the Securities Act, (iv) any filings required under state securities Laws, (v) any filings required by NASDAQ, (vi) the filing of the Certificate of Merger, (vii) the filing of all material applications, consents, approvals, authorizations and notices, as required by the FDA, the DEA and any other federal, state, local or foreign Governmental Body that is concerned with or regulates the marketing, sale, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products or medical devices or is concerned with or regulates public health care programs, (viii) any filings of appropriate documents with the relevant authorities of other states in which Akebia or any of its Subsidiaries is qualified to do business, in each case, which have or will be made and (ix) any filings the failure of which to make would not (A) prevent or materially delay consummation of the Merger or (B) otherwise prevent or materially delay performance by Akebia of any of its material obligations under this Agreement, Akebia is not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the Contemplated Transactions. Other than as stated above, no consent, approval or authorization of any Governmental Body is required to be obtained by Akebia in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions, except for those consents, approvals and authorizations the failure of which to obtain would not (A) prevent or materially delay consummation of the Merger or (B) otherwise prevent or materially delay performance by Akebia of any of its material obligations under this Agreement.

3.07 SEC Reports; Disclosure Controls and Procedures.

(a) Akebia has timely filed or furnished all reports and other documents with the SEC required to be filed or furnished by Akebia since December 31, 2015 (such reports or documents, the “Akebia SEC Documents”). No Subsidiary of Akebia is required to file or furnish, or files or furnishes, any form, report or other document with the SEC. Except as set forth in Section 3.07 of the Akebia Disclosure Letter, as of their respective filing dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such most recent applicable amendment, supplement or superseding filing), (i) each of the Akebia SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), each as in effect on the date so filed or furnished, and (ii) none of the Akebia SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements (including related notes, if any) contained in the Akebia SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC); and (iii) fairly presented in all material respects the consolidated financial position of Akebia and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Akebia and its consolidated Subsidiaries for the periods covered thereby (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal and recurring year-end audit adjustments not material in amount).

(c) Akebia has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a–15(f) and 15d–15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. Akebia (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act) to provide reasonable assurance that all information required to be disclosed by Akebia in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Akebia’s management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed, based on its most recent evaluation of its disclosure controls and procedures and internal control over financial reporting prior to the date of this Agreement, to Akebia’s auditors and the audit committee of the Akebia Board (A) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect Akebia’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Akebia’s internal control over financial reporting. Since December 31, 2014, any material change in internal control over financial reporting required to be disclosed in any Akebia SEC Document has been so disclosed.

(d) Since December 31, 2015, neither Akebia nor any of its Subsidiaries nor, to the Knowledge of Akebia, any director, officer, employee, auditor, accountant or representative of Akebia or any of its Subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Akebia or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Akebia or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

(e) As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Akebia SEC Documents and none of the Akebia SEC Documents is the subject of ongoing SEC review. There are no SEC inquiries or investigations pending or, to the Knowledge of Akebia, threatened, in each case regarding any accounting practices of Akebia.

(f) Akebia is not a party to, and has no commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Akebia, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance-sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Akebia in Akebia’s published financial statements or other Akebia SEC Documents.

3.08 No Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the unaudited consolidated balance sheet of Akebia as of March 31, 2018, that is included in the Akebia SEC Documents; (ii) as incurred after the date thereof in the ordinary course of business consistent with past practice, (iii) arising out of or in connection with this Agreement or the Contemplated Transactions or (iv) as set forth in Section 3.08 of the Akebia Disclosure Letter, Akebia, together with its Subsidiaries, does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, in each case required by GAAP to be reflected or reserved against in the consolidated balance sheet of Akebia and its Subsidiaries (or disclosed in the notes to such balance sheet) that would have a material impact on Akebia.

3.09 Absence of Certain Developments. From the Akebia Balance Sheet Date to the date hereof, there has not been any Akebia Material Adverse Effect. Except as set forth in Section 3.09 of the Akebia Disclosure Letter, in connection with the Contemplated Transactions, since the Akebia Balance Sheet Date, Akebia has carried on and operated its business in all material respects in the ordinary course of business consistent with past practice, and neither Akebia nor its Subsidiaries has taken, committed or agreed to take any actions that would have been prohibited by Section 4.02(b) if such covenants had been in effect as of the Akebia Balance Sheet Date.

3.10 Compliance with Laws.

(a) Akebia and its Subsidiaries are, and have been since January 1, 2015, in compliance with all Laws applicable to them, any of their properties or other assets or any of their business or operations (except for such past noncompliance as has been remedied and imposes no continuing obligations or costs on Akebia) and except where any noncompliance would not have an Akebia Material Adverse Effect.

(b) Since January 1, 2015, (i) neither Akebia nor any of its Subsidiaries has received any written notice from any Governmental Body that alleges or relates to (A) any material violation or noncompliance (or reflects that Akebia or any of its Subsidiaries is under investigation or the subject of an inquiry by any such Governmental Body for such alleged noncompliance) with any applicable Law or (B) any fine, assessment or cease and desist order, or the suspension, revocation or limitation or restriction of any Akebia Permit and (ii) neither Akebia nor any of its Subsidiaries has entered into any agreement or settlement with any Governmental Body with respect to its alleged noncompliance with, or violation of, any applicable Law.

(c) Since January 1, 2015, Akebia and each of its Subsidiaries have timely filed all regulatory reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Body, including state health and regulatory authorities and any applicable federal regulatory authorities, and have timely paid all fees and assessments due and payable in connection therewith, except where the failure to make such filings or pay such fees and assessments would not have a material impact on Akebia.

(d) Akebia and each of its officers and directors (in their capacities as such) is in material compliance with, and has complied in all material respects with (i) the applicable provisions of Sarbanes-Oxley or the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of the NASDAQ Global Market.

(e) Except as would not have an Akebia Material Adverse Effect, (i) Akebia and its Subsidiaries are in compliance with applicable Law, including the EU General Data Protection Regulation 2016/679/EU of April 27, 2016, as applicable, as well as applicable contractual requirements and its own published policies, relating to privacy, data protection and the collection, transfer and use of personally identifiable information collected, used or held for use by Akebia, (ii) no claims or, to the Knowledge of Akebia, investigations by Governmental Body, are pending, or threatened in writing, against Akebia or any of its Subsidiaries alleging a violation of any applicable Law concerning the privacy data protection, processing, transfer or security of such information and (iii) neither Akebia nor its Subsidiaries have suffered any data breaches or security incidents that to the Knowledge of Akebia, have resulted in unauthorized access to any personally identifiable information collected, used or held for use by Akebia.

3.11 Title to Properties.

(a) Akebia and its Subsidiaries have sufficient title to, or hold pursuant to valid and enforceable leases or other comparable contract rights, all of the tangible personal property and other tangible assets necessary for the conduct of the business of Akebia and its Subsidiaries, taken as a whole, as currently conducted, in each case free and clear of any Liens (other than Permitted Liens), except where the failure to do so would not have an Akebia Material Adverse Effect. To Akebia’s Knowledge, all such items of tangible personal property are in operating condition and repair (ordinary wear and tear excepted) and have been maintained in accordance with normal industry practices, except where the failure to be in such condition or to be so maintained would not constitute an Akebia Material Adverse Effect.

(b) Akebia does not own any real property. The leased real property described in Section 3.11(b) of the Akebia Disclosure Letter (the “Akebia Real Property”) constitutes all of the real property used, occupied or leased by Akebia or its Subsidiaries. Except as would not have an Akebia Material Adverse Effect, (i) the Akebia Real Property leases are in full force and effect, and Akebia holds a valid and existing leasehold interest in the

Akebia Real Property under each such applicable lease, (ii) neither Akebia nor any of its Subsidiaries, to Akebia’s Knowledge, any other party to the applicable Akebia Real Property leases is in default under any of such leases and (iii) no event has occurred which, if not remedied, would result in a default by Akebia under the Akebia Real Property leases, and, to Akebia’s Knowledge, no event has occurred which, if not remedied, would result in a default by any party other than Akebia under the Akebia Real Property leases.

3.12 Tax Matters.

(a) (i) Akebia and its Subsidiaries have timely filed (taking into account any applicable extensions) all material Tax Returns required to be filed by them; (ii) such Tax Returns are true, complete and correct in all material respects; (iii) Akebia and its Subsidiaries have paid all material Taxes as due and payable (whether or not shown on any Tax Return); and (iv) as of the Akebia Balance Sheet Date, any material liability of Akebia or any of its Subsidiaries for accrued Taxes not yet due and payable, or which are being contested in good faith through appropriate proceedings, has been provided for in the financial statements of Akebia in accordance with applicable accounting practices and procedures. The charges, accruals and reserves for Taxes with respect to Akebia and its Subsidiaries reflected on the financial statements filed with the SEC prior to the date hereof are adequate, in accordance with GAAP, to cover all material amounts of Taxes payable by Akebia and its Subsidiaries for all periods through the date of such financial statements and such charges, accruals and reserves, as adjusted for the passage of time and ordinary course business operations through the Closing Date are adequate to cover all material amounts of Taxes payable by Akebia and its Subsidiaries for all periods through the Closing Date.

(b) No claim has been made in writing by any Governmental Body in a jurisdiction where Akebia or any of its Subsidiaries do not file Tax Returns that such Person is or may be subject to taxation by that jurisdiction in respect of Taxes that would be covered by or the subject of such Tax Returns. There are no material liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Akebia or any of its Subsidiaries. Akebia and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party. Neither Akebia nor any of its Subsidiaries has been a party to any “listed transaction” as defined in Code Section 6707A(c)(2) and Treasury Regulation Section 1.6011-4(b)(2).

(c) No material U.S., federal, state, local or foreign Tax Actions are pending or being conducted with respect to Akebia or any of its Subsidiaries. All assessments for material amounts of Taxes due from Akebia or any of its Subsidiaries with respect to completed and settled Actions have been timely paid in full.

(d) (i) There is no outstanding request for any extension of time for Akebia or any of its Subsidiaries to pay any material Tax or file any material Tax Return, other than any such request made in the ordinary course of business, and (ii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Tax of Akebia or any of its Subsidiaries, and no power of attorney with respect to any such Taxes has been granted to any Person, in each case, that is currently in force.

(e) Neither Akebia nor any of its Subsidiaries is a party to or bound by any Tax Allocation Agreements. Neither Akebia nor any of its Subsidiaries (i) has been a member of an affiliated group filing a combined, consolidated or unitary Tax Return (other than a group comprised solely of Akebia and its Subsidiaries) or (ii) has liability for the Taxes of any Person (other than Akebia or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract, or otherwise (other than any commercial agreements entered into in the ordinary course of business that do not relate primarily to Taxes).

(f) Neither Akebia nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” within the meaning of Code section 355(a)(1)(A) (or any similar provision of state, local or non-U.S. Law) in any distribution that was purported or intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local or non-U.S. Law) (i) occurring during the two

(2)-year period ending on the date hereof or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(g) Neither Akebia nor any of its Subsidiaries shall be required to include any material item of income in, or exclude any material item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (ii) installment sale or open transaction made on or prior to the Closing Date, (iii) election under Section 108(i) of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or (iv) prepaid amount received prior to the Closing Date.

(h) None of Akebia or any of its Subsidiaries has had an ownership change as described in Section 382(g) of the Code.

(i) Other than as set forth on Section 3.12(i) of the Akebia Disclosure Letter, neither Akebia nor any of its Subsidiaries has any liability pursuant to Section 965(a) of the Code as in effect on the Closing Date.

(j) Neither Akebia nor any of its Subsidiaries has agreed to, requested or is required to include any adjustment under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) by reason of a change in accounting method or otherwise.

(k) To Akebia’s Knowledge, there are no facts, agreements, plans or other circumstances, and neither Akebia nor any of its Subsidiaries has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(l) It is agreed and understood that no representation or warranty is made by Akebia in respect of Tax matters in any Section of this Agreement other than Section 3.07, Section 3.08, Section 3.09, this Section 3.12, Section 3.17 and Section 3.22.

3.13 Contracts and Commitments.

(a) As of the date hereof and except as set forth in Section 3.13 of the Akebia Disclosure Letter, neither Akebia nor any of its Subsidiaries is party to or bound by any

(i) “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Akebia or any of its Subsidiaries that was required to be, but has not been, filed with the SEC with Akebia’s Annual Report on Form 10-K for the year ended December 31, 2017, or any Akebia SEC Documents filed after the date of filing of such Form 10-K until the date hereof;

(ii) Contract (A) relating to the disposition or acquisition by Akebia or any of its Subsidiaries of a material amount of assets or equity (1) after the date of this Agreement, other than the sale of inventory in the ordinary course of business consistent with past practice, or (2) prior to the date hereof, which contains any material ongoing obligations (including sale of inventory, indemnification, “earn-out” or other contingent obligations) that are still in effect that are reasonably likely to result in claims in excess of $1,000,000 or (B) pursuant to which Akebia or any of its Subsidiaries will acquire or dispose of any material ownership interest in any other person or other business enterprise other than Akebia’s Subsidiaries;

(iii) collective bargaining agreement or Contract with any labor union, trade organization or other employee representative body (other than any statutorily mandated agreement in non-U.S. jurisdictions);

(iv) Contract establishing any joint ventures, partnerships, collaborations or similar arrangements;

(v) Contract (A) prohibiting or materially limiting the right of Akebia or its Subsidiaries (1) to compete in any line of business, (2) to conduct business with any Person or in any geographical area, or (3) to develop or commercialize compounds with respect to any therapeutic area, class of drugs or mechanism of action, (B) obligating Akebia or its Subsidiaries to purchase or otherwise obtain any product or service exclusively from a single party, to purchase a specified minimum amount of goods or services, or sell any product or service exclusively to a single party or (C) under which any Person has been granted the right to manufacture, sell, market or distribute any product of Akebia or its Subsidiaries on an exclusive basis to any Person or group of Persons or in any geographical area;

(vi) Contract in respect of Indebtedness of $1,000,000 or more, other than (A) accounts receivables and payables and (B) loans to direct or indirect wholly-owned subsidiaries, in each case in the ordinary course of business consistent with past practice;

(vii) Contract (other than an Akebia Plan) between Akebia, on the one hand, and any Affiliate of Akebia (other than a Subsidiary of Akebia), on the other hand;

(viii) Contract relating to the voting or registration of any securities;

(ix) Contract containing a right of first refusal, right of first negotiation or right of first offer in favor of a party other than Akebia or its Subsidiaries;

(x) Contract under which Akebia or Akebia’s Subsidiaries are expected to make annual expenditures or receive annual revenues in excess of $2,500,000 during the current or a subsequent fiscal year;

(xi) Settlement agreement, or agreement entered into in connection with a settlement agreement, corporate integrity agreement, consent decree, deferred prosecution agreement, or other similar type of agreement with any Governmental Bodies or Akebia Regulatory Agencies that has existing or contingent performance obligations;

(xii) Contract of Akebia or any of its Subsidiaries relating to the settlement of any litigation proceeding that provides for any continuing material obligations on the part of Akebia or any of its Subsidiaries;

(xiii) Contract of Akebia or any of its Subsidiaries that prohibits, limits or restricts the payment of dividends or distributions in respect of the capital stock of Akebia or any of its Subsidiaries or otherwise prohibits, limits or restricts the pledging of capital stock of Akebia or any of its Subsidiaries or prohibits, limits or restricts the issuance of guarantees by Akebia or any of its Subsidiaries;

(xiv) IP Contract;

(xv) Contract with any payor, wholesaler, distributor, dialysis organization (other than clinical trial agreements with a dialysis organization), pharmacy or governmental payor;

(xvi) master services or similar Contract with any third party manufacturer or supplier for the manufacture and/or supply of materials or products in the supply chain for Products (but excluding statements of work or similar documentation thereunder);

(xvii) Contract providing for any guaranty by Akebia or any of its Subsidiaries of third-party obligations (under which Akebia or any of its Subsidiaries has continuing obligations as of the date hereof) of $1,000,000 or more, other than any guaranty by Akebia of any of its Subsidiaries’ obligations;

(xviii) Contract with any Healthcare Provider obligating Akebia or any of its Subsidiaries to make over $250,000 in annual payments in the aggregate (including, without limitation, cash, stock options, royalties and any other form of compensation) to such Healthcare Provider; or

(xix) Contract to enter into any of the foregoing.

Each such Contract described in clauses (i) through (xviii) of this Section 3.13 or excluded therefrom due to the exception of being filed as an exhibit to the Akebia SEC Documents, together with each Akebia Real Property lease listed in Section 3.11(b) of the Akebia Disclosure Letter, is referred to herein as an “Akebia Material Contract.”

(b) Keryx has been given access to a true and correct copy of all written Akebia Material Contracts, together with all material amendments, waivers or other changes thereto, and a correct and complete written summary setting forth the terms and conditions of each oral Akebia Material Contract.

(c) Except as would not have a material impact on Akebia: (i) none of Akebia or any of its Subsidiaries (A) is, or has received written notice that any other party to any Akebia Material Contract is, in violation or breach of or default (with or without notice or lapse of time or both) under or (B) has waived or failed to enforce any rights or benefits under any Akebia Material Contract to which it is a party or any of its properties or other assets is subject, (ii) there has occurred no event giving to others any right of termination, amendment or cancellation of (with or without notice or lapse of time or both) any such Akebia Material Contract and (iii) each such Akebia Material Contract, unless expired pursuant to its terms, is in full force and effect and is a legal, valid and binding agreement of, and enforceable against, Akebia or its Subsidiary, and, to the Knowledge of Akebia, each other party thereto. As of the date hereof, no party to any Akebia Material Contract has given any written notice of termination or cancellation of any Akebia Material Contract or that it intends to seek to terminate or cancel any Akebia Material Contract (whether as a result of the Contemplated Transactions or otherwise).

3.14 Intellectual Property.

(a) Section 3.14(a) of the Akebia Disclosure Letter sets forth, as of the date of this Agreement, a list of all (i) Patents, (ii) Trademarks, (iii) Copyrights and (iv) Internet domain names, in each instance, that are owned (or purported to be owned) by or exclusively licensed to Akebia or its Subsidiaries and that are the subject of a registration or a pending application for registration (collectively, “Akebia Registered Intellectual Property”), indicating, for each such item in (i), (ii), (iii) and (iv), as applicable and as of the date hereof, the name of the current legal and record owner(s), the jurisdiction of application/registration, the application/registration number and the filing/issuance date.

(b) To the Knowledge of Akebia, all assignments to Akebia or its Subsidiaries of Patents constituting Owned Intellectual Property that are material to the business of Akebia and its Subsidiaries exist and have been properly executed and recorded. Akebia or one of its Subsidiaries (i) except as disclosed in Section 3.14(b) of the Akebia Disclosure Letter, (A) solely and exclusively own all right, title and interest in and to all Owned Intellectual Property and (B) to the Knowledge of Akebia, is the sole and exclusive (as set forth in the applicable license agreement) licensee of all Exclusive Intellectual Property, in each case free and clear of all Liens (except for Permitted Liens and licenses granted under the IP Contracts) and (ii) to the Knowledge of Akebia and without giving effect to 35 US §271(e)(1) or any comparable Laws, possess legally sufficient and enforceable rights to use all other Intellectual Property used in connection with the conduct of Akebia’s and its Subsidiaries’ businesses; provided, however, that the foregoing shall not be interpreted as a representation of non-infringement of third-party Intellectual Property, which is dealt with exclusively in Section 3.14(c) below. None of the Owned Intellectual Property or, to the Knowledge of Akebia, Exclusive Intellectual Property is subject to any pending or, to the Knowledge of Akebia, threatened claims of joint ownership and all registration, renewal, maintenance and other payments that are or have become due with respect to each item of Akebia Registered Intellectual Property have been timely paid as of the date hereof, by or on behalf of the owner of such item. The Owned Intellectual Property and the Exclusive Intellectual Property are each (A) subsisting and, to the Knowledge of Akebia, valid and enforceable, and (B) not subject to any outstanding order, judgment or decree.

(c) Except as disclosed in Section 2.14(c) of the Akebia Disclosure Letter, no Patent constituting Owned Intellectual Property or, to the Knowledge of Akebia, Exclusive Intellectual Property has been or is now involved in any reissue, reexamination, inter-partes review, post-grant review, or opposition proceeding.

(d) To the Knowledge of Akebia and without giving effect to 35 US §271(e)(1) or any comparable Laws, neither the conduct of Akebia’s and its Subsidiaries’ businesses, nor the use of any Intellectual Property by

Akebia or its Subsidiaries misappropriates, infringes on, or otherwise violates the Intellectual Property of any Person. Since January 1, 2015, neither Akebia nor any of its Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any Intellectual Property of any Person. As of the date hereof, there is no Action pending or, to the Knowledge of Akebia, threatened against Akebia or its Subsidiaries or any of their respective Affiliates at Law or in equity by or before any Governmental Body alleging the violation, misappropriation, or infringement of the Intellectual Property of any Person or that any of the Owned Intellectual Property or Exclusively Licensed Intellectual Property is invalid or unenforceable.

(e) To the Knowledge of Akebia and without giving effect to 35 US §271(e)(1) or any comparable Laws, no Person is misappropriating, infringing or violating, or intending to misappropriate, infringe or violate, any Owned Intellectual Property or Exclusive Intellectual Property.

(f) Section 3.14(f) of the Akebia Disclosure Letter sets forth, as of the date hereof, a complete and correct list of all IP Contracts to which Akebia or any of its Subsidiaries is a party.

(g) To the Knowledge of Akebia, each current and former employee of Akebia or any of its Subsidiaries who works or worked in Akebia’s or a Subsidiary’s business and each current and former independent contractor and consultant of Akebia or any of its Subsidiaries who provides or provided services to Akebia’s or a Subsidiary’s business, in each instance, who was or is involved in the invention, creation, development, design or modification of any Intellectual Property has executed a valid and binding written agreement expressly assigning to Akebia or one of its Subsidiaries all right, title, and interest in and to any inventions and works of authorship, whether or not patentable, invented, created, developed, conceived and/or reduced to practice during the term of such employee’s employment or such independent contractor’s or consultant’s work for Akebia or one of its Subsidiaries relating to Akebia’s or a Subsidiary’s business or any of the Products being researched, developed, manufactured or sold by Akebia or any of its Subsidiaries or that may be used with any such Products, and all Intellectual Property therein or related thereto. In addition, (i) to the Knowledge of Akebia, each current and former employee and each current and former independent contractor and consultant of Akebia or one of its Subsidiaries has executed, or is obligated to execute, a valid assignment for each Patent that is invented by such current or former employee of Akebia or such Subsidiary or current or former independent contractor or consultant relating to Akebia’s or a Subsidiary’s business or any of the Products being researched, developed, manufactured or sold by Akebia or any of its Subsidiaries or that may be used with any such Products and (ii) with respect to any Patent that is jointly owned by Akebia or any of its Subsidiaries and a third party, to Akebia’s Knowledge, such third party has obtained or is obliged to obtain a valid, written assignment from each of the inventors employed or contracted by such third party conveying all rights, title, and interest to such third party.

(h) To the Knowledge of Akebia, each current and former employee of Akebia or any of its Subsidiaries who works or worked in Akebia’s or a Subsidiary’s business and each current and former independent contractor and consultant of Akebia or any of its Subsidiaries who provides or provided services to Akebia’s or a Subsidiary’s business, in each instance, is subject to a non-disclosure or other confidentiality agreement with respect to confidential information of Akebia.

(i) Akebia has taken commercially reasonable steps to maintain, police and protect the Akebia Owned Intellectual Property and Akebia Exclusive Intellectual Property that is material to its business (“Akebia Material Intellectual Property”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Akebia Material Adverse Effect, all Akebia Material Intellectual Property that derives actual or potential economic value from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use has been maintained in confidence in accordance with protection procedures that are in accordance with procedures customarily used in the industry to protect rights of like importance and, to the Knowledge of Akebia, adequate for protection against unauthorized disclosure or use. To the Knowledge of Akebia, there has been no unauthorized disclosure of any such Akebia Material Intellectual Property.

(j) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a material impact on Akebia, the IT Assets of Akebia operate (A) to the Knowledge of Akebia, in all material respects in accordance with their documentation and functional specifications and (B) as required by Akebia to operate its business as presently conducted and (C) to the Knowledge of Akebia, have not materially malfunctioned or failed. Akebia has implemented commercially reasonable measures to protect the confidentiality and security of such IT Assets and information stored or contained therein against any unauthorized use, access, interruption or corruption. Akebia has implemented commercially reasonable data backup, data storage, system redundancy and disaster avoidance procedures with respect to its IT Assets. To the Knowledge of Akebia, Akebia and its Subsidiaries have obtained and possess valid licenses to use all of the software programs present on the IT Assets and other software-enabled electronic devices that Akebia or any of its Subsidiaries own or lease or that it or they have otherwise provided to its or their employees, independent contractors and consultants for their use.

(k) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Akebia Material Adverse Effect, to the Knowledge of Akebia and without giving effect to 35 US §271(e)(1) or any comparable Laws, Akebia owns and possesses all right, title and interest in and to (or has the right pursuant to a valid and enforceable license or otherwise possesses legally enforceable rights to use) all Intellectual Property that is necessary for or used or held for use in the conduct of the business of Akebia in substantially the same manner as presently conducted. Neither the execution and delivery of this Agreement, nor the performance of this Agreement by Akebia, will result in the loss, forfeiture, termination, or impairment of, or give rise to a right of any Person to limit, terminate, or failure to consent to the continued use of, any rights of Akebia in any Akebia Owned Intellectual Property, Akebia Exclusive Intellectual Property or Akebia Material Non-Exclusive Intellectual Property except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Akebia Material Adverse Effect.

3.15 Litigation. As of the date of this Agreement, there are no Actions pending or, to Akebia’s Knowledge, no Actions threatened against Akebia or any of its Subsidiaries, at law or in equity, or before or by any Governmental Body, and Akebia and its Subsidiaries are not subject to or in violation of any outstanding judgment, injunction, rule, order or decree of any court or Governmental Body, except, in each case, that would not (A) have an Akebia Material Adverse Effect, (B) prevent or materially delay consummation of the Merger or (C) otherwise prevent or materially delay performance by Akebia of any of its material obligations under this Agreement. Section 3.15 of the Akebia Disclosure Letter sets forth a complete and accurate list of all Actions that have been filed or are on-going before any court or Governmental Body.

3.16 Insurance. Section 3.16 of the Akebia Disclosure Letter sets forth each insurance policy (including policies providing casualty, liability, medical and works compensation coverage) to which Akebia or any Subsidiary is currently a party. Except as would not have an Akebia Material Adverse Effect, (a) each insurance policy under which Akebia or any of its Subsidiaries is an insured or otherwise the principal beneficiary of coverage is in full force and effect, all premiums due thereon have been paid in full, and Akebia and its Subsidiaries are in material compliance with the terms and conditions of such insurance policy, (b) neither Akebia nor any of its Subsidiaries is in material breach or default under any such insurance policy, (c) no notice of cancellation or termination has been received with respect to any insurance policy and (d) to the Knowledge of Akebia, no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination, or modification, under any such insurance policy.

3.17 Employee Benefit Plans.

(a) Section 3.17 of the Akebia Disclosure Letter lists all Akebia Plans. Each Akebia Plan that is intended to meet the requirements to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter or is covered by a favorable opinion letter from the Internal Revenue Service, and Akebia is not aware of any facts or circumstances that would reasonably be expected to jeopardize the qualification of such Akebia Plan. Each Akebia Plan complies in form and in operation in all material respects with the requirements of the Code, ERISA and other applicable Laws.

(b) With respect to each material Akebia Plan, Akebia has made available to Keryx true and complete copies of the following (as applicable) prior to the date hereof: (i) the plan document, including all amendments thereto or, with respect to any unwritten plan, a summary of all material terms thereof; (ii) the summary plan description along with all summaries of material modifications thereto; (iii) all related trust instruments or other funding-related documents; (iv) a copy of the most recent financial statements for the plan; (v) a copy of all material correspondence with any Governmental Body relating to an Akebia Plan received or sent within the last three years and (vi) the most recent Internal Revenue Service determination or opinion letter.

(c) Except as would not have an Akebia Material Adverse Effect, with respect to each Akebia Plan, (i) all required contributions to, and premiums payable in respect of, such Akebia Plan have been made or, to the extent not required to be made on or before the date hereof, have been properly accrued on Akebia’s financial statements in accordance with GAAP, and (ii) there are no Actions pending or, to Akebia’s Knowledge, threatened, other than routine claims for benefits.

(d) Except as set forth in Section 3.17(d) of the Keryx Disclosure Letter, none of Akebia, any of its Subsidiaries or any of their respective ERISA Affiliates has at any time since January 1, 2012 sponsored or contributed to, or has or has had any Liability or obligation in respect of, a plan that is or was at any relevant time (i) subject to Title IV of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. None of the Akebia Plans obligates Akebia or any of its Subsidiaries to provide a current or former officer, director, independent contractor or employee (or any spouse or dependent thereof) any life insurance or medical or health benefits after his or her termination of employment or service with Akebia or any of its Subsidiaries, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other Law at the sole expense of the participant and coverage through the end of the month of termination of employment or service.

(e) Except as otherwise contemplated by this Agreement and except as set forth in Section 3.17(e) of the Keryx Disclosure Letter, neither the execution or delivery of this Agreement nor the consummation of the Contemplated Transactions, will, either individually or together with the occurrence of some other event (including a termination of employment or service), (i) result in any payment (including severance, bonus or other similar payment) becoming due to any current or former officer, director, independent contractor or employee of Akebia or any of its Subsidiaries, (ii) increase or otherwise enhance any benefits or compensation otherwise payable under any Akebia Plan, (iii) result in the acceleration of the time of payment or vesting of any payments or benefits under any Akebia Plan, (iv) require Akebia or its Subsidiaries to set aside any assets to fund any benefits under any Akebia Plan or result in the forgiveness in whole or in part of any outstanding loan made by Akebia to any Person, (v) limit the ability to amend or terminate any Akebia Plan or related trust or other funding mechanism or (vi) result in the payment of any “excess parachute payment” within the meaning of Code Section 280G or in the imposition of an excise Tax under Code Section 4999 or Section 409A (or, in either case, any corresponding provision of state, local or foreign Tax law). Akebia has no obligation to pay any gross-up, reimbursement or other payment in respect of any Tax imposed under Code Section 4999 or Section 409A (or, in either case, any corresponding provision of state, local or foreign Tax law).

(f) Except as would not have an Akebia Material Adverse Effect, with respect to each Non-U.S. Plan that is maintained, contributed to or required to be contributed to by Akebia or any of its Subsidiaries, the fair market value of the assets of each such funded Non-U.S. Plan, the liability of each insurer for any such Non-U.S. Plan funded through insurance or the book reserve established for any such Non-U.S. Plan, together with any accrued contributions, is sufficient to procure or provide for the benefits determined on an ongoing basis (actual or contingent) with respect to all current or former participants under such Non-U.S. Plan according to the actuarial assumptions and valuation most recently used to determine employer contributions to such Non-U.S. Plan, and none of the Contemplated Transactions will cause such assets, insurance obligations or book reserves to be less than such benefit obligations. Each such Non-U.S. Plan required to be registered has been registered and has been maintained in all material respects in good standing with each applicable Governmental Body. No Non-U.S. Plan that is maintained, contributed to or required to be contributed to by Akebia or any of its Subsidiaries is a defined benefit pension plan.

3.18 Environmental Compliance and Conditions. Except for matters that would not have an Akebia Material Adverse Effect,

(a) Akebia and its Subsidiaries are, and since January 1, 2015, have been, in compliance with all Environmental Laws;

(b) Akebia or its Subsidiaries holds, and are and have been in compliance since January 1, 2015 with, all authorizations, licenses and Permits required under Environmental Laws to operate its business as presently conducted;

(c) since January 1, 2015, neither Akebia nor its Subsidiaries has received any written claim, notice or complaint, or been subject to any Action from any Governmental Body or third party regarding any actual or alleged violation of Environmental Laws or any Liabilities or potential Liabilities for investigation costs, cleanup costs, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees under Environmental Laws, and to the Knowledge of Akebia no such Action has been threatened;

(d) neither Akebia nor any of its Subsidiaries has disposed of (or arranged for the disposal of) or released any Hazardous Substance at any real property, including the Akebia Real Property, so as to give rise to Liability for investigation costs, cleanup costs, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees under CERCLA or any other Environmental Laws; and

(e) to Akebia’s Knowledge, no Hazardous Substances are present or have been disposed of or released on, at, in or under any real property currently or formerly owned, leased or operated by Akebia or its Subsidiaries for which Akebia or its Subsidiaries has, or may have, Liability under Environmental Laws.

3.19 Employment and Labor Matters.

(a) Neither Akebia nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other agreement with a labor union, works council or other employee representative body, there are no such agreements which pertain to employees of Akebia or any of its Subsidiaries in existence or in negotiation and no employees of Akebia or any of its Subsidiaries are represented by a labor union, works council or other employee representative body. Except as would not have an Akebia Material Adverse Effect, since January 1, 2015, there has been no actual, or to the Knowledge of Akebia, threatened unfair labor practice charges, grievances, arbitrations, strikes, lockouts, work stoppages or other labor disputes against or affecting Akebia or its Subsidiaries. Neither Akebia nor any of its Subsidiaries will incur any notice, consultation or consent obligations with respect to any labor union, works council or other employee representative body in connection with the execution of this Agreement or the consummation of the Contemplated Transactions.

(b) (i) Except as would not have an Akebia Material Adverse Effect, there are no Actions or any disputes pending or, to Akebia’s Knowledge, threatened (A) between Akebia or any of its Subsidiaries and any of their respective officers, directors, employees or independent contractors or (B) by or before any Governmental Body affecting Akebia or any of its Subsidiaries concerning employment matters, and (ii) no labor union, labor organization, works council or group of employees of Akebia or its Subsidiaries has made a demand (that is pending as of the date hereof) for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding pending or threatened in writing as of the date hereof with the National Labor Relations Board (or any similar other Governmental Body) with respect to any employees of Akebia or its Subsidiaries. Section 3.19 of the Akebia Disclosure Letter sets forth a complete and accurate list of any material disputes or threatened (in writing) material disputes between Akebia or any of its Subsidiaries and any of their respective officers, directors, employees or independent contractors.

(c) Except as would not have a material impact on Akebia, Akebia and its Subsidiaries are, and since January 1, 2015 have been, in compliance with all Laws relating to labor and employment, including all such Laws relating to wages, hours, human rights, immigration, discrimination, pay equity, employment equity, workers’ compensation, safety and health, worker classification (including employee-independent contractor classification and the proper classification of employees as exempt employees and non-exempt employees), WARN and any similar foreign, state, provincial or local “mass layoff” or “plant closing” Law.

(d) There has been no “mass layoff” or “plant closing” (as defined by WARN or any similar foreign, state, provincial or local Laws) with respect to Akebia within the six (6) months prior to the date of this Agreement.

(e) As of the date hereof, no Key Employee or group of employees has given notice of termination of employment or, to Akebia’s Knowledge, otherwise disclosed plans to Akebia or any of its Subsidiaries to terminate employment with Akebia or any of its Subsidiaries within the next twelve (12) months.

(f) No Key Employee of Akebia or any of its Subsidiaries is employed under a non-immigrant work visa or other work authorization that is limited in duration.

(g) Except as would not have a material impact on Akebia, (i) Akebia and its Subsidiaries are not delinquent in payments to any employees or former employees for any services or amounts required to be reimbursed or otherwise paid, (ii) no Key Employee of Akebia is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, non-competition agreement, restrictive covenant or other obligation: (A) to Akebia or (B) to a former employer of any such employee relating (1) to the right of any such employee to be employed by Akebia or (2) to the knowledge or use of trade secrets or proprietary information and (iii) no Key Employee of Akebia or any of its Subsidiaries has been the subject of any sexual harassment or other misconduct allegations or violations of the Akebia employee handbook (which was made available to Keryx prior to the date of this Agreement) during his or her tenure at Akebia.

3.20 FDA and Regulatory Matters.

(a) Except as would not have a material impact on Akebia, Akebia and its Subsidiaries hold all licenses, Permits, franchises, variances, registrations, exemptions, orders and other governmental authorizations, consents, approvals, and clearances, and have submitted notices to, all Governmental Bodies, including all authorizations under the FDCA, the PHSA, as amended, and the regulations of the FDA promulgated thereunder, and any other Governmental Body that regulates the quality, identity, strength, purity, safety, efficacy or manufacturing of Akebia’s Products (any such Governmental Body, an “Akebia Regulatory Agency”) necessary for the lawful operation of the businesses of Akebia or any of its Subsidiaries as currently conducted (the “Akebia Permits”), and as of the date hereof, all such Akebia Permits are valid and in full force and effect. Except as would not have a material impact on Akebia, there has not occurred any violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Akebia Permit. Except as would not have a material impact on Akebia, Akebia and each of its Subsidiaries are in compliance with the terms of all Akebia Permits, and no event has occurred that, to the Knowledge of Akebia, would reasonably be expected to result in the revocation, cancellation, non-renewal or material adverse modification of any Akebia Permit. Since January 1, 2015, neither Akebia nor any of its Subsidiaries has received written notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the FDA or other Akebia Regulatory Agency alleging that any operation or activity of Akebia or any of its Subsidiaries is in material violation of any applicable Law, except as would not have an Akebia Material Adverse Effect.

(b) Except as would not have a material impact on Akebia, since January 1, 2015, all of Akebia’s and its Subsidiaries’ Products that are subject to the jurisdiction of the FDA or other Akebia Regulatory Agencies have been manufactured, imported, exported, processed, developed, labeled, stored, tested, marketed, promoted, advertised, detailed and distributed by or on behalf of Akebia or any of its Subsidiaries in all material respects in compliance with all applicable requirements under any Permit or Law, including applicable statutes and implementing regulations administered or enforced by the FDA or other Akebia Regulatory Agency. Except as would not have a material impact on Akebia, since January 1, 2015, all applications, submissions, notifications, information and data utilized by Akebia or its Subsidiaries as the basis for, or submitted by or, to the Knowledge of Akebia, on behalf of Akebia or its Subsidiaries in connection with, any and all requests for the Akebia Permits relating to Akebia or any of its Subsidiaries when submitted to the FDA or other Akebia Regulatory Agency, were true, complete and correct as of the date of submission, and any updates, changes, corrections or modification to such applications, submissions, notifications, information and data required under applicable Laws have been submitted to the FDA or other Akebia Regulatory Agency.

(c) Except as would not have a material impact on Akebia, since January 1, 2015, neither Akebia, nor its Subsidiaries, have committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Akebia Regulatory Agency to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” or other similar Laws. Except as would not have a material impact on Akebia, neither Akebia nor or any of its Subsidiaries nor, to the Knowledge of Akebia, any of their respective officers, employees, contractors, suppliers or other entities or individuals performing research or work on behalf of Akebia or any of its Subsidiaries has been subject to any kind of consent decree, individual integrity agreement, deferred prosecution agreement, or other similar form of agreement with any Governmental Body or convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in a material debarment or exclusion under applicable Law, including, without limitation, 21 U.S.C. Section 335a. No claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment or exclusion are pending or, to the Knowledge of Akebia, threatened against Akebia or any of its Subsidiaries or, to the Knowledge of Akebia, any of their respective officers, employees, contractors, suppliers, or other entities or individuals performing research or work on behalf of Akebia or any of its Subsidiaries.

(d) To the Knowledge of Akebia, since January 1, 2015, the manufacture of Products by or on behalf of Akebia and its Subsidiaries has been and is being conducted in material compliance with all applicable Laws including the FDA’s current Good Manufacturing Practices. Since January 1, 2015, none of Akebia, any of its Subsidiaries, or, to the Knowledge of Akebia, any of their respective contract manufacturers for Products, has received any FDA Form 483, warning letter, untitled letter, or other similar correspondence or written notice from the FDA or any other Akebia Regulatory Agency alleging or asserting material noncompliance with any applicable Laws or Akebia Permits with respect to any Product of Akebia or its Subsidiaries. Since January 1, 2015, no manufacturing site owned by Akebia, its Subsidiaries, or, to the Knowledge of Akebia, any of their respective contract manufacturers for Products, is or has been subject to a shutdown or import or export prohibition imposed or requested by FDA or another Akebia Regulatory Agency. Except as would not have a material impact on Akebia, to the Knowledge of Akebia, no event has occurred which would reasonably be expected to lead to any claim, suit, proceeding, investigation, enforcement, inspection or other action by any Akebia Regulatory Agency or any FDA warning letter, untitled letter, or request or requirement to make material changes to the Products or the manner in which the Products are manufactured, distributed or marketed.

(e) Since January 1, 2015, all studies, tests and preclinical and clinical trials being conducted by Akebia or its Subsidiaries, or in which Akebia, its Subsidiaries or any Product or Product candidate has participated, have been and are being conducted in material compliance with applicable Laws, including the applicable requirements of Good Laboratory Practices or Good Clinical Practices. Since January 1, 2015, Akebia and its Subsidiaries have not received any written notices, correspondence or other communication from any institutional review board, the FDA or any other Akebia Regulatory Agency, recommending or requiring the termination, suspension, or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, Akebia or its Subsidiaries.

(f) Except as would not have a material impact on Akebia, since January 1, 2015, Akebia and its Subsidiaries have not either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field notification, field correction, market withdrawal, or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action, in each case relating to an alleged lack of safety, efficacy or regulatory compliance of any Product or Product candidate (“Akebia Safety Notices”). Except as would not have an Akebia Material Adverse Effect, as of the date hereof, Akebia has no Knowledge of any facts which would cause (i) an Akebia Safety Notice with respect to any Product sold or intended to be sold by Akebia or its Subsidiaries, (ii) a change in the marketing classification or a material change in labeling of any such Products, (iii) a termination or suspension of marketing or testing of any such Products, or (iv) the imposition of a postmarketing study or risk evaluation and mitigation strategy by the FDA or other Akebia Regulatory Agency.

(g) Except as would not have an Akebia Material Adverse Effect, Akebia and its Subsidiaries are, and at all times since January 1, 2015 have been, in compliance with all applicable Healthcare Laws. There is no civil, criminal, administrative, or other action, subpoena, suit, demand, claim, hearing, proceeding, notice or demand pending, received by or filed since January 1, 2015, or to the Knowledge of Akebia, threatened in writing, against Akebia or any Akebia Subsidiary alleging any material violation by Akebia or its Subsidiaries of any applicable Healthcare Laws.

(h) Neither Akebia nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, deferred prosecution agreements, settlement orders or similar agreements with or imposed by any Governmental Body.

(i) Except as would not have a material impact on Akebia, neither Akebia, its Subsidiaries nor any of their respective directors, officers, or employees, nor, to the Knowledge of Akebia, any of its agents or distributors or any other person while acting on behalf of Akebia or any of its Subsidiaries has at any time since January 1, 2015, (i) violated or is in violation of any provision of the FCPA, (ii) violated or is in violation of any applicable Law enacted in any jurisdiction in connection with or arising under the OECD Convention, (iii) violated or is in violation of any provision of the UK Bribery Act, (iv) violated any anti-bribery or anti-corruption Law in any foreign jurisdiction, (v) made, offered to make, promised to make, or authorized the payment or giving of, directly or indirectly, any Prohibited Payment, (vi) been subject to any investigation by any Governmental Body with regard to any Prohibited Payment or (vii) violated or is in violation of any other Laws regarding use of funds for political activity or commercial bribery.

(j) Since January 1, 2015, and except as would not have a material impact on Akebia, Akebia has: (x) distributed Product samples in accordance with applicable Healthcare Laws, and the provision of such samples has been appropriately documented in accordance with requirements of the Prescription Drug Marketing Act of 1987; and (y) filed complete and accurate reports as required under the federal Sunshine/Open Payments Law and all applicable state transparency Laws, including Laws requiring certifications of compliance with the PhRMA Code and other compliance program certifications.

(k) Except as disclosed in Section 3.20(k) of the Akebia Disclosure Letter or as would not have an Akebia Material Adverse Effect, as of the date hereof, neither Akebia nor its Subsidiaries has received written notice that it is subject to any pending or threatened investigation, claim, or enforcement action by FDA, HHS-OIG, private whistleblowers, CMS, VA, VA OIG, or DOJ, or any other state or non-U.S. equivalent Governmental Bodies pursuant to the Healthcare Laws. Akebia has no Knowledge of any fact that would require Akebia to restate or resubmit to the government any data reported under the Medicaid Rebate Statute, Medicare Part B Drug Pricing requirements, 340B Program requirements, Veterans Health Care Act of 1992, or the Medicare Part D Coverage Gap Discount Program to comply with such Price Reporting Laws, or refund any monies owed due to a resubmission or restatement.

3.21 Brokerage. Other than Evercore Group L.L.C. and J.P. Morgan Securities LLC, no Person is entitled to any brokerage commissions, finders’ fees or similar compensation in connection with the Contemplated

Transactions based on any arrangement or agreement made by or on behalf of Akebia. Promptly after the date hereof, Keryx shall be given access to a true and correct copy of all Contracts entered into as of the date hereof entitling any Person to any brokerage commissions, finders’ fees or similar compensation in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of Akebia, together with all amendments, waivers or other changes thereto.

3.22 Disclosure. None of the information supplied or to be supplied by or on behalf of Akebia for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and becomes effective under the Securities Act or (ii) the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the Akebia Shareholders, or at the time of the Akebia Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary in order to correct any statement of a material fact in any earlier communication with respect to the solicitation of proxies for the Akebia Shareholders’ Meeting which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Akebia makes no representation or warranty with respect to any information supplied by or to be supplied by Keryx that is included or incorporated by reference in the foregoing document. The representations and warranties contained in this Section 3.22 will not apply to statements or omissions included in the Registration Statement or Joint Proxy Statement upon information furnished to Akebia in writing by Keryx specifically for use therein.

3.23 Ownership of Keryx Shares. Neither Akebia nor any of its affiliates is, or at any time during the last three (3) years has Akebia or any of its affiliates been, an “interested stockholder” of Keryx as defined in Section 203 of the DGCL. Akebia and its affiliates do not beneficially own any Keryx Shares or other securities of Keryx or any options, warrants or other rights to acquire any economic interest in, Keryx.

3.24 No Rights Agreement. There is no stockholder rights plan, “poison pill,” anti-takeover plan or other similar device in effect to which Akebia is a party or by which it is otherwise bound.

3.25 Opinion. Prior to the execution of this Agreement, the Akebia Board has received an opinion from each of Evercore Group L.L.C. and J.P. Morgan Securities LLC to the effect that, as of the date of such opinion and based upon and subject to the various assumptions and limitations set forth therein, the Exchange Multiplier provided for in the Merger is fair, from a financial point of view, to Akebia and neither opinion has been withdrawn, revoked or modified. True and complete copies of such opinions shall be provided to Keryx promptly after the date hereof.

3.26 Merger Sub. Merger Sub was organized solely for the purpose of entering into this Agreement and consummating the Contemplated Transactions and has not engaged in any activities or business and has incurred no liabilities or obligations whatsoever, in each case other than those incident to its organization and the execution of this Agreement and the consummation of the Contemplated Transactions.

3.27 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS Article 3 (AS MODIFIED BY THE AKEBIA DISCLOSURE LETTER), AKEBIA MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND AKEBIA HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE CONTEMPLATED TRANSACTIONS. IN CONNECTION WITH KERYX’S INVESTIGATION OF AKEBIA, KERYX HAS RECEIVED FROM OR ON BEHALF OF AKEBIA CERTAIN PROJECTIONS, INCLUDING PROJECTED STATEMENTS OF OPERATING REVENUES AND INCOME FROM OPERATIONS OF AKEBIA AND CERTAIN BUSINESS PLAN INFORMATION OF AKEBIA. AKEBIA MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO SUCH ESTIMATES,

PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS AND FORECASTS).

ARTICLE 4

COVENANTS RELATING TO CONDUCT OF BUSINESS

4.01 Covenants of Keryx.

(a) Except (i) as set forth in Section 4.01(a)(i) of the Keryx Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly permitted by this Agreement or (iv) with the prior written consent of Akebia (which consent shall not be unreasonably delayed, withheld or conditioned), from the date hereof until the earlier of the Effective Time or the date this Agreement is validly terminated in accordance with Article 7 (the “Pre-Closing Period”), Keryx shall, and shall cause its Subsidiaries to, carry on its business in the ordinary course of business consistent with past practice and use its commercially reasonable efforts to maintain sufficient inventory of its Products, preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it including by taking the actions described in Section 4.01(a) of the Keryx Disclosure Letter. Keryx shall promptly notify Akebia (1) of any Keryx Material Adverse Effect of which it has Knowledge and (2) upon having Knowledge of any matter reasonably likely to result in any of the conditions contained in Section 6.02(a) not being satisfied; provided, however, that the delivery of any notice pursuant to this Section 4.01(a) shall not cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to any party.

(b) Without limiting the generality of Section 4.01(a), during the Pre-Closing Period and except as set forth on Section 4.01(b) of the Keryx Disclosure Letter, or as required by applicable Law, Keryx shall not and shall not permit any of its Subsidiaries, without the prior written consent of Akebia (which consent shall not be unreasonably delayed, withheld or conditioned), to:

(i) (1) declare, set aside or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock or shares or (2) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Keryx Options or Keryx Restricted Shares with respect thereto except, in each case, (A) for the declaration and payment of dividends or distributions by a direct or indirect wholly-owned subsidiary of Keryx solely to its parent, (B) for any dispositions of shares of capital stock to Keryx as a result of a net share settlement of any Keryx Option or to satisfy withholding Tax obligations in respect of any Keryx Option or Keryx Restricted Shares or (C) any forfeitures or repurchases of unvested Keryx Restricted Shares or other shares of capital stock issued pursuant to or granted as awards under the Keryx Equity Plans;

(ii) issue, sell, pledge, dispose of or otherwise encumber, or authorize the issuance, sale, pledge, disposition or other encumbrance of, (1) any shares of beneficial interests, capital stock or other ownership interest in Keryx or any of its Subsidiaries; (2) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest; (3) any phantom equity or similar contractual rights or (4) any rights, warrants or options to acquire or with respect to any such shares of beneficial interest, capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing share option plan except, in each case: (A) for issuances of Keryx Shares in respect of any exercise of Keryx Options outstanding on the date hereof in accordance with their terms on the date of this Agreement; (B) for issuances of Keryx Shares in respect of conversion of the Convertible Notes pursuant to their terms (C) for transactions solely between or among Keryx and its wholly-owned Subsidiaries or (D) the grant of equity awards in the ordinary course of business consistent with Section 4.01(b)(ii) of the Keryx Disclosure Letter;

(iii) except as required by the terms of a Keryx Plan as in effect as of the date hereof, (A) increase the wages, salary or other compensation or benefits with respect to any of Keryx’s or any of its Subsidiaries’ officers, directors, independent contractors or employees, except for increases in base salaries and wages in the ordinary course of business consistent with past practice that does not exceed 2% of annual base salary in the aggregate or 5% of base salary for any individual, (B) establish, adopt, enter into, materially amend or terminate any Keryx Plan or (C) accelerate the vesting, funding or time of payment of any compensation or other benefit;

(iv) (A) adopt, enter into or amend any collective bargaining agreement or Contract with any labor union, trade organization or other employee representative body applicable to Keryx or its Subsidiaries or (B) engage in any conduct that would result in an employment loss or layoff for a sufficient number of employees of Keryx which would constitute a “plant closing” or “mass layoff” under WARN;

(v) except for the hiring or engagement of any individual to whom an offer of employment has been extended on or prior to the date hereof, (A) hire or engage any independent contractor or employee performing Support Functions for Keryx without first consulting Akebia and (B) hire or engage any officer, director, independent contractor or employee performing any other function except in accordance with the budget made available to Akebia prior to the date of this Agreement;

(vi) other than as contemplated by this Agreement in furtherance of the Contemplated Transactions, amend, or propose to amend, or permit the adoption of any material amendment of any Keryx Organizational Document (including by merger, consolidation or otherwise) or the comparable charter or organization documents of any of its Subsidiaries or adopt a shareholders’ rights plan or similar plan, or enter into any agreement with respect to the voting of its capital stock;

(vii) effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock;

(viii) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization of Keryx or any of its “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X;

(ix) subject to clause (x), make any capital expenditures that are in the aggregate in excess of $1,000,000;

(x) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets of any other Person, except for the purchase of materials from suppliers or vendors in the ordinary course of business;

(xi) (A) incur any Indebtedness, renew or extend any existing credit or loan arrangements, enter into any “keep well” or other agreement to maintain any financial condition of another Person or enter into any agreement or arrangement having the economic effect of any of the foregoing, except for short-term Indebtedness incurred in the ordinary course of business; (B) make any loans or advances to any other Person, (C) make any capital contributions to, or investments in, any other Person or (D) repurchase, prepay or refinance any Indebtedness in an amount greater than $1,000,000 in the aggregate;

(xii) sell, transfer, license, assign, mortgage, encumber or otherwise abandon, withdraw or dispose of (x) any assets with a fair market value in excess of $100,000 in the aggregate or (y) any Owned Intellectual Property, Exclusive Intellectual Property or pending Intellectual Property or any Exclusive Intellectual Property, except, in the case of clause (x), in the ordinary course of business;

(xiii) commence, pay, discharge, settle, compromise or satisfy any Action that is unrelated to the Contemplated Transactions, other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of monetary damages not in excess of

$100,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, Keryx;

(xiv) change its fiscal year, revalue any of its material assets or change any of its financial, actuarial, reserving or Tax accounting methods or practices in any respect, except as required by GAAP;

(xv) (A) make, change or revoke any material Tax election with respect to Keryx or any of its Subsidiaries, (B) file any material amended Tax Return or claim for refund of material Taxes with respect to Keryx or any of its Subsidiaries, (C) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), or Tax Allocation Agreement relating to or affecting any material Tax liability or refund of material Taxes with respect to Keryx or any of its Subsidiaries, (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax with respect to Keryx or any of its Subsidiaries or (E) settle or compromise any material Tax liability or refund of material Taxes with respect to Keryx or any of its Subsidiaries;

(xvi) waive, release or assign any rights or claims under, or renew, affirmatively determine not to renew, amend or modify in any material respect or terminate, any Keryx Material Contract, or enter into any Contract that, if existing on the date hereof, would be a Keryx Material Contract, in each case other than in the ordinary course of business consistent with past practice;

(xvii) cease to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for the nature of the property so insured and for companies engaged in the respective businesses of Keryx and its Subsidiaries, to the extent such insurance is available on commercially reasonable terms;

(xviii) abandon, withdraw, terminate, suspend, abrogate, amend or modify any Keryx Permits in a manner that would materially impair the operation of the business of Keryx or any of its Subsidiaries;

(xix) enter into (1) a research or collaboration arrangement with a value in excess of $1,000,000 in the aggregate; (2) an individual consulting agreement with any Healthcare Provider pursuant to which aggregate compensation (including, without limitation, cash, stock options, royalties and any other form of compensation) exceeds $150,000 per year, (3) an educational grant, donation or investigator sponsored research agreement pursuant to which the aggregate amount paid or the value of any items or services donated by Keryx or any Subsidiary exceeds $100,000; (4) a new agreement with a healthcare insurer or payor, pharmacy benefit manager, distributor or wholesaler; or (5) a data purchase agreement or similar arrangement with a Healthcare Provider;

(xx) request (or permit any of its Subsidiaries to request) a withdrawal of the marketing authorization for Fexeric in the European Union; or

(xxi) authorize, agree or commit to take any of the actions described in clauses (i) through (xx) of this Section 4.01(b).

4.02 Covenants of Akebia.

(a) Except (i) as set forth in Section 4.02(a) of the Akebia Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly permitted by this Agreement or (iv) with the prior written consent of Keryx (which consent shall not be unreasonably delayed, withheld or conditioned), during the Pre-Closing Period, Akebia shall, and shall cause its Subsidiaries to, carry on its business in the ordinary course of business consistent with past practice and use its commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it, including by taking the actions described in Section 4.02(a) of the Akebia Disclosure Letter. Akebia shall promptly notify Keryx (1) of any Akebia Material Adverse Effect of which it has Knowledge and (2) upon having Knowledge of any matter reasonably likely to result in any of the conditions contained in Section 6.03(a)

not being satisfied; provided, however, that the delivery of any notice pursuant to this Section 4.02(a) shall not cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to any party.

(b) Without limiting the generality of Section 4.02(a), during the Pre-Closing Period and except as set forth on Section 4.02(b) of the Akebia Disclosure Letter, or as required by applicable Law, Akebia shall not and shall not permit any of its Subsidiaries, without the prior written consent of Keryx (which consent shall not be unreasonably delayed, withheld or conditioned), to:

(i) (1) declare, set aside or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock or shares or (2) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Akebia Options, Akebia RSUs, Akebia Restricted Shares or Akebia ESPP Purchase Rights with respect thereto except, in each case, (A) for the declaration and payment of dividends or distributions by a direct or indirect wholly-owned subsidiary of Akebia solely to its parent, (B) for the purpose of fulfilling its obligations under the Akebia ESPP, to the extent consistent with past practice, (C) for any dispositions of shares of capital stock to Akebia as a result of a net share settlement of any Akebia Option or to satisfy withholding Tax obligations in respect of any Akebia Option or Akebia RSU or (D) any forfeitures or repurchases of other shares of capital stock issued pursuant to or granted as awards under the Akebia Equity Plans;

(ii) issue, sell, pledge, dispose of or otherwise encumber, or authorize the issuance, sale, pledge, disposition or other encumbrance of, (1) any shares of beneficial interests, capital stock or other ownership interest in Akebia or any of its Subsidiaries; (2) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest; (3) any phantom equity or similar contractual rights or (4) any rights, warrants or options to acquire or with respect to any such shares of beneficial interest, capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing share option plan except, in each case: (A) for issuances of Akebia Shares in respect of (i) any exercise of Akebia Options outstanding on the date hereof in accordance with their terms on the date of this Agreement or (ii) the exercise of any Akebia ESPP Purchase Rights under the terms of the Akebia ESPP, (B) for the issuance of Akebia Shares pursuant to the vesting of or delivery of shares under Akebia RSUs outstanding on the date hereof, in accordance with their terms as of the date of this Agreement (C) for transactions solely between or among Akebia and its wholly-owned Subsidiaries or (D) the grant of equity awards in the ordinary course of business consistent with Section 4.02(b)(ii) of the Akebia Disclosure Letter;

(iii) except as required by the terms of an Akebia Plan as in effect as of the date hereof, (A) increase the wages, salary or other compensation or benefits with respect to any of Akebia’s or any of its Subsidiaries’ officers, directors, independent contractors or employees, except for increases in base salaries and wages in the ordinary course of business consistent with past practice that does not exceed 2% of annual base salary in the aggregate or 5% of base salary for any individual (B) establish, adopt, enter into, materially amend or terminate any Akebia Plan, or (C) accelerate the vesting, funding or time of payment of any compensation or other benefit;

(iv) (A) adopt, enter into or amend any collective bargaining agreement or Contract with any labor union, trade organization or other employee representative body applicable to Akebia or its Subsidiaries or (B) engage in any conduct that would result in an employment loss or layoff for a sufficient number of employees of Akebia which would constitute a “plant closing” or “mass layoff” under WARN;

(v) except for the hiring or engagement of any individual to whom an offer of employment has been extended on or prior to the date hereof, (A) hire or engage any independent contractor or employee performing Support Functions for Akebia without first consulting Keryx and (B) hire or engage any officer, director, independent contractor or employee performing any other function except in accordance with the budget made available to Keryx prior to the date of this Agreement;

(vi) other than as contemplated by this Agreement in furtherance of the Contemplated Transactions, amend, or propose to amend, or permit the adoption of any material amendment of any Akebia

Organizational Document (including by merger, consolidation or otherwise) or the comparable charter or organization documents of any of its Subsidiaries or adopt a shareholders’ rights plan or similar plan, or enter into any agreement with respect to the voting of its capital stock;

(vii) effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock;

(viii) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization of Akebia or any of its “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X;

(ix) subject to clause (x), make any capital expenditures that are in the aggregate in excess of $1,000,000;

(x) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets of any other Person, except for the purchase of materials from suppliers or vendors in the ordinary course of business;

(xi) (A) incur any Indebtedness, renew or extend any existing credit or loan arrangements, enter into any “keep well” or other agreement to maintain any financial condition of another Person or enter into any agreement or arrangement having the economic effect of any of the foregoing, except for short-term Indebtedness incurred in the ordinary course of business; (B) make any loans or advances to any other Person, (C) make any capital contributions to, or investments in, any other Person or (D) repurchase, prepay or refinance any Indebtedness in an amount greater than $1,000,000 in the aggregate;

(xii) sell, transfer, license, assign, mortgage, encumber or otherwise abandon, withdraw or dispose of (x) any assets with a fair market value in excess of $100,000 in the aggregate or (y) any Owned Intellectual Property, Exclusive Intellectual Property or pending Intellectual Property or any Exclusive Intellectual Property, except, in the case of clause (x), in the ordinary course of business;

(xiii) commence, pay, discharge, settle, compromise or satisfy any Action that is unrelated to the Contemplated Transactions, other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of monetary damages not in excess of $100,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, Akebia;

(xiv) change its fiscal year, revalue any of its material assets or change any of its financial, actuarial, reserving or Tax accounting methods or practices in any respect, except as required by GAAP;

(xv) (A) make, change or revoke any material Tax election with respect to Akebia or any of its Subsidiaries, (B) file any material amended Tax Return or claim for refund of material Taxes with respect to Akebia or any of its Subsidiaries, (C) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or Tax Allocation Agreement relating to or affecting any material Tax liability or refund of material Taxes with respect to Akebia or any of its Subsidiaries, (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax with respect to Akebia or any of its Subsidiaries or (E) settle or compromise any material Tax liability or refund of material Taxes with respect to Akebia or any of its Subsidiaries;

(xvi) waive, release or assign any rights or claims under, or renew, affirmatively determine not to renew, amend or modify in any material respect or terminate, any Akebia Material Contract, or enter into any Contract that, if existing on the date hereof, would be an Akebia Material Contract, in each case other than in the ordinary course of business consistent with past practice;

(xvii) cease to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for the nature of the property so insured and for companies engaged in the respective businesses of Akebia and its Subsidiaries, to the extent such insurance is available on commercially reasonable terms;

(xviii) abandon, withdraw, terminate, suspend, abrogate, amend or modify any Akebia Permits in a manner that would materially impair the operation of the business of Akebia or any of its Subsidiaries;

(xix) enter into (1) a research or collaboration arrangement with a value in excess of $1,000,000 in the aggregate; (2) an individual consulting agreement with any Healthcare Provider pursuant to which aggregate compensation (including, without limitation, cash, stock options, royalties and any other form of compensation) exceeds $150,000 per year, (3) an educational grant, donation or investigator sponsored research agreement pursuant to which the aggregate amount paid or the value of any items or services donated by Akebia or any Subsidiary exceeds $100,000; (4) a new agreement with a healthcare insurer or payor, pharmacy benefit manager, distributor or wholesaler; or (5) a data purchase agreement or similar arrangement with a Healthcare Provider; or

(xx) authorize, agree or commit to take any of the actions described in clauses (i) through (xix) of this Section 4.02(b).

4.03 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Keryx, directly or indirectly, the right to control or direct Akebia’s operations or give Akebia, directly or indirectly, the right to control or direct Keryx’s operations prior to the Effective Time. Prior to the Effective Time, each of Keryx and Akebia shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

ARTICLE 5

ADDITIONAL COVENANTS OF THE PARTIES

5.01 Investigation.

(a) Each of Keryx and Akebia shall afford to the other party and to the Representatives of such other party reasonable access during normal business hours during the Pre-Closing Period to its and its Subsidiaries’ personnel and properties, contracts, commitments, books and records and any report, schedule or other documents filed or received by it pursuant to the requirements of applicable Law and with such additional financial, operating and other data and information regarding a party and its Subsidiaries, as the other party may reasonably request. Notwithstanding the foregoing, neither Keryx nor Akebia nor their respective Subsidiaries shall be required to afford such access if, in the reasonable judgment of such party, it would unreasonably disrupt the operations of such party or any of its Subsidiaries, would cause a loss of privilege to such party or any of its Subsidiaries, would constitute a violation of any applicable Law, a breach of a Contract to which it is a party provided, in each case, that Akebia or Keryx, as the case may be, has used commercially reasonable efforts to find an alternative way to provide the access or information contemplated by this Section 5.01 and provided, further that in the event a party restricts access or information pursuant to the foregoing exceptions, the restricting party shall provide written notice of the reason for such restriction.

(b) In furtherance and not in limitation of the foregoing each party shall promptly notify the other in writing of any material regulatory action, investigation, enforcement, inspection, clinical hold, clinical trial delay, expedited safety reports, material changes to the investigational new drug, product withdrawal or recall of, loss of or requirement to make changes to marketing approval, in each case relating to such party’s Products, and any other material Governmental Body inquiry, including but not limited to a FINRA request, and the receipt of any material third party demand letter; provided, however, that failure to provide such notice shall not result in a failure to satisfy the conditions set forth in Section 6.02(b) or Section 6.03(b), as applicable, unless such action, hold, withdrawal, loss or requirement would constitute a Keryx Material Adverse Effect or an Akebia Material Adverse Effect, as the case may be.

(c) The parties hereto hereby agree that all information provided to them or their respective Representatives in connection with this Agreement and the consummation of the Contemplated Transactions, including the information provided pursuant to Section 5.01(a), shall be deemed to be Evaluation Material, as such term is used in, and shall be treated in accordance with, that certain confidentiality agreement between Akebia and Keryx dated as of December 14, 2017 (as amended, the “Confidentiality Agreement”) and shall be used solely to effectuate the Contemplated Transactions, including with respect to planning for integration.

5.02 Registration Statement and Proxy Statement for Shareholder Approval. As soon as practicable after the execution of this Agreement, (A) Akebia and Keryx shall jointly prepare a joint proxy statement (the “Joint Proxy Statement”) in preliminary form, which shall contain each of the Akebia Recommendation and the Keryx Recommendation (unless an Akebia Adverse Recommendation Change or a Keryx Adverse Recommendation Change, as applicable, has occurred), and (B) Akebia shall prepare and file with the SEC (i) a registration statement on Form S-4, in which the Joint Proxy Statement shall be included and (ii) a prospectus relating to the Akebia Shares to be offered and sold pursuant to this Agreement and the Merger (such registration statement together with the amendments and supplements thereto, the “Registration Statement”). Akebia shall use its reasonable best efforts, and Keryx shall reasonably cooperate with Akebia in such efforts, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as necessary to consummate the Contemplated Transactions, including the Merger. In furtherance thereof, Akebia and Keryx will comply with Schedule 5.02 of the Keryx Disclosure Letter and work together in good faith, including with each party’s Representatives (including by providing reasonable access to relevant data, schedules and work papers), to prepare financial statements and financial information for inclusion in the Registration Statement. Each of Akebia and Keryx shall use its respective commercially reasonable efforts to mail the Joint Proxy Statement to its respective shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Akebia shall use reasonable best efforts to take any action required to be taken under any applicable state securities Laws and other applicable Laws in connection with the issuance of Akebia Shares pursuant to this Agreement, and each party shall furnish all information concerning Keryx, Akebia and the holders of capital stock of Keryx and Akebia, as applicable, as may be reasonably requested by another party in connection with any such action and the preparation, filing and distribution of the Joint Proxy Statement. No filing of, or amendment or supplement to, or material correspondence to the SEC or its staff with respect to the Registration Statement may be made by Akebia, or with respect to the Joint Proxy Statement may be made by Keryx, Akebia or any of their respective Subsidiaries, without providing the other party a reasonable opportunity to review and comment thereon. Akebia shall advise Keryx, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Akebia Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of Akebia and Keryx shall advise the other, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Keryx or Akebia, or any of their respective affiliates, officers or directors, is discovered by Keryx or Akebia which should be set forth in an amendment or supplement to either the Registration Statement or the Joint Proxy Statement so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC, after the other party has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable Law, disseminated to either the Akebia Shareholders or the Keryx Shareholders, as applicable.

5.03 Shareholders’ Meetings.

(a) Keryx shall take all action necessary in accordance with applicable Law and the Keryx Organizational Documents to duly give notice of, convene and hold a meeting of the Keryx Shareholders, to be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act, to obtain the Keryx Shareholder Approval (the “Keryx Shareholders’ Meeting”). Subject to Section 5.04(b) and 5.04(c), Keryx will, through the Keryx Board, recommend that the Keryx Shareholders adopt this Agreement and will use reasonable efforts to solicit from the Keryx Shareholders proxies in favor of the adoption of this Agreement and to take all other action necessary or advisable to secure the vote or consent of the Keryx Shareholders required by the rules of the NASDAQ or applicable Law to obtain such approvals. Keryx shall not (i) submit any matter for approval of the Keryx Shareholders other than those required for the Keryx Shareholder Approval and matters that would be ‘routine’ at an annual meeting of Keryx Shareholders, as defined in Rule 14a-6(a) under the Exchange Act or (ii) hold a shareholder meeting for any purpose prior to the occurrence of the Keryx Shareholders’ Meeting, other than Keryx’s annual meeting of Keryx Shareholders to be held on June 29, 2018.

(b) Akebia shall take all action necessary in accordance with applicable Law and Akebia Organizational Documents to duly give notice of, convene and hold a meeting of the Akebia Shareholders, to be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act, to obtain the Akebia Shareholder Approval and the Akebia Charter Amendment Approval (the “Akebia Shareholders’ Meeting”). Subject to Section 5.04(e) and Section 5.04(f), Akebia will, through the Akebia Board, recommend that the Akebia Shareholders approve the proposal to issue shares in accordance with the provisions of this Agreement and will use reasonable efforts to solicit from the Akebia Shareholders proxies in favor of the issuance of shares and to take all other action necessary or advisable to secure the vote or consent of the Akebia Shareholders required by the rules of the NASDAQ or applicable Law to obtain such approvals. Akebia shall not (i) submit any matter for approval of the Akebia Shareholders other than those required for the Akebia Shareholder Approval, the Akebia Charter Amendment Approval and matters that would be ‘routine’ at an annual meeting of Akebia Shareholders, as defined in Rule 14a-6(a) under the Exchange Act or (ii) hold a shareholder meeting for any purpose prior to the occurrence of the Akebia Shareholders’ Meeting.

(c) Keryx and Akebia shall use their reasonable best efforts to schedule and hold the Keryx Shareholders’ Meeting and the Akebia Shareholders’ Meeting on the same date and as promptly as practicable after the Registration Statement is declared effective under the Securities Act; provided Keryx or Akebia, as applicable, may, after reasonable consultation with the Keryx or Akebia, as applicable, postpone, recess or adjourn the Keryx Shareholders’ Meeting or the Akebia Shareholders’ Meeting, as applicable, and, if applicable, set a new record date for such meeting, (i) if there are not sufficient affirmative votes present in person or by proxy at such meeting to obtain the Keryx Shareholder Approval or the Akebia Shareholder Approval, as applicable, and such party shall use reasonable best efforts in order to obtain the requisite number of affirmative votes in person or by proxy as of such later date, (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Keryx Board or the Akebia Board, as applicable, has determined in good faith after consultation with outside counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Keryx Shareholders or the Akebia Shareholders, as applicable, prior to the Keryx Shareholders’ Meeting or the Akebia Shareholders’ Meeting, as applicable and (iii) if required by Law; provided, however, that neither the Keryx Shareholders’ Meeting nor the Akebia Shareholders’ Meeting shall be postponed or adjourned for more than ten (10) Business Days in the aggregate from the originally scheduled date of such meeting without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed). In the event either the Keryx Shareholders’ Meeting or the Akebia Shareholders’ Meeting is delayed in compliance with this Section 5.03(c), then the other party may similarly postpone, recess, adjourn or delay its shareholder meeting to the same date.

5.04 Non-Solicitation.

(a) Keryx shall not, and shall cause its Subsidiaries not to, and shall instruct its and their respective Representatives not to, directly or indirectly (i) initiate, seek or solicit, or knowingly encourage or facilitate (including by way of furnishing non-public information) or take any other action that is reasonably expected to promote, directly or indirectly, any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal with respect to Keryx; (ii) participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to, Keryx or any of its Subsidiaries or afford access to the properties, books or records of Keryx or any of its Subsidiaries to any Person that has made or could reasonably be expected to make an Acquisition Proposal with respect to Keryx; or (iii) enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement, with respect to an Acquisition Proposal with respect to Keryx (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 5.04). Keryx shall, and shall cause its Subsidiaries to, and shall instruct its and their respective Representatives to, immediately cause to be terminated any solicitation, encouragement, discussion or negotiation with or involving any Person (other than Akebia and its Affiliates) conducted heretofore by Keryx or any Subsidiary thereof or any of its or their respective Representatives, with respect to an Acquisition Proposal or which could reasonably be expected to lead to an Acquisition Proposal, and, in connection therewith, Keryx shall immediately discontinue access by any Person (other than Akebia and its Affiliates) to any data room (virtual or otherwise) established by Keryx or its Representatives for such purpose. Within two (2) Business Days from the date hereof, Keryx shall request the return or destruction of all confidential, non-public information provided to third parties that have entered into confidentiality agreements with Keryx or any Subsidiary thereof or who have otherwise been provided with confidential, non-public information since January 1, 2017, relating to an Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, prior to obtaining the Keryx Shareholder Approval, Keryx and the Keryx Board may take any actions described in clause (ii) of this Section 5.04(a) with respect to a third party if (x) Keryx receives a written Acquisition Proposal with respect to Keryx from such third party (and such Acquisition Proposal was not initiated, sought, solicited, knowingly encouraged or facilitated in violation of this Section 5.04) and (y) such proposal constitutes, or the Keryx Board determines in good faith that such proposal is reasonably be expected to lead to, a Superior Proposal with respect to Keryx; provided, that Keryx may deliver non-public information to such third party only pursuant to a confidentiality agreement containing terms no less favorable to Keryx with respect to confidentiality than the terms of the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”), a copy of which shall be sent to Akebia promptly following its execution. Nothing contained in this Section 5.04 shall prohibit Keryx or the Keryx Board from taking and disclosing to the Keryx Shareholders a position with respect to an Acquisition Proposal with respect to Keryx pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, if the Keryx Board has reasonably determined in good faith after consultation with its outside legal counsel that the failure to do so would be reasonably likely to be a breach of its fiduciary obligations to the Keryx Shareholders or would violate applicable Law; provided, that this sentence shall not permit the Keryx Board to make a Keryx Adverse Recommendation Change, except to the extent permitted by Section 5.04(b) or Section 5.04(c).

(b) Neither the Keryx Board nor any committee thereof may directly or indirectly (i) withhold, withdraw (or amend, qualify or modify in a manner adverse to Akebia or Merger Sub), or publicly propose to withdraw (or amend, qualify or modify in a manner adverse to Akebia or Merger Sub), the approval, recommendation or declaration of advisability by the Keryx Board or any such committee of the Contemplated Transactions; (ii) propose publicly to recommend, adopt or approve any Acquisition Proposal with respect to Keryx; or (iii) fail to reaffirm or re-publish the Keryx Recommendation within ten (10) days of being requested by Akebia to do so or, if earlier, not later than two (2) Business Days prior to the Keryx Shareholders’ Meeting (any action described in this sentence being referred to as a “Keryx Adverse Recommendation Change”). A change of the Keryx Recommendation to “neutral” is a Keryx Adverse Recommendation Change. Notwithstanding the foregoing, at any time prior to obtaining the Keryx Shareholder Approval, and subject to Keryx’s compliance at all times with the provisions of this Section 5.04 and Section 5.03 (other than immaterial non-compliance), in response to a Superior Proposal with respect to Keryx that has not been withdrawn and did not result from a breach of Section 5.04(a), the Keryx Board may make such a Keryx Adverse Recommendation Change; provided, however, that Keryx may not make a Keryx Adverse Recommendation Change in response to a Superior Proposal with respect to Keryx (x) until five (5) days after Keryx provides written notice to Akebia advising Akebia that the Keryx Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the Person or group making such Superior Proposal and including copies of all documents pertaining to such Superior Proposal (it being understood and agreed that any change to the financial or other material terms of a proposal that was previously the subject of a notice hereunder shall require a new notice as provided herein, but with respect to any such subsequent notices references to a “five (5) day period” shall be deemed references to a “three (3) day period”); (y) if during such five (5) or three (3) day period, Akebia proposes any alternative transaction (including any modifications to the terms of this Agreement), unless the Keryx Board determines in good faith, after good faith negotiations between Keryx and Akebia (if such negotiations are requested by Akebia) during such five (5) or three (3) day period (after and taking into account all financial, legal and regulatory terms and conditions of such alternative transaction proposal and expected timing of consummation and the relative risks of non-consummation of the alternative transaction proposal and the Superior Proposal) that such alternative transaction proposed by Akebia is not at least as favorable to Keryx and its shareholders as the Superior Proposal and (z) unless the Keryx Board determines in good faith after consultation with outside legal counsel that the failure to make a Keryx Adverse Recommendation Change would be a breach of its fiduciary obligations to the Keryx Shareholders.

(c) Notwithstanding the first sentence of Section 5.04(b), at any time prior to obtaining the Keryx Shareholder Approval, following any Intervening Event, the Keryx Board may make a Keryx Adverse Recommendation Change after the Keryx Board (i) determines in good faith after consultation with its outside legal counsel that the failure to make such a Keryx Adverse Recommendation Change in response to such Intervening Event would be a breach of its fiduciary obligations to Keryx Shareholders, (ii) determines in good faith that the reasons for making such a Keryx Adverse Recommendation Change are independent of and unrelated to any pending Acquisition Proposal with respect to Keryx and (iii) provides written notice to Akebia (a “Keryx Notice of Change”) advising Akebia that the Keryx Board is contemplating making a Keryx Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) the Keryx Board may not make such a Keryx Adverse Recommendation Change until the fifth (5th) Business Day after receipt by Akebia of a Keryx Notice of Change and (y) during such five (5) Business Day period, at the request of Akebia, Keryx shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the Keryx Board not to make such a Keryx Adverse Recommendation Change in response to such Intervening Event, consistent with its fiduciary obligations to the Keryx Shareholders.

(d) Akebia shall not, and shall cause its Subsidiaries not to, and shall instruct its and their respective Representatives not to, directly or indirectly (i) initiate, seek or solicit, or knowingly encourage or facilitate (including by way of furnishing non-public information) or take any other action that is reasonably expected to promote, directly or indirectly, any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal with respect to Akebia; (ii) participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to, Akebia or any of its Subsidiaries or afford access to the properties, books or records of Akebia or any of its Subsidiaries to any Person that has made or could reasonably be expected to make an Acquisition Proposal with respect to Akebia or (iii) enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement with respect to an Acquisition Proposal with respect to Akebia (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 5.04). Akebia shall, and shall cause its Subsidiaries to, and shall instruct its and their respective Representatives to, immediately cause to be terminated any solicitation, encouragement, discussion or negotiation with or involving any Person (other than Keryx and its Affiliates) conducted heretofore by Akebia or any Subsidiary thereof or any of its or their respective Representatives, with respect to an Acquisition Proposal or which could reasonably be expected to lead to an Acquisition Proposal, and, in connection therewith, Akebia shall immediately discontinue access by any Person (other than Keryx and its Affiliates) to any data room (virtual or otherwise) established by Akebia or its Representatives for such purpose. Within two (2) Business Days from the date hereof, Akebia shall request the return or destruction of all confidential, non-public information provided to third parties that have entered into confidentiality agreements with Akebia or any Subsidiary thereof or who have otherwise been provided with confidential, non-public information since January 1, 2017 relating to an Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, prior to obtaining the Akebia Shareholder Approval, Akebia and the Akebia Board may take any actions described in clause (ii) of this Section 5.04(d) with respect to a third party if (x) Akebia receives a written Acquisition Proposal with respect to Akebia from such third party (and such Acquisition Proposal was not initiated, sought, solicited, knowingly encouraged or facilitated in violation of this Section 5.04) and (y) such proposal constitutes, or the Akebia Board determines in good faith that such proposal is reasonably be expected to lead to, a Superior Proposal with respect to Akebia; provided, that Akebia may deliver non-public information to such third party only pursuant to an Acceptable Confidentiality Agreement (but in relation to Akebia rather than Keryx) a copy of which shall be sent to Keryx promptly following its execution. Nothing contained in this Section 5.04 shall prohibit Akebia or the Akebia Board from taking and disclosing to the Akebia Shareholders a position with respect to an Acquisition Proposal with respect to Akebia pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, if the Akebia Board has reasonably determined in good faith after consultation with its outside legal counsel that the failure to do so would be reasonably likely to be a breach of its fiduciary obligations to the Akebia Shareholders or would violate applicable Law; provided, that this sentence shall not permit the Akebia Board to make an Akebia Adverse Recommendation Change, except to the extent permitted by Section 5.04(e) or Section 5.04(e).

(e) Neither the Akebia Board nor any committee thereof may directly or indirectly (i) withhold, withdraw (or amend, qualify or modify in a manner adverse to Keryx) or publicly propose to withdraw (or amend, qualify or modify in a manner adverse to Keryx), the approval, recommendation or declaration of advisability by the Akebia Board or any such committee of the Contemplated Transactions; (ii) propose publicly to recommend, adopt or approve any Acquisition Proposal with respect to Akebia or (iii) fail to reaffirm or re-publish the Akebia Recommendation within ten (10) days of being requested by Keryx to do so or, if earlier, not later than two (2) Business Days prior to the Akebia Shareholders’ Meeting (any action described in this sentence being referred to as an “Akebia Adverse Recommendation Change”). A change of the Akebia Recommendation to “neutral” is an Akebia Adverse Recommendation Change. Notwithstanding the foregoing, at any time prior to obtaining the Akebia Shareholder Approval, and subject to Akebia’s compliance at all times with the provisions of this Section 5.04 and Section 5.03 (other than immaterial non-compliance), in response to a Superior Proposal with respect to Akebia that has not been withdrawn and did not result from a breach of Section 5.04(d), the Akebia Board may make such an Akebia Adverse Recommendation Change; provided, however, that Akebia may not make an Akebia Adverse Recommendation Change in response to a Superior Proposal with respect to Akebia (x) until five (5) days after Akebia provides written notice to Keryx advising Keryx that the Akebia Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the Person or group making such Superior Proposal and including copies of all documents pertaining to such Superior Proposal (it being understood and agreed that any change to the financial or other material terms of a proposal that was previously the subject of a notice hereunder shall require a new notice as provided herein, but with respect to any such subsequent notices references to a “five (5) day period” shall be deemed references to a “three (3) day period”); (y) if during such five (5) or three (3) day period, Keryx proposes any alternative transaction (including any modifications to the terms of this Agreement), unless the Akebia Board determines in good faith, after good faith negotiations between Akebia and Keryx (if such negotiations are requested by Keryx) during such five (5) or three (3) day period (after and taking into account all financial, legal and regulatory terms and conditions of such alternative transaction proposal and expected timing of consummation and the relative risks of non-consummation of the alternative transaction proposal and the Superior Proposal) that such alternative transaction proposed by Keryx is not at least as favorable to Akebia and its shareholders as the Superior Proposal and (z) unless the Akebia Board determines in good faith after consultation with its outside legal counsel that the failure to make an Akebia Adverse Recommendation Change would be a breach of its fiduciary obligations to the Akebia Shareholders.

(f) Notwithstanding the first sentence of Section 5.04(e), at any time prior to obtaining the Akebia Shareholder Approval, following any Intervening Event, the Akebia Board may make an Akebia Adverse Recommendation Change after the Akebia Board (i) determines in good faith after consultation with its outside legal counsel that the failure to make such Akebia Adverse Recommendation Change in response to such Intervening Event would be a breach of its fiduciary obligations to the Akebia Shareholders, (ii) determines in good faith that the reasons for making such Akebia Adverse Recommendation Change are independent of and unrelated to any pending Acquisition Proposal with respect to Keryx and (iii) provides written notice to Keryx (an “Akebia Notice of Change”) advising Keryx that the Akebia Board is contemplating making an Akebia Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) the Akebia Board may not make such an Akebia Adverse Recommendation Change until the fifth (5th) Business Day after receipt by Keryx of an Akebia Notice of Change and (y) during such five (5) Business Day period, at the request of Keryx, Akebia shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the Akebia Board not to make such an Akebia Adverse Recommendation Change in response to such Intervening Event, consistent with its fiduciary obligations to the Akebia Shareholders.

(g) The parties agree that in addition to the obligations of Keryx and Akebia set forth in paragraphs (a) through (f) of this Section 5.04, as promptly as practicable after receipt thereof, and in any event within twenty-four (24) hours, Keryx or Akebia, as applicable, shall advise Akebia or Keryx, respectively, in writing of any request for information or any Acquisition Proposal with respect to such party received from any Person, or any inquiry, discussions or negotiations with respect to any Acquisition Proposal with respect to such party, and the terms and conditions of such request, Acquisition Proposal, inquiry, discussions or negotiations, and Keryx or Akebia, as applicable, shall promptly provide to Akebia or Keryx, respectively, copies of any written materials received by Keryx or Akebia, as applicable, in connection with any of the foregoing and the identity of the Person or group making any such request, Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place. Each of Keryx and Akebia agrees that it shall simultaneously provide to the other any non-public information concerning itself or its Subsidiaries provided to any other Person or group in connection with any Acquisition Proposal which was not previously provided to the other. Keryx and Akebia shall keep Akebia and Keryx, respectively, promptly and fully informed of the status of any Acquisition Proposals (including the identity of the parties and price involved and any changes to any material terms and conditions thereof). Each of Keryx and Akebia agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party or fail to enforce, to the fullest extent permitted under applicable Law, any such standstill or similar agreement to which it is a party.

5.05 Regulatory Approvals; Additional Agreements; Performance of Merger Sub.

(a) As soon as reasonably practicable after the date of this Agreement, Keryx and Akebia each shall file with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice Notification and Report Forms relating to the Contemplated Transactions. Keryx and Akebia each shall use commercially reasonable efforts to file, as soon as reasonably practicable after the date hereof, all other documents required to be filed with any Governmental Body pursuant to the merger notification or control Laws of applicable foreign jurisdictions with respect to the Contemplated Transactions. Each party shall pay 50% of any applicable filing fees required to be paid pursuant to this Section.

(b) Akebia and Keryx each shall promptly (i) supply the other with any information required in order to effectuate the filings described in this Section 5.05, (ii) supply additional information reasonably required by a Governmental Body and, (iii) subject to applicable legal limitations and the instructions of any Governmental Body, keep each other apprised of the status of matters relating to the clearance of the Contemplated Transactions including promptly furnishing the other with copies of communications received from any Governmental Body. Each of Akebia and Keryx agree not to independently participate in any meeting, or engage in any substantive conversation, with any Governmental Body in connection with such filings without giving the other prior notice of the meeting or conversation and, unless prohibited by such Governmental Body, an opportunity to attend or participate. The parties shall consult and cooperate with one another and permit the other party or its counsel to review in advance any proposed written communication by such party to any Governmental Body in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to antitrust or merger control Laws in connection with the Contemplated Transactions. Akebia and Keryx shall promptly provide the other party with copies of all filings made by such party with any Governmental Body in connection with the Contemplated Transactions.

(c) Each of Keryx and Akebia shall (i) give the other party prompt notice of the commencement or written threat of commencement of any legal proceeding by or before any Governmental Body with respect to the Contemplated Transactions, (ii) keep the other party informed as to the status of any such legal proceeding or threat and (iii) reasonably cooperate with each other and use commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Contemplated Transactions.

(d) Subject to the conditions and upon the terms of this Agreement, each of Akebia and Keryx shall use commercially reasonable efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to carry out the intent and purposes of this Agreement and to consummate the Contemplated Transactions. Without limiting the generality of the foregoing, subject to the conditions and upon the terms of this Agreement, each party to this Agreement shall use commercially reasonable efforts (i) to cooperate with the other party, execute and deliver such further documents, certificates, agreements and instruments and take such other actions as may be reasonably requested by the other party to evidence or reflect the Contemplated Transactions (including the execution and delivery of all documents, certificates, agreements and instruments reasonably necessary for all filings hereunder); (ii) to give all notices required to be made and given by such party in connection with the Contemplated Transactions and (iii) to obtain each approval, consent, ratification, permission and waiver of authorization required to be obtained from a Governmental Body or a party to any material Contract; provided, that, notwithstanding anything to the contrary contained in this Agreement, in no event shall (A) Keryx or Akebia or any of their respective Subsidiaries be required to pay any fee, penalty or other consideration to any third party for any approval, consent, ratification, permission or waiver of authorization required to be obtained from parties to any material Contracts or (B) the receipt of any such approval, consent, ratification, permission or waiver of authorization required to be obtained from parties to any Contracts be a condition to any party’s obligations hereunder.

(e) Notwithstanding anything to the contrary contained in this Agreement, in no event shall Akebia or Keryx be required to (x) sell, divest, license, hold, convey or hold separate or otherwise take any action or agree to any undertaking that limits Akebia’s and its Subsidiaries’ or Keryx’s and its Subsidiaries’ freedom of action with respect to, or their ability to retain, particular products, assets or business of Akebia or Keryx or their respective Subsidiaries, or agreeing to take any such action, (y) terminate existing relationships, contractual rights or obligations of Keryx or Akebia or their respective Subsidiaries or (z) effectuate any other change or restructuring of Keryx or Akebia or their respective Subsidiaries.

(f) Akebia will take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

5.06 Employee and Labor Matters.

(a) For all purposes under the Akebia Plans providing benefits to any Employees after the Effective Time (the “New Plans”), Akebia shall use reasonable best efforts to cause each individual who is an employee of Keryx or its Subsidiaries as of the Effective Time (a “Keryx Employee”) to be credited with his or her years of service with Keryx and its Subsidiaries before the Effective Time for purposes of vesting, benefits eligibility and level of benefits, and each individual who is an employee of Akebia or its Subsidiaries as of the Effective Time (an “Akebia Employee”) to be credited with his or her years of service with Akebia and its Subsidiaries before the Effective Time for such purposes, to the same extent as such Employee was entitled, before the Effective Time, to credit for such service under any similar Keryx Plan or Akebia Plan, as applicable; provided, however, that such service crediting shall not be required (i) to the extent it would result in a duplication of benefits or (ii) to the extent Keryx Employees and Akebia Employees are equally affected without regard to whether employment before the Effective Time was with Keryx and its Subsidiaries or Akebia and its Subsidiaries (for example, in the event a New Plan is adopted for Keryx Employees and Akebia Employees under which no participants receive credit for service before the effective date of the New Plan).

(b) Without limiting the generality of Section 5.06(a), Akebia or its Affiliates shall use commercially reasonable efforts to: (x) cause, with respect to any New Plans in which the Keryx Employees commence to participate following the Closing Date, each Keryx Employee to be immediately eligible to participate in such New Plans, without any waiting time, to the extent coverage under such New Plans replaces coverage under a Keryx Plan and (y) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Keryx Employee, cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Keryx Employee and his or her covered dependents, to the extent any such exclusions or requirements were waived or were inapplicable under any Keryx Plan. Akebia or its Affiliate shall use commercially reasonable efforts to cause any eligible expenses incurred by such Keryx Employee and his or her covered dependents during the portion of the plan year of the Keryx Plan ending on the date such Keryx Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Keryx Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c) Prior to the Closing Date, Keryx will, and will cause its Subsidiaries to, adopt and maintain a change in control severance plan that is equivalent to Akebia’s Change in Control Severance Program such that each Keryx Employee who is based in the U.S. (other than a temporary or leased employee) will be eligible to receive benefits and payments pursuant to the terms of such program, unless such Keryx Employee has an agreement with Keryx that contains severance provisions that are greater in the aggregate than those provided under such agreement, in which case, such agreement will control.

(d) The provisions of this Section 5.06 are solely for the benefit of the respective Parties to this Agreement. Nothing in this Agreement shall (i) prevent the termination of employment of any Employee, (ii) constitute or require the establishment, adoption or termination of, or amendment to, any Keryx Plan, Akebia Plan, or other employee benefit plan, program, agreement or arrangement or limit the ability of any Keryx Plan, Akebia Plan, or other employee benefit plan, program, agreement or arrangement to be amended, modified or terminated or (iii) confer upon any Employee or any other Person any third-party beneficiary or similar rights or remedies. For the avoidance of doubt, and notwithstanding anything in this Section 5.06 to the contrary, Akebia and Keryx agree to honor and abide by the terms of any Contract between an employee of Akebia or Keryx (or one of their Subsidiaries) and Akebia or Keryx (or one of their Subsidiaries), as the case may be, provided that any such Contract may be amended or terminated pursuant its terms.

5.07 Indemnification of Officers and Directors.

(a) Akebia shall cause the Surviving Corporation’s certificate of incorporation and bylaws to contain provisions no less favorable with respect to indemnification, advancement of expenses, and exculpation from liabilities of present and former directors, officers, and employees of Keryx than are currently provided in the Keryx Organizational Documents, which provisions may not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals until the later of (i) the expiration of the statute of limitations applicable to such matters and (ii) six (6) years from the Effective Time, and, in the event that any Action is pending or asserted or any claim made during such period, until the disposition of any such Action or claim, unless such amendment, modification, or repeal is required by applicable Law, in which case Akebia shall, and shall cause the Surviving Corporation to, make such changes to the certificate of incorporation and the bylaws as to have the least adverse effect on the rights of the individuals referenced in this Section 5.07.

(b) Without limiting any additional rights that any Person may have under any agreement or Keryx Plan, from and after the Effective Time, Akebia and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each present (as of the Effective Time) or former director or officer of Keryx (each, together with such person’s heirs, executors, or administrators, an “Indemnified Party”), against all obligations to pay a judgment, damages, settlement, or fine or penalty, and reasonable expenses (including legal expenses) incurred in connection with any Action or claim, whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal, by reason of the fact that the Indemnified Party is or was an officer, director, employee, fiduciary, or agent of Keryx or its Subsidiaries, or of another entity if such service was at the request of Keryx, whether asserted or claimed prior to, at, or after the Effective Time, to the fullest extent provided for under existing arrangements disclosed to Akebia prior to the date hereof. In the event of any such Action or claim, each Indemnified Party is entitled to advancement of reasonable expenses (including legal expenses) incurred in the defense of the Action or claim from the Surviving Corporation and Akebia (provided that any Person to whom expenses are advanced shall have provided, to the extent required by the DGCL, an undertaking to repay such advances if it is finally determined that such Person is not entitled to indemnification).

(c) Notwithstanding anything to the contrary in this Agreement, Keryx shall purchase prior to the Effective Time a tail policy or policies under the current directors’ and officers’ liability insurance policies maintained at such time by Keryx, which tail policy or policies (i) will be effective for a period from the Effective Time through and including the date six (6) years after the Effective Time with respect to claims arising from acts, errors or omissions that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies; provided, that the total annual premium for such tail policy or policies shall not be in excess of three hundred percent (300%) of the last annual premium paid by Keryx prior to the Effective Time. Akebia shall cause such policy or policies to be maintained in full force and effect for their full term, and cause all obligations thereunder to be honored by the Surviving Corporation.

(d) Without limiting any of the rights or obligations under this Section 5.07, from and after the Effective Time, the Surviving Corporation shall keep in full force and effect, and shall comply with the terms and conditions of, any agreement in effect as of the date hereof between or among Keryx or any of its Subsidiaries and any Indemnified Party providing for the indemnification of such Indemnified Party, and Akebia hereby guarantees the obligations of the Surviving Corporation pursuant to such agreements.

(e) This Section 5.07 shall survive the consummation of the Merger and is intended to benefit, and is enforceable by, any Person or entity referred to in this Section 5.07. The indemnification and advancement provided for in this Section 5.07 is not exclusive of any other rights to which the Indemnified Party is entitled whether pursuant to Law, contract, or otherwise. If Akebia, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity resulting from such consolidation or merger or (ii) transfers all or majority of its properties and assets to any Person, then, and in each such case, Akebia shall make proper provision such that the respective successors and assigns of the Akebia and Surviving Corporation assume the applicable obligations set forth in this Section 5.07.

5.08 Public Disclosure. The initial press release relating to this Agreement shall be a joint press release, and thereafter Akebia and Keryx shall consult with each other before issuing, and provide each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Merger or the Contemplated Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or court process. The restrictions of this

Section 5.08 do not apply to communications in connection with and following a Keryx Adverse Recommendation Change or an Akebia Adverse Recommendation Change in compliance with Section 5.04.

5.09 NASDAQ Listing of Additional Shares. Akebia shall, in accordance with the requirements of the NASDAQ, file with the NASDAQ a Listing of Additional Shares Notice covering the Akebia Shares to be issued to the Keryx Shareholders pursuant to this Agreement, as promptly as reasonably practicable after the date of this Agreement. Akebia shall use its reasonable best efforts to cause the Akebia Shares to be issued to the Keryx Shareholders pursuant to this Agreement to be listed on the NASDAQ, subject to official notice of issuance, prior to the Effective Time.

5.10 Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the Contemplated Transactions, each of Akebia and Keryx and the members of its respective board of directors, to the extent permissible under applicable Law, shall grant such approvals and take such actions, in accordance with the terms of this Agreement, as are necessary so that the Contemplated Transactions may be consummated as promptly as practicable, and in any event prior to the Termination Date, on the terms and conditions contemplated hereby and otherwise, to the extent permissible under applicable Law, act to eliminate the effect of any Takeover Law on any of the Contemplated Transactions.

5.11 Section 16. Akebia shall, prior to the Effective Time, cause the Akebia Board to approve the issuance of Akebia Shares in connection with the Merger with respect to any employees of Keryx who, as a result of their relationship with Akebia as of or following the Effective Time, are subject or will become subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such issuance to be an exempt acquisition pursuant to SEC Rule 16b-3. Prior to the Effective Time, the Keryx Board shall approve the disposition of Keryx equity securities (including derivative securities) in connection with the Merger by those directors and officers of Keryx subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such disposition to be an exempt disposition pursuant to SEC Rule 16b-3.

5.12 Convertible Notes. Akebia and Keryx shall cooperate with one another and use commercially reasonable efforts to take all actions required to facilitate the conversion of the Convertible Notes in accordance with the Conversion Agreement immediately prior to the Closing. In furtherance thereof, Akebia shall timely enter into and deliver to Baupost the executed Registration Rights Agreement contemplated by the Conversion Agreement in connection with the Closing. In the event that this Agreement is terminated (other than by Akebia pursuant to Section 7.01(b)(i) or Section 7.01(b)(ii) or by Keryx under Section 7.01(c)(iii)), Akebia shall reimburse Keryx for 50% any expenses actually paid by Keryx pursuant to the Conversion Agreement. Keryx agrees that it shall not amend the Conversion Agreement in any material respect without Akebia’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

5.13 Stockholder Litigation. Each of Keryx and Akebia shall provide the other party, as applicable, the opportunity to participate in the defense of any litigation brought by its shareholders or in the name of such party against such party or its directors relating to the Contemplated Transactions, including the Merger. Neither Keryx nor Akebia shall compromise, settle, come to an arrangement regarding or agree to comprise, settle or come to an arrangement regarding any litigation arising or resulting from the Contemplated Transactions, or consent to the same, without the prior written consent of the other party, which shall not be unreasonably withheld, conditioned or delayed. Without otherwise limiting or expanding the Indemnified Parties’ rights with regard to the right to counsel, following the Effective Time, the Indemnified Parties shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such Indemnified Parties prior to the Effective Time to defend any such litigation.

5.14 Cooperation. Each of Akebia and Keryx shall, and shall cause its respective Representatives to, use its reasonable best efforts, subject to applicable Laws, to cooperate with the other party in connection with planning the integration of the business operations of Akebia and Keryx.

5.15 Tax Matters. For U.S. federal income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the regulations promulgated thereunder. This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code. Each of Akebia and Keryx shall use their respective reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Akebia and Keryx shall deliver to Latham & Watkins LLP and Goodwin Procter LLP Tax representation letters in the forms set forth in Annex A and Annex B, respectively, with any modifications thereto that are reasonably requested by such counsel, dated and executed as of the date the Registration Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the filing of the Registration Statement. Unless otherwise required by applicable Law, in all Tax Returns the parties will report the Merger in a manner consistent with the intention described in the first sentence of this Section 5.15.

5.16 Resignation of Directors. Prior to the Closing, Keryx and Akebia shall have received, respectively, resignations, effective as of the Effective Time, from the directors of Keryx Board and Akebia Board who will not be on the Akebia Board after the Effective Time pursuant to Section 1.13(a).

ARTICLE 6

CONDITIONS TO CLOSING

6.01 Conditions to All Parties’ Obligations. The obligations of Akebia and Keryx to consummate the Contemplated Transactions are subject to the satisfaction or waiver (to the extent permitted by applicable Law) by Akebia and Keryx of the following conditions:

(a) The Akebia Shareholder Approval shall have been obtained;

(b) The Keryx Shareholder Approval shall have been obtained;

(c) The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect;

(d) The waiting period (and any extension thereof) applicable to the Contemplated Transactions under the HSR Act shall have expired or been terminated;

(e) There shall be no order, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered after the date of this Agreement by any Governmental Body of competent jurisdiction or Laws enacted or promulgated after the date of this Agreement shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Contemplated Transactions or making consummation of the Contemplated Transactions illegal; and

(f) The Akebia Shares issuable to the Keryx Shareholders pursuant to this Agreement shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

6.02 Conditions to Akebia’s and Merger Sub’s Obligations. The obligation of Akebia and Merger Sub to consummate the Contemplated Transactions is subject to the satisfaction of the following conditions as of the Closing Date:

(a) (1) Each of the representations and warranties of Keryx contained in Article 2 (other than the representations and warranties contained in Section 2.01 (Organization, Corporate Power), Section 2.02

(Authorization, Valid and Binding Agreement) and Section 2.03 (Capitalization)) that is (i) qualified as to or by a Keryx Material Adverse Effect shall be true and correct in all respects as of the Closing Date as if made anew as of such date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case as of such earlier date)) and (ii) not qualified as to or by a Keryx Material Adverse Effect shall be true and correct as of the Closing Date (without giving effect to any “material,” “materiality” or similar phrases) as if made anew as of such date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case as of such earlier date)), except where any failure of any such representation and warranty referred to in this clause (ii) to be true and correct has not had or would not reasonably be expected to have a Keryx Material Adverse Effect, and (2) (A) the representations and warranties contained in Section 2.01 (Organization, Corporate Power) and Section 2.02 (Authorization, Valid and Binding Agreement) shall be true and correct in all respects, on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case as of such earlier date)) and (B) the representations and warranties contained in Section 2.03 (Capitalization), shall be true and correct except for de minimis inaccuracies and failures to be so true and correct resulting from actions expressly permitted under this Agreement or otherwise consented to by Akebia), on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case as of such earlier date));

(b) Keryx shall be in compliance in all material respects with all of the covenants and agreements under this Agreement that are required to be performed by it at or prior to the Closing Date;

(c) Since the date of this Agreement, there shall not have been or occurred any Keryx Material Adverse Effect;

(d) The Convertible Notes shall have been converted into Keryx Shares in accordance with the Conversion Agreement; and

(e) Keryx shall have delivered to Akebia a certificate of Keryx executed by a duly authorized officer thereof, dated as of the Closing Date, stating that the conditions in Sections 6.02(a), (b) and (c) have been satisfied.

6.03 Conditions to Keryx’s Obligations. The obligations of Keryx to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions as of the Closing Date:

(a) (1) Each of the representations and warranties of Akebia and Merger Sub contained in Article 3 (other than the representations and warranties contained in Section 3.01 (Organization, Corporate Power), Section 3.02 (Authorization, Valid and Binding Agreement) and Section 3.03 (Capitalization)) that is (i) qualified as to or by an Akebia Material Adverse Effect shall be true and correct in all respects as of the Closing Date as if made anew as of such date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case as of such earlier date)) and (ii) not qualified as to or by an Akebia Material Adverse Effect shall be true and correct as of the Closing Date (without giving effect to any “material,” “materiality” or similar phrases) as if made anew as of such date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case as of such earlier date)), except where any failure of any such representation and warranty referred to in this clause (ii) to be true and correct has not had or would not reasonably be expected to have an Akebia Material Adverse Effect, and (2) (A) the representations and warranties contained in Section 3.01 (Organization, Corporate Power) and Section 3.02 (Authorization, Valid and Binding Agreement) shall be true and correct in all respects, on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case as of such earlier date)) and (B) the representations and warranties contained in Section 3.03 (Capitalization), shall be true and correct except for de minimis inaccuracies and failures to be so true and correct resulting from actions expressly permitted under this Agreement or otherwise consented to by Keryx), on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case as of such earlier date));

(b) Each of Akebia and Merger Sub shall be in compliance in all material respects with all of its respective covenants and agreements under this Agreement that are required to be performed by it at or prior to the Closing Date;

(c) Since the date of this Agreement, there shall not have been or occurred any Akebia Material Adverse Effect; and

(d) Akebia shall have delivered to Keryx a certificate of Akebia executed by a duly authorized officer thereof, dated as of the Closing Date, stating that the conditions in Sections 6.03(a), (b) and (c) have been satisfied.

6.04 Waiver of Conditions. All conditions to the closing of the Merger shall be deemed to have been satisfied or waived from and after the Effective Time.

ARTICLE 7

TERMINATION

7.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a) by the mutual written consent of Akebia and Keryx;

(b) by Akebia:

(i) at any time prior to the Effective Time, if any of Keryx’s covenants, representations or warranties contained in this Agreement shall be or have become untrue, such that the condition set forth in Section 6.02(a) or Section 6.02(b) would not be satisfied, and such breach is (A) is incapable of being cured by Keryx or (B) is not cured within thirty (30) days of receipt by Keryx of written notice of such breach describing in reasonable detail such breach;

(ii) if Keryx materially breaches Section 5.04 or the Keryx Board or any committee thereof (A) makes a Keryx Adverse Recommendation Change, (B) does not include the Keryx Recommendation in the Joint Proxy Statement or (C) publicly proposes or allows Keryx to publicly propose to take any of the actions in clause (A) or (B) of this Section 7.01(b)(ii); or

(iii) at any time prior to Akebia Shareholder Approval (and subject to Section 7.03(b)), upon written notice to Keryx, in order to enter into a definitive agreement with a Third Party providing for a Superior Proposal with respect to Akebia, if in connection with such Superior Proposal, it has complied in all respects (other than immaterial non-compliance) with the requirements of Section 5.04(d)-(g) and substantially concurrently with such termination Akebia enters into such definitive agreement.

(c) by Keryx:

(i) at any time prior to the Effective Time, if any of Akebia’s or Merger Sub’s covenants, representations or warranties contained in this Agreement shall be or have become untrue, such that the conditions set forth in Section 6.03(a) or Section 6.03(b) of this Agreement would not be satisfied, and such breach (A) is incapable of being cured by Akebia or Merger Sub, as the case may be, or (B) is not cured within thirty (30) days of receipt by Akebia of written notice of such breach describing in reasonable detail such breach;

(ii) if Akebia materially breaches Section 5.04 or the Akebia Board or any committee thereof (A) makes an Akebia Adverse Recommendation Change, (B) does not include the Akebia Recommendation in the Joint Proxy Statement or (C) publicly proposes to or allows Akebia to publicly propose to take any of the actions in clause (A) or (B) of this Section 7.01(c)(ii); or

(iii) at any time prior to Keryx Shareholder Approval (and subject to Section 7.03(a)), upon written notice to Akebia, in order to enter into a definitive agreement with a Third Party providing for a Superior Proposal with respect to Keryx, if in connection with such Superior Proposal, it has complied in all respects (other than immaterial non-compliance) with all the requirements of Section 5.04(a)-(c) and (g) and substantially concurrently with such termination Akebia enters into such definitive agreement.

(d) by either Akebia or Keryx if:

(i) the Contemplated Transactions violate any order, decree or ruling of any court or Governmental Body that has become final and non-appealable or there shall be a Law that makes the Contemplated Transactions illegal or otherwise prohibited; provided, however, that the right to terminate this Agreement under this Section 7.01(d)(i) shall not be available to any party whose action or failure to act has been the primary cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement by such party;

(ii) the Merger contemplated hereby has not been consummated by 5:00 p.m., New York time on December 28, 2018 (the “Termination Date”); provided, that the right to terminate this Agreement under this Section 7.01(d)(ii) shall not be available to any party whose action or failure to act has been the primary cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement by such party;

(iii) the Keryx Shareholder Approval shall not have been obtained at the Keryx Shareholders’ Meeting; provided, that the right to terminate this Agreement under this Section 7.01(d)(iii) shall not be available to any party whose action or failure to act has been the primary cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement by such party; or

(iv) the Akebia Shareholder Approval shall not have been obtained at the Akebia Shareholders’ Meeting; provided, that the right to terminate this Agreement under this Section 7.01(d)(iv) shall not be available to any party whose action or failure to act has been the primary cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement by such party.

7.02 Effect of Termination. In the event of the valid termination of this Agreement by either Akebia or Keryx as provided in Section 7.01 of this Agreement, written notice thereof shall forthwith be given by the terminating party to the other party specifying the provision hereof pursuant to which such termination is made and this Agreement shall be of no further force or effect; provided, however, that (a) this Section 7.02, Section 7.03, Article 8 and the third sentence of Section 5.12 shall survive the termination of this Agreement and shall remain in full force and effect, and (b) except in a circumstance where the Termination Fee is paid pursuant to Section 7.03 below, no such termination will relieve any Person of any liability for fraud or damages resulting from material breach of this Agreement that is a consequence of an act or omission intentionally undertaken by the breaching party with knowledge that such act or omission would result in a material breach of this Agreement (an “Intentional Breach”). No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive the termination of this Agreement in accordance with their terms.

7.03 Termination Fees.

(a) In the event that this Agreement is terminated (A) by Keryx pursuant to Section 7.01(c)(ii), then Akebia shall pay to Keryx the Termination Fee as promptly as possible (but in any event within two (2) Business

Days) following such termination or (B) by Akebia pursuant to Section 7.01(b)(iii), then Akebia shall pay to Keryx the Termination Fee concurrently with such termination, and any purported termination pursuant to Section 7.01(b)(iii) shall be of no force or effect until such payment is made. Subject to Section 7.02(b), and except as otherwise provided in Section 7.03(f), Keryx’s right to receive the one-time payment of the Termination Fee from Akebia as provided in this Section 7.03(a) shall be the sole and exclusive remedy available to Keryx against Akebia or any of its former, current or future equityholders, directors, officers, Affiliates, agents or Representatives with respect to this Agreement and the Contemplated Transactions in the event that this Agreement is terminated by Keryx pursuant to Section 7.01(c)(ii) or by Akebia pursuant to Section 7.01(b)(iii) upon such payment of the Termination Fee, none of Akebia’s or any of its former, current or future equityholders, directors, officers, Affiliates, agents or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Contemplated Transactions. The parties hereto acknowledge and agree that in no event shall Akebia be required to pay the Termination Fee on more than one occasion.

(b) In the event that this Agreement is terminated (A) by Akebia pursuant to Section 7.01(b)(ii), then Keryx shall pay to Akebia the Termination Fee as promptly as possible (but in any event within two (2) Business Days) following such termination or (B) by Keryx pursuant to Section 7.01(c)(iii), then Keryx shall pay to Akebia the Termination Fee concurrently with such termination and any purported termination pursuant to Section 7.01(c)(iii) shall be of no force or effect until such payment is made. Subject to Section 7.02(b) and except as otherwise provided in Section 7.03(f), Akebia’s right to receive the one-time payment of the Termination Fee from Keryx as provided in this Section 7.03(b) shall be the sole and exclusive remedy available to Akebia against Keryx or any of its former, current or future equityholders, directors, officers, Affiliates, agents or Representatives with respect to this Agreement and the Contemplated Transactions in the event that this Agreement is terminated by Akebia pursuant to Section 7.01(b)(ii) or Keryx pursuant to Section 7.01(c)(iii), and, upon such payment of the Termination Fee, none of Keryx’s or any of its former, current or future equityholders, directors, officers, Affiliates, agents or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Contemplated Transactions. The parties hereto acknowledge and agree that in no event shall Keryx be required to pay the Termination Fee on more than one occasion.

(c) In the event that, prior to the Keryx Shareholders’ Meeting, an Acquisition Proposal with respect to Keryx is publicly proposed, publicly disclosed or communicated to the Keryx Board and not subsequently withdrawn and this Agreement is terminated by Akebia or Keryx (as applicable) pursuant to Section 7.01(b)(i) as a result of Keryx’s breach or failure to perform a covenant made in this Agreement, or pursuant to Section 7.01(d)(ii) or Section 7.01(d)(iii), then Keryx shall pay to Akebia the Expenses no later than two (2) Business Days after receipt following termination of documentation supporting such Expenses. If, concurrently with or within twelve (12) months after any such termination described in the immediately preceding sentence, Keryx enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to Keryx (substituting fifty percent (50%) for the twenty percent (20%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this Section 7.03(c)), then Keryx shall pay to Akebia the Termination Fee less Expenses, to the extent previously paid, as promptly as possible (but in any event not later one (1) Business Day after entry into such definitive agreement (or earlier consummation of such Acquisition Proposal)). Subject to Section 7.02(b) and except as otherwise provided in Section 7.03(f), Akebia’s right to receive the one-time payment of the Termination Fee (if and when due) and the Expenses from Keryx as provided in this Section 7.03(c) shall be the sole and exclusive remedy available to Akebia against Keryx or any of its former, current or future equityholders, directors, officers, Affiliates, agents or Representatives with respect to this Agreement and the Contemplated Transactions in the event that this Agreement is terminated by Akebia or Keryx under circumstances requiring the payment of the Termination Fee pursuant to this Section 7.03(c), and, subject to Section 7.02(b) and except as otherwise provided in Section 7.03(f), upon such payment of the Termination Fee (if and when due) and the Expenses, none of Keryx’s or any of its former, current or future equityholders, directors, officers, Affiliates, agents or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Contemplated Transactions.

(d) In the event that, prior to the Akebia Shareholders’ Meeting, an Acquisition Proposal with respect to Akebia is publicly proposed, publicly disclosed or communicated to the Akebia Board and not subsequently withdrawn and this Agreement is terminated by Akebia or Keryx (as applicable) pursuant to Section 7.01(c)(i) as a result of Akebia’s breach or failure to perform a covenant made in this Agreement, or pursuant to Section 7.01(d)(ii) or Section 7.01(d)(iv), then Akebia shall pay to Keryx the Expenses no later than two (2) Business Days after receipt following termination of documentation supporting such Expenses. If, concurrently with or within twelve (12) months after any such termination described in the immediately preceding sentence, Akebia enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to Akebia (substituting fifty percent (50%) for the twenty percent (20%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this Section 7.03(d)), then Akebia shall pay to Keryx the Termination Fee less Expenses, to the extent previously paid, as promptly as possible (but in any event not later than one (1) Business Day after entry into such definitive agreement (or earlier consummation of such Acquisition Proposal)). Subject to Section 7.02(b) and except as otherwise provided in Section 7.03(f), Keryx’s right to receive the one-time payment of the Termination Fee (if and when due) and the Expenses from Akebia as provided in this Section 7.03(d) shall be the sole and exclusive remedy available to Keryx against Akebia or any of its former, current or future equityholders, directors, officers, Affiliates, agents or Representatives with respect to this Agreement and the Contemplated Transactions in the event that this Agreement is terminated by Akebia or Keryx under circumstances requiring the payment of the Termination Fee pursuant to this Section 7.03(d), and, subject to Section 7.02(b) and except as otherwise provided in Section 7.03(f), upon such payment of the Termination Fee (if and when due) and the Expenses, none of Keryx’s or any of its former, current or future equityholders, directors, officers, Affiliates, agents or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Contemplated Transactions.

(e) As used in this Agreement, “Termination Fee” shall mean $22.0 million. As used in this Agreement, “Expenses” shall mean reasonable, documented out-of-pocket fees and expenses incurred or paid by or on behalf of the party receiving payment thereof and its Affiliates in connection with the Contemplated Transactions, or related to the authorization, preparation, negotiation, execution and performance of this Agreement, in each case including all documented fees and expenses of law firms, commercial banks, investment banking firms, financing sources, accountants, experts and consultants to such party and its Affiliates; provided, that the aggregate amount of Expenses payable shall not exceed $6.0 million.

(f) The parties acknowledge that the agreements contained in this Section 7.03 are an integral part of the Contemplated Transactions, and that, without these agreements, neither Keryx nor Akebia would enter into this Agreement; accordingly and notwithstanding anything herein to the contrary, if either party fails promptly to pay any amount due pursuant to this Section 7.03 (such party, the “Defaulting Party”), and, in order to obtain such payment, the other party (the “Non-Defaulting Party”) commences a suit which results in a judgment against the Defaulting Party for the payment set forth in this Section 7.03, the Defaulting Party shall pay to the Non-Defaulting Party its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the Termination Fee and the Expenses to be reimbursed to the Non-Defaulting Party under this Section 7.03 from the date payment was required to be made until the date of such payment at the prime rate published in the Wall Street Journal in effect on the date such payment was required to be made. If this Agreement is terminated pursuant to a provision that calls for a payment to be made under this Section 7.03, it shall not be a defense to either party’s obligation to pay hereunder that this Agreement could have been terminated under a different provision or could have been terminated at an earlier or later time.

ARTICLE 8

MISCELLANEOUS

8.01 Expenses. Except as otherwise expressly provided herein, Akebia and Merger Sub, on the one hand, and Keryx, on the other hand, shall each pay its own expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the Contemplated Transactions (whether consummated or not).

8.02 Amendment. At any time prior to the Effective Time, any provision of this Agreement may be amended (whether before or after any required approval by the Keryx Shareholders or the Akebia Shareholders) if, and only if, such amendment or waiver is in writing and signed by Akebia, Keryx and Merger Sub; provided, however, that after the receipt of the Keryx Shareholder Approval or the Akebia Shareholder Approval, no amendment shall be made which by applicable Laws or the rules of the NASDAQ requires further approval of the Keryx Shareholders or the Akebia Shareholders without the further approval of such shareholders.

8.03 Waiver.

(a) At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Law, (i) extend the time for the performance of any of the obligations or acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions of the other parties contained herein; provided, however, that after the receipt of the Keryx Shareholder Approval or the Akebia Shareholder Approval, no waiver shall be made which by applicable Laws or the rules of the NASDAQ requires further approval of the Keryx Shareholders or the Akebia Shareholders, as applicable, without the further approval of such shareholders.

(b) No party may waive, and no party shall be deemed to have waived, any provision of this Agreement without the prior written consent of the other parties, to the extent any such waiver would give rise to a termination event under a Voting Agreement in favor of a shareholder of Akebia or a shareholder of Keryx who is party to a Voting Agreement.

(c) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(d) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.04 No Survival of Representations and Warranties. None of the representations, warranties or agreements contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement shall survive the Effective Time, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.

8.05 Entire Agreement; Counterparts. This Agreement (and the exhibits and schedules hereto, the Keryx Disclosure Letter and the Akebia Disclosure Letter) and the Voting Agreements constitute the entire agreement among the parties hereto and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing Date and shall survive any termination of this Agreement. This Agreement may be executed in several counterparts (including counterparts delivered by electronic transmission), each of which shall be deemed an original and all of which shall constitute one and the same instrument.

8.06 Applicable Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than the State of Delaware.

(b) The parties agree that the appropriate, exclusive and convenient forum (the “Forum”) for any disputes among any of the parties arising out of or related to this Agreement or the transactions contemplated by this Agreement shall be in the Court of Chancery in the City of Wilmington, New Castle County, Delaware, except where such court lacks subject matter jurisdiction. In such event, the Forum shall be in the federal district court sitting in Wilmington, Delaware, or, in the event such federal district court lacks subject matter jurisdiction, then in the superior court in the City of Wilmington, New Castle County, Delaware. The parties irrevocably submit to the jurisdiction of such courts solely in respect of any disputes between them arising out of or related to this Agreement or the transactions contemplated by this Agreement. The parties further agree that no party shall bring suit with respect to any disputes arising out of or related to this Agreement or the transactions contemplated by this Agreement in any court or jurisdiction other than the above specified courts; provided, however, that the foregoing shall not limit the rights of any party to obtain execution of a judgment in any other jurisdiction. The parties further agree, to the extent permitted by Law, that a final and non-appealable judgment against any party in any action, suit or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c) To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of each court described in Section 8.06(b).

8.07 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

8.08 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto, and any attempted assignment of this Agreement or any of such rights, interests or obligations without such consent shall be void and of no effect.

8.09 No Third Party Beneficiaries. Except for following the Effective Time, the right of the Indemnified Parties to enforce the provisions of Section 5.07 only, Akebia, Keryx and Merger Sub agree that (a) their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

8.10 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given and received (a) when personally delivered, (b) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (c) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid or (d) when sent by electronic mail; provided the notice, demand or communication shall be confirmed by the same being sent by certified or registered mail. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

Notices to Akebia and Merger Sub prior to the Closing Date:

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

Facsimile: (617) 871-2065

Attention: Michel Dahan, Chief Business Officer and Nikki Hadas, General Counsel

Email: mdahan@akebia.com; nhadas@akebia.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

Facsimile: (617) 948-6001

Attention: Peter Handrinos, Scott Shean and Daniel Rees

Email: peter.handrinos@lw.com; scott.shean@lw.com; daniel.rees@lw.com

Notices to Keryx:

Keryx Biopharmaceuticals, Inc.

One Marina Park Drive, 12th Floor

Boston, MA 02210

Attention: Jodie Morrison, Interim Chief Executive Officer, and Scott Holmes, Chief Financial Officer

Email: jodie.morrison@keryx.com; scott.holmes@keryx.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Facsimile: (617) 523-1231

Attention: Stuart M. Cable, Esq.

Jacqueline Mercier, Esq.

Email:  scable@goodwinlaw.com

jmercier@goodwinlaw.com

8.11 Certain Definitions. For purposes of this Agreement the term:

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 5.04(a).

“Acquisition Proposal” shall mean any proposal or offer, whether or not in writing, for any transaction or series of transactions involving the (i) direct or indirect acquisition or purchase of a business or assets that constitutes twenty percent (20%) or more of the consolidated net revenues, net income or the assets (based on the fair market value thereof) of such party and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of twenty percent (20%) or more of any class of equity securities or capital stock of such party or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the consolidated net revenues, net income or assets of such party and its Subsidiaries, taken as a whole, or (iii) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, share exchange, exchange offer, recapitalization or other similar transaction that if consummated would result in any Person or Persons beneficially owning twenty percent (20%) or more of any class of equity securities of such party or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the consolidated net revenues, net income or assets of such party and its Subsidiaries, taken as a whole, other than the Contemplated Transactions.

“Action” means any claim, controversy, charge, cause of action, complaint, demand, audit, examination, mediation, action, suit, arbitration, proceeding, investigation or other legal proceeding.

“Additional Director” has the meaning set forth in Section 1.13.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “controlling,” “controlled” and “control” mean the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Akebia” has the meaning set forth in the Preamble.

“Akebia Adverse Recommendation Change” has the meaning set forth in Section 5.04(a).

“Akebia Balance Sheet Date” means December 31, 2017.

“Akebia Board” has the meaning set forth in the Recitals.

“Akebia Charter Amendment Approval” means the approval by the stockholders of Akebia for an amendment to Akebia’s existing certificate of incorporation to increase the total amount of authorized Akebia Shares by a number to be agreed upon by Akebia and Keryx (such agreement by Keryx shall not be unreasonably withheld, conditioned or delayed).

“Akebia Disclosure Letter” has the meaning set forth in ARTICLE 3.

“Akebia Employee” has the meaning set forth in Section 5.06(a).

“Akebia Equity Plan” means Akebia’s 2014 Incentive Plan, 2008 Incentive Plan, or other Plan under which Akebia or any of its Subsidiaries has granted any equity or equity-based compensation (other than the Akebia ESPP), in each case, as amended.

“Akebia ESPP” has the meaning set forth in Section 3.03(b).

“Akebia ESPP Purchase Rights” has the meaning set forth in Section 3.03(d).

“Akebia Excess Shares” has the meaning set forth in Section 1.09(d).

“Akebia Material Adverse Effect” means any change, effect, event, circumstance, occurrence, state of facts or development, that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of Akebia and its Subsidiaries, taken as a whole, other than any change, effect, event, circumstance, occurrence, state of facts or development related to or resulting from (i) general business or economic conditions affecting the industry in which such party operates, to the extent such change or effect does not disproportionately affect such party relative to other industry participants; (ii) any natural disaster, or national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, to the extent such change or effect does not disproportionately affect such party relative to other industry participants; (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), to the extent such change or effect does not disproportionately affect such party relative to other industry participants; (iv) changes in GAAP; (v) changes in Laws, rules, regulations, orders, or other binding directives issued by any Governmental Body, to the extent such change or effect does not disproportionately affect such party relative to other industry participants; (vi) the announcement of this Agreement or the pendency of the Contemplated Transactions, including any loss of employees or any disruption in or termination of (or loss of or other negative effect or change with respect to) supplier, distributor or similar business relationships or partnerships resulting from the Contemplated Transactions (provided, that this clause (vi) does not apply in the context of the representations and warranties set forth in Section 3.05); (vii) changes in and of itself in Akebia’s stock price or the trading volume of Akebia’s stock or any change in the credit rating of Akebia (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted from this definition), (viii) the failure in and of itself to meet internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted from this definition), (ix) any Action arising from or related to this Agreement or the Contemplated Transactions or (x) the taking of any action explicitly contemplated hereby or the other agreements contemplated hereby.

“Akebia Material Contract” has the meaning set forth in Section 3.13.

“Akebia Notice of Change” has the meaning set forth in Section 5.04(f).

“Akebia Option” has the meaning set forth in Section 3.03(b).

“Akebia Organizational Documents” has the meaning set forth in Section 3.01.

“Akebia Permits” has the meaning set forth in Section 3.20 (a).

“Akebia Plan” means a Plan that Akebia or any of its Subsidiaries sponsors, maintains, contributes to, is obligated to contribute to, in each case, for the benefit of any current or former employee, officer, independent contractor or director of Akebia or any of its Subsidiaries, or with respect to which Akebia or any of its Subsidiaries has any Liability; provided, however, that Akebia Plan shall not include any Plan that is maintained or sponsored by a Governmental Body for the benefit of current or former employees, officers, independent contractors or directors of Akebia or any of its Subsidiaries who are primarily located in a jurisdiction other than the U.S.

“Akebia Real Property” has the meaning set forth in Section 3.11(b).

“Akebia Recommendation” has the meaning set forth in the Recitals.

“Akebia Registered Intellectual Property” has the meaning set forth in Section 3.14(a).

“Akebia Regulatory Agency” has the meaning set forth in Section 3.20(a).

“Akebia Restricted Share” means a restricted Akebia Share issued under an Akebia Equity Plan.

“Akebia RSUs” has the meaning set forth in Section 3.03(b).

“Akebia Safety Notices” has the meaning set forth in Section 3.20(f).

“Akebia SEC Documents” has the meaning set forth in Section 3.07(a).

“Akebia Share” has the meaning set forth in the Recitals.

“Akebia Shareholder” has the meaning set forth in the Recitals.

“Akebia Shareholder Approval” has the meaning set forth in Section 3.02.

“Akebia Shareholders’ Meeting” has the meaning set forth in Section 5.03(b).

“Akebia Subsidiary Securities” has the meaning set forth in Section 3.04.

“Akebia Warrants” has the meaning set forth in Section 3.03(b).

“Baupost” has the meaning set forth in Section 2.03(c).

“Book-Entry Share” has the meaning set forth in Section 1.08.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are closed in New York, New York.

“Capital Leases” means all obligations for capital leases (determined in accordance with GAAP).

“CERCLA” has the meaning set forth in Section 2.18(d).

“Certificate” has the meaning set forth in Section 1.08.

“Certificate of Merger” has the meaning set forth in Section 1.03.

“Closing” has the meaning set forth in Section 1.02.

“Closing Date” has the meaning set forth in Section 1.02.

“Code” has the meaning set forth in Section 1.07(b)(ii).

“Confidentiality Agreement” has the meaning set forth in Section 5.01(c).

“Contemplated Transactions” means each of the transactions contemplated by this Agreement.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, commitment or undertaking of any nature, which, in each case, is legally binding upon a party or on any of its Affiliates.

“Continuing Directors” has the meaning set forth in Section 1.13(a).

“Conversion Agreement” means that certain Notes Conversion Agreement entered into between Baupost and Keryx as of the date hereof.

“Convertible Notes” has the meaning set forth in Section 2.03(c).

“Copyrights” means copyrights and copyrightable subject matter, including all published and unpublished works of authorship and the registrations and applications, and renewals, extensions, restorations, and reversions thereof.

“Defaulting Party” has the meaning set forth in Section 7.03(f).

“DGCL” has the meaning set forth in Section 1.01.

“Effective Time” has the meaning set forth in Section 1.03.

“Employees” means Keryx Employees and the Akebia Employees.

“Environmental Laws” means all applicable Laws, and all judicial and administrative orders and determinations that are binding upon Keryx or Akebia, as applicable, and all applicable policies, practices and guidelines of a Governmental Body that have, or are determined to have, the force of law, concerning pollution or protection of the environment, including all those relating to the generation, handling, transportation, treatment, storage, disposal, distribution, labeling, discharge, release, threatened release, control, or cleanup of any Hazardous Substances, as such of the foregoing are promulgated and in effect on or prior to the Closing Date, and all authorizations, licenses and permits issued or required to be issued thereunder.

“ERISA” has the meaning set forth in Section 2.17(a).

“ERISA Affiliate” means any entity, trade or business (whether or not incorporated) which is, or has at any relevant time been, under common control, or treated as a single employer, with Keryx, Akebia or any of their respective Subsidiaries, as applicable, under Sections 414(b), (c), (m) or (o) of the Code.

“Exchange Act” has the meaning set forth in Section 2.06.

“Exchange Agent” has the meaning set forth in Section 1.09(a).

“Exchange Fund” has the meaning set forth in Section 1.09(a).

“Exchange Multiplier” has the meaning set forth in the Recitals.

“Excluded Shares” has the meaning set forth in Section 1.07(a)(i).

“Exclusive Intellectual Property” means all Intellectual Property that is exclusively licensed to Keryx, Akebia or any of their respective Subsidiaries, in each case, as applicable.

“Expenses” has the meaning set forth in Section 7.03(e).

“FDCA” has the meaning set forth in Section 2.20(a).

“FCPA” has the meaning set forth in Section 2.20(j).

“FDA” has the meaning set forth in Section 2.20(a).

“GAAP” means United States generally accepted accounting principles as in effect on the date hereof, applied in a manner consistent with GAAP Keryx’s or Akebia’s past practice, as applicable.

“Good Clinical Practices” means the FDA’s standards for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials contained in 21 C.F.R. Parts 50, 54, 56 and 312 and other applicable regulations promulgated under the FDCA and the PHSA.

“Good Laboratory Practices” means the FDA’s standards for conducting non-clinical laboratory studies contained in 21 C.F.R. Part 58.

“Good Manufacturing Practices” means the current good manufacturing practices for drugs and finished pharmaceutical products contained in 21 C.F.R. Part 210 and 211 as in effect at the time of manufacture.

“Governmental Body” means any federal, state, provincial, local, municipal, foreign or other governmental or quasi-governmental authority, including without limitation any arbitrator and applicable securities exchanges, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing.

“Hazardous Substance” means petroleum or any hazardous substance as defined in CERCLA or any waste, material or substance that is regulated, defined or designated as dangerous, hazardous, radioactive, explosive, toxic or a pollutant or contaminant under or pursuant to any Environmental Law.

“Healthcare Laws” means, to the extent related to the conduct of Akebia’s business or Keryx’s business, as applicable, as of the date hereof, the FDCA, Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Civil Monetary Penalty Law (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.) and the exclusion laws (42 U.S.C. § 1320a-7), the Prescription Drug Marketing Act of 1987, the Sunshine/Open Payments Law (42 U.S.C. § 1320a-7h), all regulations or guidance promulgated pursuant to such Laws, and any other federal, state or non-U.S. Law that regulates the design, development, testing, studying, manufacturing, processing, storing, importing or exporting, licensing, labeling or packaging, advertising, distributing, selling, pricing, or marketing of pharmaceutical products, or that is related to remuneration (including ownership) to or by physicians or other health care providers (including kickbacks) or the disclosure or reporting of the same, patient or program charges, record-keeping, claims processing, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care products or services, including the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126), the Medicare Part D Coverage Gap Discount Program, or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs (collectively, “the Pricing Reporting Laws”).

“Healthcare Provider” means any individual or entity involved in the provision of health care services and/or items to patients, which purchase, lease, recommend, use, arrange for the purchase or lease of, or prescribe health care items and services.

“HSR Act” has the meaning set forth in Section 2.06.

“Indebtedness” means, with respect to any Person, without duplication: (a) the principal, accreted value, accrued and unpaid interest, fees and prepayment premiums or penalties, unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such Person is liable; (b) all obligations of such Person issued or assumed as the deferred purchase price of property (other than trade payables or accruals incurred in the ordinary course of business); (c) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (d) all obligations of such Person under Capital Leases; (e) all obligations of the type referred to in clauses (a) through (d) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations (but solely to the extent of such responsibility or liability); and (f) all obligations of the type referred to in clauses (a) though (e) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); provided that if such Person has not assumed such obligations, then the amount of Indebtedness of such Person for purposes of this clause (f) shall be equal to the lesser of the amount of the obligations of the holder of such obligations and the fair market value of the assets of such Person which secure such obligations.

“Indemnified Party” has the meaning set forth in Section 5.07(b).

“Indenture” means the Indenture relating to Keryx’s Zero Coupon Convertible Senior Notes due October 15, 2021, dated as of May 9, 2018, between Keryx and The Bank of New York Mellon Trust Company, N.A.

“Intellectual Property” means all of the following, and rights in, arising out of, or associated therewith, throughout the world: (A) Trademarks; (B) Patents; (C) Trade Secrets; (D) Copyrights; and (E) other intellectual property rights, and all goodwill associated therewith, whether or not subject to Patent, Copyright, Trademark, or other intellectual property registration or classification, now known or hereafter recognized in any jurisdiction worldwide.

“Intentional Breach” has the meaning set forth in Section 7.02.

“Intervening Event” means any material event or development or material change in circumstances first occurring, arising or coming to the attention of the Keryx Board or the Akebia Board, as applicable, after the date of this Agreement to the extent that such event, development or change in circumstances (i) was neither known by Keryx or any of its Representatives or Akebia or any of its Representatives, as applicable, nor should reasonably have been foreseen by such party as of or prior to the date of this Agreement and (ii) does not relate to an Acquisition Proposal; provided, however, that in no event shall the changes in the market price or trading volume of Keryx Shares or Akebia Shares or the fact that a party meets or exceeds internal or published projections, forecasts or revenue or earnings predictions for any period be an Intervening Event; provided, however, that the underlying causes of such change or fact shall not be excluded by the preceding proviso.

“IP Contracts” means all Contracts in force as of the date hereof involving the licensing, assignment or other grant of rights or option with respect to Intellectual Property (A) under which Keryx, Akebia or any of their respective Subsidiaries, as applicable, has obtained from or granted to any Third Party any license under or (B) which by their terms expressly restrict Keryx’s, Akebia’s or any of their respective Subsidiaries’, as applicable, right to use, in each case (A) and (B) of this definition, any Intellectual Property that is material to the continued operation of the business of Keryx or Akebia, other than any Contracts providing for the license of off-the-shelf software that is generally available on a commercial basis and made available to Keryx, Akebia or any of their respective Subsidiaries, as applicable, for a total cost of less than $50,000.

“IT Assets” means computers, software, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines and all other information technology equipment.

“Joint Proxy Statement” has the meaning set forth in Section 5.02.

“Keryx” has the meaning set forth in the Preamble.

“Keryx Adverse Recommendation Change” has the meaning set forth in Section 5.04(b).

“Keryx Balance Sheet Date” means December 31, 2017.

“Keryx Board” has the meaning set forth in the Recitals.

“Keryx Designees” has the meaning set forth in Section 1.13(a).

“Keryx Disclosure Letter” has the meaning set forth in Section 5.06(a).

“Keryx Employee” has the meaning set forth in ARTICLE 2.

“Keryx Equity Plans” means Keryx’s 1999 Stock Option Plan, 2004 Long-Term Incentive Plan, 2007 Incentive Plan, 2009 CEO Incentive Plan, 2013 Incentive Plan, Directors Equity Compensation Plan, or other Plan under which Keryx has granted any equity or equity-based compensation, in each case, as amended.

“Keryx Material Adverse Effect” means any change, effect, event, circumstance, occurrence, state of facts or development, that, individually or in the aggregate has or would reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of Keryx and its Subsidiaries, taken as a whole, other than any change, effect, event, circumstance, occurrence, state of facts or development related to or resulting from (i) general business or economic conditions affecting the industry in which such party operates, to the extent such change or effect does not disproportionately affect such party relative to other industry participants; (ii) any natural disaster, or national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, to the extent such change or effect does not disproportionately affect such party relative to other industry participants; (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), to the extent such change or effect does not disproportionately affect such party relative to other industry participants; (iv) changes in GAAP; (v) changes in Laws, rules, regulations, orders, or other binding directives issued by any Governmental Body, to the extent such change or effect does not disproportionately affect such party relative to other industry participants; (vi) the announcement of this Agreement or the pendency of the Contemplated Transactions, including any loss of employees or any disruption in or termination of (or loss of or other negative effect or change with respect to) supplier, distributor or similar business relationships or partnerships resulting from the Contemplated Transactions (provided, that this clause (vi) does not apply in the context of the representations and warranties set forth in Section 2.05); (vii) changes in and of itself in Keryx’s stock price or the trading volume of Keryx’s stock or any change in the credit rating of Keryx (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted from this definition); (viii) the failure in and of itself to meet internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted from this definition); (ix) any Action arising from or related to this Agreement or the Contemplated Transactions or (x) the taking of any action explicitly contemplated hereby or the other agreements contemplated hereby.

“Keryx Material Contract” has the meaning set forth in Section 2.13.

“Keryx Notice of Change” has the meaning set forth in Section 5.04(c).

“Keryx Option” has the meaning set forth in Section 1.07(b)(ii).

“Keryx Organizational Documents” has the meaning set forth in Section 2.01.

“Keryx Permits” has the meaning set forth in Section 2.20(a).

“Keryx Plan” means a Plan that Keryx or any of its Subsidiaries sponsors, maintains, contributes to, is obligated to contribute to, in each case, for the benefit of any current or former employee, officer, independent contractor or director of Keryx or any of its Subsidiaries, or with respect to which Keryx or any of its Subsidiaries has or may have any Liability; provided, however, that Keryx Plan shall not include any Plan that is maintained or sponsored by a Governmental Body for the benefit of current or former employees, officers, independent contractors or directors of Keryx or any of its Subsidiaries who are primarily located in a jurisdiction other than the U.S. For clarity, “Keryx Plans” includes “Keryx Equity Plans.”

“Keryx Real Property” has the meaning set forth in Section 2.11(b).

“Keryx Recommendation” has the meaning set forth in Section 2.02.

“Keryx Registered Intellectual Property” has the meaning set forth in Section 2.14(a).

“Keryx Regulatory Agency” has the meaning set forth in Section 2.20(a).

“Keryx Restricted Share” means a restricted Keryx Share issued under a Keryx Equity Plan.

“Keryx Safety Notices” has the meaning set forth in Section 2.20(f).

“Keryx SEC Documents” has the meaning set forth in Section 2.07(a).

“Keryx Share” has the meaning set forth in the Recitals.

“Keryx Shareholder” has the meaning set forth in the Recitals.

“Keryx Shareholder Approval” has the meaning set forth in Section 2.02.

“Keryx Shareholders’ Meeting” has the meaning set forth in Section 5.03(a).

“Keryx Shares Trust” has the meaning set forth in Section 1.09(d)(ii).

“Keryx Subsidiary Securities” has the meaning set forth in Section 2.04.

“Key Employee” means any vice president or more senior employee of Keryx or Akebia, as applicable, employed as of the date of this Agreement.

“Knowledge” of Akebia or Keryx, as applicable means the knowledge, after reasonable investigation, of the chief executive officer or the members of the executive leadership team.

“Law” means any foreign or U.S. federal, state or local law (including common law), treaty, statute, code, order, ordinance, Permit, rule, regulation, guidance document or other requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body, and, for the sake of clarity, includes Healthcare Laws and Environmental Laws.

“Liability” means, with respect to any Person, any liability or obligation of that Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of that Person in accordance with GAAP.

“Liens” means any lien, mortgage, security interest, pledge, encumbrance, deed of trust, security interest, claim, lease, charge, option, preemptive right, right of first refusal, subscription right, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or restriction.

“Material Non-Exclusive Intellectual Property” means all Intellectual Property that is non-exclusively licensed to Keryx, Akebia or any of their respective Subsidiaries, that is material to the continued operation of the business of Keryx or Akebia, in each case as applicable.

“Measurement Date” has the meaning set forth in Section 2.03(a).

“Merger” has the meaning set forth in Section 1.01.

“Merger Consideration” has the meaning set forth in Section 1.07(a).

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Board” has the meaning set forth in the Recitals.

“NASDAQ” has the meaning set forth in Section 1.09(d).

“New Plans” has the meaning set forth in Section 5.06(a).

“Non-Defaulting Party” has the meaning set forth in Section 7.03(f).

“Non-U.S. Plan” means a Plan that is subject to the Laws of a jurisdiction other than the U.S. (whether or not U.S. Law also applies).

“OECD Convention” has the meaning set forth in Section 2.20(j).

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned (in whole or in part) by Keryx, Akebia or any of their respective Subsidiaries, as applicable.

“Patents” means patents (including utility and design patents), and applications for the same, including any divisionals, revisions, supplementary protection certificates, continuations, continuations-in-part, reissues, re-examinations, substitutions, extensions, and renewals thereof.

“Permits” means all approvals, authorizations, certificates, consents, licenses, orders and permits and other similar authorizations of all Governmental Bodies and all other Persons.

“Permitted Liens” means (i) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves are established in the financial statements in accordance with GAAP, (ii) mechanics’, carriers’, workers’, repairers’, contractors’, subcontractors’, suppliers’ and similar statutory Liens arising or incurred in the ordinary course of business in respect of the construction, maintenance, repair or operation of assets for amounts which are not delinquent and which are not, individually or in the aggregate, significant, (iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the leased Keryx Real Property or leased Akebia Real Property, as applicable, which are not violated by the current use and operation of the leased Keryx Real Property or leased Akebia Real Property, as appropriate, (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the leased Keryx Real Property or leased Akebia Real Property, as applicable, that do not materially impair the occupancy, marketability or use of such leased real property for the purposes for which it is currently used or proposed to be used in connection with Keryx’s business or Akebia’s business, as appropriate, (v) Liens arising under workers’ compensation, unemployment insurance and social security, (vi) purchase money liens and liens securing rental payments under Capital Leases, and (vii) those matters identified in Section 8.11 of the Keryx or Akebia Disclosure Letter, as applicable.

“Person” means an individual, a partnership, a corporation, a limited liability company, an unlimited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, a governmental entity or any department, agency or political subdivision thereof.

“PHSA” has the meaning set forth in Section 2.20(a).

“Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA and any other compensation and benefit plan, policy, program, arrangement, or agreement, whether written or unwritten, funded or unfunded, subject to ERISA or not and covering one or more Persons, including, without limitation, any stock purchase, stock option, restricted stock, other equity-based, phantom equity, severance, separation, retention, employment, change in control, bonus, incentive, deferred compensation, pension, retirement, supplemental retirement, employee loan, health, dental, vision, workers’ compensation, collective bargaining, disability, life insurance, death benefit, health, welfare, vacation, paid time off, leave of absence, employee assistance, legal services, tuition assistance, fringe benefit or other benefit plan, policy, program, arrangement, or agreement.

“Pre-Closing Period” has the meaning set forth in Section 4.01(a).

“Products” means any product that Keryx has manufactured, distributed, marketed or sold, or is manufacturing, distributing, marketing or selling and any products currently under preclinical or clinical development by Keryx or Akebia, as applicable.

“Prohibited Payment” has the meaning set forth in Section 2.20(j).

“Recap Shares” has the meaning set forth in Section 1.07(a)(ii).

“Registration Statement” has the meaning set forth in Section 2.06.

“Representative” means the officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives of a party.

“Rollover Options” has the meaning set forth in Section 1.07(b)(ii).

“Rollover Restricted Shares” has the meaning set forth in Section 1.07(b)(i).

“Sarbanes-Oxley” has the meaning set forth in Section 2.11(d).

“SEC” has the meaning set forth in Section 2.06.

“Securities Act” has the meaning set forth in Section 2.06.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association, limited liability company, unlimited liability company or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association, limited liability company, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, limited liability company or other business entity if such Person or Persons are allocated a majority of partnership, association, limited liability company or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association, limited liability company or other business entity.

“Superior Proposal” means an Acquisition Proposal (except the references in the definition thereof to “twenty percent (20%)” shall be replaced by “fifty percent (50%)”) that the Akebia Board or a committee thereof or the Keryx Board or a committee thereof, as applicable, has determined is superior to the Acquisition Proposal reflected in this Agreement, taking into account the financial terms, the likelihood of consummation and all other aspects of such Acquisition Proposal.

“Support Functions” means finance, legal, human resources or IT business services.

“Surviving Corporation” has the meaning set forth in Section 1.01.

“Takeover Law” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transaction,” or “business combination” statute or regulation or other similar antitakeover laws of a state or any other Governmental Body.

“Tax” or “Taxes” means any and all federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, escheat, unclaimed property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto, in each case whether disputed or not.

“Tax Allocation Agreement” has the meaning set forth in Section 2.12(e).

“Tax Returns” means any return, report, election, designation, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Body or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax, including all information returns relating to Taxes of third parties, any claims for refund of Taxes and any amendments or supplements to any of the foregoing.

“Termination Date” has the meaning set forth in Section 7.01(d)(ii).

“Termination Fee” has the meaning set forth in Section 7.03(d).

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Keryx, Akebia or any of their respective Affiliates or Representatives.

“Trade Secrets” means trade secrets, know-how, and any other proprietary or confidential information, including customer, distributor, consumer, and supplier lists and data, technology, clinical and technical data, operational data, engineering information, invention and technical reports, pricing information, research and development information, processes, formulae, methods, formulations, discoveries, specifications, designs, algorithms, plans, improvements, models, and methodologies.

“Trademarks” means trademarks, service marks, corporate names, trade names, brand names, product names, Internet domain names, logos, slogans, trade dress, and other indicia of source or origin, any applications and registrations for the foregoing and the renewals thereof, and all goodwill associated therewith and symbolized thereby.

“Treasury Regulations” has the meaning set forth in Section 2.12(b).

“UK Bribery Act” has the meaning set forth in Section 2.20(j).

“WARN” has the meaning set forth in Section 2.19(c).

8.12 Other Definitional Provisions.

(a) All references in this Agreement to Exhibits, disclosure letters, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, disclosure letters, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and will be disregarded in construing the language hereof. All references in this Agreement to “days” refer to “calendar days” unless otherwise specified.

(b) Exhibits and disclosure letters to this Agreement are attached hereto and by this reference incorporated herein for all purposes.

(c) The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The words “either,” “or,” “neither,” “nor” and “any” are not exclusive. The word “including” (in its various forms) means including without limitation. All references to “$” and “dollars” shall be deemed to refer to U.S. currency unless otherwise specifically provided.

(d) Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

(e) This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if all parties had prepared it.

(f) Disclosure of any fact or item in any schedule hereto referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement in respect of which the applicability of such disclosure is reasonably apparent on its face. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in the Keryx Disclosure Letter or the Akebia Disclosure Letter is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material.

8.13 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the parties shall amend or otherwise modify this Agreement to replace any prohibited or invalid provision with an effective and valid provision that gives effect to the intent of the parties to the maximum extent permitted by applicable Law.

8.14 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Keryx, Akebia, or Merger Sub in accordance with their specific terms or were otherwise breached by Keryx, Akebia or Merger Sub. It is accordingly agreed that (i) Keryx shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Akebia or Merger Sub and to enforce specifically the terms and provisions hereof against Akebia or Merger Sub in any court having jurisdiction, this being in addition to any other remedy to which Keryx is entitled at law or in equity, including damages in the event of Akebia or Merger Sub’s Intentional Breach of this Agreement, without posting any bond or other undertaking and (ii) Akebia and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Keryx and to enforce specifically the terms and provisions hereof against Keryx in any court having jurisdiction, this being in addition to any other remedy to which Akebia or Merger Sub is entitled at law or in equity, including damages in the event of Keryx’s Intentional Breach of this Agreement, without posting any bond or other undertaking. The parties acknowledge that the agreements contained in this Section 8.14 are an integral part of the Contemplated Transactions and that, without these agreements, neither Keryx nor Akebia would enter into this Agreement.

(Signature page follows.)

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

KERYX BIOPHARMACEUTICALS, INC.

By:	/s/ Jodie Morrison
Name:	Jodie Morrison
Title:	Interim Chief Executive Officer

AKEBIA THERAPEUTICS, INC.

By:	/s/ John Butler
Name:	John Butler
Title:	President and Chief Executive Officer

ALPHA THERAPEUTICS MERGER SUB, INC.

By:	/s/ Nicole Hadas
Name:	Nicole Hadas
Title:	President and Secretary

[Signature Page to Merger Agreement]

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of October 1, 2018 is entered into by and among Akebia Therapeutics, Inc., a Delaware corporation (“Akebia”); Alpha Therapeutics Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Akebia (“Merger Sub”); and Keryx Biopharmaceuticals, Inc., a Delaware corporation (“Keryx” and collectively with Akebia and Merger Sub, the “Parties,” and each a “Party”). Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Agreement and Plan of Merger, dated as of June 28, 2018, by and among the Parties (the “Merger Agreement”).

WHEREAS, the Parties have agreed to amend a provision of the Merger Agreement as described herein; and

WHEREAS, the Boards of Directors of Keryx and Akebia each have approved this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Merger Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.    New Section 1.13(a). Section 1.13(a) of the Merger Agreement titled “Post-Merger Operations” shall be amended and restated in its entirety and shall read as follows:

“(a)     Unless otherwise agreed to in writing by the Parties, Akebia shall take all necessary corporate action to cause, as of the Effective Time, an increase in the size of the Akebia Board to ten (10) directors, comprising (i) four (4) directors designated by the Akebia Board, each of whom shall be a director of Akebia prior to the Effective Time and be reasonably acceptable to Keryx (the “Continuing Directors”), (ii) five (5) directors designated by the Keryx Board, each of whom shall be a director of Keryx prior to the Effective Time and be reasonably acceptable to Akebia (the “Keryx Board Designees”), and (iii) one (1) additional independent director to be designated by the Akebia Board and the Keryx Board (the “Additional Director”), who is neither a member of the Akebia Board nor a member of the Keryx Board prior to the Effective Time. The Additional Director shall serve as chairperson of the Akebia Board as of the Effective Time. Each Continuing Director, Keryx Board Designee and Additional Director shall serve until such individual’s successor is duly elected or appointed and qualified in accordance with applicable Law. Akebia and Keryx shall designate the Continuing Directors, the Keryx Board Designees and the Additional Director, as applicable, as soon as practicable, but no later than immediately prior to the Effective Time. As of the Effective Time, the Continuing Directors, the Keryx Board Designees and the Additional Director shall be allocated among the three classes of directors as follows:

•	Class II (up for re-election in 2019): 1 Continuing Director, 2 Keryx Board Designees;

•	Class III (up for re-election in 2020): Additional Director, 1 Continuing Director, 1 Keryx Board Designee; and

•	Class I (up for re-election in 2021): 2 Continuing Directors, 2 Keryx Board Designees.

If, prior to the Effective Time, any designated Continuing Director, Keryx Board Designee or Additional Director becomes unable or unwilling to serve on the Akebia Board as of the Effective Time, a replacement for such designee shall be determined prior to the Effective Time in accordance with the principles set forth in this Section 1.13(a).

2.    Full Force and Effect. Except as expressly amended hereby, each term, provision, Exhibit and Schedule of the Merger Agreement will and does remain in full force and effect.

3.    References. Each reference in the Merger Agreement to “this Agreement,” “hereof,” “herein” and “hereunder” and words of similar import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment. Notwithstanding anything to the contrary herein, all references in the Merger Agreement, the Keryx Disclosure Letter, the Akebia Disclosure Letter and the Annexes to “the date hereof” or “the date of this Agreement” shall refer to June 28, 2018.

4.    Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

5.    Miscellaneous. The provisions of Sections 8.02 (Amendment), Sections 8.05 (Entire Agreement; Counterparts), 8.06 (Applicable Law; Jurisdiction), 8.07 (Waiver of Jury Trial), 8.08 (Assignability) and 8.13 (Severability) of the Merger Agreement shall apply to this Amendment mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

AKEBIA THERAPEUTICS, INC., a Delaware corporation

By:	/s/ John P. Butler
Name:	John P. Butler
Title:	CEO

ALPHA THERAPEUTICS MERGER SUB, INC., a Delaware corporation

By:	/s/ Nicole R. Hadas
Name:	Nicole R. Hadas
Title:	President and Secretary

KERYX BIOPHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Jodie Morrison
Name:	Jodie Morrison
Title:	Interim Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan of Merger]

Annex B – Opinion of MTS Securities, LLC

MTS SECURITIES, LLC

CONFIDENTIAL

June 27, 2018

Board of Directors

Keryx Biopharmaceuticals, Inc.

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

Members of the Board of Directors:

We understand that Keryx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger, to be dated on or about the date hereof (the “Merger Agreement”), by and among Akebia Therapeutics, Inc., a Delaware corporation (“Parent”), Alpha Therapeutics Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub shall be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger and a wholly-owned subsidiary of Parent.

We further understand that the Merger Agreement provides that each share of common stock, $0.001 par value per share, of the Company (the “Company Common Stock”) outstanding immediately prior to the effective time of the Merger (other than (x) each share of Company Common Stock held as of the effective time of the Merger by Parent, Merger Sub or the Company as treasury shares, (y) each share of Company Common Stock held as of the effective time of the Merger by any subsidiary of either the Company or Parent (other than Merger Sub) and (z) each share of restricted Company Common Stock issued under an equity plan of the Company and subject to restrictions, other than those restrictions that accelerate or lapse as a result of the effective time of the Merger (any of the shares referred to in clause (x), (y) or (z), the “Excluded Shares”)) shall be canceled and converted into the right to receive 0.37433 (such number, the “Exchange Multiplier”) fully paid and non-assessable shares of common stock, $0.00001 par value per share, of Parent (the “Parent Common Stock”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

We also understand that the Merger Agreement contemplates that, in connection with the execution and delivery of the Merger Agreement, a stockholder of the Company (the “Company Supporting Stockholder”) will enter into a Voting and Support Agreement, dated as of the date of the Merger Agreement, by and between Parent and such stockholder (the “Company Voting and Support Agreement”), and a stockholder of Parent will enter into a Voting and Support Agreement, dated as of the date of the Merger Agreement, by and between the Company and such stockholder (the “Parent Voting and Support Agreement” and together with the Company Voting and Support Agreement, the “Voting Agreements”), pursuant to which such stockholders will agree, among other things, to vote their shares of Company Common Stock and their shares of Parent Voting Common Stock, respectively, in favor of the Merger.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to the holders of shares of Company Common Stock (other than holders of Excluded Shares, the Company Supporting Stockholder and their respective affiliates) of the Exchange Multiplier to be received by such holders in the Merger.

In the course of performing our review and analyses for rendering the opinion set forth below, we have:

(i)	reviewed the financial terms of a draft copy of the Merger Agreement as of June 26, 2018, which was the most recent draft available to us (the “Draft Merger Agreement”);

(ii)	reviewed certain publicly available business and financial information concerning the Company and Parent and the industry in which they each operate;

(iii)	reviewed certain publicly available financial analyses and forecasts relating to each of the Company and Parent prepared by equity analysts who report on the Company and Parent, respectively;

(iv)

reviewed certain internal financial analyses and forecasts prepared by and provided to us by the management of the Company relating to the Company’s business (the “Company Projections”), certain internal financial analyses and forecasts prepared by and provided to us by the management of Parent relating to Parent’s business (the “Parent’s Parent Projections”) and certain internal financial analyses and forecasts prepared by and provided to us by the management of the Company relating to Parent’s business (the “Company’s Parent Projections” and together with the Parent’s Parent Projections, the “Parent Projections”; the Company Projections and the Parent Projections are collectively referred to as the “Projections”), including estimates of certain potential benefits of the Merger prepared by the management of the Company;

(v)	conducted discussions with members of senior management and representatives of each of the Company and Parent concerning the matters described in clauses (ii)-(iv) above;

(vi)

compared the financial and operating performance of each of the Company and Parent with publicly available information concerning other publicly-traded companies and reviewed the current and historical market prices of the Company Common Stock, the Parent Common Stock and certain publicly traded securities of such other companies, in each case, that we deemed relevant;

(vii)

reviewed and analyzed, based on each of the Company Projections and each of the Parent Projections, the cash flows to be generated by the Company and Parent, respectively, to determine the present value of each of the Company’s and Parent’s, respectively, discounted cash flows; and

(viii)	performed such other financial studies, analyses and investigations and considered such other information as we deemed appropriate for the purposes of the opinion set forth below.

In arriving at the opinion set forth below, we have assumed and relied upon, without assuming liability or responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information that was publicly available or was provided to, discussed with or reviewed by us and upon the assurances of the management of the Company that they are not aware of any material relevant developments or matters related to the Company or Parent or that may affect the Merger that has been omitted or that remains undisclosed to us. Our opinion set forth below does not address any legal, regulatory, tax, accounting or financial reporting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from experts, and we have relied with your consent on any assessments made by experts to the Company with respect to such matters. Without limiting the foregoing, we have not considered any tax effects of the Merger or the transaction structure on any person or entity. We have not conducted any independent verification of the Projections, and we express no view as to the Projections or the assumptions on which they are based. Without limiting the generality of the foregoing, with respect to the Projections, we have assumed, with your consent and based upon discussions with the Company’s management and Parent’s management, that they have been reasonably prepared in good faith and that the Company Projections and the Parent Projections, including any estimates of certain potential benefits of the Merger prepared by the management of the Company and the timing to achieve such benefits, reflect the best currently available estimates and judgments of the management of the Company and the management of Parent of the future results of operations and financial performance of the Company and Parent.

In arriving at our opinion set forth below, we have made no analysis of, and express no opinion as to, the adequacy of the reserves of the Company or Parent and have relied upon information supplied to us by the Company and Parent as to such adequacy. In addition, we have not made any independent evaluations or appraisals of the assets or liabilities (including any contingent derivatives or off-balance-sheet assets or liabilities) of the Company, Parent or any of their respective subsidiaries, and we have not been furnished with any such evaluations or appraisals, nor have we evaluated the solvency of the Company, Parent or any other entity under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with our opinion set forth below were going concern analyses. We express no opinion regarding the liquidation value of the Company, Parent or any other entity. We have assumed that there has been no material change in the assets, financial condition, business or prospects of the Company or Parent since the date of the most recent relevant financial statements made available to us. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company, Parent or any of their respective affiliates is a party or may be subject, and, at the direction of the Company and with its consent, our opinion set forth below makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor Parent is party to any material pending transaction that has not been disclosed to us, including, without limitation, any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger. We also have not considered any potential legislative or regulatory changes currently being considered or that may be adopted by any governmental or regulatory bodies or any potential changes in accounting methods or generally accepted accounting principles that may be adopted.

We have assumed that the representations and warranties of each party contained in the Merger Agreement and in all other related documents and instruments that are referred to therein are and will be true and correct as of the date or the dates made or deemed made, that each party thereto will fully and timely perform all of the covenants and agreements required to be performed by it under the Merger Agreement, the Voting Agreements and any other agreement contemplated by any such agreements, that all conditions to the consummation of the Merger will be satisfied without waiver thereof and that the transactions contemplated by the Merger Agreement will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement thereof. We have assumed that the final form of the Merger Agreement will be in all respects relevant to our analysis identical to the Draft Merger Agreement. We have also assumed that any governmental, regulatory and other consents and approvals contemplated in connection with the Merger will be obtained and that, in the course of obtaining any of those consents and approvals, no restrictions will be imposed or waivers made that would have an adverse effect on the Company, Parent or the benefits contemplated to be realized as a result of the Merger.

Our opinion set forth below is necessarily based on economic, market, financial and other conditions as they exist, and on the information made available to us, as of the date of this letter. It should be understood that, although subsequent developments may affect the conclusion reached in such opinion, we do not have any obligation to update, revise or reaffirm the opinion set forth below.

Our opinion set forth below addresses solely the fairness, from a financial point of view, to the holders of shares of Company Common Stock (other than holders of Excluded Shares, the Company Supporting Stockholder and their respective affiliates) of the Exchange Multiplier to be received by such holders in the Merger and does not address any other terms in the Merger Agreement or any other agreement relating to the Merger or any other aspect or implication of the Merger, including, without limitation, the form or structure of the Merger. Our opinion set forth below does not address the Company’s underlying business decision to proceed with the Merger or the relative merits of the Merger compared to other alternatives available to the Company. We express no opinion as to the prices or ranges of prices at which shares or other securities of any person, including shares of the Company Common Stock or Parent Common Stock, will trade at any time, including following the announcement or consummation of the Merger. We have not been requested to opine as to, and our opinion set forth below does not in any manner address, the amount or nature of compensation to any of the officers, directors or employees of any party to the Merger, or any class of such persons, relative to the compensation to be paid to the stockholders of the Company in connection with the Merger or with respect to the fairness of any such compensation. We note that the Merger Agreement provides that certain restricted shares of Company Common Stock will be converted into restricted stock units of Parent Common Stock in the Merger, determined by the Exchange Multiplier, and we have not considered any effect on the conversion thereof or any restrictions on holders of such restricted shares of Company Common Stock.

It is understood that this letter and the opinion set forth below are provided to the Board of Directors of the Company for its information in connection with its consideration of the Merger and may not be used for any other purpose or disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with the Merger if such inclusion is required by applicable law. The opinion set forth below does not constitute a recommendation to the Board of Directors of the Company or any stockholder of the Company or Parent as to how to vote or take any other action in connection with the Merger.

As part of our investment banking services, we are regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, and for other purposes. We have acted as the Company’s financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We will receive a fee for rendering the opinion set forth below. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. In the two years prior to the date hereof, we have provided certain investment banking and financial advisory services to Parent and have received customary fees in connection with such services. In particular, MTS Health Partners, L.P. was retained for a financial advisory assignment by Parent in March 2016, for which it received a retainer payment. We may also seek to provide investment banking and/or financial advisory services to the Company, Parent or their respective affiliates in the future and expect to receive fees for the rendering of any such services.

The opinion set forth below was reviewed and approved by a fairness committee of MTS Securities, LLC.

Based upon and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Multiplier to be received by holders of shares of Company Common Stock in the Merger is fair, from a financial point of view, to such holders (other than holders of Excluded Shares, the Company Supporting Stockholder and their respective affiliates).

Very truly yours,

/s/ MTS SECURITIES, LLC

MTS SECURITIES, LLC

Annex C – Opinion of Evercore Group LLC

June 28, 2018

The Board of Directors of

Akebia Therapeutics, Inc.

245 First Street, Suite 1400

Cambridge, MA 02142

Members of the Board of Directors:

We understand that Akebia Therapeutics, Inc., a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger, dated as of June 28, 2018 (the “Merger Agreement”), with Keryx Biopharmaceuticals, Inc., a Delaware corporation (“Keryx”), and a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into Keryx, with Keryx as the surviving entity, as a result of which Keryx will become a wholly owned subsidiary of the Company (the “Merger”). As a result of the Merger, among other things, each outstanding share of common stock, par value $0.001 per share, of Keryx (the “Keryx Common Stock”) will be converted into the right to receive 0.37433 fully paid and non-assessable shares (the “Exchange Multiplier”) of common stock, par value $0.00001 per share, of the Company (the “Company Common Stock”), other than shares of Keryx Common Stock held in treasury or owned by the Company and its affiliates. The terms and conditions of the Merger are more fully set forth in the Merger Agreement, and capitalized terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

The Board of Directors of the Company has asked us whether, in our opinion, the Exchange Multiplier is fair, from a financial point of view, to the Company.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company and Keryx that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)

reviewed certain non-public historical financial statements and other non-public historical financial data relating to the Company and Keryx prepared and furnished to us by management of the Company and Keryx, respectively;

(iii)

reviewed certain non-public projected financial data under alternative business assumptions relating to the Company, prepared and furnished to us by the management of the Company, and Keryx, prepared and furnished to us by the managements of the Company and Keryx;

(iv)

discussed the past and current financial projections and current financial condition of the Company with management of the Company and of Keryx with management of the Company and Keryx (in each case, including views on the risks and uncertainties of achieving such projections)

(v)	reviewed the reported prices and the historical trading activity of the Company Common Stock and the Keryx Common Stock;

(vi)

reviewed the draft Merger Agreement, dated as of June 28, 2018, and the draft Voting Agreement, dated as of June 28, 2018, by and between the Company and a holder of Keryx Common Stock and certain convertible notes of Keryx;

Letter to Akebia Therapeutics, Inc.

June 28, 2018

(vii)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Company and Keryx referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company and the management of Keryx as to the future financial performance of the Company under the alternative business assumptions reflected therein.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or materially reduce the benefits to Company of the Merger.

We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company or Keryx, nor have we been furnished with any such independent valuations or appraisals, nor have we evaluated the solvency or fair value of the Company or Keryx under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the Company, from a financial point of view, of the Exchange Multiplier. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, nor do we express any view as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Exchange Multiplier or otherwise. We have assumed that any modification to the structure of the transaction will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Company Common Stock or any business combination or other extraordinary transaction involving the Company. This letter, and our opinion, does not constitute a recommendation to the Board of Directors of the Company or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. We express no opinion herein as to the price at which shares of the Company or Keryx will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

Letter to Akebia Therapeutics, Inc.

June 28, 2018

We will be entitled to receive a success fee if the Merger is consummated. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and Keryx pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to the Company in the future and in connection with any such services we may receive compensation.

In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, Keryx and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

This letter, and the opinion expressed herein is addressed to, and is for the information and benefit of, the Board of Directors of the Company in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Multiplier is fair, from a financial point of view, to the Company.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Francois Maisonrouge
Francois Maisonrouge
Senior Managing Director

Annex D – Opinion of J.P. Morgan Securities LLC

June 28, 2018

The Board of Directors

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Akebia Therapeutics, Inc. (the “Company”) of the Exchange Multiplier (as defined below) in the proposed merger (the “Transaction”) of a wholly-owned subsidiary of the Company (the “Merger Subsidiary”) with Keryx Biopharmaceuticals, Inc. (the “Merger Partner”). Pursuant to the draft Agreement and Plan of Merger, dated as of June 28, 2018 (the “Agreement”), among the Company, the Merger Subsidiary, and the Merger Partner, the Merger Subsidiary will merge with and into the Merger Partner, with the Merger Partner as the surviving entity, as a result of which the Merger Partner will become a wholly-owned subsidiary of the Company, and each outstanding share of common stock, par value $0.001 per share, of the Merger Partner (the “Merger Partner Common Stock”), other than shares of Merger Partner Common Stock held in treasury or owned by the Company and its affiliates, will be converted into the right to receive 0.37433 shares (the “Exchange Multiplier”) of the Company’s common stock, par value $0.00001 per share (the “Company Common Stock”).

In connection with preparing our opinion, we have (i) reviewed the Agreement and the draft Voting Agreement, dated as of June 28, 2018, by and between the Company and a holder of Merger Partner Common Stock and certain convertible notes of Merger Partner; (ii) reviewed certain publicly available business and financial information concerning the Merger Partner and the Company and the industries in which they operate; (iii) reviewed certain internal financial analyses and forecasts of the Company prepared by the management of the Company and the Merger Partner prepared by the management of the Company and the Merger Partner, and the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction prepared by the management of the Company (the “Synergies”); and (iv) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Merger Partner and the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Merger Partner and the Company, the financial condition and future prospects and operations of the Merger Partner and the Company, the effects of the Transaction on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Merger Partner and the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Merger Partner or the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Merger Partner and the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the

Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Merger Partner in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Merger Partner or the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Exchange Multiplier in the proposed Transaction and we express no opinion as to the fairness of the Exchange Multiplier to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Exchange Multiplier in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Merger Partner Common Stock or the Company Common Stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Merger Partner. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Merger Partner. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Multiplier in the proposed Transaction is fair, from a financial point of view, to the Company.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. Morgan Securities LLC
By: J.P. Morgan Securities LLC

D-2

SPECIAL MEETING OF STOCKHOLDERS OF

KERYX BIOPHARMACEUTICALS, INC.

December 11, 2018

GO GREEN

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Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF KERYX BIOPHARMACEUTICALS, INC. December 11, 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at - http://www.astproxyportal.com/ast/11184Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030303000000001000 1 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. To adopt the Agreement and Plan of Merger, dated as of June 28, 2018, as the amended “Merger on October Agreement”), 1, 2018 by and (as amended among from Keryx time to Biopharmaceuticals, time, Inc., Akebia Therapeutics, Inc. and Alpha Therapeutics Merger Sub, Inc., and thereby approve the merger and the other transactions contemplated by the Merger Agreement. 2. To approve adjournments of the Keryx Special Meeting from time to time, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of such adjournment to adopt the Merger Agreement. 3. To approve, on a non-binding, advisory basis, the compensation that may become payable to Keryx’s named executive officers that is based on or otherwise relates to the merger, as described in the joint proxy statement/prospectus. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof by or at the direction of the board of directors. This Proxy, when properly executed, will be voted as directed. If no direction is made, this Proxy will be voted “FOR” proposals 1, 2 and 3, and, in the case of other matters that legally come before the meeting or any postponement or adjournment thereof, as said proxies may deem advisable. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate changes this method. your to the new registered address name(s) in the address on the account space above. may not Please be submitted note that via Note: title Please as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer, signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full

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KERYX BIOPHARMACEUTICALS, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

December 11, 2018

The undersigned stockholder of Keryx Biopharmaceuticals, Inc. hereby appoints Jodie P. Morrison, our Interim Chief Executive Officer, and Scott A. Holmes, our Chief Financial Officer and Corporate Secretary, and each of them with the power of substitution, as proxies to vote the shares of our common stock that the undersigned could vote if personally present at the Special Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. to be held at the offices of Goodwin Procter LLP which are located at 100 Northern Avenue, Boston, Massachusetts 02210, and any adjournment or postponement thereof.

Our Board of Directors hopes that stockholders will attend the Special Meeting of Stockholders. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Special Meeting and your cooperation will be appreciated. Stockholders who attend the Special Meeting may vote their stock in person, even though they have sent in their proxy card.

(Continued and to be signed on the reverse side.)

1.1 14475

0 KERYX BIOPHARMACEUTICALS, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS December 11, 2018 Morrison, The undersigned our Interim stockholder Chief Executive of Keryx Officer, Biopharmaceuticals, and Scott A. Holmes, Inc. hereby our Chief appoints Financial Jodie P. and Corporate Secretary, Officer the and each of them with the power of substitution, as proxies to vote the Special shares Meeting of our of common Stockholders stock of that Keryx the Biopharmaceuticals, undersigned could vote Inc. to if personally be held at present the offices at Goodwin Procter LLP which are located at 100 Northern Avenue, Boston, Massachusetts of and any adjournment or postponement thereof. 02210, Our Board of Directors hopes that stockholders will attend the Special Meeting of Stockholders sign and return . Whether the enclosed or not proxy you plan card to in attend, the accompanying you are urged envelope to complete, . A prompt date, response will greatly facilitate arrangements for cooperation will be appreciated. Stockholders who attend the the Special Special Meeting Meeting and may your vote their stock they in person, even though have sent in their proxy card. (Continued and to be signed on the reverse side.) 14475 1.1

KERYX BIOPHARMACEUTICALS, INC. December 11, 2018 PROXY VOTING INSTRUCTIONS Note: title Please as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full KERYX BIOPHARMACEUTICALS, INC. [ ], 2018 PROXY VOTING INSTRUCTIONS instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at - http://www.astproxyportal.com/ast/11184Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00030303000000001000 1 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. 2018, as amended on October 1, 2018 (as amended from time to Biopharmaceuticals, time, the “Merger Inc. Agreement”), , Akebia Therapeutics, by and among Inc. and Keryx Alpha Therapeutics Merger Sub, Inc., and thereby approve the merger and the other transactions contemplated by the Merger Agreement. 2. time, To approve if necessary adjournments or appropriate of the Keryx to solicit Special additional Meeting proxies from if time there to are insufficient votes at the time of such adjournment to adopt the Merger Agreement. 3. may To approve, become on payable a non-binding, to Keryx’s advisory named basis, executive the compensation officers that that is based on or otherwise relates to the merger, as described in the joint proxy statement/prospectus. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof by or at the direction of the board of directors. This Proxy, when properly executed, will be voted as directed. If no direction is made, this Proxy will be voted “FOR” proposals 1, 2 and 3, and, in the case of other matters that legally come before the meeting or any postponement or adjournment thereof, as said proxies may deem advisable. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To indicate changes your to the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method.